As filed with the Securities and Exchange Commission on September 12, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AURORA DIAGNOSTICS HOLDINGS, LLC
AURORA DIAGNOSTICS FINANCING, INC.
(as Issuers)

SEE TABLE OF ADDITIONAL REGISTRANTS ON THE FOLLOWING PAGE
(Exact Name of Registrant as Specified in Its Charter)

Delaware	8071	20-4918072
Delaware	8071	27-4131102
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
11025 RCA Center Drive, Suite 300
Palm Beach Gardens, FL 33410
Telephone: (866) 420-5512
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory A. Marsh
Chief Financial Officer
Aurora Diagnostics Holdings, LLC
11025 RCA Center Drive, Suite 300
Palm Beach Gardens, FL 33410
Telephone: (866) 420-5512
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

J. Mark Ray
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
Telephone: (404) 881-7000
Facsimile: (404) 881-7777

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)          ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered	Registered	Note	Price	Fee(1)
10.750% Senior notes due 2018	$200,000,000	100%	$200,000,000	$23,220
Guarantees of the 10.750% Senior notes due 2018(2)	—	—	—	—

(1)	Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)	See the Table of Additional Registrants on the following page for a list of the guarantors. No separate consideration will be received for the guarantees, and pursuant to Rule 457(n), no separate fee is payable with regard to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

The following subsidiaries of Aurora Diagnostics Holdings, LLC are guarantors of the notes and are co-registrants:

	State of	I.R.S. Employer
	Incorporation or	Identification
Exact Name of Registrant as Specified in its Charter*	Organization	Number

Aurora Diagnostics, LLC	Delaware	20-4846295
Aurora Georgia, LLC	Georgia	58-2388120
Aurora Greensboro, LLC	North Carolina	26-1150846
Aurora LMC, LLC	Nevada	26-1458503
Aurora Massachusetts, LLC	Delaware	27-1140505
Aurora Michigan, LLC	Michigan	20-5863241
Aurora New Hampshire, LLC	New Hampshire	20-8034990
Bernhardt Laboratories, Inc.	Florida	59-2099699
Biopsy Diagnostics, LLC	South Carolina	55-0796033
C R Collections, LLC	Alabama	63-1214311
Covenant Healthcare Lab, LLC	Florida	26-1476901
Cunningham Pathology, L.L.C.	Delaware	63-1214311
DermPath New England, LLC	Massachusetts	16-1742674
Greensboro Pathology, LLC	North Carolina	56-0948235
Hardman Pathology ADX, LLC	Georgia	20-8658047
Laboratory of Dermatopathology ADX, LLC	New York	20-5292168
Mark & Kambour, LLC	Florida	26-1150913
Mark & Kambour Holdings, Inc.	Florida	27-1102780
Pathology Solutions, LLC	New Jersey	20-2506174
Seacoast Pathology, Inc.	New Hampshire	02-0359182
Texas Pathology, LLC	Texas	20-5081716
Twin Cities Dermatopathology, LLC	Minnesota	41-1656670
The LMC Revocable Trust, B.T.	Nevada	26-6305236
The WPC Revocable Trust, B.T.	Nevada	27-6992795

*	The address for each of the Additional Registrants is c/o Aurora Diagnostics Holdings, LLC, 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410, Telephone: (866) 420-5512. The name and address of the agent for service for each Additional Registrant is Gregory A. Marsh, Chief Financial Officer, Aurora Diagnostics Holdings, LLC, 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410, Telephone: (866) 420-5512.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2011

PROSPECTUS

AURORA DIAGNOSTICS HOLDINGS, LLC
AURORA DIAGNOSTICS FINANCING, INC.
(as Issuers)

Offer to Exchange up to

$200,000,000

10.750% Senior notes due 2018
that have been registered under the
Securities Act of 1933

For any and all outstanding unregistered
10.750% Senior notes due 2018

This exchange offer will expire at midnight,
New York City time, on          , 2011, unless extended.

•	We are offering to exchange $200,000,000 aggregate principal amount of our 10.750% senior notes due 2018, and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, or the “Securities Act,” and which are referred to in this prospectus as the “new notes,” for all $200,000,000 aggregate principal amount of outstanding unregistered 10.750% senior notes due 2018, and the guarantees thereof, that were issued on December 20, 2010, which are referred to in this prospectus as the “old notes.” We refer to the old notes and the new notes collectively as “notes.”

•	Subject to the terms of this exchange offer, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of this exchange offer.

•	The new notes will be identical in all material respects to the old notes, except that the new notes will be registered under the Securities Act and will generally not be subject to transfer restrictions or registration rights. The old notes were issued in reliance upon an available exemption from the registration requirements of the Securities Act.

•	We will pay interest on the new notes on each January 15 and July 15. Interest payments under the old notes commenced on July 15, 2011. The next interest payment date is January 15, 2012.

•	The new notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior indebtedness, but will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness. All of our domestic subsidiaries that guarantee our amended senior secured credit facility and, as required by the indenture governing the notes, specified future subsidiaries, will guarantee the new notes on a senior unsecured basis, but such guarantee will be effectively subordinated to secured indebtedness of such subsidiaries to the extent of the value of the assets securing that indebtedness.

•	The exchange of old notes for new notes pursuant to this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

•	There is no public market for the new notes. We have not applied, and do not intend to apply, for listing of the new notes on any national securities exchange or automated quotation system.

•	We will not receive any proceeds from this exchange offer.

•	Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes. Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the closing of this exchange offer, or such shorter period during which participating broker-dealers are required by law to deliver such a prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the new notes involves risks. You should consider carefully the risk factors beginning on page 16 of this prospectus before tendering your old notes in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

Page

Summary	1
Risk Factors	16
Use of Proceeds	39
Capitalization	40
Unaudited Pro Forma Financial Information	41
Selected Historical Consolidated Financial Data	46
Management’s Discussion and Analysis of Financial Condition and Results of Operations	50
Business	74
Management and Board of Managers	100
Compensation Discussion and Analysis	104
Certain Relationships and Related Party Transactions	113
Description of Certain Other Indebtedness	116
The Exchange Offer	120
Description of the New Notes	130
Material U.S. Federal Income Tax Considerations	178
Plan of Distribution	182
Legal Matters	182
Independent Registered Public Accountants	183
Index to Financial Statements	F-1
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You should rely only on the information in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

We are not making an offer to exchange and issue the new notes in any jurisdiction where the offer or exchange is not permitted.

CERTAIN DEFINED TERMS

In this prospectus, unless the context requires otherwise: (i) “Aurora Diagnostics Holdings, LLC,” the “Company,” “we,” “us,” “our” and “issuer” refer to Aurora Diagnostics Holdings, LLC; (ii) “Aurora Diagnostics Financing, Inc.” and “co-issuer” refer to Aurora Diagnostics Financing, Inc., the co-issuer of the old notes and the new notes; (iii) “guarantors” refers to our domestic subsidiaries who are guaranteeing our obligations under the new notes and who have guaranteed our obligations with respect to the old notes; (iv) “non-guarantor subsidiaries” refers to those of our subsidiaries that are not guaranteeing our obligations under the notes, which include our affiliated practices; (v) “initial purchasers” refers to the initial purchasers of the old

i

notes pursuant to a Purchase Agreement, dated December 14, 2010, entered into with us, Aurora Diagnostics Financing, Inc. and the guarantors; (vi) “old notes” refers to the 10.750% senior notes due 2018 that we issued on December 20, 2010; (vii) “new notes” refers to the 10.750% senior notes due 2018 that we registered under the Securities Act and that we are offering in exchange for the old notes; and (viii) “notes” refers to the old notes and the new notes collectively.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-4, of which this prospectus is a part, with the SEC to register the new notes under the Securities Act. This prospectus does not contain all of the information included in that registration statement. For further information about us and the new notes offered by this prospectus, you should refer to the registration statement and its exhibits. You can access the registration statement by any of the means described in the following paragraph.

Prior to the effectiveness of the registration statement, we were not subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Commencing with the effectiveness of the registration statement, we intend to file annual, quarterly and current reports and other information with the SEC, including annual reports containing financial statements certified by an independent registered public accounting firm. You can review and obtain copies of the registration statement, these reports and other information on the SEC’s Internet site at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Additionally, you may review and obtain certain of these documents free of charge on our Internet site at http://www.auroradx.com or by writing or telephoning us at the following address or telephone number: Aurora Diagnostics Holdings, LLC, 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410, Attn: Investor Relations, or by telephoning us at (866) 420-551. Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have agreed that if at any time after the completion of this exchange offer the Company is no longer subject to the reporting requirements of the Exchange Act, the Company will nevertheless continue filing the reports and other information referred to in the preceding paragraph with the SEC for so long as any of the notes remain outstanding and the SEC will accept such filings.

This prospectus contains summaries of business and financial information and the terms of material documents that are not included in this prospectus. These summaries contain the terms that we believe to be material, but we urge you to read the documents in their entirety. You may request a copy of these documents at no cost by sending a written request to Aurora Diagnostics Holdings, LLC, 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410, Attn: Investor Relations, or by telephoning us at (866) 420-551. To obtain timely delivery of any of these documents, you must request them no later than five business days before the date you must make your investment decision. Accordingly, if you would like to request any documents, you should do so no later than                    , 2011 to receive them before the expiration of this exchange offer.

INDUSTRY AND MARKET DATA

Industry and market data used throughout this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications. The information contained in “Business” is based on studies, analyses and surveys including:

•	“Laboratory Industry Strategic Outlook: Market Trends and Analysis 2011” prepared by G-2 Intelligence, or the G-2 Report, which is available for purchase at http://www.g2reports.com;

•	“The U.S. Anatomic Pathology Market Forecast & Trends 2011” prepared by Laboratory Economics, or the Laboratory Economics Report, which is available for purchase at http://www.laboratoryeconomics.com;

•	“Cancer Facts & Figures 2009” prepared by the American Cancer Society, or the American Cancer Society Report, which is available for download at http://www.cancer.org/Research/CancerFactsFigures/index;

•	“Trendwatch Chartbook 2000: Trends Affecting Hospitals and Health Systems” prepared by the Lewin Group, Inc. for the American Hospital Association and “Trendwatch Chartbook 2009: Trends Affecting Hospitals and Health Systems” prepared by Avalere Health for the American Hospital Association, or the AHA Reports, which is available for download at http://www.aha.org/aha/research- and-trends/health-andhospital-trends/2003-or-earlier.html and http://www.aha.org/aha/research-and-trends/chartbook/2009chartbook.html, respectively; and

•	“Projections of the Population by Selected Age Groups and Sex for the United States: 2010 to 2050” prepared by the Population Division, U.S. Census Bureau, or the U.S. Census Bureau Report, which is available for download at http://www.census.gov/population/www/projections/summarytables.html.

Market research, consultant surveys, and industry publications and surveys generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from our investors, partners, trade and business organizations and other contacts in the industry in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had such information verified by any independent sources. While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

TRADEMARKS

AURORA DIAGNOSTICS and CONNECTDX THE INFORMATION GATEWAY & Design and other trademarks or service marks of the Company appearing in this prospectus are our property. All trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “might,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan,” “could,” “would” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. We caution that the forward-looking statements in this prospectus are subject to a number of known and unknown risks, uncertainties and assumptions that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In addition to the risks described in “Risk Factors,” factors that could contribute to these differences include, among other things:

•	changes in medical treatment or reimbursement rates or utilization for our anatomic pathology markets;

•	competition for our diagnostic services, including the internalization of testing functions and technologies by our clients;

•	changes in payor regulations, policies or payor mix;

•	the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames;

•	disruptions or failures of our IT solutions or infrastructure;

•	loss of key executives, physicians and technical personnel;

•	the failure to maintain relationships with clients, including referring physicians and hospitals, and with payors;

•	covenants in our debt agreements;

•	our substantial amount of indebtedness;

•	the protection of our intellectual property;

•	general economic, business or regulatory conditions affecting the health care and diagnostic testing services industries;

•	federal or state health care reform initiatives;

•	violation of, failure to comply with, or changes in federal and state laws and regulations related to, submission of claims for our services, fraud and abuse, patient privacy, and billing arrangements for our services;

•	attainment of licenses required to test patient specimens from certain states or the loss or suspension of licenses;

•	risks related to the notes generally; and

•	the other factors discussed under the heading “Risk Factors” and elsewhere in this prospectus.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time-to-time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or changes in our expectations.

SUMMARY

The following summary provides important information about us and the exchange offer but may not contain all of the information that may be important to you. You should read this entire prospectus, including the section entitled “Risk Factors” and the financial statements and related notes thereto, before deciding whether to participate in the exchange offer.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “Aurora Holdings” and the “Company” refer to Aurora Diagnostics Holdings, LLC and our subsidiaries, including Aurora Diagnostics Financing, Inc., which we refer to as Aurora Financing, the co-issuer of the new notes, as well as the professional associations and professional corporations which are separate legal entities that we control through contractual arrangements.

The Company

We are a specialized diagnostics company providing services that play a key role in the diagnosis of cancer and other diseases. Our experienced pathologists deliver comprehensive diagnostic reports of a patient’s condition and consult frequently with referring physicians to help determine the appropriate treatment. Our diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner.

We are a leading specialized diagnostics company in terms of revenues, focused on the anatomic pathology market. We are well-positioned in the higher-growth subspecialties of anatomic pathology, with a leading market position in dermatopathology and in the women’s health pathology subspecialty, and a growing market position in urologic pathology, hematopathology and general surgical pathology. Our strengths in anatomic pathology are complemented by our specialized clinical and molecular diagnostics offerings, which enable us to provide a broad selection of diagnostic services to our referring physicians, our primary clients.

The majority of our revenues in 2010 were derived from physicians providing diagnostic services in the non-hospital outpatient channel of the anatomic pathology market. We also maintain contracts with 58 hospitals under which we provide inpatient and outpatient professional anatomic pathology services. We also provide medical director services and, for some hospitals, technical slide preparation services.

Our business model builds upon the expertise of our experienced pathologists to provide seamless, reliable and comprehensive pathology and molecular diagnostics offerings to referring physicians. We typically have established, long-standing relationships with our referring physicians as a result of focused localized delivery of diagnostic services, personalized responses and frequent consultations, and flexible information technology, or IT, solutions that are customizable to our clients’ needs. Our IT and communications platform enables us to deliver diagnostic reports to our clients generally within 24 hours of specimen receipt, helping to improve patient care. In addition, our IT platform enables us to closely track and monitor volume trends from referring physicians.

Through a combination of organic growth and strategic acquisitions, we have achieved a scale allowing us to provide diagnostic services to the patients of our approximately 10,000 referring physicians, generating approximately 2.0 million accessions for the year ended December 31, 2010. With 22 primary laboratories across the United States, we have achieved a national footprint and a leading presence in our local markets upon which we are continuing to build a more integrated and larger-scale diagnostics company.

Corporate Information

We were organized in June 2006 as a limited liability company that was initially capitalized by Summit Partners, GSO Capital Partners and members of our senior management team, who we refer to as the Management Equityholders. In June 2009, GSO Capital Partners’ equity interest in Aurora Holdings was purchased by KRG Capital Partners. We refer to Summit Partners, KRG Capital Partners and the Management Equityholders as our Principal Equityholders. We refer to our membership interests as Aurora Holdings Units.

On July 6, 2011, Aurora Holdings amended and restated its limited liability company operating agreement, which we refer to as the Aurora Holdings LLC Agreement, in order to reclassify the existing Aurora Holdings Units as a single class of units. The reclassification did not result in a material change in our Principal Equityholders’ respective ownership of the Company on a fully-diluted basis.

As of August 31, 2011, Summit Partners owns approximately 50 percent of the outstanding Aurora Holdings Units, KRG Capital Partners owns approximately 33 percent of the outstanding Aurora Holdings Units, and the Management Equityholders own approximately 17 percent of the outstanding Aurora Holdings Units on a fully diluted basis.

Our corporate structure is as follows:

(1)	Summit Partners, KRG Capital Partners and Management Equityholders.

(2)	Issuer of the notes offered hereby.

(3)	Borrower under our amended senior secured credit facility.

(4)	Co-Issuer of the Notes offered hereby.

(5)	Guarantors of the notes and our amended senior secured credit facility.

(6)	Non-guarantors of the notes or our amended senior secured credit facility. The affiliated laboratory practices are not owned by us, but are controlled and consolidated through contractual arrangements. See “Business — Corporate Structure” for additional information.

We derive our revenues from our laboratory practices, which we own either directly through our wholly owned subsidiaries or through contractual arrangements with our affiliated practices. The manner in which we acquire and operate a particular practice is determined primarily by the corporate practice of medicine restrictions of the state in which the practice is located and other applicable regulations. We exercise diligence and care in structuring our practices and arrangements with providers in an effort to comply with applicable federal and state laws and regulations, and we believe that our current practices and arrangements do comply in all material respects with applicable laws and regulations.

Our executive offices are located at 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410. Our telephone number is (866) 420-5512 or (561) 626-5512. Our website address is www.auroradx.com. Information included or referred to on our website is not part of this prospectus.

Our Investors

Summit Partners was founded in 1984. It has raised more than $11 billion in private equity, venture capital and subordinated debt funds, and has invested in more than 300 businesses across North America, Europe and Asia. Summit Partners employs more than 85 investment professionals across its three offices in Boston, Palo Alto and London.

Founded in 1996, KRG is a Denver-based private equity firm with nearly $5 billion of capital either deployed or available for future investment, which includes approximately $842 million deployed since inception on behalf of equity co-investors. KRG specializes in investing in customer-focused organizations that offer unique capabilities. Since inception, KRG has invested in 40 platform companies and has completed 109 add-on acquisitions for those platforms.

The Exchange Offer

On December 20, 2010, Aurora Diagnostics Holdings, LLC and Aurora Diagnostics Financing, Inc. issued in a private offering $200.0 million aggregate principal amount of the old notes. In connection with the issuance of the old notes, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the old notes.

The summary below describes the principal terms of the exchange offer. Please see “The Exchange Offer” for further information regarding the exchange offer.

Old Notes	$200.0 million aggregate principal amount of 10.750% Senior notes due 2018 that are not registered under the Securities Act and are subject to certain transfer restrictions, registration rights and additional interest upon any failure by us to fulfill our obligations under the registration rights agreement.

New Notes	10.750% Senior notes due 2018. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes are registered under the Securities Act and generally are not subject to transfer restrictions, registration rights or additional interest penalties.

Exchange Offer	We are offering to exchange $1,000 principal amount of our new notes due January 15, 2018, for each $1,000 principal amount of our old notes due January 15, 2018. Currently, there is $200.0 million in aggregate principal amount of old notes outstanding.

Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. New notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Subject to the terms of this exchange offer, we will exchange new notes for all of the old notes that are validly tendered and not validly withdrawn prior to the expiration of this exchange offer. In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will issue new notes in exchange for corresponding old notes in this exchange offer, if consummated, promptly after the expiration of this exchange offer.

Expiration Date	This exchange offer will expire at midnight, New York City time, on , 2011, unless we extend it. We may extend the expiration date for any reason. We do not currently intend to extend the expiration date.

Sale of New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act if you:

• acquire the new notes in the ordinary course of your or any beneficial owner’s business;

• are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes issued in the exchange offer;

• are not an “affiliate” of ours, as defined in Rule 405 under the Securities Act; and

• are not a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities.

By tendering your notes as described in “The Exchange Offer — Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the interpretive letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

If you are a broker-dealer that acquired old notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with sales of the new notes, as described in this summary under “Restrictions on Sales by Broker-Dealers” below. If you are an affiliate of ours and hold old notes, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to you.

As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer.

Restrictions on Sales by Broker-Dealers	If you are a broker-dealer that has received new notes for your own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of the new notes. A broker-dealer may use this prospectus for sales of new notes for a period of 180 days commencing on the day the exchange offer is consummated. See “Plan of Distribution.”

Withdrawal of Tenders	You may withdraw the tender of your old notes at any time prior to midnight, New York City time, on the expiration date.

Taxation	The exchange of old notes for new notes in this exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Conditions to the Exchange Offer	This exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer — Conditions to the Exchange Offer; Waivers.”

Procedures for Tendering	If you wish to accept this exchange offer and your old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct this custodial entity to tender your old notes on your behalf pursuant to the procedures of the custodial entity. If your old notes are registered in your name, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

Custodial entities that are participants in The Depository Trust Company, or “DTC,” may tender old notes through DTC’s Automated Tender Offer Program, or “ATOP,” which enables a custodial entity and the beneficial owner on whose behalf the custodial entity is acting to electronically agree to be bound by the letter of transmittal. A letter of transmittal need not accompany tenders effected through ATOP.

See “The Exchange Offer — Effect of Surrendering Old Notes.”

Consequences of Failure to Exchange	If you are eligible to participate in the exchange offer and you do not tender your old notes, you will not have any further registration or exchange rights (subject to certain very limited exceptions) and your old notes will continue to be subject to the existing transfer restrictions. These transfer restrictions and the availability of the new notes could adversely affect the trading market for your notes.

Use of Proceeds	We will not receive any proceeds from the exchange of notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association is the exchange agent for this exchange offer. The address and telephone number of the exchange agent are set forth under “The Exchange Offer — Exchange Agent.” U.S. Bank National Association is also the trustee under the indenture governing the notes.

Risk Factors	Participation in the exchange offer involves substantial risk. See “Risk Factors — Risks Related to the Exchange Offer” for a description of the material risks you should consider before participating in the exchange offer.

The New Notes

The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes generally will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The new notes will evidence the same debt as the old notes. The new notes will be governed by the same indenture under which the old notes were issued.

The summary below describes the principal terms of the new notes. Please see “Description of the New Notes” for further information regarding the new notes.

Issuers	Aurora Diagnostics Holdings, LLC

Co-Issuer	Aurora Diagnostics Financing, Inc., or Aurora Financing, a wholly owned subsidiary of Aurora Holdings, will jointly and severally issue the new notes. Aurora Financing was incorporated in Delaware to serve as a corporate co-issuer of the old notes and the new notes. Aurora Financing does not have any substantial operations, revenues or assets. As a result, holders of the new notes should not expect Aurora Financing to participate in servicing the interest and principal obligations on the new notes.

Notes Offered	$200.0 million aggregate principal amount of 10.750% Senior Notes due 2018.

Maturity Date	January 15, 2018.

Interest Payment Dates	On January 15 and July 15 of each year. Interest payments under the old notes commenced on July 15, 2011. The next interest payment date is January 15, 2012.

Guarantors	The new notes will be unconditionally guaranteed on an unsecured senior basis by all of our current wholly-owned subsidiaries. Aurora Financing, which is a co-issuer of the new notes, and our non-wholly owned subsidiaries are not guarantors of the new notes.

Ranking	The new notes and guarantees will be the unsecured senior obligations of Aurora Holdings, Aurora Financing and the guarantors. Accordingly, they will:

• be effectively subordinated in right of payment to all of the existing and future secured debt of the issuers and the guarantors (including our senior secured credit facilities), to the extent of the value of the assets securing such debt;

• rank equally with all of the unsecured indebtedness of Aurora Holdings, Aurora Financing and the guarantors; and

• rank senior in right of payment to all of the subordinated indebtedness of Aurora Holdings, Aurora Financing and the guarantors.

In addition, the new notes will be structurally subordinated to all of the existing and future liabilities of our subsidiaries that do not guarantee the notes.

As of June 30, 2011, our total indebtedness was $320.2 million, which excludes $39.8 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009. As of June 30, 2011, the new notes and guarantees would have ranked effectively junior to Aurora Holdings’, Aurora Financing’s and the guarantors’ obligations in respect of approximately $114.4 million of our outstanding borrowings pursuant to our amended senior secured credit facility and the guarantors’ guarantees of such debt.

For the year ended December 31, 2010 and the six months ended June 30, 2011, our subsidiaries, including our affiliated practices, that will not be guarantors of the new notes had revenues of $79.5 million and $53.9 million, respectively, and, as of June 30, 2011, those subsidiaries had debt and other liabilities of $27.6 million (excluding inter-company balances and $13.6 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009).

Optional Redemption	We may redeem some or all of the new notes, at our option, at any time on or after January 15, 2015, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. At any time prior to January 15, 2015, we may redeem some or all of the new notes at a price equal to 100% of the aggregate principal amount of the new notes to be redeemed, plus a “make-whole” premium set forth in this prospectus and accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to January 15, 2014, we may redeem up to 35% of the aggregate principal amount of the new notes with the net cash proceeds of certain equity offerings at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the redemption date. See “Description of the New Notes — Optional Redemption.”

Change of Control	If we experience specific kinds of change of control events, we must offer to repurchase the new notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. See “Description of the New Notes — Change of Control.”

Certain Covenants	The indenture governing the new notes contains, among other things, certain covenants limiting our ability and the ability of our restricted subsidiaries that are guarantors to:

• incur or guarantee additional indebtedness;

• pay dividends or make other restricted payments;

• make certain investments;

• create or incur certain liens;

• sell assets and subsidiary stock;

• transfer all or substantially all of our assets or enter into a merger or consolidation transactions; and

• enter into transactions with our affiliates.

However, these limitations are subject to a number of important qualifications and exceptions. See “Description of the New Notes — Certain Covenants.”

Transfer Restrictions; Absence of a Public Market	The new notes will generally be freely transferable but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or automated dealer quotation system.

Trustee	U.S. Bank National Association

Governing Law	The new notes and the indenture are governed by the laws of the State of New York.

Risk Factors	An investment in the new notes as a result of participation in the exchange involves substantial risk. See “Risk Factors — Risks Related to the New Notes” for a description of the risks you should consider before investing in the new notes through participation in the exchange offer.

Summary Historical and Pro Forma

Consolidated Financial and Operating Data

The following table sets forth our summary historical and pro forma consolidated financial and operating data, at the dates and for the periods indicated.

The historical financial data for each of the three years in the period ended December 31, 2010 and the balance sheet data as of December 31, 2009 and 2010 has been derived from our historical audited consolidated financial statements included elsewhere in this prospectus. The historical financial data for the six months ended June 30, 2010 and 2011 and the balance sheet data as of June 30, 2011 has been derived from our historical unaudited condensed consolidated financial statements included elsewhere in this prospectus and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements.

The summary unaudited pro forma information for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect the pro forma adjustments set forth in the footnotes in “Unaudited Pro Forma Financial Information.” The unaudited pro forma condensed consolidated financial and operating data for the year ended December 31, 2010 and the six months ended June 30, 2011 give effect to:

•	our 2010 acquisitions of Pathology Solutions, LLC and Biopsy Diagnostics, LLC as if these acquisitions occurred January 1, 2010; and

•	our 2011 acquisitions of Austin Pathology Associates and Texas Pathology, LLC, Western Pathology Consultants, Ltd., and DermPath New England, LLC as if these acquisitions occurred January 1, 2010.

The unaudited pro forma condensed consolidated financial and operating data for the year ended December 31, 2010 and the six months ended June 30, 2011 do not give effect to our August 1, 2011 acquisition of Global Pathology Laboratory Services, Inc.

The summary unaudited pro forma financial information is included for illustrative purposes only and may not accurately reflect our results of operations or financial position for the periods and as of the dates described above had the relevant transactions occurred as of these dates. In addition, the summary unaudited pro forma financial information is based on certain preliminary estimates which may change materially upon completion of further analysis and is not necessarily indicative of future results.

You should read this summary historical and unaudited pro forma consolidated financial data together with our consolidated historical financial statements and the related notes, “Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case, included elsewhere in this prospectus.

Aurora Diagnostics Holdings, LLC

Summary Consolidated Financial and Operating Data(1)

							Pro Forma
				Pro Forma			Six Months
				Year Ended			Ended
	Year Ended December 31,			December 31,	Six Months Ended June 30,		June 30,
	2008	2009	2010	2010(1)	2010	2011	2011(1)
	(In thousands)

Consolidated Income Statement Data:
Net Revenues	$157,850	$171,565	$212,837	$248,311	$101,105	$130,470	$132,758

Operating costs and expenses:
Cost of services	66,382	71,778	96,868	115,573	45,904	58,846	59,726
Selling, general and administrative expenses	33,194	36,854	49,141	54,405	23,438	30,595	30,955
Provision for doubtful accounts	8,037	9,488	12,393	12,420	6,028	8,862	8,862
Intangible asset amortization expense	14,308	14,574	18,946	23,692	9,274	11,126	11,612
Management fees	1,559	1,778	2,189	2,544	1,062	1,344	1,367
Impairment of goodwill and other intangible assets(3)	—	8,031	4,871	4,871	—	—	—
Acquisition and business development costs	676	1,074	1,032	1,032	433	515	515
Change in fair value of contingent consideration	—	—	983	983	984	3,158	3,158
Equity based compensation expense(2)	1,164	—	—	—	—	—	—

Total operating costs and expenses	125,320	143,577	186,423	215,520	87,123	114,446	116,195

Income from operations	32,530	27,988	26,414	32,791	13,982	16,024	16,563

Other income (expense):
Interest expense	(21,577)	(18,969)	(17,041)	(17,070)	(7,587)	(16,268)	(16,268)
Write-off of deferred debt issue costs(4)	—	—	(9,259)	(9,259)	(4,527)	—	—
Loss on extinguishment of debt(4)	—	—	(2,296)	(2,296)	(2,296)	—	—
Other income	125	28	18	38	5	(46)	(46)

Total other expense, net	(21,452)	(18,941)	(28,578)	(28,587)	(14,405)	(16,314)	(16,314)

Income (loss) before income taxes	11,078	9,047	(2,164)	4,204	(423)	(290)	(249)
Provision for income taxes(5)	408	45	1,487	1,642	1,231	1,352	1,352

Net income (loss)	$10,670	$9,002	$(3,651)	$2,562	$(1,654)	$(1,642)	$(1,103)

Consolidated Statements of Cash Flow Data:
Net cash provided by (used in)
Operating activities	$28,970	$36,363	$27,001		$10,380	$27,780
Investing activities	(46,272)	(49,261)	(90,885)		(37,334)	(30,156)
Financing activities	16,022	33,044	76,401		2,148	(1,077)
Consolidated Operating Data:
Number of accessions	1,472	1,557	1,974	2,151	948	1,101	1,116
Other Consolidated Financial Data:
Capital expenditures	$2,746	$2,961	$3,217		$1,446	$1,958
Adjusted EBITDA(6)	52,066	55,931	57,747	69,276	27,339	34,109	35,157

	December 31,		June 30,
	2009	2010	2011
	(In thousands)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$27,424	$39,941	$36,488
Total assets	463,973	588,011	624,904
Working capital, excluding deferred tax assets, current portion of long-term debt and current portion of fair value of contingent consideration	29,808	51,272	35,047
Long term debt and fair value of contingent consideration, including current portions	219,606	345,364	358,599
Members’ equity	217,064	211,343	209,701

(1)	The unaudited pro forma consolidated financial and operating data for the year ended December 31, 2010 and six months ended June 30, 2011 give effect to:

•	our March 12, 2010 acquisition of Pathology Solutions, LLC;

•	our October 8, 2010 acquisition of Biopsy Diagnostics, LLC;

•	our January 1, 2011 acquisitions of Austin Pathology Associates, Texas Pathology, LLC and Western Pathology Consultants, Ltd.; and

•	our June 2, 2011 acquisition of DermPath New England, LLC.

The unaudited pro forma consolidated financial and operating data for the year ended December 31, 2010 and six months ended June 30, 2011 do not give effect to our August 1, 2011 acquisition of Global Pathology Laboratory Services, Inc.

(2)	During 2008, we adopted a new equity incentive plan, which we refer to as the 2008 Plan, to replace our original equity incentive plan. The 2008 Plan provided awards of membership interest units in Aurora Holdings that were denominated as Class D-1, Class D-2, and Class D-3 units. During 2008, we authorized and issued 4,000 D-1 units, 3,000 D-2 units and 3,000 D-3 units of Aurora Holdings under the 2008 Plan. All membership interest units in Aurora Holdings issued in 2008 were fully vested as of December 31, 2008. We recorded compensation expense of $1.2 million for these awards. There were no other grants under the 2008 Plan.

(3)	As of September 30, 2010, we tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment expense of $8.0 million resulting from a write down of $6.6 million in the carrying value of goodwill and a write down of $1.4 million in the carrying value of other intangible assets. The write-down of the goodwill and other intangible assets related to one reporting unit. Regarding this reporting unit, we believe events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2009 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenues and operating profit of the reporting unit.

As of September 30, 2010, we tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment expense of $4.9 million resulting from a write down of $2.0 million in the carrying value of goodwill and a write down of $2.9 million in the carrying value of other intangible assets. The write-down of the goodwill and other intangible assets related to one reporting unit. Regarding this reporting unit, we believe events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2010 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenues and operating profit of the reporting unit.

(4)	In May 2010, we refinanced our then-existing credit facility. As a result, we wrote off unamortized deferred debt issue costs of $4.5 million. In addition, we incurred a $2.3 million prepayment penalty in connection with the May 2010 refinancing. On December 20, 2010 we used a portion of the proceeds from the issuance of the Senior Notes to repay $110.0 million of the $224.4 million principal then owed under our term loan. In connection with the repayment, we recorded a non-cash write-off of the pro rata portion of unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.7 million related to our prior credit facilities. As of June 30, 2011, original issue discount and deferred debt issue costs were approximately $1.4 million and $10.3 million, respectively.

(5)	Aurora Holdings is a Delaware limited liability company taxed as a partnership for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, Aurora Holdings generally has not been subject to income taxes. The income attributable to Aurora Holdings has been allocated to the members of Aurora Holdings in accordance with the terms of the Aurora Holdings LLC Agreement. However, certain of our subsidiaries are corporations, file separate returns and are subject to federal and state income taxes. The provision for income taxes for these subsidiaries is reflected in our consolidated financial statements and includes federal and state taxes currently payable and changes in deferred tax assets and liabilities excluding the establishment of deferred tax assets and liabilities related to the acquisitions.

(6)	The following is a reconciliation of net income to Adjusted EBITDA:

							Pro Forma,
				Pro Forma			Six Months
				Year Ended			Ended
	Year Ended December 31,			December 31,	Six Months Ended June 30,		June 30,
	2008	2009	2010	2010 (F)	2010	2011	2011(F)
	(In thousands)

Net Income (loss)	$10,670	$9,002	$(3,651)	$2,562	$(1,654)	$(1,642)	$(1,103)
Interest expense	21,577	18,969	17,041	17,070	7,587	16,268	16,268
Income taxes	408	45	1,487	1,642	1,231	1,352	1,352
Depreciation and amortization	16,137	17,060	22,258	27,055	10,878	13,068	13,554

EBITDA	48,792	45,076	37,135	48,329	18,042	29,046	30,071
Management fees(A)	1,559	1,778	2,189	2,544	1,062	1,344	1,367
Equity-based compensation	1,164	—	—	—	—	—	—
Change in fair value of contingent consideration(B)	—	—	983	983	984	3,158	3,158
Unusual charges(C)(D)(E)	676	9,105	17,458	17,458	7,256	515	515
Other	(125)	(28)	(18)	(38)	(5)	46	46

Adjusted EBITDA	$52,066	$55,931	$57,747	$69,276	$27,339	$34,109	$35,157

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (EBITDA), further adjusted to exclude unusual items and other cash or non-cash adjustments. We believe that disclosing Adjusted EBITDA provides additional information to investors, enhancing their understanding of our financial performance and providing them an important financial metric used to evaluate performance in the health care industry. Our amended senior secured credit facility contains financial covenants measured against Adjusted EBITDA. Our definition and calculation of Adjusted EBITDA for use in this prospectus is consistent with the definition and calculation contained in our amended senior secured credit facility and the indenture governing the notes.

Adjusted EBITDA does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Adjusted EBITDA is not a recognized measurement under GAAP, and investors should not consider Adjusted EBITDA as a substitute for measures of our financial performance as determined in accordance with GAAP, such as net income and operating income. Because other companies may calculate Adjusted EBITDA differently than we do, Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA has other limitations as an analytical tool when compared to the use of net income, which we believe is the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect the provision of income tax expense in our various jurisdictions;

•	Adjusted EBITDA does not reflect the interest expense we incur;

•	Adjusted EBITDA does not reflect any attribution of costs to our operations related to our investments and capital expenditures through depreciation and amortization charges;

•	Adjusted EBITDA does not reflect the cost of compensation we provide to our employees in the form of stock option awards; and

•	Adjusted EBITDA excludes expenses that we believe are unusual or non-recurring, but which others may believe are normal expenses for the operation of a business.

(A)	In accordance with our amended senior secured credit facility and the indenture governing the notes, management fees payable to affiliates are excluded from Adjusted EBITDA.

(B)	For the year ended December 31, 2010 and the six months ended June 30, 2010 and 2011, we recorded non-cash charges of $1.0 million, $1.0 million and $3.2 million, respectively, related to increases in the estimated fair value of contingent consideration issued in connection with our acquisitions completed after January 1, 2009. The increases related to changes from the original estimate of the fair value, including numerous variables such as the discount rate, remaining pay out period and the projected performance for each acquisition.

(C)	During third quarter of 2009 and 2010, we recorded non-cash impairment charges of $8.0 million and $4.9 million, respectively, related to goodwill and other intangible assets.

(D)	Unusual charges also includes an add-back for acquisition and business development costs as reported in our consolidated statements of operations.

(E)	Net losses for the year ended December 31, 2010 and the six months ended June 30, 2010 reflect $9.3 million and $4.5 million, respectively, of write-offs of deferred debt issue costs and a $2.3 million loss on extinguishment of debt related to the refinancing and repayment of our debt facilities.

(F)	The unaudited pro forma consolidated reconciliation of Adjusted EBITDA as of December 31, 2010 and six months ended June 30, 2011 does not give effect to our August 1, 2011 acquisition of Global Pathology Laboratory Services, Inc., or Global. For purposes of covenant compliance with our credit facility, we estimate the Adjusted EBITDA for Global to be $5.3 million and $2.7 million for the year ended December 31, 2010 and the six months ended June 30, 2011, respectively.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the period from our inception in June 2006 through December 31, 2006, for each of the fiscal years ended 2007 through 2010 and for the six months ended June 30, 2011 was as follows:

	Period from
	June 2006
	(Inception) to							Six Months
	December 31,		Year Ended December 31,					Ended June 30,
	2006		2007	2008	2009	2010		2011

Ratio of Earnings to Fixed Charges(A)	—	(B)	1.3	1.5	1.5	—	(C)	1.1

(A)	For purposes of calculating this ratio, “earnings” consists of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of discount on indebtedness and an appropriate portion of rental expense representative of the interest factor.

(B)	For the period from our inception in June 2006 through December 31, 2006, earnings were insufficient to cover fixed charges by $1,236,000.

(C)	For the year ended December 31, 2010, earnings were insufficient to cover fixed charges by $677,000.

RISK FACTORS

You should consider carefully the following risks, as well as the other information set forth in this prospectus, before you decide to tender your old notes. If any of the following uncertainties or risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. The risks described below are not the only ones that may affect your investment. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition or results of operations.

Risks Relating to Our Business

Changes in regulation and policies may adversely affect reimbursement for diagnostic services and could have a material adverse impact on our business.

Reimbursement levels for health care services are subject to continuous and often unexpected changes in policies, and we face a variety of efforts by government payors to reduce utilization and reimbursement for diagnostic testing services. Changes in governmental reimbursement may result from statutory and regulatory changes, retroactive rate adjustments, administrative rulings, competitive bidding initiatives, and other policy changes.

In 2010, the U.S. Congress passed legislation relating to health care reform, including the Patient Protection and Affordable Care Act, or PPACA, and the Health Care and Education Affordability Reconciliation Act of 2010, or HCEARA. While the comprehensive health reform legislation passed by the U.S. Congress and signed into law by the President in 2010 did not adversely affect reimbursement for our anatomic pathology services, this legislation provides for two separate reductions in the reimbursement rates for our clinical laboratory services: a “productive adjustment” (which was 1.2 percent for 2011), and an additional 1.75 percent reduction. Each of these would reduce the annual Consumer Price Index-based update that would otherwise determine our reimbursement for clinical laboratory services.

The U.S. Congress has considered, at least yearly in conjunction with budgetary legislation, changes to one or both of the Medicare fee schedules under which we receive reimbursement, which include the physician fee schedule and the clinical laboratory fee schedule. For example, currently there is no copayment or coinsurance required for clinical laboratory services, although there is for our physician services. However, Congress has periodically considered imposing a 20 percent coinsurance on laboratory services. If enacted, this would require us to attempt to collect this amount from patients, although in many cases the costs of collection would exceed the amount actually received.

Our reimbursement for our anatomic pathology services is governed by a complex formula, referred to as the Sustainable Growth Rate (SGR). As the use of this formula often results in a significant reduction in reimbursement for all physician services, Congress usually acts each year to prevent the full amount of such reductions from taking effect. In 2010, Congress acted to prevent reductions in reimbursement through December 31, 2011, and Congress will be required to act again in 2011 to prevent significant reductions for 2012. A substantial portion of our anatomic pathology services are billed under a single code (CPT 88305) and our revenue and business may be adversely affected if the reimbursement rate associated with that code is reduced. Even when reimbursement rates are not reduced, policy changes add to our costs by increasing the complexity and volume of administrative requirements. Medicaid reimbursement, which varies by state, is also subject to administrative and billing requirements and budget pressures. Recently, state budget pressures have caused states to consider several policy changes that may impact our financial condition and results of operations, such as delaying payments, reducing reimbursement, restricting coverage eligibility and service coverage, and imposing taxes on our services.

Other legislative changes have been proposed since the passage of health care reform that could also affect reimbursement for our services. The Budget Control Act of 2011 creates a Joint Select Committee on Deficit Reduction, which is tasked with recommending proposals to reduce spending. In the event that the Joint Committee is unable to achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, or Congress does not pass the Committee’s recommendations without amendment by

December 23, 2011, an automatic reduction is triggered. These automatic cuts would also be made to Medicare, and would result in aggregate reductions to Medicare payments to providers of up to 2 percent per fiscal year, starting in 2013.

Increased internalization of diagnostic testing by our clients or patients, including the use of new testing technologies by our clients or patients, could adversely affect our business.

Our clients, such as referring physicians and hospitals, may internalize diagnostic testing or technologies that have historically been performed by diagnostic laboratory companies like us. Our industry has experienced a recent market trend in which physicians and hospitals perform the technical and/or professional components of their laboratory testing needs in their own offices. If this trend continues or becomes more pronounced and our clients internalize diagnostic testing functions or technologies that we currently perform or use, and we do not develop new or alternative functions or technologies that are attractive to our clients, it may reduce the demand for our diagnostic testing services and adversely affect our business.

In addition, advances in technology may lead to the development of more cost-effective tests that can be performed outside of a commercial laboratory such as: point-of-care tests that can be performed by physicians in their offices; tests that can be performed by hospitals in their own laboratories; or home testing that can be performed by patients in their homes. Any advance in technology could reduce demand for our services or render them obsolete.

Compliance costs associated with the Clinical Laboratory Improvement Amendments of 1988, or CLIA, make it cost-prohibitive for many physicians to operate clinical laboratories in their offices. However, diagnostic tests approved or cleared by the U.S. Food and Drug Administration, or FDA, for home use are automatically deemed to be “waived” tests under CLIA and may be performed by our referring physicians and their patients with minimal regulatory oversight under CLIA. Test kit manufacturers could seek to increase sales to both our referring physicians and their patients of test kits approved by the FDA for point-of-care testing or home use. Development of such technology and its use by our clients would reduce the demand for our laboratory-based testing services and adversely affect our business.

Failure to timely or accurately bill for our services or collect outstanding payments could have a material adverse effect on our business.

Billing for diagnostic services is complex. We bill numerous payors, including physicians, patients, insurance companies, Medicare, and Medicaid, according to applicable law, billing requirements and, as applicable, contractual arrangements. This complexity is further compounded by the fact that we currently generate bills using multiple billing systems and are subject to rapidly changing requirements for auditing, external compliance, and internal compliance policies and procedures. Furthermore, in the future, we may convert the legacy billing systems of businesses we have acquired to one or more common platforms.

Most of our bad debt expense in 2010, which totaled 5.8 percent of revenue, resulted from the failure of patients to pay their bills, including copayments and deductibles. Failure to timely or correctly bill could lead to lack of reimbursement for services or an increase in the aging of our accounts receivable, which could adversely affect our results of operations. Increases in write-offs of doubtful accounts, delays in receiving payments, potential retroactive adjustments, and penalties resulting from audits by payors would also adversely affect our financial condition. Failure to comply with applicable laws relating to billing governmental health care programs could also lead to various penalties, including exclusion from participation in Medicare or Medicaid programs, asset forfeitures, civil and criminal fines and penalties, and the loss of various licenses, certificates, and authorizations necessary to operate our business, any of which could have a material adverse effect on our business.

Our use of multiple billing systems and the potential conversion of legacy systems of businesses we have acquired may result in inconsistent data, slower collections, exposure to billing compliance violations and unexpected down times for releasing bills for payment.

Non-governmental third-party payors have taken steps to control the utilization and reimbursement of diagnostic services.

We face efforts by non-governmental third-party payors, including health plans, to reduce utilization of diagnostic testing services and reimbursement for diagnostic services. For instance, third-party payors often use the payment amounts under the Medicare fee schedules as a reference in negotiating their payment amounts. As a result, a reduction in Medicare reimbursement rates could result in a reduction in the reimbursements we receive from such third-party payors. Changes in test coverage policies of and reimbursement from other third-party payors may also occur independently from changes in Medicare. Such reimbursement and coverage changes in the past have resulted in reduced prices, added costs and reduced accession volume and have added more complex and new regulatory and administrative requirements.

The health care industry has also experienced a trend of consolidation among health insurance plans, resulting in fewer, larger health plans with significant bargaining power to negotiate fee arrangements with health care providers like us. Some of these health plans, as well as independent physician associations, have demanded that laboratories accept discounted fee structures or assume a portion or all of the financial risk associated with providing diagnostic testing services to their members through capitated payment arrangements. In addition, some health plans have limited the preferred provider organization or point-of-service laboratory network to only a single national laboratory to obtain improved fee-for-service pricing. The increased consolidation among health plans also has increased the potential adverse impact of ceasing to be a contracted provider with any such insurer.

We expect that efforts to reduce reimbursements, impose more stringent cost controls and reduce utilization of diagnostic testing services will continue. These efforts may have a material adverse effect on our business and results of operations.

Changes in payor mix may adversely affect reimbursement for diagnostic services and could have a material adverse impact on our business.

Most of our services are billed to a party other than the physician that ordered the test. In 2008, 2009 and 2010, based on cash collections, we estimate that we received 28 percent, 25 percent and 27 percent, respectively, of our revenue from Medicare and Medicaid. In 2010, based on cash collections, we estimate that 57 percent of our revenue were paid by non-governmental third-party payors, including health plans. If we bill a higher percentage of our services to payors who reimburse at rates lower than our current payors, our results of operations and financial condition would suffer.

Changes in the mix of diagnostic testing services that we provide have and could continue to negatively impact our net revenue per accession and our profitability.

Our average revenue per accession decreased in the year ended December 31, 2010 relative to the year ended December 31, 2009 and we expect the average revenue per accession of our organic business to continue to decline, primarily due to a change in the mix of diagnostic testing services we perform, which we refer to as our service mix.

We typically provide global pathology services in which we provide both the technical component and the professional component of services with respect to our accessions. Recently, increasing numbers of referring physicians have converted from global pathology services to an arrangement in which we perform only the technical component or the professional component of services with respect to our accessions. In these cases, our net revenue per accession has declined due to the fact that we no longer receive the entire global fee for the service, and instead receive fees for only the technical component or the professional component of each accession. If the volume or percentage of accessions for which we perform global pathology services decreases, it could continue to decrease our average net revenue per accession and gross profit percentage.

Diagnostic testing services that we perform in certain subspecialties involving clinical lab services, such as women’s health pathology, have lower average net revenue per accession and gross profit percentage than those in other subspecialties. A change in our service mix that resulted in an increase in the percentage of services we perform in women’s health pathology could result in a decrease in our average net revenue per accession and gross profit percentage. We expect the average revenue per accession of our organic business to continue to decline primarily as the result of changes in service mix, including our growth in women’s health pathology services. In addition, our growth rates and average revenue per accession may be positively or negatively impacted by the reimbursement market, service mix and average revenue per accession of acquisitions completed in the future.

Our financial and billing systems limit our ability to monitor and precisely report historical revenue by subspecialty. This inability, which could continue into future periods, may make it difficult or impossible for us to accurately assess changes in our service mix or the impact of such changes.

Integration of our operations with newly acquired businesses may be difficult and costly.

Since our inception, we have acquired 22 existing diagnostic services businesses. We expect to evaluate potential strategic acquisitions of diagnostic services and other businesses that might augment our existing specialized diagnostic testing services. These acquisitions have involved and could continue to involve the integration of a separate company that previously operated independently and had different systems, processes and cultures. As such, we have not yet completed the integration of several of our past acquisitions. In particular, many of our operations, such as our laboratory information systems and billing systems, are not yet standardized and some aspects of the day-to-day operations of our laboratories continue to be conducted on a decentralized basis.

The process of integrating businesses we acquire may substantially disrupt both our existing businesses and the businesses we acquire. This disruption may divert management from the operation of our business or may cause us to lose key employees or clients. Additionally, we may have difficulty consolidating facilities and infrastructure, standardizing information and other systems and coordinating geographically-separated facilities and workforces, resulting in a decline in the quality of services.

Any past or future acquisitions, and the related integration efforts, may be difficult, costly or unsuccessful. In each case, our existing business and the businesses we acquire may be adversely affected. Even if we are able to successfully integrate businesses we have acquired, we may not be able to realize the benefits that we expect from them.

Businesses we acquire may have significant unknown or contingent liabilities that could adversely impact our operating results.

Businesses we acquire may have unknown or contingent liabilities or liabilities that are in excess of the amounts that we originally estimated. Although we generally seek indemnification from the sellers of businesses we acquire for matters that are not properly disclosed to us, we may not successfully obtain indemnification. Even in cases where we are able to obtain indemnification, we may be subject to liabilities greater than the contractual limits of our indemnification or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification, this could adversely impact our operating results.

We have recorded a significant amount of intangible assets, which may never generate the returns we expect.

Our acquisitions have resulted in significant increases in net identifiable intangible assets and goodwill. Net identifiable intangible assets, which include customer relationships, healthcare facility agreements and non-compete agreements acquired in acquisitions, were approximately $153.4 million at June 30, 2011, representing approximately 25 percent of our total assets. Goodwill, which relates to the excess of cost over the fair value of the net assets of the businesses acquired, was approximately $375.9 million at June 30, 2011, representing approximately 60 percent of our total assets. Goodwill and net identifiable intangible assets are recorded at fair value on the date of acquisition and, under Financial Accounting Standards Board Statement (FASB) Accounting Standards Codification 350, will be reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in performance of the acquired company, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of the acquired business, and a variety of other circumstances. The amount of any impairment must be written off. We evaluated our recorded goodwill and identifiable intangible assets as of September 30, 2009 and September 30, 2010, which resulted in our recording impairment charges of $8.0 million and $4.9 million, respectively. We may not ever realize the full value of our intangible assets. Any future determination requiring the write-off of a significant portion of intangible assets would have an adverse effect on our financial condition and results of operations.

Failure of our IT or communication systems, or the failure of these systems to keep pace with technological advances or changes in regulation and policies related to our IT or communication systems, could adversely impact our business.

Our laboratory operations depend significantly on the uninterrupted performance of our IT and communication systems. Sustained system failures or interruption of our systems in one or more of our laboratories could disrupt our ability to process laboratory requisitions, handle client service, perform testing, provide our reports or test results in a timely manner, or bill the appropriate party for our services.

Our efforts to invest in new or improved IT systems and billing systems may be costly, and require time and resources for implementation. While we have begun implementing a plan to standardize and improve our laboratory information systems and billing systems, we expect that it will take several years to complete full implementation. Our efforts to invest in new or improved IT systems and billing systems may not ultimately be successful, and our failure to properly implement our plan to standardize and improve our laboratory information systems and billing systems could adversely impact our business.

Public and private initiatives to create electronic medical record standards and to mandate standardized coding systems for the electronic exchange of information, including test orders and test results, could require costly modifications to our existing IT systems. We expect that any standards that might be adopted or implemented would allow us adequate time to comply with such standards. However, any failure or delay in implementing standards may result in a loss of clients and business opportunities, which could adversely impact our business.

Failure to adequately safeguard data, including patient data that is subject to regulations related to patient privacy, could adversely impact our business.

The success of our business depends on our ability to obtain, process, analyze, maintain and manage data, including sensitive information such as patient data. If we do not adequately safeguard that information and it were to become available to persons or entities that should not have access to it, our business could be impaired, our reputation could suffer and we could be subject to fines, penalties and litigation. Although we have implemented security measures, our infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by our clients or others that could result in interruption, delay or cessation of service. Break-ins, whether electronic or physical, could potentially jeopardize the security of confidential client and supplier information stored physically at our locations or electronically in our computer systems. Such an event could damage our reputation, cause us to lose existing clients and deter potential clients. It could also expose us to liability to parties whose security or privacy has been infringed, to regulatory actions by the Centers for Medicare & Medicaid Services, or CMS, part of the United States Department of Health and Human Services, or HHS, or to civil or criminal sanctions. The occurrence of any of the foregoing events could adversely impact our business.

The American Recovery and Reinvestment Act of 2009 imposed additional obligations on health care entities with respect to data privacy and security, including new notifications in case of a breach of privacy and security standards. We are unable to predict the extent to which these new obligations may prove technically difficult, time-consuming or expensive to implement.

Failure to attract and retain experienced and qualified personnel could adversely affect our business.

Our success depends on our ability to attract, retain and motivate experienced anatomic pathologists, histotechnologists, cytotechnologists, skilled laboratory and IT staff, experienced sales representatives and other personnel. In particular, the relationship between our pathologists and their respective local medical communities is important to the operation and continued profitability of our practices. Competition for these employees is strong, and if we are not able to attract and retain qualified personnel it would have a material adverse effect on our business.

We are dependent on the expertise of our local medical directors and our executive officers. The loss of these individuals could have a material adverse effect on our business.

Our sales representatives have developed and maintain close relationships with a number of health care professionals, and our specialized approach to marketing our services positions our sales representatives to have a deep knowledge of the needs of the referring physicians they serve. Given the nature of the relationships we seek to develop with our clients, losses of sales representatives may cause us to lose clients.

Changes in medical treatment, reimbursement rates and other market conditions in the dermatopathology market could adversely affect our business.

We derive a significant portion of our revenue from our dermatopathology subspecialty, which makes us particularly sensitive to changes in medical treatment, reimbursement rates and other market conditions in the dermatopathology market. Our revenue are particularly sensitive to changes that affect the number of or reimbursement for dermatopathology-related services. In 2010, we derived approximately 45 percent of our revenue from our dermatopathology subspecialty services, primarily from biopsies of the skin. If there is a significant development in the prevention of skin cancer, or an adverse development in the reimbursement rate for skin biopsies, it could have a material adverse effect on our business.

Failure to adequately scale our infrastructure to meet demand for our diagnostic services or to support our growth could create capacity constraints and divert resources, resulting in a material adverse effect on our business.

Increases in demand for our diagnostic services, including unforeseen or significant increases in demand due to client or accession volume, could strain the capacity of our personnel and infrastructure. Any strain on our personnel or infrastructure could lead to inaccurate test results, unacceptable turn-around times or client service failures. Furthermore, although we are not currently subject to these capacity constraints, if demand increases for our diagnostic services, we may not be able to scale our personnel or infrastructure accordingly. Any failure to handle increases in demand, including increases due to client or accession volumes, could lead to the loss of established clients and have a material adverse effect on our business.

We intend to expand by establishing laboratories in additional geographic markets. In addition to acquisition or development costs, this will require us to spend considerable time and money to expand our infrastructure and to hire and retain experienced anatomic pathologists, histotechnologists, cytotechnologists, skilled laboratory and IT staff, experienced sales representatives, client service associates and other personnel for our additional laboratories. We will also need federal, state and local certifications, as well as supporting operational, logistical and administrative infrastructure. Even after new laboratories are operational, it may take time for us to derive the same economies of scale we have in our existing laboratories. Moreover, we may suffer reduced economies of scale in our existing laboratories as we seek to balance the amount of work allocated to each facility and expand those laboratories. An expansion of our laboratories or systems could divert resources, including the focus of our management, away from our current business.

Failure to effectively continue or manage our strategic and organic growth could cause our growth rate to decline.

Our business strategy includes continuing to selectively acquire existing diagnostic services businesses. Since our inception, we have acquired 22 existing diagnostic services businesses. To continue this strategic growth, we will need to continue to identify appropriate businesses to acquire and successfully undertake the acquisition of these businesses on reasonable terms. Consolidation and competition within our industry, among other factors, may make it difficult or impossible to identify businesses to acquire on a timely basis, or at all. In particular, the competition to acquire independent private labs and pathology groups has increased. In addition to historical competitors such as national lab companies, regional hospital centers and specialty lab companies, a number of private equity firms have recently made initial investments in the laboratory industry and may become potential competitors to our efforts to source new acquisitions. Our inability to continue our strategic growth would cause our growth rate to decline and could have a material adverse effect on our business.

We also seek to continue our organic growth through the expansion of our sales force, the development of de novo laboratories, strategic extension of our operations into markets such as long-term care, and the inclusion of new clinical and molecular tests in our testing menu. Because of limitations in available capital and competition within our industry, among other factors, we may not be able to implement any or all of these organic growth strategies on a reasonable schedule, or at all. Our failure to continue our organic growth would cause our growth rate to decline and could have a material adverse effect on our business.

Our net revenue has grown from $3.5 million in 2006 to $212.8 million in 2010. To manage our growth, we must continue to implement and improve our operational and financial systems and to expand, train, manage and motivate our employees. We may not be able to effectively manage the expansion of our operations, and our systems, procedures or controls may not be adequate to support our operations. Our management may not be able to rapidly scale the infrastructure necessary to exploit the market opportunity for our services. Our inability to manage growth could have a material adverse effect on our business.

Failure to participate as a provider with payors or operating as a non-contracted provider could have a material adverse effect on our business.

The health care industry has experienced a trend of consolidation among health care insurers, resulting in fewer, larger insurers with significant bargaining power in negotiating fee arrangements with health care providers like us. Managed care providers often restrict their contracts to a small number of laboratories that may be used for tests ordered by physicians in the managed care provider’s network. If we do not have a contract with a managed care provider, we may be unable to gain those physicians as clients, and it could adversely affect our business.

In cases in which we do contract with a specified insurance company as a participating provider, we are considered “in-network,” and the reimbursement of third-party payments is governed by contractual relationships.

In cases in which we do not have a contractual relationship with an insurance company or we are not an approved provider for a government program, we have no contractual right to collect for our services and such payors may refuse to reimburse us for our services. This could lead to a decrease in accession volume and a corresponding decrease in our revenue. In instances where we are an out-of-network provider, reductions in reimbursement rates for non-participating providers could also adversely affect us. Third-party payors with whom we do not participate as a contracted provider may also require that we enter into contracts, which may have pricing and other terms that are materially less favorable to us than the terms under which we currently operate. While accession volume may increase as a result of these contracts, our revenue per accession may decrease.

Use of our diagnostic services as a non-participating provider also typically results in greater copayments for the patient unless we elect to treat them as if we were a participating provider in accordance with applicable law. Treating such patients as if we were a participating provider may adversely impact results of operations because we may be unable to collect patient copayments and deductibles. In some states, applicable law prohibits us from treating these patients as if we were a participating provider. As a result, referring physicians may avoid use of our services, which could result in a decrease in accession volume and adversely affect revenue.

Our revenue are dependent on us receiving reimbursements from third-party payors and our failure to qualify for or obtain reimbursements from third-party payors could have a material adverse effect on our business.

We receive most of our revenue in the form of reimbursement from third-party payors. For the year ended December 31, 2010, based on cash collections, we derived approximately 57 percent of our revenue from private insurance, including managed care organizations and other healthcare insurance providers. Our reimbursements from private insurance sources are material to our business in the aggregate.

For the year ended December 31, 2010, based on cash collections, we derived approximately 27 percent of our revenue from government payor programs including Medicare and Medicaid. Our reimbursements from government payor programs are material to us. Our business is dependent on our ability to participate in the Medicare program and on the reimbursement rates we receive under the Medicare program.

Our ability to qualify for or obtain reimbursement from third-party payors is dependent on factors that may include, among other things, our compliance with the terms of applicable agreements with such third-party payors, our compliance with applicable laws, our participation in government payor programs and our satisfaction of necessary billing standards. Our failure to qualify for or obtain reimbursements from third-party payors could undermine our ability to generate revenue and have a material adverse effect on our business.

Failure to raise additional capital or generate the significant capital necessary to continue our growth could reduce our ability to compete and could harm our business.

We expect that our existing cash and cash equivalents, together with the availability under our amended senior secured credit facility will be sufficient to meet our anticipated cash needs until 2012. After that, we may need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we need additional capital and cannot raise it on acceptable terms, we may not, among other things, be able to:

•	continue to expand our sales and marketing and research and development organizations;

•	develop or acquire complementary technologies, services, products or businesses;

•	expand operations both organically and through acquisitions;

•	hire, train and retain employees; or

•	respond to competitive pressures or unanticipated working capital requirements.

Our failure to do any of these things could seriously harm our business, financial condition and results of operations.

We may be unable to obtain, maintain or enforce our intellectual property rights and may be subject to intellectual property litigation that could adversely impact our business.

We may be unable to obtain or maintain adequate proprietary rights for our products and services or to successfully enforce our proprietary rights, and we cannot assure you that our products or methods do not infringe the patents or other intellectual property rights of third parties. Infringement and other intellectual property claims and proceedings brought against us, whether successful or not, could result in substantial costs and harm our reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of our business. In the event of an adverse determination in an intellectual property suit or proceeding, or our failure to license essential technology, our sales could be harmed and/or our costs could increase, which would harm our financial condition.

We have a limited operating history, which may make it difficult to accurately evaluate our business and prospects.

We commenced operations in June 2006. As a result, we have a limited operating history upon which to accurately predict our potential revenue. Our revenue and income potential and our ability to expand our business into additional anatomic pathology specialties and markets is still unproven. As a result of these factors, the future revenue and income potential of our business is uncertain. Although we have experienced significant revenue growth since our inception, we may not be able to sustain this growth. Any evaluation of our business and our prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in our stage of development, some of which include our ability to:

•	execute our business model;

•	create brand recognition;

•	respond effectively to competition;

•	manage growth in our operations;

•	respond to changes in applicable government regulations and legislation;

•	access additional capital when required; and

•	attract and retain key personnel.

Current economic conditions, including the current recession in the United States and the worldwide economic slowdown, as well as further disruptions in the financial markets, could adversely impact our operating results and financial condition.

The current economic recession in the United States and worldwide economic slowdown could adversely affect our operating results and financial condition. Among other things, the potential decline in federal and state revenue that may result from these conditions may create additional pressures to contain or reduce reimbursements for our services from Medicare, Medicaid and other government sponsored programs. The increased job losses and elevated unemployment rates in the United States resulting from the recession could result in a smaller percentage of our patients being covered by commercial payors and a larger percentage being covered by lower-paying Medicaid programs. Employers may also begin to select more restrictive commercial plans with lower reimbursement rates. To the extent that payors are adversely affected by a decline in the economy, we may experience further pressure on commercial rates, delays in fee collections and a reduction in the amounts we are able to collect. In addition, if the current turmoil in the financial markets continues, interest rates may increase and it could be more difficult to obtain credit in the future. Any or all of these factors, as well as other consequences of the current economic conditions which currently cannot be anticipated, could adversely impact our operating results and financial condition.

Competition in our industry from existing or new companies and failure to obtain and retain clients could have a material adverse impact on our business.

Our success depends on our ability to obtain and retain clients and maintain accession volume. A reduction in the number of our clients, or in the tests ordered or specimens submitted by our clients, without offsetting increases or growth, could impact our ability to maintain or grow our business and could have a material adverse effect on our business.

While there has been significant consolidation in recent years in the diagnostic testing industry, the industry remains fragmented and highly-competitive both in terms of price and service. We primarily compete with various clinical test providers, anatomic pathology practices, hospital-affiliated laboratories, commercial clinical laboratories and physician-office laboratories. This competition is based primarily on price, clinical expertise, quality of service, client relationships, breadth of testing menu, speed of turnaround of test results, reporting and IT systems, reputation in the medical community and ability to employ qualified personnel. Some of our competitors may have greater technical, financial and other resources than we do. Our failure to successfully compete on any of these factors could result in a loss of clients and adversely affect our ability to grow.

Replication of our business model by competitors may adversely affect growth and profitability. Barriers to entry in anatomic pathology markets include the need to form strong relationships with referring physicians, hire experienced pathologists, make capital investments and acquire IT. These barriers may not be sufficient to prevent or deter new entrants to our market, and competitors could replicate or improve some or all aspects of our business model and cause us to lose market share in the areas where we compete or inhibit our growth, which could have a material adverse effect on our business.

Failure to acquire rights to new technologies, products or tests, or discontinuations or recalls of existing technologies, products or test, could negatively impact our testing volume and net revenues.

The diagnostic testing industry is characterized by rapid changes in technology, frequent introductions of new products and diagnostics tests and evolving industry standards and client demands for new diagnostic technologies. Other companies or individuals, including our competitors, may obtain patents or other property rights that would prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business or increase our costs. Advances in technology may result in the creation of enhanced diagnostic tools that enable other laboratories, hospitals, physicians, patients or third parties to provide specialized diagnostic services that are superior to ours or more patient-friendly, efficient or cost-effective. These developments may result in a decrease in the demand for our tests or cause us to reduce the prices for our tests. We may be unable to develop or introduce new tests on our own, which means that our success may depend, in part, on our ability to license new and improved technologies on favorable terms. We may be unable to continue to negotiate acceptable licensing arrangements, and arrangements that we do conclude may not yield commercially successful diagnostic tests. If we are unable to acquire rights to these testing methods at competitive rates, our research and development costs may increase as a result. In addition, if we are unable to develop and introduce, or acquire rights to, new tests, technology and services to expand our testing business, our testing methods may become outdated when compared with our competition and our testing volume and revenues may be materially and adversely affected.

From time to time, manufacturers discontinue or recall reagents, test kits or instruments we use to perform diagnostic services. Such discontinuations or recalls could adversely affect our costs, testing volume and revenues.

Our Principal Equityholders may have interests that differ from your interests.

Circumstances may occur in which the interests of our Principal Equityholders could be in conflict with those of our noteholders. For example, KRG Capital Partners and Summit Partners may have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to our noteholders. Additionally, KRG Capital Partners and Summit Partners have significant knowledge of our business operations and strategy and are not prohibited from making investments in any of our competitors.

Regulatory Risks

New and proposed federal or state health care reform measures could adversely affect our operating results and financial condition.

The U.S. Congress and state legislatures continue to focus on health care reform. Together, the recently-enacted PPACA and HCEARA comprise a broad health care reform initiative, which is only beginning to be implemented, and changes to the legislation are being discussed in Congress. It is also unclear how the states will implement certain requirements that are applicable to them. In addition, several lawsuits challenging various parts of the health care reform laws are also working their way through the courts, and may ultimately be decided by the US Supreme Court.

We cannot predict whether the federal and state health care reform legislation that has been enacted will have a material impact on us. Further, we cannot predict whether federal or state governments will enact any additional laws to effect health care reform and, if any such new laws were enacted, what their terms would be and whether or in what ways any new laws would affect us. However, it is possible that new laws could increase our costs, decrease our revenue, expose us to expanded liability or require us to revise the ways in which we conduct our business, any of which could adversely affect our operating results and financial condition.

If we fail to comply with the complex federal, state and local government laws and regulations that apply to our business, we could suffer severe consequences that could adversely affect our operating results and financial condition.

Our operations are subject to extensive federal, state and local government regulations, all of which are subject to change. These government laws and regulations currently include, among other things:

•	the federal Anti-Kickback Statute, which prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration, directly or indirectly, in cash or in kind, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any goods or service for which payment may be made under governmental payor programs such as Medicare and Medicaid;

•	the federal False Claims Act, which prohibits individuals or entities from knowingly presenting to, or causing to be presented to, the federal government, claims for payment that are false or fraudulent;

•	the Health Insurance Portability and Accountability Act, or HIPAA, which established comprehensive federal standards with respect to the use and disclosure of protected health information;

•	the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, which was passed as part of the American Recovery and Reinvestment Act and which strengthens many of the requirements applicable to privacy and security, among other things;

•	the Stark Law, which prohibits a physician from making a referral to an entity for certain designated health services reimbursed by Medicare or Medicaid if the physician (or a member of the physician’s family) has a financial relationship with the entity and which also prohibits the submission of any claim for reimbursement for designated health services furnished pursuant to a prohibited referral;

•	the federal Civil Monetary Penalty Law, which prohibits the offering of remuneration or other inducements to beneficiaries of federal health care programs to influence the beneficiaries’ decisions to seek specific governmentally reimbursable items or services or to choose particular providers;

•	the Clinical Laboratory Improvement Amendments, which requires that laboratories be certified by the federal government or by a federally-approved accreditation agency;

•	the anti-markup rule, which prohibits a physician or supplier billing the Medicare program from marking up the price of a purchased diagnostic service performed by another physician or supplier who does not “share a practice” with the billing physician or supplier;

•	state law equivalents of the above, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers;

•	state laws that prohibit the splitting or sharing of fees between physicians and non-physicians;

•	state laws that govern the manner in which licensed physicians can be organized to perform and bill for medical services;

•	the reassignment rules, which preclude Medicare payment for covered services to anyone other than the patient, physician, or other person who provided the service, with limited exceptions; and

•	state laws that prohibit other specified practices, such as billing an entity that does not have ultimate financial responsibility for the service, waiving coinsurance or deductibles, billing Medicaid a higher charge than the lowest charge offered to another payor, and placing professionals who draw blood, or phlebotomists, in the offices of referring physicians.

We believe that we operate in material compliance with these laws and regulations. However, these laws and regulations are complex and, among other things, practices that are permissible under federal law may not be permissible in all states. In addition, these laws and regulations are subject to interpretation by courts and enforcement agencies. Our failure to comply could lead to civil and criminal penalties, exclusion from participation in Medicare and Medicaid, and possible prohibitions or restrictions on our laboratories’ ability to provide diagnostic services, and any such penalties, exclusions, prohibitions or restrictions could have a material adverse effect on our arrangements with managed care organizations and private payors.

If we fail to comply with state corporate practice of medicine laws, we could suffer severe consequences.

The laws of many states prohibit business corporations, including us and our subsidiaries, from owning corporations that employ physicians, or from exercising control over the medical judgments or decisions of physicians. These laws and their interpretations vary from state to state and are enforced by both the courts and regulatory authorities, each with broad discretion. The manner in which we operate each practice is determined primarily by the corporate practice of medicine restrictions of the state in which the practice is located, other applicable regulations and commercial considerations.

We believe that we are currently in material compliance with the corporate practice of medicine laws in each of the states in which we operate. Nevertheless, it is possible that regulatory authorities or other parties may assert that we are engaged in the unauthorized corporate practice of medicine. If such a claim were successfully asserted in any jurisdiction, we could be subject to civil and criminal penalties, which could exclude us from participating in Medicare, Medicaid and other governmental health care programs, or we could be required to restructure our contractual and other arrangements.

Failure to comply with complex federal and state laws and regulations related to submission of claims for our services could result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid programs.

We are subject to extensive federal and state laws and regulations relating to the submission of claims for payment for our services, including those that relate to coverage of our services under Medicare, Medicaid and other governmental health care programs, the amounts that may be billed for our services and to whom claims for services may be submitted. Submission of our claims is particularly complex because we provide both anatomic pathology services and clinical laboratory tests, which generally are paid using different reimbursement principles. In November 2010, CMS announced that it would require a physician signature on all requisitions for laboratory services reimbursed under the Clinical Laboratory Fee Schedule, a requirement that could be very difficult for all laboratories, including ours, to implement. Due to concerns raised by the laboratory industry, CMS announced that it intended to reverse this policy and return to the prior rule, under which no physician signature was required on requisitions for tests paid under the clinical laboratory fee schedule. If CMS were to implement the physician signature policy at some point in the future, it could further complicate our billing and documentation process.

Our failure to comply with applicable laws and regulations could result in our inability to receive payment for our services or result in attempts by third-party payors, such as Medicare and Medicaid, to recover payments from us that have already been made. Submission of claims in violation of certain statutory or regulatory requirements can result in penalties, including civil money penalties of up to $10,000 for each item or service billed to Medicare in violation of the legal requirement, and exclusion from participation in Medicare and Medicaid. Government authorities may also assert that violations of laws and regulations related to submission of claims violate the federal False Claims Act or other laws related to fraud and abuse, including submission of claims for services that were not medically necessary. We could be adversely affected if it was determined that the services we provided were not medically necessary and not reimbursable, particularly if it were asserted that we contributed to the physician’s referrals of unnecessary services to us. It is also possible that the government could attempt to hold us liable under fraud and abuse laws for improper claims submitted by an entity for services that we performed if we were found to have knowingly participated in the arrangement that resulted in submission of the improper claims.

Our business could be harmed by the loss or suspension of a license or imposition of a fine or penalties under, or future changes in, the law or regulations of the Clinical Laboratory Improvement Amendments or those of Medicare, Medicaid or other federal, state or local agencies.

The diagnostic testing industry is subject to extensive regulation, and many of these statutes and regulations have not been interpreted by the courts. CLIA requires that laboratories be certified by the federal government or by a federally-approved accreditation agency every two years. CLIA mandates specific standards in the areas of personnel qualifications, administration, proficiency testing, patient test management, quality control, quality assurance and inspections. CLIA regulations include special rules applicable to cytology testing, such as pap smears, including workload limits, specialized proficiency testing requirements that apply not just to the laboratory, but also to the individuals performing the tests, specialized personnel standards and quality control procedures. A laboratory may be sanctioned based on its failure to participate in an acceptable proficiency testing program, unsatisfactory performance in proficiency testing or for prohibited activities related to proficiency testing, such as failing to test the proficiency testing samples in the same manner as patient specimens or communicating with other laboratories regarding proficiency testing results. The sanction for failure to comply with CLIA requirements, including proficiency testing violations, may be suspension, revocation or limitation of a laboratory’s CLIA certificate, as well as the imposition of significant fines and criminal penalties. While imposition of certain CLIA sanctions may be subject to appeal, few, if any, such appeals have been successful. A CLIA certificate is necessary to conduct business. As a result, any CLIA sanction or our failure to renew a CLIA certificate could have a material adverse effect on our business. Although each laboratory facility is separately certified by CLIA, if the CLIA certificate of any our laboratories is revoked, CMS could seek revocation of our other laboratories’ CLIA certificates based on their common ownership or operation with the laboratory facility whose certificate was revoked. Some states have enacted analogous state laws that are more strict than CLIA.

Changes in laws and regulations that address billing arrangements for our services could have a material adverse effect on our revenue.

While we do not bill referring physicians for our services when those services are covered under a government program, in some cases, we do, where permissible, bill referring physicians for services that are not covered under a government program. Laws and regulations in several states currently preclude us from billing referring physicians, either by requiring us to bill directly the third-party payor or other person ultimately responsible for payment for the service, or by prohibiting or limiting the referring physician’s or other purchaser’s ability to bill a greater amount than the amount paid for the service. An increase in the number of states whose laws prevent such arrangements could adversely affect us by encouraging physicians to furnish such services directly or by causing physicians to refer services to another laboratory for testing. Currently, Medicare does not require beneficiaries to pay coinsurance for clinical laboratory testing or subject such tests to a deductible. From time to time, legislation has been proposed that would subject diagnostic services to coinsurance and deductibles. Such legislation could be enacted in the future. Legislation subjecting diagnostic services to coinsurance or deductibles could adversely affect our revenue given the anticipated difficulty in collecting such amounts from Medicare beneficiaries. In addition, we could be subject to potential fraud and abuse violations if adequate procedures to bill and collect copayments were not established and followed.

We are increasingly subject to initiatives to recover improper payments and overpayments and such initiatives could result in significant monetary damages and penalties and exclusion from the Medicare and Medicaid programs.

Government payors have increased initiatives to recover improper payments and overpayments. For example, in March 2005, CMS initiated a demonstration project using Recovery Audit Contractors, or RACs, who are paid a contingent fee to detect and correct improper Medicare payments. As part of their duties, RACs collect overpayments from Medicare providers, including those providers who were paid for services that were not medically necessary or were incorrectly coded. As of January 1, 2010, the RAC program began to operate throughout the United States on a permanent basis, and RACs will then have authority to pursue improper payments made on or after October 1, 2007. In addition, state Medicaid Programs will now also be required to have their own RAC programs. Furthermore, in 2011, CMS finalized a rule that will implement significant anti-fraud provisions included in the health care reform legislation, which will, among other things, strengthen current limits on who can enroll as a provider under Medicare, allow Medicare to suspend payments where a credible allegation of fraud exists, and permit Medicare and Medicaid to implement a temporary moratorium on new providers when necessary to prevent fraud and abuse.

Governmental investigations to which we may become subject could have a material adverse effect on our business.

Governmental investigations of laboratories have been ongoing for a number of years and are expected to continue. In fact, a substantial increase in funding of Medicare and Medicaid program integrity and anti-fraud efforts has been proposed. Investigations of our laboratories, regardless of their outcome, could damage our reputation and adversely affect important business relationships that we have with third parties, as well as have a material adverse effect on our business.

Failure to comply with environmental, health and safety laws and regulations could adversely affect our ability to operate and result in fines, litigation or other consequences.

We are subject to licensing and regulation under numerous federal, state and local laws and regulations relating to the protection of the environment and human health and safety. Our use, generation, manufacture, handling, transportation, storage and disposal of medical specimens, such as human tissue, infectious and hazardous waste, and radioactive materials, as well as the health and safety of our laboratory employees, are covered under these laws and regulations.

In particular, the federal Occupational Safety and Health Administration has established extensive requirements relating to workplace safety for health care employers, including certain laboratories, whose workers may be exposed to blood-borne pathogens such as HIV and the hepatitis B virus. These requirements, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and the transmission of, blood-borne pathogens. In addition, the Needlestick Safety and Prevention Act requires, among other things, that we include in our safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace.

We cannot entirely eliminate the risk of accidental injury, contamination or sabotage from working with hazardous materials or wastes. Our general liability insurance or workers’ compensation insurance policies may not cover damages and fines arising from biological or hazardous waste exposure or contamination. In the event of contamination or injury, we could be held liable for damages or subject to fines in an amount exceeding our resources, and our operations could be suspended or otherwise adversely affected.

Failure to comply with federal, state and local laws and regulations could subject us to denial of the right to conduct business, fines, criminal penalties and/or other enforcement actions which would have a material adverse effect on our business. In addition, the current environmental, health and safety requirements applicable to our business, facilities and employees could be revised to become more stringent, and new laws and requirements could be adopted in the future. Thus, compliance with applicable environmental, health and safety laws and regulations could become both more costly and more difficult in the future.

Failure to comply with the Health Insurance Portability and Accountability Act security and privacy regulations may increase our costs.

HIPAA and related regulations establish comprehensive federal standards with respect to the use and disclosure of protected health information by health plans, health care providers and health care clearinghouses. Additionally, HIPAA establishes standards to protect the confidentiality, integrity and availability of protected health information.

Federal privacy regulations restrict our ability to use or disclose patient identifiable laboratory data, without patient authorization for purposes other than payment, treatment or health care operations, as defined by HIPAA. These privacy and security regulations provide for significant fines and other penalties for wrongful use or disclosure of protected health information, including civil and criminal fines and penalties. We believe we are in substantial compliance with the privacy regulations. However, the documentation and process requirements of the privacy regulations are complex and subject to interpretation and our efforts in this respect are ongoing. Our failure to comply with the privacy regulations could subject us to sanctions or penalties. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we could also incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private information. We have policies and procedures to comply with the HIPAA regulations and state laws. In addition, we must also comply with non-U.S. laws governing the transfer of health care data relating to citizens of other countries.

Changes in regulations or failure to follow regulations requiring the use of “standard transactions” for health care services issued under the Health Insurance Portability and Accountability Act could adversely affect our profitability and cash flows.

Pursuant to HIPAA, the Secretary of HHS has issued final regulations designed to facilitate the electronic exchange of information in certain financial and administrative transactions. HIPAA transaction standards are complex and subject to differences in interpretation by payors. For instance, some payors may interpret the standards to require us to provide certain types of information, including demographic information not usually provided to us by physicians. As a result of inconsistent application of transaction standards by payors or our inability to obtain certain billing information not usually provided to us by physicians, we could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and revenues. Any future requirements for additional standard transactions, such as claims attachments or use of a national provider identifier, could prove technically difficult, time-consuming or expensive to implement.

Our business could be adversely impacted by the Centers for Medicare & Medicaid Services’ adoption of the new coding set for diagnoses.

CMS has adopted a new coding set for diagnosis, commonly known as ICD-10, which significantly expands the coding set for diagnoses. The new coding set is currently required to be implemented by October 1, 2013. We may be required to incur significant expense in implementing the new coding set, and if we do not adequately implement it, our business could be adversely impacted. In addition, if as a result of the new coding set physicians fail to provide appropriate codes for desired tests, we may not be reimbursed for tests we perform.

We may be subject to liability claims for damages and other expenses not covered by insurance that could adversely impact our operating results.

The provision of diagnostic testing services to patients may subject us to litigation and liability for damages based on an allegation of malpractice, professional negligence in the performance of our treatment and related services, the acts or omissions of our employees, or other matters. Our exposure to this litigation and liability for damages increases with growth in the number of our laboratories and tests performed. Potential judgments, settlements or costs relating to potential future claims, complaints or lawsuits could result in substantial damages and could subject us to the incurrence of significant fees and costs. Our insurance may not be sufficient or available to cover these damages, costs or expenses. Our business, profitability and growth prospects could suffer if we face negative publicity or if we pay damages or defense costs in connection with a claim that is outside the scope of any applicable insurance coverage, including claims related to contractual disputes and professional and general liability claims.

Our insurance costs may increase over the next several years, and our coverage may not be sufficient to cover claims and losses.

We maintain a program of insurance coverage against a broad range of risks in our business. In particular, we maintain professional liability insurance, subject to deductibles. The premiums and deductibles under our insurance may increase over the next several years as a result of general business rate increases, coupled with our continued growth. We are unable to predict whether such increases in premiums and deductibles will occur and the amount of any such increases, but such increases could adversely impact our earnings. The liability exposure of operations in the health care services industry has increased, resulting not only in increased premiums, but also in limited liability on behalf of the insurance carriers. Our ability to obtain the necessary and sufficient insurance coverage for our operations upon expiration of our insurance policies may be limited, and sufficient insurance may not be available on favorable terms, if at all. We could be materially and adversely affected by any of the following our inability to obtain sufficient insurance for our operations; the collapse or insolvency of one or more of our insurance carriers; further increases in premiums and deductibles; and an inability to obtain one or more types of insurance on acceptable terms.

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes, you will continue to hold notes subject to transfer restrictions, and it may be harder for you to sell the old notes.

The old notes were not registered under the Securities Act or under the securities laws of any state. Any old notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, if you do not exchange your old notes for new notes in this exchange offer, or if you do not properly tender your old notes in this exchange offer, you will not be able to sell, offer to sell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you sell them, offer to sell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. After this exchange offer, holders of old notes will not have any further rights to have their old notes exchanged for new notes registered under the Securities Act (subject to certain very limited exceptions).

Because we anticipate that most holders of old notes will elect to participate in this exchange offer, we expect that the liquidity of the market for the old notes after the completion of this exchange offer will be substantially reduced. Old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of old notes outstanding. Accordingly, the liquidity of the market for any old notes could be adversely affected, and it may be difficult for you to sell them.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased old notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to sell their new notes.

An active trading market may not develop for the new notes, and you may be unable to sell the new notes or to sell them at a price you deem sufficient.

The new notes will be securities for which there is no established trading market. You may find it difficult to sell your new notes because an active trading market for the new notes may not develop. We do not intend to list the new notes on any exchange or maintain a trading market for them. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the new notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell them will not be favorable. It is also possible that any trading market that does develop for the new notes will not be liquid. Future trading prices of the new notes will depend on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in our industry generally;

•	the number of holders of the new notes;

•	the interest of securities dealers in making a market for the new notes;

•	prevailing interest rates;

•	the market for similar debt securities; and

•	the securities markets generally.

If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

Late deliveries of old notes and other required documents could prevent a holder from exchanging its old notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for old notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of old notes who wish to exchange them for new notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

We will incur increased costs as a result of becoming subject to the reporting requirements of the Exchange Act, and such reporting requirements may divert management attention from our business.

Upon registration of the new notes under the Securities Act, we became subject to a number of additional requirements, including certain requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act.” These requirements will cause us to incur increased costs and might place a strain on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting, and also requires that our internal controls be assessed by management beginning with our fiscal year ending December 31, 2012. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, our management’s attention might be diverted from other business concerns, which could have a material adverse effect on our business, prospects, financial condition and results of operations.

Risks Related to our Indebtedness

We are highly leveraged, and our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or in our industry, and prevent us from meeting our debt obligations, including our obligations under our amended senior secured credit facility and our senior notes.

As of June 30, 2011, our total indebtedness was $320.2 million, which excludes $39.8 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009, but which includes $200.0 million that was outstanding under our senior notes and $114.4 million that was outstanding under our amended senior secured credit facility. In addition, we had $110.0 million available to be borrowed under our revolving credit facility. Our indebtedness could have important consequences, which could adversely impact our business, results of operations and financial condition, including:

•	increase our vulnerability to general adverse economic and industry positions;

•	subject us to covenants that limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

•	require us to devote a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

•	limit our ability to obtain additional financing to fund future acquisitions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	impede our ability to obtain the necessary approvals to operate our business in compliance with the numerous laws and regulations to which we are subject;

•	place us at a competitive disadvantage relative to our competitors that have less debt outstanding; and

•	limit our ability to borrow additional funds for operational or strategic purposes (including to fund future acquisitions), among other things, under the financial and other restrictive covenants in our indebtedness.

Our revolving credit facility bears interest at variable rates that are linked to changing market interest rates. As a result, an increase in market interest rates would increase our interest expense and our debt service obligations.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on the notes when due.

We and our subsidiaries may be able to incur substantially more additional indebtedness in the future, including by accessing approximately $110 million of unused available borrowing capacity under our amended senior secured revolving credit facility, based on our June 30, 2011 indebtedness. We will not be fully restricted under the terms of our debt agreements from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not prohibited by the terms of our debt agreements, any of which actions could have the effect of diminishing our ability to make payments on the notes when due and further exacerbate the risks associated with our substantial indebtedness. Furthermore, the terms of the instruments governing our subsidiaries’ indebtedness may not fully prohibit us or our subsidiaries from taking such actions. Although the terms of our debt agreements contain covenants limiting indebtedness, these covenants are subject to a number of significant exceptions and qualifications.

The agreements governing our amended senior secured credit facility and senior notes contains, and future debt agreements may contain, various covenants that limit our flexibility in operating our business and our failure to comply with these covenants could result in an acceleration of our indebtedness.

Our agreements and the related instruments governing borrowings under our amended senior secured credit facility and senior notes contain, and the agreements and instruments governing any future debt agreements of ours may contain, various restrictive covenants that, among other things, require us to comply with or maintain certain financial tests and ratios and restrict our ability to:

•	incur additional indebtedness, make guarantees and enter into hedging arrangements;

•	create liens on assets;

•	engage in unrelated businesses;

•	enter into sale and leaseback transactions;

•	consolidate or merge with or into other companies or transfer all or substantially all of our assets;

•	sell or dispose of assets;

•	pay dividends on or make distributions in respect of our capital stock or make certain other restricted payments;

•	make investments (including acquisitions), loans and advances;

•	engage in certain transactions with affiliates; and

•	agree to dividend payment and other restrictions affecting our subsidiaries.

Any of these restrictions could limit our ability to plan for or react to market conditions and could otherwise restrict our business activities. See “Description of the New Notes — Certain Covenants” and “Description of Certain Other Indebtedness — Amended Senior Secured Credit Facility” for a more complete description of these and other covenants applicable to our business.

In addition, events beyond our control could affect our ability to comply with and maintain the financial tests and ratios contained in these documents. Any failure by us to comply with or maintain all applicable financial tests and ratios and to comply with all applicable covenants could result in an event of default with respect to our new term loan and revolving credit facility or senior notes or future debt agreements. This could lead to the acceleration of the maturity of our outstanding loans or notes and the termination of the commitments to make further extensions of credit. Even if we are able to comply with all applicable covenants, the restrictions on our ability to operate our business at our sole discretion could harm our business by, among other things, limiting our ability to take advantage of financing, mergers, acquisitions and other corporate opportunities.

Risks Related to the New Notes

Although the notes are referred to as “senior” notes, they are effectively subordinated to our and each guarantor’s secured indebtedness and structurally subordinated to all obligations of our non-guarantor subsidiaries.

The notes are our unsecured senior obligations and are guaranteed by, subject to limited exceptions, our current and future domestic wholly owned subsidiaries. The notes are not guaranteed by our non-wholly owned domestic subsidiaries, including our affiliated practices. Subsidiaries that we may establish or acquire in the future that are foreign subsidiaries or do not become wholly-owned subsidiaries, or that we may designate as unrestricted subsidiaries in accordance with the indenture, will not guarantee the notes. The notes are not secured by any of our assets. Our borrowings under our amended senior secured revolving credit facility are secured by substantially all of our assets, including substantially all of the assets of our domestic subsidiaries.

As a result of this structure, the notes are effectively subordinated to all of our and each guarantor’s secured indebtedness, to the extent of the value of the collateral, and structurally subordinated to all indebtedness and other obligations, including trade payables, of our non-guarantor subsidiaries. The effect of this effective or structural subordination is that, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding involving us or a subsidiary, the assets of the affected entity could not be used to pay you until after:

•	all secured claims against the affected entity have been fully paid; and

•	if the affected entity is a non-guarantor subsidiary, all other claims against that subsidiary, including trade payables, have been fully paid.

The lenders under our amended senior secured revolving credit facility or the holders of other secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our amended senior secured revolving credit facility or our other secured indebtedness). The exercise of such remedies may adversely affect our ability to meet our financial obligations under the notes.

As of June 30, 2011:

•	we had outstanding an aggregate of $114.7 million of secured obligations that are effectively senior to the notes;

•	the guarantors had outstanding an aggregate of approximately $114.7 million of secured obligations that are effectively senior to the notes, comprising their guarantee obligations in respect of our outstanding borrowings under our amended senior secured revolving credit facility; and

•	other than their obligations owed to us, the non-guarantor subsidiaries had debt and other liabilities of $27.6 million, which excludes $13.6 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009.

Certain of our subsidiaries will not guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

The guarantors of the notes will not include all of our subsidiaries. In particular, our affiliated laboratory practices will not guarantee the notes. These affiliated laboratory practices are not owned by us, but are controlled and consolidated through contractual arrangements. These affiliated laboratory practices represent a majority of our revenues and income from continuing operations. In the future, and under the indenture, we may acquire additional affiliated laboratory practices that will be non-guarantor subsidiaries.

For the year ended December 31, 2010 and the six months ended June 30, 2011, our non-guarantor subsidiaries had net revenue of $79.5 million and $53.9 million, respectively. As of June 30, 2011, our non-guarantor subsidiaries had debt and other liabilities of $27.6 million, which excludes $13.6 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009. See “Business — Corporate Structure” for additional information regarding our affiliated practices.

In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables.

Our ability to generate the funds required to service our indebtedness depends on many factors beyond our control.

Our ability to make payments on, or repay or refinance, our debt, including the notes, and to fund our operations, including all planned capital expenditures, will depend largely upon our future operating performance and our ability to manage our working capital. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, and we cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service and repay our indebtedness or to fund our other liquidity needs.

To the extent that our operating cash flow is insufficient to meet our current debt obligations, and to the extent that we are unable to access the capital markets on terms that are reasonable or acceptable to us, we may, among other things, decrease our business expenditures and/or increase our indebtedness under our amended senior secured credit facility or through additional financings. In order to obtain additional financing, we may be required to refinance our amended senior secured credit facility. Our failure to obtain any necessary refinancing or additional financing on terms and conditions that are comparably favorable or acceptable to us could adversely affect our business, results of operations or financial condition. If we cannot service our indebtedness, we also may have to take actions such as selling assets, seeking additional equity or forgoing, reducing or delaying capital expenditures, strategic acquisitions, investments and alliances. We may be unable to effect such actions, if necessary, on commercially reasonable terms, or at all. In addition, our amended senior secured credit facility and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to take some or all of these actions.

We have a holding company structure and we will depend in part on distributions from our subsidiaries in order to pay amounts due on the notes; certain provisions of law or contractual restrictions could limit distributions from our subsidiaries.

We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend in part on the earnings of our subsidiaries, and the payment or other distribution to us of these earnings, in order to meet our obligations under the notes and other outstanding debt. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of our subsidiaries to make payments or other distributions to us. Furthermore, our subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.

If we experience a change of control, we will be required to make an offer to repurchase the notes. However, we may be unable to do so due to lack of funds or covenant restrictions.

If we experience a change of control (as defined in the indenture governing the notes), we will be required to make an offer to repurchase all outstanding notes at 101 percent of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase. However, we may be unable to do so because:

•	we might not have enough available funds, particularly since a change of control could cause part or all of our other indebtedness to become due; and

•	the agreements governing our amended senior secured credit facility and other secured indebtedness would prohibit us from repurchasing the notes, unless we were able to obtain a waiver or refinance such indebtedness.

As a result, you may have to continue to hold your notes even after a change of control.

A failure to make an offer to repurchase the notes upon a change of control would give rise to an event of default under the indenture governing the notes and could result in an acceleration of amounts due thereunder. See “Description of the New Notes — Repurchase at the Option of Holders — Change of Control.” In addition, any such default under the indenture governing the notes would trigger a default under our amended senior secured revolving credit facility (which could result in the acceleration of all indebtedness thereunder). A change of control (as defined in the amended senior secured credit facility), in and of itself, is also an event of default under our amended senior secured revolving credit facility, which would entitle our lenders to accelerate all amounts owing thereunder.

In the event of any such acceleration, there can be no assurance that we will have enough cash to repay its outstanding indebtedness, including the notes.

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” of our assets or a change in the composition of our board of managers is uncertain.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets, taken as a whole, to another person or group is uncertain. In addition, a recent Delaware Chancery Court decision raised questions about the enforceability of provisions that are similar to those in the indenture governing the notes related to the triggering of a change of control as a result of a change in the composition of a board of managers. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a change in the composition of the managers on our board is uncertain.

A guarantee could be voided if the guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the noteholders being able to rely only on us to satisfy claims.

A guarantee that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.

In general, federal and state fraudulent transfer laws provide that a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

•	the guarantor intended to hinder, delay or defraud any present or future creditor; or

•	the guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The indenture governing the notes contains a “savings clause,” which limits the liability of each guarantor that is a subsidiary of ours on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. We do not know if that decision will be followed. However, if the TOUSA decision were to be followed or upheld, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased. If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us for amounts payable on the notes could, with respect to amounts claimed against us or the guarantors could be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot predict:

•	what standard a court would apply in order to determine whether a guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the guarantor was insolvent on that date; or

•	whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

In the event that the guarantee of the notes by a guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

Variable rate indebtedness subjects us to the risk of higher interest rates, which could cause our debt service obligations to increase significantly.

Certain of our current borrowings (including borrowings under our amended senior secured credit facility) are, and future borrowings may be, at variable rates of interest, and, therefore, expose us to the risk of increased interest rates. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even if our outstanding indebtedness remained the same, thereby causing our net income and cash available for servicing our indebtedness to decrease.

A downgrade, suspension or withdrawal of the rating of the notes could cause the liquidity or market value of the notes to decline.

The notes have been rated by nationally recognized statistical ratings organizations. The notes may in the future be rated by additional rating agencies. We cannot assure you that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse change, to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement into which we entered when we issued the old notes. We will not receive any cash proceeds from this exchange offer.

In exchange for the old notes that you tender pursuant to this exchange offer, you will receive new notes in like principal amount that are identical in all material respects to the old notes, except that the transfer restrictions, certain registration rights and rights to additional interest applicable to the old notes generally do not apply to the new notes. The old notes that are surrendered in exchange for the new notes will be retired and cancelled by us upon receipt and cannot be reissued. Accordingly, the issuance of the new notes under this exchange offer will not result in any increase in our outstanding indebtedness.

CAPITALIZATION

The following table sets forth our actual capitalization as of June 30, 2011. The information below should be read together with “Summary — Summary Historical and Pro Forma Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

June 30,
2011
(Unaudited)
(In thousands)

Cash and cash equivalents	$36,488

Capital lease obligations	275
Guaranteed notes	5,528
Fair value of contingent consideration(1)	39,760
Term loan	114,438
Senior notes	200,000

360,001

Original issue discount, amended senior secured credit facility	(1,402)

Total debt and fair value of contingent consideration	358,599
Members’ equity	209,701

Total capitalization	$568,300

(1)	In connection with the majority of our acquisitions, we have agreed to pay additional consideration in future periods based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective agreements. The above table does not reflect contingent consideration obligations entered into prior to January 1, 2009. Payments made under the contingent consideration obligations entered into prior to January 1, 2009 are recorded upon the attainment of the objectives, and the amount owed becomes fixed and determinable. As of June 30, 2011, assuming all of the acquired companies through January 1, 2009 achieved the maximum level of stipulated operating earnings, as defined in the agreements, the maximum principal amount of contingent consideration payable over the next five years is approximately $153.1 million, of which we have recorded $39.8 million for the fair value of contingent consideration obligations entered into subsequent to January 1, 2009. The fair value of contingent consideration excludes the amounts payable in connection with our acquisition of Global Pathology Laboratory Services on August 1, 2011. A lesser amount will be paid for earnings below the maximum level of stipulated earnings, and no payments will be made if the acquired companies do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. Generally, the maximum amount payable is two times the amount we would pay based upon the EBITDA at the time we completed the acquisition.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2010 and June 30, 2011 and the six months ended June 30, 2011 gives effect to:

•	our 2010 acquisitions of Pathology Solutions, LLC and Biopsy Diagnostics, LLC as if these acquisitions occurred January 1, 2010; and

•	our 2011 acquisitions of Austin Pathology Associates and Texas Pathology, LLC, Western Pathology Consultants, Ltd., and DermPath New England, LLC as if these acquisitions occurred January 1, 2010.

The unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2010 and June 30, 2011 and the six months ended June 30, 2011 does not give effect to our August 1, 2011 acquisition of Global Pathology Laboratory Services, Inc.

The unaudited pro forma financial information has been prepared by our management and is based on our historical financial statements and the assumptions and adjustments described herein and in the notes to the unaudited pro forma financial information below.

Our historical financial information for the year ended December 31, 2010 has been derived from our audited historical consolidated financial statements and accompanying notes included elsewhere in this prospectus. The historical financial information for the six months ended June 30, 2011 has been derived from our unaudited historical condensed consolidated financial statements and accompanying notes included elsewhere in this prospecuts. Our historical financial information for the twelve months ended June 30, 2011 has been derived from our unaudited historical condensed consolidated financial statements included elsewhere in this prospectus.

We based the pro forma adjustments on available information and on assumptions that we believe are reasonable under the circumstances. See the notes to unaudited pro forma financial information for a discussion of the assumptions made. The unaudited pro forma financial information is presented for informational purposes and is based on management’s preliminary estimates, including the preliminary application of our acquisition accounting. Our final estimates and related accounting may differ materially from the preliminary estimates. The unaudited pro forma consolidated statements of operations do not purport to represent what our results of operations actually would have been if the transactions set forth above had occurred on the dates indicated or what our results of operations will be for future periods.

Aurora Diagnostics Holdings, LLC

Unaudited Pro Forma Consolidated Statement of Operations

	Year Ended December 31, 2010
				Pro		Pro
				Forma		Forma
		2010	2011	Acquisition		for
	Historical(1)	Acquisitions(7)	Acquisitions(3)	Adjustments(3)(7)		Acquisitions
	(In thousands)

Net Revenues	$212,837	$8,579	$26,895	$—		$248,311
Operating costs and expenses:
Cost of services	96,868	2,845	17,278	(1,418	)(4)	115,573
Selling, general and administrative expenses	49,141	2,303	2,861	100	(4)	54,405
Provision for doubtful accounts	12,393	27	—	—		12,420
Intangible asset amortization expense	18,946	—	—	4,746	(5)	23,692
Management fees	2,189	—	—	355	(6)	2,544
Impairment of goodwill and other intangible assets	4,871	—	—	—		4,871
Acquisition and business development costs	1,032	—	—	—		1,032
Change in fair value of contingent consideration	983	—	—	—		983

Total operating costs and expenses	186,423	5,175	20,139	3,783		215,520

Income from operations	26,414	3,404	6,756	(3,783)		32,791

Other income (expense):
Interest expense	(17,041)	(9)	(20)	—		(17,070)
Write-off of deferred debt issue costs	(9,259)	—	—	—		(9,259)
Loss on extinguishment of debt	(2,296)	—	—	—		(2,296)
Other income	18	12	8	—		38

Total other income (expense), net	(28,578)	3	(12)	—		(28,587)

Income (loss) before income taxes	(2,164)	3,407	6,744	(3,783)		4,204
Provision for income taxes	1,487	—	155	—		1,642

Net income (loss)	$(3,651)	$3,407	$6,589	$(3,783)		$2,562

	Six Months Ended June 30, 2011
			Pro		Pro
			Forma		Forma
		2011	Acquisition		for
	Historical(1)	Acquisitions(3)	Adjustments(3)		Acquisitions
	(In thousands)

Net Revenues	$130,470	$2,288	$—		$132,758
Operating costs and expenses:
Cost of services	58,846	755	125	(4)	59,726
Selling, general and administrative expenses	30,595	318	42		30,955
Provision for doubtful accounts	8,862	—	—		8,862
Intangible asset amortization expense	11,126	—	486	(5)	11,612
Management fees	1,344	—	23	(6)	1,367
Change in fair value of contingent consideration	3,158	—	—		3,158
Acquisition and business development costs	515	—	—		515

Total operating costs and expenses	114,446	1,073	676		116,195

Income from operations	16,024	1,215	(676)		16,563

Other expense:
Interest expense	(16,268)	—	—		(16,268)
Other expense	(46)	—	—		(46)

Total other expense	(16,314)	—	—		(16,314)

Income (loss) before income taxes	(290)	1,215	(676)		249
Provision for income taxes	1,352	—	—		1,352

Net income (loss)	$(1,642)	$1,215	$(676)		$(1,103)

	Twelve Months Ended June 30, 2011
				Pro		Pro
				Forma		Forma
		2010	2011	Acquisition		for
	Historical(1)	Acquisitions(7)	Acquisitions(3)	Adjustments(3)(7)		Acquisitions
	(in thousands)

Net Revenues	$242,202	$2,181	$16,025	$—		$260,408

Operating costs and expenses:
Cost of services	109,810	618	10,370	(1,267	)(4)	119,531
Selling, general and administrative expenses	56,298	788	1,838	92		59,016
Provision for doubtful accounts	15,227	36	—	—		15,263
Intangible asset amortization expense	20,798	—	—	2,569	(5)	23,367
Management fees	2,471	—	—	183	(6)	2,654
Impairment of goodwill and other intangible assets	4,871	—	—	—		4,871
Change in fair value of contingent consideration	3,157	—	—	—		3,157
Acquisition and business development costs	1,114	—	—	—		1,114

Total operating costs and expenses	213,746	1,442	12,208	1,577		228,973

Income (loss) from operations	28,456	739	3,817	(1,577)		31,435

Other income (expense):
Interest expense	(25,722)	(2)	(19)	—		(25,743)
Write-off of deferred debt issue costs	(4,732)	—	—	—		(4,732)
Other expense	(33)	—	—	—		(33)

Total other expense	(30,487)	(2)	(19)	—		(30,508)

Income (loss) before income taxes	(2,031)	737	3,798	(1,577)		927
Provision (benefit) for income taxes	1,608	—	(67)	—		1,541

Net income (loss)	$(3,639)	$737	$3,865	$(1,577)		$(614)

(1)	Amounts represent our historical statements of operations for the year ended December 31, 2010 (audited) and the six months ended June 30, 2011 (unaudited) which were derived from the financial statements contained elsewhere in this prospectus. The summary historical unaudited financial information for the twelve months ended June 30, 2011 has been derived by adding our historical unaudited consolidated financial information for the six months ended June 30, 2011 to the historical audited consolidated financial information for the twelve months ended December 31, 2010 and deducting the historical unaudited consolidated financial information for the six months ended June 30, 2010, all included elsewhere in this prospectus, and then reflecting the pro forma adjustments set forth in the related footnotes.

(2)	Amounts represent the combined historical unaudited statements of operations of Pathology Solutions, LLC prior to our acquisition on March 12, 2010, and Biopsy Diagnostics, LLC prior to our acquisition on October 8, 2010, which we refer to as the 2010 Acquisitions with respect to this pro forma information.

(3)	Amounts represent the combined historical unaudited statements of operations of Austin Pathology Associates, Texas Pathology, LLC and Western Pathology Consultants, Ltd. prior to our acquisition on January 1, 2011, and DermPath New England, LLC prior to our acquisition on June 2, 2011, which we refer to as the 2011 Acquisitions, but not our August 1, 2011 acquisition of Global Pathology Laboratory Services, Inc.

(4)	The pro forma adjustment reflects the reduction in compensation expense of physicians and former owners of acquired practices, including salary, bonus and other compensation, to the amounts that will be paid to these physicians and former owners in accordance with their post-acquisition employment agreements.

(5)	Represents the additional amortization expense for the identifiable intangible assets, based on our acquisition accounting, as if the 2010 and 2011 Acquisitions had occurred on January 1, 2010. The identifiable intangible assets related to the 2010 and 2011 Acquisitions total approximately $56.0 million and are being amortized over periods ranging from 5 to 15 years. The majority of the identifiable intangible assets relate to healthcare facility agreements and customer relationships. In determining the estimated amortization periods, we considered the operating history and customer stability of the acquired practice and industry information related to customary amortization periods.

(6)	Reflects the management fees payable under a management services agreement with certain of our Principal Equityholders. In accordance with the management services agreement, these fees are calculated as 1 percent of the net revenue of our 2010 and 2011 acquisitions.

(7)	Amounts represent the historical unaudited statements of operations of Biopsy Diagnostics, LLC prior to our acquisition on October 8, 2010.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected historical consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes included in this prospectus. The selected historical consolidated financial data included in this section are not intended to replace the consolidated financial statements and the related notes included in this prospectus.

The consolidated statements of operations data for the fiscal years 2008, 2009 and 2010, and consolidated balance sheet data as of fiscal year end 2009 and 2010, were derived from Aurora Holdings’ audited consolidated financial statements that are included elsewhere in this prospectus. The consolidated statements of operations data for the period from our inception in June 2006 through December 31, 2006 and for the year ended December 31, 2007, and consolidated balance sheet data as of fiscal year end 2006, 2007 and 2008, were derived from Aurora Holdings’ audited consolidated financial statements not included in this prospectus. The consolidated statements of operations data for the six months ended June 30, 2010 and 2011 and consolidated balance sheet data as of June 30, 2011 were derived from Aurora Holdings’ unaudited condensed consolidated financial statements included elsewhere in this prospectus and include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, that management considers necessary for the fair presentation of the financial information set forth in those statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

The selected historical consolidated financial data does not give effect to the results of operations of our acquisitions prior to their respective acquisition date.

Aurora Diagnostics Holdings, LLC

Selected Consolidated Statements of Operations
Period from June 2006 (inception) to December 31, 2006,
Years ended December 31, 2007, 2008, 2009 and 2010 and
Six months ended June 30, 2010 and 2011

	Period from
	June 2006
	(Inception) to							Six Months
	December 31,	Year Ended December 31,						Ended June 30,
	2006	2007		2008	2009	2010		2010		2011
	(In thousands)

Net Revenues	$3,487	$63,451		$157,850	$171,565	$212,837		$101,105		$130,470

Operating costs and expenses:
Cost of services	1,045	27,480		66,382	71,778	96,868		45,904		58,846
Selling, general and administrative expenses	3,035	15,172		33,194	36,854	49,141		23,438		30,595
Provision for doubtful accounts	69	2,378		8,037	9,488	12,393		6,028		8,862
Intangible asset amortization expense	470	5,721		14,308	14,574	18,946		9,274		11,126
Management fees	35	644		1,559	1,778	2,189		1,062		1,344
Impairment of goodwill and other intangible assets	—	—		—	8,031 (2)	4,871	(2)	—		—
Change in fair value of contingent consideration	—	—		—	—	983		984		3,158
Acquisition and business development costs	—	374		676	1,074	1,032		433		515
Equity based compensation expense	—	—		1,164 (1)	—	—		—		—

Total operating costs and expenses	4,654	51,769		125,320	143,577	186,423		87,123		114,446

Income (loss) from operations	(1,167)	11,682		32,530	27,988	26,414		13,982		16,024

Other income (expense):
Interest expense	(94)	(7,114)		(21,577)	(18,969)	(17,041)		(7,587)		(16,268)
Write-off of deferred debt issue costs	—	(3,451	)(3)	—	—	(9,259	)(3)	(4,527	)(3)	—
Loss on extinguishment of debt	—	—		—	—	(2,296	)(3)	(2,296	)(3)	—
Other income	25	124		125	28	18		5		(46)

Total other expense, net	(69)	(10,441)		(21,452)	(18,941)	(28,578)		(14,405)		(16,314)

Income (loss) before income taxes	(1,236)	1,241		11,078	9,047	(2,164)		423		(290)
Provision for income taxes(4)	—	762		408	45	1,487		1,231		1,352

Net income (loss)	$(1,236)	$479		$10,670	$9,002	$(3,651)		$(1,654)		$(1,642)

Aurora Diagnostics Holdings, LLC

Selected Consolidated Balance Sheet Data
December 31, 2006, 2007, 2008, 2009 and 2010 and June 30, 2011

	December 31,					June 30,
	2006	2007	2008	2009	2010	2011
	(In thousands)

Consolidated Balance Sheet Data
Cash and equivalents	$1,744	$8,558	$7,278	$27,424	$39,941	$36,488
Total assets	40,180	388,339	415,516	463,973	588,011	624,904
Working capital, excluding deferred tax assets, current portion of long-term debt and current portion of fair value of contingent consideration	1,892	10,161	11,005	29,808	51,272	35,047
Long term debt and fair value of contingent consideration, including current portion	7,550	215,678	227,313	219,606	345,364	358,599
Members’ equity	31,334	145,077	161,176	217,064	211,343	209,701

(1)	During 2008, we adopted a new equity incentive plan, which we refer to as the 2008 Plan, to replace our original equity incentive plan. The 2008 Plan provided awards of membership interest units in Aurora Holdings that were denominated as Class D-1, Class D-2 and Class D-3 units. During 2008, we authorized and issued 4,000 D-1 units, 3,000 D-2 units and 3,000 D-3 units of Aurora Holdings under the 2008 Plan. All membership interest units in Aurora Holdings issued in 2008 were fully vested as of December 31, 2008. We recorded compensation expense of $1.2 million for these awards. There were no other grants under the 2008 Plan.

(2)	As of September 30, 2009, we tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment expense of $8.0 million resulting from a write down of $6.6 million in the carrying value of goodwill and a write down of $1.4 million in the carrying value of other intangible assets. The write-down of the goodwill and other intangible assets related to one reporting unit. Regarding this reporting unit, we believe events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2009 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenues and operating profit of the reporting unit.

As of September 30, 2010, we tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment expense of $4.9 million resulting from a write down of $2.0 million in the carrying value of goodwill and a write down of $2.9 million in the carrying value of other intangible assets. The write-down of the goodwill and other intangible assets related to one reporting unit. Regarding this reporting unit, we believe events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2010 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenues and operating profit of the reporting unit.

(3)	In December 2007 and again in May 2010, we refinanced our then-existing credit facilities. As a result, we wrote off unamortized deferred debt issue costs of $3.5 million in 2007 and $4.5 million in the six months ended June 30, 2010. In addition, we incurred a $2.3 million prepayment penalty in connection with the May 2010 refinancing. On December 20, 2010 we used a portion of the proceeds from the issuance of the Senior Notes to repay $110.0 million of the $224.4 million principal then owed under our term loan. In connection with the repayment, we recorded a non-cash write-off of the pro rata portion of unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.7 million related to our prior credit facilities.

(4)	Aurora Holdings is a Delaware limited liability company taxed as a partnership for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, Aurora Holdings generally has not been subject to income taxes. The income attributable to Aurora Holdings has been allocated to the members of Aurora Holdings in accordance with the terms of the Aurora Holdings LLC Agreement. However, certain of our subsidiaries are corporations, file separate returns and are subject to federal and state income taxes. The provision for income taxes for these subsidiaries is reflected in our consolidated financial statements and includes federal and state taxes currently payable and changes in deferred tax assets and liabilities, excluding the establishment of deferred tax assets and liabilities related to the acquisitions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing in the back of this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” contained in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

General

We are a specialized diagnostics company providing services that play a key role in the diagnosis of cancer and other diseases. Our experienced pathologists deliver comprehensive diagnostic reports of a patient’s condition and consult frequently with referring physicians to help determine the appropriate treatment. Our diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner. Through our pathologist-operated laboratory practices, we provide physician-based general anatomic and clinical pathology, dermatopathology, molecular diagnostic services and other esoteric testing services to physicians, hospitals, clinical laboratories and surgery centers. Our operations consist of one reportable segment.

Corporate History

We were organized in the State of Delaware as a limited liability company on March 23, 2006 to develop and operate as a diagnostic services company. We have grown our business significantly over the last five years, driven largely by the acquisition of local and regional pathology laboratories throughout the United States and organic growth within these acquired operations. We have completed 22 acquisitions of diagnostic services companies and opened two de novo laboratories.

Statement of Operations Overview

Net Revenue

Substantially all of our revenue consist of payments or reimbursements for specialized diagnostic services rendered to patients of our referring physicians, and these revenue are affected primarily by changes in case volume, which we refer to as accession volume, payor mix and reimbursement rates. Accessions are measured as the number of patient cases, and each accession may include multiple specimens. Net revenue per accession is impacted mainly by changes in reimbursement rates and test and payor mix. Accession volume varies from period to period based on the referral patterns of our referring physicians and the frequency of their ordering, the relative mix of the referring physicians’ anatomic pathology specialties, and the type and number of tests ordered. Accession volume is also affected by seasonal trends and generally declines during the summer and holiday periods. Furthermore, accession volume is also subject to declines due to weather conditions, such as severe snow storms and flooding or excessively hot or cold weather, which can deter patients from visiting our referring physicians. More recently, we believe the slowdown in the general economy and increase in unemployment has reduced the number of patients visiting our referring physician offices, resulting in a reduction of referrals.

Our billings for services reimbursed by third-party payors, including Medicare, and patients are based on a company-generated fee schedule that is generally set at higher rates than our anticipated reimbursement rates. Our billings to physicians, which are not reimbursed by third-party payors, represent less than 10 percent of net revenue and are billed based on negotiated fee schedules that set forth what we charge for our services. Reimbursement under Medicare for specialized diagnostic services is subject to a Medicare physician fee schedule and, to a lesser degree, a clinical laboratory fee schedule, both of which are updated annually. Our billings to insured patients include co-insurance and deductibles as dictated by the patient’s insurance coverage. Billings for services provided to uninsured patients are based on our company-generated fee schedule. Our revenue is recorded net of the estimated differences between the amount billed and the estimated payment to be received from third party payors, including Medicare. We do not have any capitated payment arrangements, which are arrangements under which we are paid a contracted per person rate regardless of the services we provide. We generally provide services on an in-network basis, where we perform services for persons within the networks of payors with which we have contracts. Services performed on an out-of-network basis, where we perform services for persons outside of the networks of payors with which we have contracts, comprised less than 15 percent of our revenue for the year ended December 31, 2010. We may face continuing pressure on reimbursement rates as government payors and private insurers take steps to control the cost, use, and delivery of health care services, including diagnostic testing services. Changes in our payor mix could lead to corresponding changes in our revenue due to the differences in reimbursement rates among our payors.

Compliance with applicable laws and regulations, as well as internal policies and procedures, adds further complexity and costs to our operations. Furthermore, we are generally obligated to bill in the specific manner prescribed by each governmental payor and private insurer, who may each have different billing requirements. We receive reimbursements for anatomic pathology services from governmental payors, such as Medicare and Medicaid; private insurance, including managed care organizations and commercial payors; and private payors, such as physicians and individual patients. For the year ended December 31, 2010, based on cash collections, we estimate approximately 57 percent of our revenue were paid by private insurance, including managed care organizations and commercial payors; approximately 27 percent of our revenue were paid by Medicare and Medicaid; and approximately 16 percent of our revenue were paid by physicians and individual patients.

In most cases, we provide a global testing service which includes both the technical slide preparation and the professional diagnosis. In some cases, our referring physicians request that we provide only the technical component of our services, or TC, which principally includes technical slide preparation and the non-professional items associated with our diagnostic services, including equipment, supplies and technical personnel, or that we provide only the professional component of our services, or PC, which principally includes review and diagnosis by a pathologist. If a physician requires only the TC services, such as slide preparation, we prepare the slide and then return it to the referring physician for assessment and diagnosis.

Cost of Services

Cost of services consists of physician costs, including compensation, benefits and medical malpractice insurance and other physician related costs. In addition, cost of services includes costs related to the technical preparation of specimens and transcription of reports, depreciation, courier and distribution costs, and all other costs required to fulfill the diagnostic service requirements of our referring physicians and their patients.

Cost of services generally increases with accession volume and reflects the additional staffing, equipment, supplies and systems needed to process the increased volume and maintain client service levels. A major component of cost of services is physician costs which, for the year ended December 31, 2010, represented 37 percent of our total cost of services. In the future, we may experience increases in physician costs to retain existing physicians, to replace departing physicians or to hire new physicians to support accession growth. Therefore, we expect our cost of services will continue to increase commensurate with revenue growth.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of general lab and corporate overhead, billing, information technology, accounting, human resources, and sales and marketing expenses. We expect sales and marketing and IT expenses to increase faster than revenue as we hire additional personnel and invest in lab and billing information systems to support continued same store revenue growth and retain existing customer relationships. In addition, we expect accounting expenses, which includes audit costs and costs related to our compliance with the Sarbanes-Oxley Act of 2002, to increase substantially. As our business matures and we attain a sufficient size and scope, we expect selling, general and administrative expenses as a percent of revenue to reduce over time.

Provision for Doubtful Accounts

The provision for doubtful accounts and the related allowance are adjusted periodically based upon an evaluation of historical collection experience with specific payors for particular services, anticipated collection levels with specific payors for new services, industry reimbursement trends, accounts receivable aging and other relevant factors. The majority of our provision for doubtful accounts relates to our estimate of uncollectible amounts from patients who are uninsured or fail to pay their coinsurance or deductible obligations. Changes in these factors in future periods could result in increases or decreases in our provision for doubtful accounts and impact our results of operations, financial position and cash flows.

In an effort to maximize our collections of accounts receivable, we take a number of steps to collect amounts, including coinsurance and deductibles, owed by third party payors, government payors, referring physicians and patients. The process generally includes:

•	verification of complete insurance information and patient demographics,

•	active management and follow up on denials,

•	delivery of scheduled statements to patients, and/or

•	forwarding significant past due accounts to outside collection agencies.

Due to the fact that we operate on multiple billing platforms, we evaluate collectability and the related adequacy of our allowance for doubtful accounts using information from multiple sources. Not all of our systems produce the same level of information by payor or by aging classification and, therefore, we are unable to provide consolidated accounts receivable agings by payor class. However, we believe that sufficient information exists in each respective billing system to make reasonable estimates of our provision for doubtful accounts. In the future, we may convert legacy billing systems from businesses we have acquired to one or more common billing platforms. This could allow for the consolidation of billing data and information on a consistent basis.

Acquisitions

Through August 31, 2011, we have acquired 22 diagnostic services companies throughout the United States. The following summarizes the acquisitions we completed in 2008, 2009, 2010 and 2011.

2008 Acquisition

During 2008, we acquired 100 percent of the equity of one pathology practice for an aggregate purchase price (including acquisition costs) of $27.3 million and additional consideration in the form of contingent notes. The purchase price was funded primarily with proceeds from the issuance of Aurora Holdings’ Class A, C, and X membership interests of $7.3 million and borrowings under our previous term loan facility of $20.0 million.

2009 Acquisition

In November 2009, we acquired 100 percent of the equity of one pathology practice for an aggregate cash purchase price of $15.3 million. In addition, we issued contingent consideration, payable over three years based on the acquired practice’s future performance. We have estimated the fair value of the contingent consideration to be approximately $3.0 million. The cash portion of the purchase price was funded primarily with proceeds from the issuance of Class A-1 membership interests in June 2009.

2010 Acquisitions

On January 1, 2010, we acquired 100 percent of the equity of two pathology practices for an aggregate cash purchase price of $17.0 million. These acquisitions were consummated on January 1, 2010 and, therefore, the cash paid totaling $17.0 million was included in deposits and other non-current assets as of December 31, 2009. On March 12, 2010, we acquired 100 percent of the equity of a pathology practice for an aggregate cash purchase price of $22.5 million. On October 8, 2010, we acquired 100 percent of the equity of a pathology practice for an aggregate cash purchase price of approximately $14.0 million. Each transaction included contingent consideration payable over three to five years based on the acquired practices’ future performance. We have estimated the fair value of the contingent consideration and recorded a related liability as of the date of each acquisition. The maximum amount of the contingent consideration, assuming the acquisitions meet the maximum stipulated earnings level, is $49.1 million payable over three to five years.

We funded the cash portion of the acquisitions using $31.0 million of cash primarily related to member contributions from the holders of Aurora Holdings Class A-1 Units and an additional $8.5 million related to the sale of Aurora Holdings Class Z membership interests, as well as approximately $14.0 million of indebtedness under our revolving credit facility.

2011 Acquisitions

On January 1, 2011, we acquired 100 percent of the equity of two pathology practices for an aggregate cash purchase price of $36.9 million. These acquisitions were consummated on January 1, 2011 and, therefore, the cash paid totaling $36.9 million was included in deposits and other non-current assets as of December 31, 2010. Both transactions included contingent consideration payable over three to five years based on the acquired practices’ future performance. We have estimated the fair value of the contingent consideration and recorded a related liability as of the date of acquisition. At the date of acquisition, the maximum amount of the contingent consideration, assuming the acquisitions meet the maximum stipulated earnings level, was $18.9 million payable over three to five years.

On June 2, 2011, we acquired 100 percent of the equity of a pathology practice for an aggregate cash purchase price of $14.7 million. In addition, we issued contingent consideration, payable over three years based on the acquired practice’s future performance. We have estimated the fair value of the contingent consideration and recorded a related liability as of the date of acquisition. At the date of acquisition, the maximum amount of the contingent consideration, assuming the acquisition meets the maximum stipulated earnings level, was $15.3 million payable over three years.

On August 1, 2011, we acquired substantially all of the assets of a pathology practice for an aggregate cash purchase price of $26.5 million. In addition, we issued contingent consideration, payable over five years based on the acquired practice’s future performance. At the date of acquisition, the maximum amount of the contingent consideration, assuming the acquisition meets the maximum stipulated earnings level, was $19.0 million payable over five years.

The estimated fair value of the assets acquired and liabilities assumed in connection with the 2011 acquisitions is preliminary and will be finalized in 2011.

The following table summarizes the consideration paid for the acquisitions completed in 2008, 2009, 2010 and 2011.

Cash Paid

2008 Acquisition	$27,301
2009 Acquisition	$15,340
2010 Acquisitions	$53,435
2011 Acquisitions	$78,056

As a result of the significant number and size of the acquisitions completed over the last four years, many of the changes in our consolidated results of operations and financial position discussed below relate to the acquisitions completed in 2008, 2009, 2010 and 2011.

Results of Operations

The following table outlines, for the periods presented, our results of operations as a percentage of net revenues.

	Year Ended			Six Months Ended
	December 31,			June 30,
	2008	2009	2010	2010	2011

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses:
Cost of services	42.1	41.8	45.5	45.4	45.1
Selling, general and administrative expenses	21.0	21.5	23.1	23.2	23.4
Provision for doubtful accounts	5.1	5.5	5.8	6.0	6.8
Intangible asset amortization expense	9.1	8.5	8.9	9.2	8.5
Management fees	1.0	1.0	1.0	1.1	1.0
Impairment of goodwill and other intangible assets	—	4.7	2.3	—	—
Change in fair value of contingent consideration	—	—	0.5	1.0	2.4
Acquisition and business development costs	0.4	0.6	0.5	0.4	0.4
Equity-based compensation expense	0.7	—	—	—	—

Total operating costs and expenses	79.4	83.6	87.6	86.2	87.7

Income from operations	20.6	16.4	12.4	13.8	12.3

Other income (expense):
Interest expense	(13.7)	(11.1)	(8.0)	(7.5)	(12.5)
Write-off of deferred debt issue costs	—	—	(4.4)	(4.5)	—
Loss on extinguishment of debt	—	—	(1.1)	(2.3)	—
Other income	0.1	—	—	—	—

Total other expense, net	(13.6)	(11.1)	(13.5)	(14.2)	(12.5)

Income (loss) before income taxes	7.0	5.3	(1.0)	(0.4)	(0.2)
Provision for income taxes	0.3	—	0.7	1.2	1.0

Net income (loss)	6.7%	5.3%	(1.7)%	(1.6)%	(1.3)%

Our historical consolidated operating results do not reflect the results of operations of our acquisitions prior to the effective date of those acquisitions. As a result, our historical consolidated operating results may not be indicative of what our results of operations will be for future periods.

Comparison of the Six Months Ended June 30, 2011 and 2010

Net revenue

Net revenue increased approximately $29.4 million, or 29.0 percent, to $130.5 million for the six months ended June 30, 2011, from $101.1 million for the six months ended June 30, 2010. Organic revenue increased approximately $8.2 million, or 8.7 percent, from $94.6 million to $102.8 million, while the acquisitions in 2010 and 2011 added approximately $21.2 million of net revenue.

Total accessions grew by approximately 153,000 to 1,101,000 for the six months ended June 30, 2011, compared to 948,000 for the six months ended June 30, 2010. Organic accessions grew by 54,000, or 5.9 percent, to 970,000 for the six months ended June 30, 2011 compared to approximately 916,000 for the six months ended June 30, 2010. The average revenue per accession for organic accessions for the six months ended June 30, 2011 was approximately $106, up from $103 in the six months ended June 30, 2010. The increase in organic average revenue per accession was primarily due to a change in mix, with a higher percentage of accessions from anatomic pathology and lower percentage from clinical.

We expect the average revenue per accession of our organic business to fluctuate primarily as the result of changes in service mix, including the conversion of more global fee arrangements to TC or PC arrangements and further growth in women’s health pathology services, which should result in an increase of the number of clinical tests. Women’s health services and clinical tests generally have lower revenue per accession and, therefore, may decrease slightly our average revenue per accession. In addition, our growth rates and average revenue per accession may be positively or negatively impacted by the reimbursement market and the service mix and average revenue per accession of acquisitions completed in the future.

For the six months ended June 30, 2011 and 2010, our pathology diagnostic testing services accounted for substantially all of our revenue.

Cost of services

Cost of services increased approximately $12.9 million, or 28.2 percent, to $58.8 million for the six months ended June 30, 2011 from $45.9 million for the six months ended June 30, 2010. Of the total increase, $8.7 million related to the acquisitions completed after January 1, 2010 and the remaining $4.2 million related to our existing business. The increase in costs of services for our existing business included $0.8 million for higher physician costs and $1.8 million for higher technical processing costs primarily related to growth in accessions, particularly in histology and cytology. In addition, the costs associated with our new clinical lab in North Carolina and our other molecular testing offerings were higher by $1.2 million, and distribution costs increased by $0.4 million related primarily to additional routes.

As a percentage of net revenue, cost of services was 45.1 percent and 45.4 percent for the six months ended June 30, 2011 and 2010, respectively, and our gross margin was 54.9 percent and 54.6 percent for the six months ended June 30, 2011 and 2010, respectively.

Selling, general and administrative expenses

Selling, general and administrative expenses increased approximately $7.2 million, or 30.7 percent, to $30.6 million for the six months ended June 30, 2011 from $23.4 million for the six months ended June 30, 2010. Of the total increase, $3.3 million related to acquisitions, $1.6 million related to the labs we have operated for two full comparable six month periods and $2.3 million related to corporate expenses. Higher costs at our existing business were primarily for billing costs related to accessions growth and systems conversions, and sales and marketing costs, including sales commissions and donations for electronic medical records systems. The increased corporate expenses primarily related to the addition of personnel in accounting, field management and information technology (IT) to support growth and an increase in expense related to our performance incentive programs for corporate staff.

As a percentage of net revenue, selling, general and administrative expenses were 23.4 percent and 23.2 percent for the six months ended June 30, 2011 and 2010, respectively. We expect to make additional investments in selling, general and administrative expenses in 2011, including the addition of field sales representatives and marketing, managed care and IT personnel. In addition, we expect accounting, legal, compliance and other related costs to increase substantially in connection with the registration of the Senior Notes and our planned initial public offering.

Provision for doubtful accounts

Our provision for doubtful accounts increased approximately $2.9 million, or 47.0 percent, to $8.9 million for the six months ended June 30, 2011, from $6.0 million for the six months ended June 30, 2010. The amount of increase related to the acquisitions completed after January 1, 2010 was $2.2 million and the remaining increase of $0.7 million related to the labs we have operated for two full comparable six month periods. As a percentage of net revenue, the provision for doubtful accounts was 6.8 percent for the six months ended June 30, 2011 compared to 6.0 percent for six months ended June 30, 2010. Our provision for doubtful accounts as a percentage of revenue was negatively affected by a higher bad debt ratio related to acquisitions completed after January 1, 2010. These acquisitions had a ratio of 10.6 percent, compared to the ratio of 5.8 percent for labs we have operated for two full comparable six month periods. The provision for doubtful accounts for labs operated for the entire comparable six months was 5.8 percent compared to 5.5 percent for the six months ended June 30, 2010.

We expect our consolidated provision for doubtful accounts to range between 6.5 percent and 7.5 percent in future. The Company’s consolidated provision for doubtful accounts could be positively or negatively impacted by the provision for doubtful accounts for laboratories that we acquire in the future.

Intangible asset amortization expense (Amortization)

Amortization expense increased to $11.1 million for the six months ended June 30, 2011, from $9.3 million for the six months ended June 30, 2010 as a result of increases in our amortizable intangible assets associated with the acquisitions completed since January 1, 2010. We generally amortize our intangible assets over lives ranging from 5 to 18 years.

Management fees

Management fees increased approximately $0.2 million, or 26.6 percent, to $1.3 million for the six months ended June 30, 2011, compared to $1.1 million for the six months ended June 30, 2010. Management fees are based on 1.0 percent of net revenue plus expenses. The majority of the increase relates to the increase in our net revenue.

Acquisition and business development costs

Transaction costs associated with our completed acquisitions and business development costs related to our prospecting and unsuccessful acquisition activity amounted to $0.5 million for the six months ended June 30, 2011, compared to $0.4 million for the six months ended June 30, 2010.

Change in fair value of contingent consideration

For the six months ended June 30, 2011 and 2010, we recorded non-cash charges of $3.2 million and $1.0 million, respectively, to recognize increases in the estimated fair value of contingent consideration issued in connection with our acquisitions completed after January 1, 2009. These increases relate to changes from the original estimate of the fair value, including numerous variables such as the discount rate, remaining pay out period and the projected performance for each acquisition.

Interest expense

Interest expense increased approximately $8.7 million, or 114.4 percent, to $16.3 million for the six months ended June 30, 2011, from $7.6 million for the six months ended June 30, 2010. The increase in interest expense was primarily due to interest expense related to our 10.75% Senior Notes, partially offset by lower average balances and interest rates related to our term loans. For the six months ended June 30, 2011 our average debt balance was $320.3 million at an effective rate of 10.2 percent, compared to an average debt balance of $221.2 million and an effective rate of 6.9 percent for the same period in 2010.

Write-off of deferred debt issue costs

On May 26, 2010, we entered into a new $335.0 million credit facility, which was used, in part, to refinance our prior credit facilities. In connection with the refinancing, we recorded a non-cash write-off of the remaining unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.5 million related to our prior credit facilities.

Loss on extinguishment of debt

In connection with the refinancing of our prior credit facilities on May 26, 2010, we repaid all amounts outstanding under our prior credit facilities entered into during December 2007 and incurred a $2.3 million prepayment penalty.

Provision for income taxes

We are a Delaware limited liability company for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, we generally have not been subject to income taxes, and the income attributable to us has been allocated to the members of Aurora Holdings in accordance with the terms of the Aurora Holdings LLC Agreement. We have made tax distributions to the members in amounts designed to provide such members with sufficient cash to pay taxes on their allocated income. However, certain of our subsidiaries are structured as corporations and therefore are subject to federal and state income taxes. The provision for federal and state income taxes for these subsidiaries, as reflected in our condensed consolidated financial statements amounted to $1.4 million and $1.2 million for the six months ended June 30, 2011 and 2010, respectively.

Comparison of the Year Ended December 31, 2010 and 2009

Net Revenue

Net revenue increased approximately $41.2 million, or 24.1 percent, to $212.8 million for the year ended December 31, 2010, from $171.6 million for the year ended December 31, 2009. Organic revenue decreased approximately $1.5 million, or 0.9 percent, from $167.0 million to $165.5 million, while the acquisitions in 2009 and 2010 added approximately $42.7 million of net revenue.

Total accessions grew by 419,000 to 1,974,000 for the year ended December 31, 2010, compared to 1,557,000 for the year ended December 31, 2009. Organic accessions grew by 66,000, or 4.3 percent, to 1,584,000 for the year ended December 31, 2010 compared to approximately 1,518,000 for the year ended December 31, 2009. The average revenue per accession for organic accessions decreased 5.0 percent from approximately $110 to approximately $104 primarily due to a change in service mix. This change in service mix resulted primarily from more referring physicians converting from global pathology services, where we provide both the TC and PC of the accession, to a TC or PC arrangement, where we receive only a portion of the revenue for the accession. In these cases, our net revenue per accession has declined due to the fact that we no longer receive the entire global fee for the accession but instead only receive the revenue for the TC or PC service we provide.

We expect the average revenue per accession of our organic business to continue to decline primarily as the result of changes in service mix, including our growth in women’s health pathology services, which will result in an increase of the number of clinical tests we perform, which tend to have lower revenue per accession and, therefore, decrease slightly our average revenue per accession. In addition, our growth rates and average revenue per accession may be positively or negatively impacted by the reimbursement market, service mix and average revenue per accession of acquisitions completed in the future.

Our pathology diagnostic testing services accounted for substantially all of our revenue for 2009 and 2010.

Cost of Services

Cost of services increased approximately $25.1 million, or 35.0 percent, to $96.9 million for the year ended December 31, 2010 from $71.8 million for the year ended December 31, 2009. Of the total increase, $17.8 million related to the acquisitions completed in 2009 and 2010 and the remaining $7.3 million related to our existing business. The increase in costs of services for our existing business was primarily attributable to $3.1 million higher physician costs, including approximately $0.6 million of severance and additional costs for pathologists hired to provide diagnostic services to our referring physicians in the Arizona, Massachusetts and Minnesota markets. In addition, the costs associated with our new clinical lab in North Carolina and other new lab operations were higher by $2.5 million, and distribution costs were higher by $1.0 million. The new clinical lab became operational in March 2010 and will complement our existing anatomic pathology services, specifically for the women’s health pathology market. For the year ended December 31, 2010, this new clinical lab had a loss from operations of approximately $1.4 million.

As a percentage of net revenue, cost of services was 45.5 percent and 41.8 percent for the years ended December 31, 2010 and 2009, respectively. The major factors negatively impacting the cost of services percentage for 2010 compared to 2009 included the severance and clinical lab start up costs, as well as the reduction in the average net revenue per accession. As a result the gross margin was 54.5 percent and 58.2 percent for the years ended December 31, 2010 and 2009, respectively. We currently anticipate that our gross margin will decline slightly due to a combination of lower average revenue per accession and increased costs related to pathologist retention and replacement and higher costs and lower gross margins in our women’s health pathology services, including clinical tests. Cost of services and our related gross profit percentages may be positively or negatively impacted by the market, service mix and unit price dynamics of acquisitions completed in the future.

Selling, general and administrative expenses

Selling, general and administrative expenses increased approximately $12.2 million, or 33.3 percent, to $49.1 million for the year ended December 31, 2010 from $36.9 million for the year ended December 31, 2009. Of the total increase, $8.1 million related to the 2009 and 2010 acquisitions, $2.4 million related to our existing business and $1.7 million related to corporate expenses. The increased selling, general and administrative expenses in our existing business primarily related to sales and marketing initiatives including the increase in the number of sales representatives, subsidies of electronic medical record systems to clients and our introduction of doc2MD.

As a percentage of net revenue, selling, general and administrative expenses were 23.1 percent and 21.5 percent for the years ended December 31, 2010 and 2009, respectively. Selling, general and administrative expenses as a percentage of revenue increased due to the lower average revenue per accession and the expansion of sales and marketing activities during the second half of 2009 and the first half of 2010. We expect to make additional investments in selling, general and administrative expenses in 2011, including the addition of field sales representatives, marketing and IT personnel. In addition, we expect accounting, legal, compliance and other related costs to increase substantially in connection with this exchange offer and our planned initial public offering.

Provision for doubtful accounts

Our provision for doubtful accounts increased $2.9 million, or 30.6 percent, to $12.4 million for the year ended December 31, 2010, from $9.5 million for the year ended December 31, 2009. The increase related to the acquisitions completed in 2009 and 2010, partially offset by $0.3 million lower bad debts at the labs we have operated for at least two full years. As a percentage of net revenue, the provision for doubtful accounts was 5.8 percent for the year ended December 31, 2010, compared to 5.5 percent for year ended December 31, 2009.

We expect our consolidated provision for doubtful accounts of our existing businesses to range between 6.5 percent and 7.5 percent in future. The future provision for doubtful accounts could be positively or negatively impacted by the bad debt experience of future acquired laboratories.

Intangible asset amortization expense (Amortization)

Amortization expense increased to $18.9 million for the year ended December 31, 2010, from $14.6 million for the year ended December 31, 2009 as a result of increases in our amortizable intangible assets associated with the 2009 and 2010 acquisitions. We amortize our intangible assets over a weighted average lives ranging from 4 to 18 years.

Management fees

Management fees increased $0.4 million, or 23.1 percent, to $2.2 million for the year ended December 31, 2010, compared to $1.8 million for the year ended December 31, 2009. Management fees are based on 1.0 percent of net revenue plus expenses. The majority of the increase relates to the increase in our net revenue.

Impairment of goodwill and other intangible assets

For purposes of testing goodwill for impairment, each of our acquired practices, with the exception of two practices for which operations have been combined, was considered a separate reporting unit. To estimate the fair value of the reporting units, we utilize a discounted cash flow model as the primary approach to value supported by a market approach guideline public company method, or the GPC Method, which is used as a reasonableness test. We believe that a discounted cash flow analysis is the most appropriate methodology to test the recorded value of long-term assets with a demonstrated long-lived value. The results of the discounted cash flow provide reasonable estimates of the fair value of the reporting units because this approach is based on each respective unit’s actual results and reasonable estimates of future performance, and also takes into consideration a number of other factors deemed relevant by management, including but not limited to, expected future market revenue growth and operating profit margins. We have consistently used these approaches in determining the value of goodwill. We consider the GPC Method to be an adequate reasonableness test which utilizes market multiples of industry participants to corroborate the discounted cash flow analysis. We believe this methodology is consistent with the approach that any strategic market participant would utilize if they were to value one of our reporting units.

The following assumptions were made by management in determining the fair value of the reporting units and related intangibles as of September 30, 2010: (a) the discount rates ranged between 13 percent and 21 percent, based on relative size and perceived risk of the reporting unit; (b) an average compound annual growth rate of 7.1 percent during the five year forecast period; and (c) earnings before interest, taxes, depreciation, and amortization with an average reporting unit level passing margin of 35.9 percent. These assumptions are based on: (a) the actual historical performance of the reporting units and (b) management’s estimates of future performance of the reporting units.

We also consider the economic outlook for the health care services industry and various other factors during the testing process, including hospital and physician contract changes, local market developments, changes in third-party payor payments, and other publicly available information.

As of September 30, 2010, we tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment charge of $4.9 million resulting from a write down of $2.0 million in the carrying value of goodwill and a write down of $2.9 million in the carrying value of other intangible assets. The write down of the goodwill and intangible assets related to one reporting unit. Regarding this reporting unit, we believe events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2010 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenue and operating profit of the reporting unit.

In connection with our testing of goodwill and intangible assets as of September 30, 2010, three of the fifteen other reporting units were calculated to have fair values that were not substantially in excess of their carrying values. As of September 30, 2010, these three reporting units had goodwill in the amounts of $9.1 million, $12.5 million and $22.8 million allocated to them and their fair values exceeded their carrying values by 7 percent, 9 percent and 6 percent, respectively. As noted above, assumptions were made regarding the revenue, operating expense, and anticipated economic and market conditions related to each of the reporting units as part of the impairment analysis. Assumptions made regarding future operations involve significant uncertainty, particularly with regard to anticipated economic and market conditions that are beyond the control of the Company’s management. Two of the three reporting units which had fair values that were not substantially in excess of their carrying values were acquired between November 2009 and March 2010. With less than a year of operating experience for these reporting units, assumptions may involve a higher level of uncertainty than for those reporting units with longer operating history. Potential events or circumstance that could negatively impact future performance include, but are not limited to, losses of significant customers or hospital contracts, changes in regulations or reimbursement rates and increased internalization of diagnostic testing by clients.

In September 30, 2009, we tested goodwill and intangible assets for potential impairment. The following assumptions were made by management in determining the fair value of the reporting units and related intangibles as of September 30, 2009: (a) the discount rates ranged between 13.0 percent and 15.0 percent, based on relative size and perceived risk of the reporting unit; (b) an average CAGR of 7.5 percent during the five year forecast period; and (c) EBITDA, with an average reporting unit level margin of 38.9 percent. These assumptions are based on: (a) the actual historical performance of the reporting units and (b) management’s estimates of future performance of the reporting units. Based upon the results of its testing, at September 30, 2009, we recorded a non-cash impairment expense of $8.0 million resulting from a write down of $6.6 million in the carrying value of goodwill and a write down of $1.4 million in the carrying value of intangible assets. The write down of the goodwill and intangible assets related to one reporting unit which lost significant customers during 2009.

As of December 31, 2010, we had goodwill and net intangible assets of $456.2 million. Many factors, including competition, general economic conditions, health care reform, third party payment patterns and industry consolidation, could have a negative impact on one or more of our reporting units used in evaluating for impairment. Therefore, we may experience additional impairment charges in future periods.

Change in fair value of contingent consideration

For the year ended December 31, 2010, we recorded a non-cash charge of $1.0 million to recognize an increase in the estimated fair value of contingent consideration issued in connection with our acquisitions completed after January 1, 2009. This increase relates to changes from the original estimate of the fair value, including numerous variables such as the discount rate, remaining pay out period and the projected performance for each acquisition.

Acquisition and business development costs

On January 1, 2009, we adopted a new accounting standard related to accounting for business combinations using the acquisition method of accounting (previously referred to as the purchase method). In connection with this adoption, for the years ended December 31, 2010 and 2009 we expensed $1.0 million and $1.1 million, respectively, of transaction costs associated with our completed acquisitions and business development costs related to our prospecting and unsuccessful acquisition activity.

Interest Expense

Interest expense decreased approximately $2.0 million, or 10.2 percent, to $17.0 million for the year ended December 31, 2010, from $19.0 million for the year ended December 31, 2009. The decrease in interest expense was primarily due to average lower effective interest rates, partially offset by higher average balances owed during the last two quarters of 2010. For the year ended December 31, 2010 our average debt balance was $221.0 million at an effective rate of 7.4 percent, compared to an average term loan balance of $214.3 million and an effective rate of 8.8 percent for the same period in 2009.

Write-off of deferred debt issue costs

On May 26, 2010, we entered into a new $335.0 million credit facility, which was used, in part, to refinance our prior credit facilities. In connection with the refinancing, we recorded a non-cash write-off of the remaining unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.5 million related to our prior credit facilities.

On December 20, 2010, we issued the notes. We used a portion of the proceeds from the issuance of the Senior Notes to repay $110.0 million of the $224.4 million principal then owed under our term loan. In connection with the repayment, we recorded a non-cash write-off of the pro rata portion of unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.7 million related to our prior credit facilities. See “— Liquidity and Capital Resources.”

Loss on extinguishment of debt

In connection with the refinancing of our prior credit facilities on May 26, 2010, we repaid all amounts outstanding under our prior credit facilities entered into during December 2007 and incurred a $2.3 million prepayment penalty.

Provision for Income Taxes

We are a Delaware limited liability company for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, we generally have not been subject to income taxes, and the income attributable to us has been allocated to the members of Aurora Holdings in accordance with the terms of the Aurora Holdings LLC Agreement. We have made tax distributions to the members in amounts designed to provide such members with sufficient cash to pay taxes on their allocated income. However, certain of our subsidiaries are structured as corporations and therefore are subject to federal and state income taxes. The provision for federal and state income taxes, for these subsidiaries, as reflected in our consolidated financial statements, was approximately $1.5 million for the year ended December 31, 2010.

Comparison of the Years Ended December 31, 2009 and 2008

Net Revenue

Net revenue increased $13.7 million or 8.7 percent to $171.6 million for the year ended December 31, 2009 from $157.9 million for the year ended December 31, 2008. Organic revenue increased $11.5 million or 7.7 percent from $150.2 million to $161.8 million, and the remaining increase of $2.2 million reflects the impact of the 2009 and 2008 acquisitions.

Organic accessions grew by approximately 64,000, or 4.5 percent, to approximately 1.5 million for the year ended December 31, 2009 from approximately 1.4 million for the year ended December 31, 2008. The organic volume growth resulted from the expansion of our sales force in late 2008 and early 2009. The average revenue per accession increased 3.0 percent from approximately $106 to approximately $109 resulting from a combination of an increase in reimbursement (price) and the ordering of additional tests for accessions related to cervical screenings.

Our pathology diagnostic testing services accounted for substantially all of our 2009 and 2008 revenue.

Cost of Services

Cost of services for the year ended December 31, 2009 increased $5.4 million or 8.1 percent to $71.8 million from $66.4 million for the year ended December 31, 2008. Cost of services related to our organic revenue grew 7.2 percent or $4.6 million, primarily related to our organic growth in accessions of 4.5 percent. The increase in our cost of services also included approximately $0.3 million related to start-up costs of our clinical lab in North Carolina. The clinical lab became operational in March 2010 and will complement our existing anatomic pathology services, specifically for the women’s health pathology market. The remaining increase in cost of services was $0.5 million related to the 2009 and 2008 acquisitions.

As a percentage of revenue, cost of services for both periods was approximately 42.0 percent resulting in a gross margin of approximately 58.0 percent for both periods. We currently anticipate our gross margin to decline slightly due to a combination of lower average revenue per accession and increased costs related to pathologist retention and replacement and higher costs and lower gross margins in our women’s health pathology services, including clinical tests. Cost of services and our related profit percentages may be positively or negatively impacted by the market, service mix and unit price dynamics of acquisitions completed in the future.

Selling, general and administrative expenses

Selling, general and administrative expenses increased $3.7 million, or 11.0 percent, to $36.9 million for the year ended December 31, 2009 from $33.2 million for the year ended December 31, 2008. Of the total increase, $0.4 million related to the 2009 and 2008 acquisitions and $3.3 million related to our existing business. Of the total increase of $3.7 million, approximately $1.8 million relates to sales and marketing initiatives including the increase in the number of sales representatives and our introduction of doc2MD. In addition, our billing costs increased $0.6 million primarily related to the increase in accessions and the 2009 and 2008 acquisitions. For both periods billing costs were approximately 4.5 percent of net revenue.

Selling, general and administrative expenses, as a percent of net revenue, increased slightly to 21.5 percent from 21.0 percent for the year ended December 31, 2008. The primary reason for this increase was the expansion of sales and marketing activities in the year ended December 31, 2009.

Provision for doubtful accounts

Our provision for doubtful accounts increased $1.5 million or 18.1 percent to $9.5 million from $8.0 million for the year ended December 31, 2008. Approximately $0.7 million relates to the increase in the total net revenue of $13.7 million. The remainder of the increase of $0.8 million related to the increase in the overall provision as a percent of net revenue to 5.5 percent from 5.1 percent for the year ended December 31, 2008. A major factor contributing to this increase was slower payment patterns in certain markets such as Michigan and an increase in our historical write-offs related to uncollectible accounts, primarily patient accounts.

Intangible asset amortization expense (Amortization)

Amortization expense for the year ended December 31, 2009 increased to $14.6 million from $14.3 million for the year ended December 31, 2008 related to increases in our amortizable intangible assets associated with the 2009 and 2008 acquisitions. We amortize our intangible assets over a weighted average lives ranging from 4 to 18 years.

Management fees

Management fees increased $0.2 million to $1.8 million for the year ended December 31, 2009 compared to $1.6 million for the year ended December 31, 2008. Management fees are based on 1.0 percent of net revenue plus expenses. The majority of the increase relates to the increase in our net revenue.

Impairment of goodwill and other intangible assets

For purposes of testing goodwill for impairment, each of our acquired practices is considered a separate reporting unit. To estimate the fair value of the reporting units, we utilize a discounted cash flow model as the primary approach to value supported by a market approach guideline public company method, or the GPC Method, which is used as a reasonableness test. We believe that a discounted cash flow analysis is the most appropriate methodology to test the recorded value of long-term assets with a demonstrated long-lived value. The results of the discounted cash flow provide reasonable estimates of the fair value of the reporting units because this approach is based on each respective unit’s actual results and reasonable estimates of future performance, and also takes into consideration a number of other factors deemed relevant by management, including but not limited to, expected future market revenue growth and operating profit margins. We have consistently used these approaches in determining the value of goodwill. We consider the GPC Method to be an adequate reasonableness test which utilizes market multiples of industry participants to corroborate the discounted cash flow analysis. We believe this methodology is consistent with the approach that any strategic market participant would utilize if they were to value one of our reporting units.

The following assumptions were made by management in determining the fair value of the reporting units and related intangibles as of September 30, 2009: (a) the discount rates ranged between 13.0 percent and 15.0 percent, based on relative size and perceived risk of the reporting unit; (b) an average compound annual growth rate of 7.5 percent during the five year forecast period; and (c) earnings before interest, taxes, depreciation, and amortization with an average reporting unit level margin of 38.9 percent. These assumptions are based on: (a) the actual historical performance of the reporting units and (b) management’s estimates of future performance of the reporting units.

We also consider the economic outlook for the health care services industry and various other factors during the testing process, including hospital and physician contract changes, local market developments, changes in third-party payor payments, and other publicly available information.

As of September 30, 2009, we tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment charge of $8.0 million resulting from a write down of $6.6 million in the carrying value of goodwill and a write down of $1.4 million in the carrying value of other intangible assets. The write down of the goodwill and intangible assets related to one reporting unit. Regarding this reporting unit, we believe events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2009 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenue and operating profit of the reporting unit.

As of December 31, 2009, we had goodwill and net intangible assets of $386.4 million. Many factors, including competition, general economic conditions, health care reform, third party payment patterns and industry consolidation, could have a negative impact on one or more of our reporting units used in evaluating for impairment. Therefore, we may experience additional impairment charges in future periods.

Acquisition and business development costs

On January 1, 2009, we adopted a new accounting standard related to accounting for business combinations using the acquisition method of accounting (previously referred to as the purchase method). In connection with this adoption, during 2009, we expensed $0.6 million of transaction costs associated with our completed acquisitions, which under the prior accounting would have been capitalized as part of the purchase price. In addition, we expensed $0.5 million of business development costs related to our prospecting and unsuccessful acquisition activity. Prior year amounts related to unsuccessful acquisitions and business development activities were reclassified to acquisition and business development costs from selling, general and administrative expenses for comparative purposes.

Equity based compensation expense

There was no equity based compensation expense recorded for the year ended December 31, 2009 because no equity awards were granted during 2009. The prior year amount of $1.2 million related to equity incentive awards granted in July 2008. The fair value of each Aurora Holdings’ membership interest unit granted in 2008 was estimated using the following assumptions:

Interest Expense

Interest expense for the year ended December 31, 2009 decreased to $19.0 million from $21.6 million for the year ended December 31, 2008, partially due to lower outstanding borrowings under our previous term loan, as well as lower effective interest rates. During 2009, we paid down $8.2 million of our existing term loan facility. In addition, $125.0 million of the balance outstanding on the term loan facility had a fixed interest rate, through our interest rate swap, at an effective interest rate of 9.9 percent, while the remaining average balance of $88.2 million had interest based on a floating LIBOR rate. For the year ended December 31, 2009, the average 30 day LIBOR was 0.33 percent compared to 2.66 percent for the year ended December 31, 2008. Therefore, the majority of the reduction in interest expense related to the lower effective interest rate on our floating rate debt.

Other Income

Other income primarily consists of interest earned on our cash and cash equivalents.

Provision for Income Taxes

We are a Delaware limited liability company for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, we generally have not been subject to income taxes and the income attributable to us has been allocated to the members of Aurora Holdings in accordance with the terms of the Aurora Holdings LLC Agreement. We have made tax distributions to the members in amounts designed to provide such members with sufficient cash to pay taxes on their allocated income. However, certain of our subsidiaries are structured as corporations, and therefore are subject to federal and state income taxes.

Liquidity and Capital Resources

Since inception, we have primarily financed operations through capital contributions from our equityholders, long term debt financing and cash flow from operations. On May 26, 2010, we entered into a senior secured credit facility of $335.0 million with Barclays Bank PLC and certain other lenders. Our senior secured credit facility included a six-year $225.0 million senior secured term loan, which we refer to as the Term Loan, due in April 2016 and a $110.0 million senior secured revolving credit facility, which we refer to as the Revolver, that matures May 2015, of which $50.0 million was available immediately upon the closing of the credit facility and of which $60.0 million became available on December 20, 2010, when we amended the credit facility and issued the senior notes. This facility bears interest, at our option, at a rate initially equal to the prime rate plus 3.25 percent per annum or LIBOR (subject to a floor of 2.00 percent) plus 4.25 percent per annum and the balance of approximately $114.4 million as of June 30, 2011 is due for repayment on May 26, 2016. In connection with our acquisition on August 1, 2011, we borrowed $14.0 million under our revolving credit facility, leaving an available balance of $96.0 million.

On May 26, 2010, in connection with our entry into our current senior secured credit facility, we repaid all amounts outstanding under the credit facilities we entered into in December 2007 with a syndicate of lenders. Our previous credit facilities provided for loan commitments of up to $255.0 million and for the lenders thereunder to provide financing for us to repay the outstanding balance of our former term loan facility, fund working capital and acquire certain businesses. Our previous credit facilities, which we entered in December 2007, included a revolving loan, not in excess of $5.0 million and term loans, with a first and second lien, not in excess of $165.0 million and $85.0 million, respectively.

On December 20, 2010, we issued our senior notes that are the subject of this exchange offer. The notes mature on January 15, 2018 and bear interest at an annual rate of 10.75%, which is payable each January 15th and July 15th. The first payment was made on July 15, 2011. In accordance with the indenture governing the notes, we are subject to certain limitations on issuing additional debt. The notes are redeemable at our option beginning on January 15, 2015 at 105.375% of par, plus accrued interest. The redemption price decreases to 102.688% of par on January 15, 2016 and to 100% of par on January 15, 2017. Under certain circumstances, prior to January 15, 2015, we may at our option redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes, plus accrued interest and a premium as defined in the notes indenture. The notes rank equally in right of repayment with all of our other senior indebtedness, but subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness.

On December 20, 2010, in connection with the closing of the offering of our senior notes, we amended our senior secured credit facility and applied $129.0 million of the net proceeds that we received from the offering to repay $19.0 million in principal owed under our amended and restated Revolver and $110.0 million of the $224.4 million principal then owed under our amended and restated Term Loan. As of June 30, 2011, we had $114.4 million outstanding under the amended and restated Term Loan and no balance outstanding under the amended and restated Revolver, with an available balance under the Revolver of $110.0 million.

On March 21, 2007, in conjunction with an acquisition transaction, we entered into a subordinated, unsecured contingent note with a prior owner of one of our acquired practices. The payment amount was determined by the practice’s cumulative EBITDA over a three-year period, with a minimum payment not to be less than $1.0 million and a maximum payment not to exceed $2.0 million. Payment amounts included a 5.5 percent interest rate factor, thus we recorded the contingent note in the original purchase price at its minimum payment amount, discounted by the interest rate factor of 5.5 percent. The original discount of $0.1 million was amortized into interest expense over the term of the contingent note using the interest method. The final payment of $0.4 million on this note was made in 2010.

On April 30, 2007 in conjunction with an acquisition transaction, we entered into a subordinated, unsecured contingent note with prior owners of one of our acquired practices. The payment amount is determined by the practice’s cumulative EBITDA over a five-year period, with a minimum payment not to be less than $15.0 million and a maximum payment not to exceed $30.0 million. Payment amounts include a 5.5 percent interest rate factor, thus we recorded the contingent note in the original purchase price at its minimum payment amount, discounted by the interest rate factor of 5.5 percent. The original discount of $2.2 million is being amortized into interest expense over the term of the contingent note using the effective interest rate method.

Long-term debt consists of the following as of June 30, 2011 (in thousands):

June 30, 2011

Term Loan	$114,438
Subordinated unsecured contingent note, dated April 30, 2007	5,528
Senior Notes	200,000
Capital lease obligations	275

Total:	320,241
Less:
Original issue discount, net	(1,402)
Current portion	(2,753)

Long-term debt, net of current portion	$316,086

As of June 30, 2011, future maturities of long-term debt are as follows (in thousands):

Years Ending December 31,

2011	$2,720
2012	2,910
2013	79
2014	67
2015	18
2016	114,447
Thereafter	200,000

$320,241

Contingent Consideration for acquisitions prior to January 1, 2009

In connection with the majority of our acquisitions, we have agreed to pay additional consideration annually over future periods of two to five years, based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective agreements. For acquisitions prior to January 1, 2009, we do not accrue contingent consideration obligations prior to the attainment of the objectives and the amount owed becomes fixed and determinable. For the years ended December 31, 2008, 2009, 2010 and the six months ended June 30, 2011, we paid consideration under contingent notes of $12.5 million, $12.7 million, $17.0 million and $12.1 million, respectively, related to acquisitions prior to January 1, 2009, resulting in the recognition of additional goodwill.

Assuming the practices acquired prior to January 1, 2009 achieve future annual operating earnings consistent with the most recent annual periods for the respective practices, contingent note payments for the acquisitions prior to January 1, 2009 would be approximately $0.6 million for the remainder of the year ending December 31, 2011, and $6.9 million and $6.2 million for the years ending December 31, 2012 and 2013, respectively. As of June 30, 2011, assuming the practices acquired prior to January 1, 2009, achieve the cumulative maximum level of operating earnings stipulated over the full term of the agreement, the potential maximum principal amount of contingent consideration payable, over the next three years is approximately $64.6 million. Lesser amounts will be paid if the practices’ actual earnings are below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. Any future payments of contingent consideration for acquisitions completed prior to January 1, 2009 would be accounted for as additional purchase price and increase goodwill.

Contingent Consideration for acquisitions subsequent to January 1, 2009

As of June 30, 2011, the fair value of contingent consideration related to acquisitions completed subsequent to January 1, 2009 was $39.8 million, representing the present value of approximately $51.3 million in estimated future payments over the next three to five years. For practices acquired subsequent to January 1, 2009, the potential maximum principal amount of contingent consideration payable, over the next five years is $88.5 million. Lesser amounts will be paid if the practices’ actual earnings are below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. For acquisitions completed subsequent to January 1, 2009, future payments of contingent consideration will be reflected in the change in the fair value of the contingent consideration.

Working capital

As of June 30, 2011, we had $36.5 million in cash and cash equivalents deposited at high quality financial institutions. Our primary uses of cash are to fund our operations, service debt including contingent notes, make acquisitions and purchase property and equipment. Cash used to fund our operations excludes the impact of non-cash items, such as the allowance for doubtful accounts, depreciation, impairments of goodwill and other intangible assets, changes in the fair value of the contingent consideration and non-cash stock-based compensation, and is impacted by the timing of our payments of accounts payable and accrued expenses and collections of accounts receivable.

As of June 30, 2011, we had working capital of $34.5 million, excluding deferred tax assets, current portion of long-term debt and current portion of fair value of contingent consideration. We expect to continue to spend substantial amounts of capital to grow our business and acquire diagnostics businesses. We believe our current cash and cash equivalents, together with cash from operations, available borrowings under our credit facility and any future financing, will be sufficient to fund our capital requirements through 2012.

Cash flows from operating activities

Net cash provided by operating activities during the six months ended June 30, 2011 was $27.8 million compared to $10.4 million for the six months ended June 30, 2010. Net cash provided by operating activities for the six months ended June 30, 2011, reflected a net loss of $1.6 million and certain adjustments for non-cash items, including $13.1 million of depreciation and amortization, $1.0 million of debt issue costs amortization, and a $3.2 million non-cash charge for the change in fair value of contingent consideration, partially offset by a $2.3 million decrease in deferred income taxes. Net cash provided by operating activities for the six months ended June 30, 2011 also reflected increases and decreases in working capital, including a $0.4 million increase in prepaid expenses, a $1.4 million decrease in prepaid income taxes, a $10.9 million increase in accrued interest primarily related to the interest on our 10.75% Senior Notes, a $0.9 million increase in accounts payable and accrued expenses, and a $1.2 million increase in accrued compensation. As of June 30, 2011 our DSO (Days Sales Outstanding) was 40 days, which is down from 41 days as of December 31, 2010.

Net cash provided by operating activities during the year ended December 31, 2010 was $27.0 million compared to $36.4 million during the year ended December 31, 2009. Net cash provided by operating activities for the year ended December 31, 2010 reflected a net loss of $3.7 million, which included $22.3 million of depreciation and amortization, $1.4 million of debt issue costs amortization, $9.3 million for write-offs of deferred debt issue costs, a $2.3 million loss on extinguishment of debt, a $1.0 million non-cash charge for the change in fair value of contingent consideration, and a $4.9 million non-cash charge for impairment of goodwill and other intangible assets. Net cash provided by operating activities for the year ended December 31, 2010 also reflected an increase in net accounts receivable of $5.8 million, a $1.3 million increase in prepaid income taxes and a $2.2 million decrease in accrued interest, $1.9 million of deferred income taxes and a $0.7 million increase in accrued compensation. Net accounts receivable increased due to a billing conversion at one of our labs acquired in 2010, which resulted in a delay in collections and billing delays. As of December 31, 2010 our DSO (Days Sales Outstanding) was 41 days, which was an increase of 7 days from 34 days as of December 31, 2009, primarily as a result of the factors above. Net cash provided by operating activities for the year ended December 31, 2009 reflected net income of $9.0 million, which included $17.1 million of depreciation and amortization, a $8.0 million impairment of goodwill and other intangibles, $1.1 million of debt issue costs amortization, a $1.8 million increase in accounts payable and accrued expenses and a $1.5 million increase in accrued compensation.

Net cash provided by operating activities during the year ended December 31, 2009 was $36.4 million compared to $29.0 million during the year ended December 31, 2008. The increase related primarily to an increase in net income after giving effect to the non-cash charge for the impairment of goodwill and intangible assets. As of December 31, 2009 our DSO averaged 34 days compared to 32 days in 2008.

Cash flow used in investing activities

Net cash used in investing activities during the six months ended June 30, 2011 was $30.2 million compared to $37.3 million during the six months ended June 30, 2010. Net cash used in investing activities during the six months ended June 30, 2011 consisted of $2.0 million of purchases of property and equipment, $14.5 million for the payment of contingent notes and $14.0 million for acquisitions.

In connection with the acquisitions, we have agreed to pay additional consideration in future periods based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective acquisition agreements. For all acquisitions prior to January 1, 2009, we do not accrue contingent consideration obligations prior to the attainment of the objectives, and the amount owed becomes fixed and determinable. For the six months ended June 30, 2011 we paid contingent consideration of $12.1 million related to acquisitions completed prior to January 1, 2009.

Net cash used in investing activities during the year ended December 31, 2010 was $90.9 million compared to $49.3 million during the year ended December 31, 2009. Net cash used in investing activities during the year ended December 31, 2010 consisted of $3.2 million of purchases of property and equipment, $17.0 million for the payment of contingent notes, $33.7 million for our acquisitions completed March 12, 2010 and October 8, 2010, net of cash acquired, and $37.0 million of deposit payments on December 31, 2010 to acquire 100 percent of the equity of two pathology practices. These acquisitions were consummated on January 1, 2011 and are therefore included in deposits as of December 31, 2010. The purchases of equipment during 2010 included $1.7 million of computer equipment and software, $1.1 million of laboratory equipment, and $0.4 million related to automobiles, furniture and leasehold improvements.

Net cash used in investing activities during the year ended December 31, 2009 was $49.3 million compared to $46.3 million during the year ended December 31, 2008. Net cash used in investing activities during the year ended December 31, 2009 consisted of $3.0 million of purchases of property and equipment, $16.9 million for deposits (primarily for acquisitions completed January 1, 2010), $12.7 million for the payment of contingent notes and $16.7 million for acquisitions, net of cash acquired. The purchases of equipment during 2009 primarily consist of $1.0 million related to computer equipment and software, $1.3 million related to laboratory equipment, and $0.7 million related to automobiles, furniture and leasehold improvements.

Cash flows from financing activities

Net cash used in financing activities for the six months ended June 30, 2011 was $1.1 million compared to $2.1 million provided by financing activities for the six months ended June 30, 2010. For the six months ended June 30, 2011, we paid approximately $0.7 million of debt issue costs and $0.3 million of public offering costs.

Net cash provided by financing activities for the year ended December 31, 2010 was $76.4 million compared to $33.0 million provided by financing activities for the year ended December 31, 2009. In May 2010 we borrowed $225.0 million under our senior secured first lien term loan. From these borrowings, we repaid all amounts outstanding under our previous term loan of $209.1 million. In December 2010, we issued $200.0 million unsecured senior notes and used $110.0 million of the proceeds to repay a portion of the May 2010 senior secured first lien term loan. On March 12, 2010, we issued Class Z capital to members of the Company for total consideration of $8.5 million. On May 26, 2010, in connection with our recently completed refinancing, we redeemed all of the outstanding Class Z membership interests of Aurora Holdings and paid approximately $0.2 million of accrued dividends. For the year ended December 31, 2010, we paid approximately $20.2 million of debt issue costs and $3.7 million of public offering costs, and we repaid $2.9 million of subordinated notes payable.

Net cash provided by financing activities for the year ended December 31, 2009 was $33.0 million compared to $16.0 million for the year ended December 31, 2008. For the year ended December 31, 2009, we received proceeds of $50.3 million in connection with the issuance of 21,382 Aurora Holdings Class A-1 membership interests. In connection with the Class A-1 issuance, we incurred $3.1 million of costs which were recorded as a reduction in members’ equity. In addition, during 2009 we made repayments of $8.2 million and $3.0 million under our previous term loan facilities and subordinated notes payable, respectively. Also during 2009, in accordance with the Aurora Holdings LLC Agreement, we made tax distributions to certain members totaling $2.8 million.

Contractual Obligations and Commitments

The following table sets forth our long-term contractual obligations and commitments as of December 31, 2010 (in thousands):

	Payments Due by Period
Contractual Obligations	2011	2012	2013	2014	2015	Thereafter	Total

Term loans	$—	$—	$—	$—	$—	$114,437	$114,437
Senior unsecured notes	—	—	—	—	—	200,000	200,000
Capital lease obligations	82	90	99	87	31	4	393
Estimated interest on term loans(1)	7,152	7,152	7,152	7,152	7,152	10,033	45,793
Estimated interest on senior notes	—	21,500	21,500	21,500	21,500	64,500	150,500
Subordinated unsecured contingent notes	2,689	2,840	—	—	—	—	5,529
Real estate leases	3,060	2,521	2,388	2,019	1,830	5,643	17,461

Total	$12,983	$34,103	$31,139	$30,758	$30,513	$394,617	$534,113

(1)	Estimated interest payments on our term loans was calculated using the current effective interest rates (LIBOR (subject to a floor of 2.00 percent), plus 4.25 percent per annum) multiplied by the pro forma outstanding balances as of December 31, 2010.

From time to time, we may enter into contracts with suppliers, manufacturers, and other third parties under which we may be required to make minimum payments. The table above does not reflect any future obligations that may arise due to the establishment of additional laboratory facilities, including facility leasing costs, tenant improvements, and other facility startup and infrastructure costs.

Purchase obligation

In March 2011, we entered into a five year non-cancelable commitment to purchase reagents and other laboratory supplies. At June 30, 2011, the approximate total future purchase commitment is $3.5 million, of which $0.4 million is expected to be incurred in 2011, $0.8 million is expected to be incurred in each year from 2012 through 2015 and the balance of which is expected to be incurred in 2016.

Off Balance Sheet Arrangements

None.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. We have provided a description of all our significant accounting policies in Note 1 to our audited consolidated financial statements included in the back of this prospectus. We believe that of these significant accounting policies, the following may involve a higher degree of judgment or complexity.

Net Revenue and Accounts Receivable

Substantially all of our revenues consist of payments or reimbursements for specialized diagnostic services rendered to patients of our referring physicians. Our billings for services reimbursed by third-party payors, including Medicare, and patients are based on a company-generated fee schedule that is generally set at higher rates than our anticipated reimbursement rates. Our billings to physicians are billed based on negotiated fee schedules that set forth what we charge for our services. Reimbursement under Medicare for our services is subject to a Medicare physician fee schedule and, to a lesser degree, a clinical laboratory fee schedule, both of which are updated annually. Our billings to patients include co-insurance and deductibles as dictated by the patient’s insurance coverage. Billings for services provided to uninsured patients are based on our company-generated fee schedule. We do not have any capitated payment arrangements, which are arrangements under which we are paid a contracted per person rate regardless of the services we provide.

Our net revenues are recorded net of contractual allowances which represent the estimated differences between the amount billed and the estimated payment to be received from third party payors, including Medicare. Adjustments to the estimated contractual allowances, based on actual receipts from third-party payors, including Medicare, are recorded upon settlement. Our billing is currently processed through multiple systems. We have an ongoing process to evaluate and record our estimates for contractual allowances based on information obtained from each of these billing systems. This information includes aggregate historical billing and contractual adjustments, billings and contractual adjustments by payor class, accounts receivable by payor class, aging of accounts receivable, historical cash collections and related cash collection percentages by payor and/or aggregate cash collections compared to gross charges. In addition, we may take into account the terms and reimbursement rates of our larger third party payor contracts and allowables under government programs in determining our estimates.

The process for estimating the ultimate collection of accounts receivable associated with our services involves significant assumptions and judgment. The provision for doubtful accounts and the related allowance are adjusted periodically, based upon an evaluation of historical collection experience with specific payors for particular services, anticipated collection levels with specific payors for new services, industry reimbursement trends, accounts receivable aging and other relevant factors. The majority of our provision for doubtful accounts relates to our estimate of uncollectible amounts from patients who are uninsured and may fail to pay their coinsurance or deductible obligations. Changes in these factors in future periods could result in increases or decreases in our provision for doubtful accounts and impact our results of operations, financial position and cash flows.

The degree of information used in making our estimates varies based on the capabilities and information provided by each of our billing systems. Due to our multiple billing systems and the varying degree of billing information and system capabilities, the following should be noted regarding our estimates of allowances for contractual adjustments and doubtful accounts.

First, our billing systems are unable to quantify amounts pending approval from third parties. However, we generally operate in most markets as an in-network provider and we estimate that more than 85 percent of our diagnostic testing services are paid for by locally-focused in-network providers and as of June 30, 2011 our DSO (Days Sales Outstanding) averaged 40 days.

We also make our provisions for contractual adjustments based on our aggregate historical contractual write-off experience for a particular laboratory as recorded and reported in that laboratory’s billing system. This estimate is not done on a patient-by-patient or payor-by-payor basis. The actual aggregate contractual write-offs are recorded as a reduction in our allowance for contractual adjustments account in the period in which they occur. At the end of each accounting period, we analyze the adequacy of our allowance for contractual adjustments based on the information reported by our individual laboratories’ respective billing systems.

In addition, our current laboratory billing systems generally do not provide reports on contractual adjustments by date of service. Accordingly, we are unable to directly compare the aggregate estimated provision for contractual adjustments to the actual adjustments recorded in its various laboratory billing systems at the patient level. However, we do analyze the aggregate provision for contractual adjustments as a percentage of gross charges for each laboratory’s billing system compared to the last twelve months’ actual contractual writes-offs as a percentage of gross charges to determine that our estimated percentages are a reasonable basis for recording our periodic provisions for contractual adjustments.

Further, in determining the provision of doubtful accounts, we analyze the historical write-off percentages for each of our laboratories as recorded in our billing systems. We record an estimated provision for doubtful accounts for each accounting period based on our historical experience ratios. Actual charge-offs reduce our allowance for doubtful accounts in the period in which they occur. At each balance sheet date, we evaluate the adequacy of our allowance for doubtful accounts based on the information provided by the billing system for each of our laboratories. In conducting this evaluation, we consider, if available, the aging and payor mix of our accounts receivables.

Finally, in order to assess the reasonableness of the periodic estimates for the provision for contractual adjustments and doubtful accounts, we compare our actual historical contractual write-off percentages and our bad debt write-off percentages to the estimates recorded for each of our laboratories. In addition, at the end of each accounting period, we evaluate the adequacy of our contractual and bad debt allowances based on the information reported by the billing system for each of our laboratories to ensure that our reserves are adequate on a consolidated basis.

As of June 30, 2011, for each 1.0 percent change in our estimate for the allowance for contractual adjustments, net revenue would have increased or decreased approximately $0.7 million. As of June 30, 2011, for each 1.0 percent change in our estimate for the allowance for doubtful accounts, our provision for doubtful accounts would have increased or decreased by approximately $0.4 million.

Fair Value of Contingent Consideration

The fair value of contingent consideration is derived using valuation techniques that incorporate unobservable inputs and are considered Level 3 items. We utilize a present value of estimated future payments approach to estimate the fair value of the contingent consideration. Estimates for fair value of contingent consideration primarily involve two inputs, which are (i) the projections of the financial performance of the acquired practices that are used to calculate the amount of the contingent payments and (ii) the discount rates used to calculate the present value of future payments.

Projections of future performance of the acquired practices involves significant assumptions and judgment. If future results differ significantly from current projections, future payments for contingent consideration will differ correspondingly. In developing projections, we consider historical results and trends and factors that are likely to impact future results. On a quarterly basis, we review the actual results for the acquired practices in relation to our prior projections and assess whether current projections should be adjusted higher or lower in light of recent results. We also consider any events or changes in circumstances that may have occurred which could affect future performance.

The discount rates used in estimating the fair value of contingent consideration incorporate current market interest rates adjusted for company specific risks at the acquired labs. At June 30, 2011 the discount rates used ranged from 15.1 percent to 21.1 percent.

Annual Impairment Testing of Goodwill and Intangibles

Goodwill is our single largest asset. We evaluate the recoverability and measure the potential impairment of our goodwill annually. The annual impairment test is a two-step process that begins with the estimation of the fair value of the reporting unit. For purposes of testing goodwill for impairment, each of our acquired practices is considered a separate reporting unit. To estimate the fair value of the reporting units, we utilize a discounted cash flow model as the primary approach to value supported by a market approach guideline public company method, or the GPC Method, which is used as a reasonableness test. We believe that a discounted cash flow analysis is the most appropriate methodology to test the recorded value of long-term assets with a demonstrated long-lived value. The results of the discounted cash flow provide reasonable estimates of the fair value of the reporting units because this approach is based on each respective unit’s actual results and reasonable estimates of future performance, and also takes into consideration a number of other factors deemed relevant by management, including but not limited to, expected future market revenue growth and operating profit margins. We have consistently used these approaches in determining the value of goodwill. We consider the GPC Method as an adequate reasonableness test which utilizes market multiples of industry participants to corroborate the discounted cash flow analysis. We believe this methodology is consistent with the approach that any strategic market participant would utilize if they were to value one of our reporting units.

The first step of the goodwill impairment process screens for potential impairment and the second step measures the amount of the impairment, if any. Our estimate of fair value considers (i) the financial projections and future prospects of our business, including its growth opportunities and likely operational improvements, and (ii) comparable sales prices, if available. As part of the first step to assess potential impairment, we compare our estimate of fair value for the reporting unit to the book value of the reporting unit. If the book value is greater than our estimate of fair value, we would then proceed to the second step to measure the impairment, if any. The second step compares the implied fair value of goodwill with its carrying value. The implied fair value is determined by allocating the fair value of the reporting unit to all of the assets and liabilities of that unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. If the carrying amount of the reporting unit’s goodwill is greater than its implied fair value, an impairment loss will be recognized in the amount of the excess.

On a quarterly basis, we perform a review of our business to determine if events or changes in circumstances have occurred which could have a material adverse effect on our fair value and the fair value of our goodwill. If such events or changes in circumstances were deemed to have occurred, we would perform an impairment test of goodwill as of the end of the quarter, consistent with the annual impairment test performed on September 30, and record any noted impairment loss.

We also consider the economic outlook for the healthcare services industry and various other factors during the testing process, including hospital and physician contract changes, local market developments, changes in third-party payor payments, and other publicly available information.

Intangible assets, acquired as the result of a business combination, are recognized at fair value, as an asset apart from goodwill if the asset arises from contractual or other legal rights, or if it is separable. Intangible assets, principally representing the fair value of customer relationships, health care facility agreements and non-competition agreements acquired, are capitalized and amortized on the straight-line method over their expected useful life, which generally ranges from 4 to 18 years.

We recognize impairment losses for intangible assets when events or changes in circumstances indicate the carrying amount may not be recoverable. We continually assesses whether an impairment in the carrying value of the intangible assets has occurred. If the undiscounted future cash flows over the remaining amortization period of an intangible asset indicate the value assigned to the intangible asset may not be recoverable, we reduce the carrying value of the intangible asset. We would determine the amount of any such impairment by comparing anticipated discounted future cash flows from acquired businesses with the carrying value of the related assets. In performing this analysis, we consider such factors as current results, trends and future prospects, in addition to other relevant factors.

Quantitative and Qualitative Disclosures about Market Risk

We maintain our cash balances at high quality financial institutions. The balances in our accounts may periodically exceed amounts insured by the Federal Deposit Insurance Corporation of up to $250,000 at June 30, 2011. We do not believe we are exposed to any significant credit risk and have not experienced any related losses.

Our primary exposure to market risk is interest expense sensitivity due to changes in the underlying prime rate or LIBOR. As of June 30, 2011, we had an outstanding balance of $114.4 million under our term loan maturing April 2016, which accrues interest at a variable rate of LIBOR (subject to a floor of 2.00 percent) plus 4.25 percent per annum. In September 2010, we purchased an interest rate cap to reduce our exposure to interest rate risk related to our term loan. The interest rate cap earns interest to the extent LIBOR exceeds 2.00 percent, has a notional amount of $112.5 million and is effective through September 30, 2012. The interest rate cap effectively limits our exposure to interest rate risk associated with our variable rate term loan to $1.9 million of the $114.4 million outstanding as of June 30, 2011. We do not enter into interest rate swap agreements, or other derivative financial instruments, for trading or speculative purposes. We plan to periodically review our exposure to interest rate fluctuations and access strategies to manage our exposure.

Recent Accounting Pronouncements

In February 2010, the FASB issued FASB Accounting Standards Update 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. Topic 855 removes the requirement for a U.S. Securities and Exchange Commission (“SEC”) filer to disclose a date in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. This update was effective for us upon issuance. Our adoption of this update did not have a significant impact upon our consolidated financial statements.

In December 2010, the FASB Emerging Issues Task Force (“EITF”) issued a consensus opinion No. 2010-28 on Intangibles-Goodwill and Other (Topic 350) to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This update requires Step 2 of the goodwill impairment test to be performed if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. For public entities, this update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010 and early adoption is not permitted. For nonpublic entities, this update is effective for periods beginning after December 15, 2011. Nonpublic entities may early adopt the amendments using the effective date for public entities. We adopted the modified guidance on January 1, 2011. The adoption of this modified guidance did not have a material impact on our consolidated financial statements.

In December 2010, the EITF issued a consensus opinion No. 2010-29 on Topic 805 to update the Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010 and early adoption is permitted. We adopted the update on January 1, 2011. The adoption of this update did not have a material impact on our consolidated financial statements.

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The standard revises guidance for fair value measurement and expands the disclosure requirements. ASU 2011-04 is effective for fiscal years beginning after December 15, 2011. We are currently evaluating the impact, if any, the adoption of ASU 2011-04 will have on our operating results or financial position.

In June 2011, the FASB issued ASU 2011-05 “Presentation of Comprehensive Income” which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity. ASU 2011-05 will be effective for periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material effect on our operating results or financial position.

In July 2011, the FASB issued ASU 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities,” which requires certain health care entities to present the provision for bad debts related to patient service revenue as a deduction from patient service revenue in the statement of operations rather than as an operating expense. This ASU is effective for public companies with fiscal years and interim periods within those fiscal years beginning after December 15, 2011. Additional disclosures relating to a company’s sources of patient revenue and its allowance for doubtful accounts related to patient accounts receivable will also be required. We are currently evaluating the impact, if any, the adoption of ASU 2011-07 will have on our operating results or financial position.

BUSINESS

Overview

We are a specialized diagnostics company providing services that play a key role in the diagnosis of cancer and other diseases. Our experienced pathologists deliver comprehensive diagnostic reports of a patient’s condition and consult frequently with referring physicians to help determine the appropriate treatment. Our diagnostic reports often enable the early detection of disease, allowing referring physicians to make informed and timely treatment decisions that improve their patients’ health in a cost-effective manner.

We are a leading specialized diagnostics company in terms of revenue, focused on the anatomic pathology market. We are well-positioned in the higher-growth subspecialties of anatomic pathology, with a leading market position in dermatopathology and in the women’s health pathology subspecialty, and a growing market position in urologic pathology, hematopathology and general surgical pathology. Our strengths in anatomic pathology are complemented by our specialized clinical and molecular diagnostics offerings, which enable us to provide a broad selection of diagnostic services to our referring physicians, our primary clients.

Substantially all of our consolidated net revenue for each of the years ended December 31, 2008, 2009 and 2010 resulted from providing diagnostic related services to our clients. The majority of our revenue in 2010 was derived from providing diagnostic related services in the non-hospital outpatient channel of the anatomic pathology market. We also maintain contracts with 58 hospitals under which we provide inpatient and outpatient professional anatomic pathology services. We also provide medical director services and, for some hospitals, technical slide preparation services.

Our business model builds upon the expertise of our experienced pathologists to provide seamless, reliable and comprehensive pathology and molecular diagnostics offerings to referring physicians. We typically have established, long-standing relationships with our referring physicians as a result of focused localized delivery of diagnostic services, personalized responses and frequent consultations, and flexible information technology, or IT, solutions that are customizable to our clients’ needs. Our IT and communications platform enables us to deliver diagnostic reports to our clients generally within 24 hours of specimen receipt, helping to improve patient care. In addition, our IT platform enables us to closely track and monitor volume trends from referring physicians.

Through a combination of organic growth and strategic acquisitions, we have achieved a scale allowing us to provide diagnostic services to the patients of our approximately 10,000 referring physicians, generating approximately 2.0 million accessions for the year ended December 31, 2010. With 22 primary laboratories across the United States, we have achieved a national footprint and a leading presence in our local markets upon which we are continuing to build a more integrated and larger-scale diagnostics company.

Industry Overview

The U.S. diagnostic testing industry had revenues of approximately $62 billion in 2010 and grew at a rate of 6.5 percent compounded annually from 2000 to 2010, according to the G-2 Report.

Testing Markets

The markets within the broader diagnostic testing industry are defined as anatomic pathology, clinical pathology, and gene based and other esoteric testing. Anatomic pathology represents our core focus and, in 2010, we derived approximately 95 percent of our revenues from anatomic pathology services, gene based testing and other esoteric testing and approximately 5 percent of our revenues from clinical pathology services.

•	Anatomic Pathology. Anatomic pathology services involve the diagnosis of cancer and other medical conditions through the examination of tissues (histology) and the analysis of cells (cytology). Volume is measured by the number of accessions, or the number of patient cases, where each accession may then include multiple specimens. Generally, the anatomic pathology process involves the preparation of slides by trained histotechnologists or cytotechnologists and the review of those slides by anatomic pathologists. Although anatomic pathologists do not treat patients, they establish a definitive diagnosis and may also consult with the referring physician. The anatomic pathology market was $14.3 billion, or 24 percent, of 2009 total diagnostic testing industry revenues according to the Laboratory Economics Report with $8.2 billion derived from the non-hospital anatomic pathology channel. Generally, anatomic pathology services command higher reimbursement rates, on a per specimen basis, than clinical pathology services. According to the G-2 Report the anatomic pathology market has expanded more rapidly than the overall industry, with revenues growing 4.9 percent on a compound annual basis between 2006 and 2010, compared to 4.8 percent for the rest of the industry. Excluding growth in esoteric testing, the remainder of the industry grew at a compound annual rate of only 1.8 percent over the same period.

•	Clinical Pathology. Clinical pathology services generally involve chemical testing and analysis of body fluids using standardized laboratory tests. These tests usually do not require the expertise of a pathologist and are frequently routine, automated and performed by large national or regional clinical laboratory companies and hospital laboratories. This is the largest diagnostic testing market representing $44.8 billion, or 76 percent, of 2009 total industry revenues according to the Laboratory Economics Report.

•	Gene-Based and Other Esoteric Testing. Esoteric testing services typically involve unique and complex genetic and molecular diagnostics performed by skilled personnel using sophisticated instruments. As a result, the esoteric testing market is dominated by a limited number of commercial laboratories. Compound annual growth rate for the total esoteric testing market was 19.6 percent from 2006 to 2010, according to the G-2 Report. We believe the esoteric testing market will continue to demonstrate the fastest growth of any market in the U.S. diagnostic testing industry.

The following chart depicts the relative and total size of the U.S. laboratory testing markets in 2010:

2010 U.S. Laboratory Testing Markets

Source: G-2 Report

Patient Channels

The anatomic pathology market on which we focus includes both inpatient and outpatient channels. We are primarily focused on the non-hospital outpatient channel of the anatomic pathology market.

•	Outpatient Channel. The outpatient channel of the anatomic pathology market involves diagnostic testing performed on tissues and cells of patients who do not reside in a medical facility during their diagnosis and treatment. The outpatient channel is divided into the hospital outpatient channel, which involves patients diagnosed and treated at hospitals on an outpatient basis, and the non-hospital outpatient channel, which involves patients diagnosed and treated at medical facilities other than hospitals on an outpatient basis. The non-hospital outpatient channel is the largest component of the anatomic pathology market and has grown more rapidly than other channels. This channel accounted for $8.2 billion, or 57 percent, of anatomic pathology revenues for the year ended December 31, 2009, representing 10 percent growth according to the Laboratory Economics Report. The hospital outpatient channel accounted for $2.1 billion, or 15 percent, of anatomic pathology revenues, representing 4 percent growth in 2009.

•	Inpatient Channel. The inpatient channel of the anatomic pathology market involves diagnostic testing performed on tissues and cells of patients who reside in a hospital during their diagnosis and treatment. Typically, the hospital operates its own clinical and histology laboratories but contracts on an exclusive basis with an independent pathology group. In 2009, according to the Laboratory Economics Report, the hospital inpatient channel accounted for $4.0 billion, or 28 percent, of the anatomic pathology revenues.

The following chart depicts the relative and total size of the outpatient and inpatient channels in 2009:

2008 Anatomic Pathology Laboratory Testing by Channel

Source: Laboratory Economics Report

Anatomic Pathology Subspecialties

The non-hospital outpatient channel of the anatomic pathology market also includes a number of subspecialties, including primarily women’s health pathology, urologic pathology and dermatopathology. All three of these subspecialty testing areas are among our core competencies. In 2010, we derived approximately 45 percent of our revenues from dermatopathology and the remaining 55 percent of our revenue primarily consisted of other subspecialties, including urology and women’s health pathology.

•	Women’s Health Pathology. The women’s health pathology subspecialty, which includes gynecological pathology and cytopathology, principally involves diagnostic tests performed on samples such as Pap smears and cervical biopsies that are primarily provided by referring physicians in the obstetrics and gynecology areas. In 2009, according to the Laboratory Economics Report, the women’s health pathology subspecialty accounted for $2.7 billion, or 33 percent, of the broader non-hospital outpatient channel. In particular, the cervical cancer screening market in the U.S. has tripled over the past 10 years to $2 billion in 2009, driven by the adoption of more expensive monolayer liquid-based testing technologies, favorable changes in Medicare reimbursement and the introduction of DNA-based human papillomavirus testing for indeterminate Pap tests. From 1998 to 2009, monolayer technology grew from 16 percent to 95 percent of the women’s health pathology subspecialty, according to the Laboratory Economics Report.

•	Urologic Pathology. The urologic pathology subspecialty involves diagnostic tests performed on tissue specimens such as prostate biopsies that are provided by referring physicians in the urology area. In particular, the prostate cancer screening market is large and growing and in 2009, according to the Laboratory Economics Report, represented $1.9 billion, or 23 percent, of the broader non-hospital outpatient channel.

•	Dermatopathology. The dermatopathology subspecialty primarily involves diagnostic tests performed on samples such as skin biopsies that are primarily provided by referring physicians in the dermatology or plastic surgery areas. In 2009, according to the Laboratory Economics Report, dermatopathology accounted for $1 billion, or 12 percent, of the broader non-hospital channel, and the number of new skin cancer cases grew 14 percent between 2007 and 2010, according to the Laboratory Economics Report.

•	Other. The non-hospital outpatient channel includes other subspecialty areas such as gastrointestinal pathology, which involves diagnostic tests performed on samples such as endoscopic biopsies that are primarily provided by gastroenterologists, and hematopathology, which involves diagnostic tests performed on samples such as blood, bone marrow and lymph node biopsies that are primarily provided by referring physicians in the hematology and oncology areas. In 2009, according to the Laboratory Economics Report, these other subspecialties accounted for about $2.6 billion, or 32 percent, in aggregate, of the broader non-hospital channel.

Anatomic Pathology Non-Hospital Subspecialties

Source: Laboratory Economics Report

Our Opportunity

We believe that demand for diagnostic services in the non-hospital outpatient channel of the anatomic pathology market, including those in the women’s health pathology, urologic pathology and dermatopathology subspecialties, will continue to expand.

Aging of the U.S. population

The number of individuals 65-years-old and older is expected to increase to nearly 55 million, or by 36 percent, by 2020, a percentage rate that is about 3.6 times faster than that of the overall population, according to the U.S. Census Bureau Report. According to the American Cancer Society Report, the risk of being diagnosed with cancer increases as individuals age, with an estimated 78 percent of all new cancer cases diagnosed in persons 55-years-old and older in 2010.

Increasing Incidence of Cancer

The number of new cancer cases is expected to reach approximately 1.6 million in 2011, according to the American Cancer Society Report. According to the Laboratory Economics Report the number of new skin cancer cases grew by approximately 14 percent between 2007 and 2010.

Our Competitive Strengths

We believe that we are distinguished by the following competitive strengths:

•	Leading Market Position in Higher-Growth Subspecialties of Expanding Industry. We are a leading specialized diagnostics company, focused on the faster-growing non-hospital outpatient channel within the anatomic pathology market with leading market positions in two of the three higher-growth subspecialties of the market: dermatopathology and women’s health pathology.

•	Locally-Focused Business Model with National Scale. Our business model centers on achieving significant local market share, which yields operating efficiencies and national scale when consolidated across all of our operations. The diagnostic services we provide are designed specifically to meet the needs of the local markets we serve. Our national infrastructure enables us to more efficiently manage our operations, improve productivity and deliver a more extensive menu of diagnostic services to our local clients. As a result of our strong local presence and high-quality diagnostic services, we have established significant loyalty with referring physicians and key payors in our local markets. In 2010, we derived more than 85 percent of our revenues from locally-focused, in-network payor contracts.

•	Experienced, Specialized Pathologists Focused on Client Service. We believe our pathologists have long-standing client relationships and provide high-quality service within their respective local communities. Over one-third of our pathologists are specialized in dermatopathology, with the remainder focused on women’s health pathology, urologic pathology, hematopathology and general surgical pathology. This alignment of our pathologists’ specialties with those of the referring physicians is critical to our ability to retain existing and attract new clients. Our clinical expertise and frequent interactions with clients on patient diagnoses enables us to establish effective consultative and long-term relationships with referring physicians.

•	Professional Sales, Marketing and Client Service Team. We maintain a sales, marketing and client service team of over 100 professionals who are highly-trained and organized by subspecialty to better meet the needs of our referring physicians and their patients. Our sales representatives are incentivized through compensation plans to not only secure new physician clients, but also to maintain and enhance relationships with existing physician clients. As a result, they have enabled us to expand our geographic market presence to approximately 30 states and increase market penetration and market share in our local markets.

•	Proprietary IT Solutions. Delivery of clinical information is essential to our business and a critical aspect of the differentiated service that we provide to our clients. We have developed scalable IT solutions that maximize the flexibility, ease-of-use and speed of delivery of our diagnostic reports, which has enabled us to rapidly grow our accession volume and meet the increasing physician demand for our diagnostic services. We also monitor referral patterns on a daily basis using our IT infrastructure, which allows us to respond quickly to referring physicians through our sales and marketing teams. We achieved this through the development of a proprietary suite of IT solutions called ConnectDX that is compatible with most electronic medical record, or EMR, systems. ConnectDX incorporates customized interface solutions, low cost and efficient printer capabilities, compliant web portal capacities, and proprietary software, all resulting in efficient and reliable onsite client connections.

•	Proven Acquisition, Integration and Development Capabilities. We have significant expertise and a proven track record of identifying, acquiring and integrating pathology practices into our diagnostic laboratory network. Our management team successfully expanded our operations through the acquisition of 22 anatomic pathology laboratories and one clinical laboratory and through the development of two de novo diagnostic laboratories. We have improved the performance of the laboratories we have acquired by applying our standard operating procedures, enhancing sales and marketing capabilities, implementing our IT platform and realizing efficiencies from our national operations and management. We believe our operational platform, expertise and value proposition enable us to capitalize on the considerable consolidation opportunities in the highly-fragmented anatomic pathology market.

•	Experienced Senior Leadership. Our senior management team has approximately 80 years of combined experience in the health care industry, including senior management positions with leading diagnostic companies including AmeriPath, DIANON Systems and Laboratory Corporation of America, and, collectively, have successfully completed over 65 acquisitions and built a number of de novo specialized diagnostic laboratories. We believe that our management’s strong reputation, extensive network of industry relationships and experience in building and growing successful companies in the industry help us to drive operating performance, hire and retain talented pathologists and other employees and attract acquisition candidates.

Our Business Strategy

We intend to achieve growth by pursuing the following strategies:

•	Continue to Drive Market Penetration through Sales and Marketing. We plan to drive organic growth through our professional sales and marketing organization. Our 70 person sales and marketing team provides us with broad coverage to augment and further penetrate existing physician relationships and to develop new referral relationships. We plan to strategically add sales professionals to laboratories in markets that will most benefit from enhanced outreach, increasing our presence in existing and new markets.

•	Leverage our IT Platform to Increase Operating Efficiencies. We believe our IT platform will allow us to gain market share in our existing subspecialties by improving productivity and reducing turnaround times. We have recently introduced an IT solution called doc2MD, a leading EMR system for dermatology practices for which we have an exclusive, long-term license. We intend to continue to develop our internal IT operations into a better-integrated diagnostic platform, which will improve national coordination and provide real time visibility into key performance metrics. In addition, we plan to continue to introduce innovative IT solutions, interface capabilities and market-specific IT solutions that enhance our value proposition to referring physicians.

•	Expand through Targeted Acquisitions. We plan to identify and acquire leading laboratories to augment our organic growth, broaden our geographic presence and enhance our service offering. We intend to continue to build our business and enhance our reputation as a preferred acquiror for independent laboratories. We believe that our recognizable identity and strong reputation make us a preferred partner for independent laboratories.

•	Expand Diagnostic Services Capabilities. We intend to expand our services in the areas of clinical and molecular diagnostics to complement our existing anatomic pathology businesses. We believe we can leverage our depth of experience and physician relationships to sell these new diagnostic services in conjunction with our existing testing services as a comprehensive offering. As a “one-stop” diagnostic services provider, we would not only better serve our current clients, but also position ourselves to attract new business under a more diverse service model.

•	Develop De Novo Diagnostics Laboratories. We plan to continue to selectively develop diagnostic laboratories on a de novo basis, as we have done in certain markets, to expand our market presence, broaden our service offering and leverage the capabilities of our existing laboratories and pathologists.

•	Expand Contracts with Hospitals in Target Markets. We intend to continue to develop additional contracts with hospitals in target markets as part of a broader strategy to strengthen and grow our outpatient business and expand our local market share.

•	Further Expand into Growing Long-Term Care Market. We have a growing presence providing clinical diagnostic services to the long-term care markets in Central and Northern Florida. We intend to expand this regional coverage into the large South Florida market and replicate our success in other states with growing long-term care markets. We believe that our IT solutions, and our ability to meet the rapid service requirements for the long term care market, provide us with a significant competitive advantage in these markets.

Our Services

Anatomic pathology typically requires a pathologist to make a specific diagnosis. Anatomic pathologists are medical doctors who specialize in the study of disease. Anatomic pathologists do not treat patients, but rather assist other physicians in determining the correct diagnosis of their patient’s ailments. A pathologist’s diagnosis represents a critical factor in determining a patient’s future care. In addition, anatomic pathologists may consult with attending physicians regarding treatment plans. In these capacities, the anatomic pathologist often serves as the “physician’s physician,” thereby creating long-term relationships.

Anatomic pathologists perform their duties in laboratories, including independent free-standing local laboratories, hospital laboratories, regional and national laboratories, in ambulatory surgery centers and in a variety of other settings. Referring physicians take specimens from patients, and those specimens are transported to a laboratory by courier or an overnight delivery service. Once received at the laboratory, a specimen is processed and mounted onto a slide by laboratory technologists for examination by a pathologist. Once the pathologist examines a specimen, the pathologist typically records the results of testing performed in the form of a report to be transmitted to the referring physician. Since specimens are transportable and technology facilitates communication, samples can be diagnosed by a pathologist from a remote location. Therefore, pathologists are generally not needed “on-site” to make a diagnosis. This enhances utilization of available capacity in outpatient and inpatient laboratories and allows the practice to service a wider geographic area.

An anatomic pathologist must have an understanding of a broad range of medicine. An anatomic pathologist may perform diagnostic testing services for a number of subspecialty testing markets such as dermatopathology, urologic pathology, women’s health pathology, gastrointestinal pathology, hematopathology or surgical pathology. While physical examination or radiology procedures may suggest a diagnosis for many diseases, the definitive diagnosis is generally established by the anatomic pathologist.

Sales and Marketing; Client Service

The selection of a pathologist to perform diagnostic testing services is primarily made by individual referring physicians. We maintain a sales and marketing team of 70 professionals who are highly-trained and organized by subspecialty to better meet the needs of our referring physicians. We have designed our compensation structure to incentivize our sales representatives to not only secure new physician clients, but also to maintain and enhance relationships with existing physician clients. As a result, our sales and marketing team has enabled us to expand our geographic market presence to approximately 30 states by leveraging our extensive offering of diagnostic services across our markets.

We currently focus our marketing and sales efforts primarily on dermatologists, urologists and gynecologists, as well as gastroenterologists, hematologists and oncologists and their office staff. The physicians on which our marketing and sales efforts are focused include both non-hospital-based and hospital-based physicians. Our sales representatives concentrate on a geographic area based on the number of existing clients and client prospects, which we identify using several national physician databases that provide physician address information, patient demographic information and other data.

At the beginning of a new client relationship, one of our sales representatives visits a prospective physician client and describes in detail our differentiated service offerings, focusing on our experienced pathologists, local presence, rapid turn-around times, comprehensive diagnostic reports, client service and IT solutions. Our sales representatives focus on the specialties offered by their respective divisions, which allows them not only to discuss our specialized diagnostic services, but also to describe diagnostic developments and new products and technologies in their practice areas.

We also maintain a client service team of over 37 professionals who are highly-trained and organized by subspecialty. Our dedicated client service team provides ongoing support to our clients and, in particular, the office staff of our referring physicians. Our client service team enables us to augment the long-standing relationships between our pathologists and their clients to maintain a more stable base of referrals. These service teams provide our clients with a personal, knowledgeable and consistent point of contact within our company. Client service team members coordinate the provision of services, ensure testing supplies are replenished, answer administrative and billing questions, and resolve service issues. We believe these additional client contacts greatly enhance client satisfaction and strengthen overall client relationships.

Once a client relationship is established, our sales representatives and client service team provide frequent follow-up sales and service calls to ensure we are continuing to meet physician needs and expectations and to explore other opportunities for the physician to use our diagnostic services. For example, once a client relationship is established, our sales representatives and client service team frequently contact the client to track testing volume and monitor satisfaction. In addition, our sales representatives and client service team frequently conduct client surveys, and our pathologists dialogue with clients to develop relationships and identify areas in which our relationships and service levels may be improved or expanded. We believe that the frequency of these sales calls allows our sales representatives and client service team to build and enhance strong relationships with our clients, helping us to better understand their needs and develop new service offerings.

We currently focus our marketing and sales efforts by subspecialty. Our representatives are extensively trained in the specific subspecialty they service and they are knowledgeable about our test offerings and new diagnostic technologies available in the market by subspecialty. This provides additional value to our physician clients and staff, as our representatives become a resource to our client’s practice. Our product offerings which have been developed to meet the unique needs of each subspecialty are branded under the following names:

•	DermDX (dermatopathology services for the dermatology market);

•	WomensDX (Womens Health Services for the OB/GYN market);

•	UroDX (for the Urology market);

•	GastroDX (for the Gastroenterology market);

•	HemaDX (for the Hematology and Oncology market);

•	TreatmentDX (drug treatment market); and

•	CareDX (long term and assisted care markets).

The offerings provide a comprehensive test menu so each physician specialist can order the best test available to make a accurate diagnosis and appropriate treatment decisions.

Our operational, marketing and sales efforts are, in general, organized and focused on subspecialties. Our financial and billing systems, however, limit our ability to monitor and precisely report historical revenues by subspecialty. As we continue to integrate our acquired laboratories, we intend to build additional capacity into our reporting systems so that we may more closely identify and follow developing trends across subspecialties.

Relationships with Referring Physicians and Third-Party Payors

Substantially all of our revenue consist of payments or reimbursements for specialized diagnostic services rendered to referring physicians. Our referring physicians, whom we refer to as our clients, are our primary customers. We received patient referrals from approximately 10,000 physicians during 2010. No single or small group of our clients accounted for a number of referrals in 2010 that was material to us. Accordingly, we are not dependant on any single or small group of our clients for referrals, revenue or otherwise. We receive referrals at the discretion of our clients, and our clients are under no obligation to make referrals to us. Furthermore, we generally have no contractual or other formalized legal arrangements with our clients.

We receive most of our revenue in the form of reimbursement from third-party payors. While third-party payors are not our clients or customers, our contractual arrangements with third-party payors generate most of our revenue. Accordingly, such arrangements are, in aggregate, material to us.

For the year ended December 31, 2010, based on cash collections, we derived approximately 57 percent of our revenue from private insurance, including managed care organizations and other healthcare insurance providers. For the year ended December 31, 2010, none of these sources accounted for more than 10 percent of our revenue for the same period. While our reimbursements from private insurance sources are material to our business in the aggregate, we do not consider any individual private insurance source to be material to us.

We generally receive reimbursements from private third-party payors on a laboratory-by-laboratory basis. Our laboratories typically enter contracts with third-party payors that provide for us to be reimbursed at agreed-upon rates based on the services we perform. Our laboratories’ contracts with private insurers are typically subject to termination by the insurers for cause, including, among other things, upon our laboratories’ exclusion from government payor programs, and, in some cases, without cause. The insurers under such contracts typically have a right to change the applicable reimbursement rates we receive under the contract. In cases where our laboratories do not have contracts with particular private third-party payors, we receive reimbursements for services we perform at rates and on terms applicable to such payors’ out-of-network providers.

For the year ended December 31, 2010, based on cash collections, we derived approximately 27 percent of our revenue from government payor programs, including Medicare and Medicaid. Accordingly, reimbursements from government payor programs are material to our business. This makes our business dependent on our ability to participate in the government programs and on the reimbursement rates we receive under such programs.

We generally receive reimbursements from government third-party payors on a laboratory-by-laboratory basis. Our laboratories typically enter contracts with government third-party payors that provide for us to be reimbursed at applicable rates based on the services we perform and other factors. Our laboratories’ contracts with governmental payors are typically subject to termination by the government for cause, and our governmental payors have a right to change the applicable reimbursement rates we receive under the contract.

Competition

The anatomic pathology market is highly competitive. Competition in our industry is based on several factors, including price, clinical expertise, quality of service, client relationships, breadth of testing menu, speed of turnaround of test results, reporting and IT systems, reputation in the medical community and ability to employ qualified personnel. Our competitors include local and regional pathology groups, national laboratories, hospital-based pathology groups and specialty physician groups.

•	Local and Regional Pathology Groups. Local and regional pathology groups typically provide a relatively narrow menu of test services to community physicians and, in certain cases, to hospital-based pathologists.

•	National Laboratory Companies. National laboratories typically offer a full suite of tests for a variety of medical professionals, including general practitioners, hospitals and pathologists. National laboratories have identified anatomic pathology as a focus area for future growth and will continue to be a competitive challenge going forward.

•	Hospital Pathologists. Pathologists working in hospitals typically provide most of the diagnostic services required for hospital in-patients and, sometimes, hospital outpatients. Hospital pathologists act as medical directors for the hospital’s clinical and histology laboratories. Typically, hospital pathologists provide these services to hospitals under exclusive and long-term contractual arrangements.

•	Specialty Physician Groups. An increasing number of specialty physician groups (dermatologists, urologists and gastroenterologists in particular) are building their own laboratories and in-sourcing pathology services. This trend represents a significant source of competition and has impacted the anatomic pathology landscape, and we believe it will continue to do so in the future.

Seasonality

Our business is affected by seasonal trends and generally declines during the winter months, the year-end holiday period and other major holidays. Adverse weather conditions can also negatively affect our business.

Quality Assurance

We consider the quality of our diagnostic services to be of critical importance, and we have established a comprehensive quality assurance program for our laboratories designed to drive accurate and timely test results and to ensure the consistent high quality of our testing services. In addition to the compulsory proficiency programs and external inspections required by the Centers for Medicare & Medicaid Services, or CMS, and other regulatory agencies, we have developed a variety of internal systems and procedures to emphasize, monitor, and continuously improve the quality of our operations.

We also participate in numerous externally-administered quality surveillance programs, and our laboratories are accredited by the College of American Pathologists, or CAP. CAP is an independent, non-governmental organization of board-certified pathologists that accredits laboratories nationwide on a voluntary basis and that has been accredited by CMS to inspect laboratories to determine adherence to the CLIA standards. The CAP accreditation program involves both unannounced on-site inspections of our laboratories and our participation in CAP’s ongoing proficiency testing program. A laboratory’s receipt of accreditation by CAP satisfies the Medicare requirement for participation in proficiency testing programs administered by an external source, one of Medicare’s primary requirements for reimbursement eligibility.

Information Systems

We are focused on implementing IT systems that streamline internal operations and provide customized IT solutions to meet the needs of our clients. We offer our IT solutions primarily through the proprietary system ConnectDx and increasingly through the doc2MD system for which we have an exclusive, long-term license.

We developed ConnectDx, a customizable application platform to provide a gateway for delivering and printing our reports and communicating with many of our clients. A number of our IT solutions provide an immediate impact to referring physicians and their offices. The most common connectivity tools include: electronic interfaces; client EMR interfacing; Internet report delivery (web portal); printed reports; patient education document; auto fax; patient data from clients office system requisitions; color remote printing hardware; and secure remote printing software.

Electronic interfaces provide a means through which we and our clients can share data efficiently and accurately. These customized interfaces can transfer patient information like demographics, requisitions and diagnostic results between our IT system and the IT system of our referring physicians. It takes us an average of eight weeks to build and implement a new interface tailored to the client, whereas it may take our competitors up to eight months to implement a standard interface.

Two key elements that we believe differentiate ConnectDx from our competitors’ electronic interfaces are the relative speed with which we can create and implement customized solutions for clients and the reduced overhead costs associated with doing so. Since ConnectDx was created to accommodate flexibility, customizations such as delivering reports to specified client system directories or printing multiple copies of reports at physician offices during particular times each day are easy to implement. This functional flexibility is achieved with relatively low cost to us as a result of our IT solution’s layered and adaptable design. We expect the number of ConnectDx installations to grow and provide additional value to our customers. We plan to expand the products offered through ConnectDx to include utilization and patient education reports as well as practice-specific solutions.

We acquired an exclusive, long-term license to doc2MD, an EMR and practice management software that was specifically designed for dermatology practices, and we have begun installing this software at select client locations. We believe that the doc2MD software is a simple, cost-effective program that allows dermatologists to quickly and accurately document patient encounters. During 2009, we conducted a market test for doc2MD with a number of our dermatology practices and received positive feedback. We believe that doc2MD will provide us with the platform to drive our organic growth in the dermatopathology space, further enabling us to maintain stable relationships with existing dermatology clients and build relationships with new dermatology clients.

Most of our IT solutions are implemented on a laboratory by laboratory basis in connection with our efforts to integrate acquired laboratories. We have developed, and will continue to develop, faster integration times of our laboratory information system, or LIS, offering. After an acquisition, we generally transition our acquired laboratories to a common accounting system and software package for financial processing and reporting within 60 days of closing. Generally, the LIS and billing platforms of our acquired laboratories, as well as all their day-to-day laboratory operations, continue to operate as they did pre-acquisition. We bill for our services using the existing billing systems of the acquired laboratories or, in some locations, we use an outsourced vendor to provide billing services.

A significant benefit for acquired laboratories is the linkage of data between our central database and our laboratories via a private network. Information feeds from our laboratory systems to our centralized backend database tally accession details, client delivery products, practice management interfacing and sales data. Daily sales volumes are monitored and can be categorized by channel including product line, or territory. The centralized client contact system’s ability to alert sales representatives to changes in client trends within a single day further enables our sales and client service teams to monitor existing client retention and grow our client base.

Corporate Structure

We derive our revenues from our laboratory practices, which we own either directly through our wholly owned subsidiaries or through contractual arrangements with our affiliated practices. The manner in which we acquire and operate a particular practice is determined primarily by the corporate practice of medicine restrictions of the state in which the practice is located and other applicable regulations. We exercise diligence and care in structuring our practices and arrangements with providers in an effort to comply with applicable federal and state laws and regulations, and we believe that our current practices and arrangements do comply in all material respects with applicable laws and regulations. However, due to uncertainties in the law, there can be no assurance that our practices and arrangements would be deemed to be in compliance with applicable laws and regulations, and any noncompliance could result in a material adverse effect on us. See “— Government Regulation.”

In 2010, we derived 37 percent of our revenues from our affiliated practices, none of which are guarantors of the new notes. In addition, in 2010 we derived 37 percent of our revenues from certain of our guarantor subsidiaries that, in turn, derive their revenues through contractual arrangements with our non-guarantor affiliated practices.

Through our contractual arrangements described below, our Board of Managers and management formulate strategies and policies which are implemented locally on a day-to-day basis by each of our affiliated practices. The following descriptions of our contractual arrangements with our affiliated practices are only summaries, which do not contain all of the information that may be important to you. For additional information, you should refer to the forms of our management, nominee, non-alienation and services agreements, copies of which have been filed with the SEC as exhibits to our registration statement.

We have entered into long-term management agreements with each of our twelve affiliated practices, which are located in Michigan, Minnesota, Nevada, Texas, North Carolina, South Carolina and Florida. Pursuant to these management agreements, we manage and control the non-medical functions of our affiliated practices, including:

•	recruiting, training, employing and managing the technical and support staff;

•	developing and equipping laboratory facilities;

•	establishing and maintaining courier services to transport specimens;

•	negotiating and maintaining contracts with hospitals, managed care organizations and other payors;

•	providing financial reporting and administration, clerical, purchasing, payroll, billing and collection, information systems, sales and marketing, risk management, employee benefits, legal, tax and accounting services; and

•	monitoring compliance with applicable laws and regulations.

Accordingly, our management agreements effectively give us total control over the operations of our affiliated practices, except with respect to decisions involving the medical judgment of our affiliated practices’ physicians. We do not control the medical diagnoses, medical treatments or other activities involving exercise medical judgment by our affiliated practices’ physicians.

From an operational standpoint, we typically prepare an annual operating plan for each of our affiliated practices pursuant to which the practice’s capital and operating budgets, scope and pricing of services, staffing and compensation of employees, support services, billing and collection procedures, patient acceptance policies and procedures, quality assurance and utilization assessment programs, compliance policies and risk management programs, and financial and strategic growth planning are established.

The scope of services for each affiliated practice is established in connection with the preparation of the practice’s annual operating plan, which we establish in consultation with and with the assistance of the practice’s laboratory director, who implements the practice’s operating plan and performs such other duties or requirements assigned by us.

The compensation of each affiliated practice’s licensed medical professionals is a component of the respective practice’s annual operating plan, which we prepare with the practice’s laboratory director as set forth above. The practice’s policies with respect to the retention of employees are also established by us and the practice’s laboratory director, provided that additional affiliated practice professionals may only be retained with our consent.

Each of our management agreements has an initial term of 50 years and cannot be terminated by our affiliated practice without cause. We receive a management fee from each of our affiliated practices for the services we provide pursuant to the management agreements. For ten of our affiliated practices, our management fee is equal to the practice’s net revenue less its expenses, which include physician salaries and other professional expenses. For the remaining two affiliated practices, our management fee is determined annually based on our estimate of each practice’s demand for management services during the upcoming year. For these practices, we may adjust the fee in the event that the services we provided were greater or less than the services that were anticipated. Subject to the requirements of applicable law, the adjustment of our management fees is entirely at our discretion.

We bear the economic risk associated with our affiliated practices. Under the provisions of our management agreements, we are generally obligated to pay all expenses of our affiliated practices expenses, including any management fees, a portion of corporate overhead or other costs. We must absorb all losses of our affiliated practice entities. We are not entitled to recover, from the affiliated practices’ nominee owners, physicians or other parties, any losses incurred by our affiliated practices.

In addition, we have entered into contractual arrangements with the licensed physicians that own our affiliated practices. These contractual arrangements, which consist of nominee agreements and non-alienation agreements, govern the ownership of our affiliated practices by our physicians. These physicians may not vote or transfer their ownership interests in our affiliated practices or distribute or encumber the assets of our affiliated practices without our prior authorization. In addition, we have the irrevocable and unconditional right to cause the physicians to transfer their ownership interests in our affiliated practices to our designee for nominal consideration. Through these contractual arrangements, we maintain controlling voting and financial interests in our affiliated practices. Each of our affiliated practices is owned by physicians pursuant to these agreements with the exception of our laboratory in Nevada, where our affiliated practices are owned by trusts of which one of our wholly owned subsidiaries is the sole beneficiary.

We have acquired four practices in Michigan and two practices in Texas, where the corporate practice of medicine is restricted by state law. In each case, we entered into a nominee agreement with one of the selling physicians, pursuant to which such physician holds the practice’s equity interest as our designated nominee on our behalf. We also, either directly or through one of our wholly owned subsidiaries, entered into a long-term management agreement on the terms described above with each of the affiliated practices, pursuant to which we manage and control the non-medical functions of the practices.

In Florida, which does not prohibit the corporate practice of medicine, we, through one of our wholly owned subsidiaries, directly purchased substantially all of the assets of a practice, including the fixed assets, customer lists, contract rights and goodwill and other intangibles of the practice. After consummation of the acquisition, we determined to enter into a non-alienation agreement with the shareholders of the professional entity from which we previously purchased assets, pursuant to which we acquired controlling voting and financial interests in the professional entity on terms substantially the same as our nominee agreements in Michigan and Texas. We also, through one of our wholly owned subsidiaries, entered into a long-term management agreement with the affiliated practice on terms substantially the same as our management agreements in Michigan and Texas.

We have also acquired one practice in each of North Carolina, South Carolina and Minnesota, each of which restricts the corporate practice of medicine. In each case, we, through a wholly owned subsidiary, directly acquired the laboratory. Because we cannot directly employ physicians in these states, in each case the selling physicians formed a de novo physician group that employs our pathologists. Similar to our contractual arrangements with our affiliated practices in Michigan and Texas, we entered into nominee agreements with the physicians who hold the equity interests in the physician groups on our behalf, and we entered into long-term management agreements with the physician groups. In addition, each laboratory that we acquired entered into a long-term services agreement with the physician group, pursuant to which the physician group provides professional pathology services to our laboratory on an exclusive basis. Each of our services agreements has an initial term of 50 years and cannot be terminated by the physician group without cause. Under these services agreements, we pay each physician group a service fee approximately equal to the compensation and professional expenses attributable to our pathologists employed by the group.

We have acquired two practices in Nevada, where the corporate practice of medicine is restricted. We acquired the common stock of each of affiliated practice through a trust. We, through one of our wholly owned subsidiaries, are the sole beneficiary of each of the trusts and receive all income from the trusts. We generally have the right, at our sole discretion, to replace the trustees, withdraw assets from the trusts, modify the terms of the trust agreements, or terminate the trusts and direct the trustee to distribute the income and any assets from the trusts. No assets of the trusts can be sold or otherwise disposed of without our consent. In addition, we entered into a long-term management agreement with each of our affiliated practices that is owned directly by one of the trusts. These agreements are substantially the same as our management agreements in other states.

In addition to the foregoing affiliated practices, in Alabama, which does not prohibit the corporate practice of medicine, we, through a wholly owned subsidiary, directly acquired a laboratory. Although we can directly employ physicians in Alabama, we contract with an unaffiliated de novo entity formed by the selling physicians that employs our pathologists. Similar to our practices in North Carolina, South Carolina and Minnesota, our laboratory entered into a long-term services agreement with the unaffiliated physician group, pursuant to which the physician group provides professional pathology services to our laboratory on an exclusive basis. In contrast to our practices in North Carolina, South Carolina and Minnesota, however, we did not enter into a nominee or management agreement with the physician group. While we do not have a controlling voting or financial interest in the physician group, we have the right to consult with the physician group regarding business decisions and to approve or disapprove the retention or discharge of all employees by the physician group. The services agreement has an initial term of 25 years and cannot be terminated by the physician group without cause. We currently pay the physician group a base service fee and a bonus calculated as a percentage of our laboratory’s earnings.

Our affiliated practice entities are included in the consolidated financial statements of Aurora Holdings. See “Summary — Summary Historical and Pro Forma Consolidated Financial and Operating Data,” “Unaudited Pro Forma Financial Data,” “Selected Historical Consolidated Financial Data” and our consolidated financial statements in the back of this prospectus.

Contracts and Relationships with Providers

We employ our pathologists, control the practice entities that employ our pathologists or contract with pathologists on an independent contractor basis to provide diagnostic services in our laboratories. While we exercise legal control over our practices, we do not exercise control over, or otherwise influence, the medical judgment or professional decisions of any pathologist associated with our practices.

Our pathologist employment agreements typically have terms of between 3 and 5 years and generally can be terminated by either party without cause upon between 90 and 180 days notice. Our pathologists generally receive a base compensation, health and welfare benefits generally available to our employees and, in some cases, annual performance bonuses. Our pathologists are required to hold a valid license to practice medicine in the jurisdiction in which they practice. We are responsible for billing patients, physicians and payors for services rendered by our pathologists. Most of our pathologist employment agreements contain restrictive covenants, including non-competition, non-solicitation and confidentiality covenants.

Our business is dependent on the recruitment and retention of pathologists, particularly those with subspecialties like dermatopathology. While we have generally been able to recruit and retain pathologists in the past, no assurance can be given that we will be able to continue to do so successfully or on terms similar to our current arrangements. The relationship between our pathologists and their respective local medical communities is important to the operation and continued profitability of our practices. In the event that a significant number of pathologists terminate their relationships with us or become unable or unwilling to continue their employment, our business could be materially harmed.

We manage and control all of the non-medical functions of our practices. We are not licensed to practice medicine. The practice of medicine is conducted solely by the physicians in our practices.

Billing and Reimbursement

Billing

Billing for diagnostic services is generally highly complex. Laboratories must bill various payors, such as private insurance companies, managed care companies, governmental payors such as Medicare and Medicaid, physicians, hospitals and employer groups, each of which may have different billing requirements. Additionally, the audit requirements we must meet to ensure compliance with applicable laws and regulations, as well as our internal compliance policies and procedures, add further complexity to the billing process. Other factors that complicate billing include:

•	variability in coverage and information requirements among various payors;

•	missing, incomplete or inaccurate billing information provided by ordering physicians;

•	billings to payors with whom we do not have contracts; and

•	disputes with payors as to which party is responsible for payment or as to the appropriate level of reimbursement.

Billing for diagnostic services in connection with governmental payor programs is subject to numerous federal and state regulations and other requirements, resulting in additional costs to us. These additional costs include those related to:

•	variability in coverage and information requirements among various payors;

•	increased complexity in our billing due to the additional procedures and processes required by governmental payor programs;

•	training and education of our employees and customers;

•	compliance and legal costs; and

•	costs related to, among other factors, medical necessity denials and the absence of advance beneficiary notices.

Reimbursement

Depending on the billing arrangement and applicable law, the party that reimburses us for our services may be:

•	a third party who provides coverage to the patient, such as an insurance company, managed care organization or a governmental payor program;

•	the physician or other authorized party (such as a hospital or another laboratory) who ordered the testing service or otherwise referred the services to us; or

•	the patient.

For the year ended December 31, 2010, we derived approximately 57 percent of our revenues from private insurance, including managed care organizations and other healthcare insurance providers, 27 percent from governmental payor programs and 16 percent from other sources.

In 2010, approximately 25 percent of our annual revenues were derived from the Medicare program, which is overseen by CMS. Because a large percentage of our revenues are derived from the Medicare program, the Medicare coverage and reimbursement rules are significant to our operations. Reimbursement under the Medicare program for the diagnostic services that we offer is subject to either the national Medicare clinical laboratory fee schedule or the national Medicare physician fee schedule, each of which is subject to geographic adjustments and is updated annually. The physician fee schedule is designed to set compensation rates for those medical services provided to Medicare beneficiaries that require a degree of physician supervision. Clinical diagnostic laboratory tests furnished to non-hospital patients are paid according to the clinical laboratory fee schedule.

Most of the services that we provide are anatomic pathology services, which are reimbursed separately under the Medicare physician fee schedule, and beneficiaries are responsible for applicable coinsurance and deductible amounts. The physician fee schedule is based on assigned relative value units for each procedure or service, and an annually determined conversion factor is applied to the relative value units to calculate the reimbursement. The Sustainable Growth Rate formula used to calculate the fee schedule conversion factor resulted in significant decreases in payment levels in recent years, including a decrease in physician fee schedule payments for 2010 of approximately 21 percent. However, Congress took action to prevent the implementation of such reductions through December 31, 2011 and authorized a 2.2 percent increase for a portion of 2010 and all of 2011. The SGR formula will once again be used to calculate the Medicare physician fee schedule after December 31, 2011, and will result in substantial reimbursement cuts, unless Congress takes further action to delay the implementation of the reductions.

Future decreases in the Medicare physician fee schedule are possible unless the U.S. Congress acts to change the Sustainable Growth Rate formula used to calculate the fee schedule payment amounts or continues to mandate freezes or increases each year. In 2011, CMS also proposed that it would ask the AMA’s RVS Update Committee (RUC) to reexamine the levels set for certain pathology codes, including CPT 88305, the most common that the Company bills. It is not known whether CMS will request the RUC to actually review these codes and, if so, what the RUC is likely to advise. Because the vast majority of our diagnostic services currently are reimbursed under the physician fee schedule, changes to the physician fee schedule could result in a greater impact on our revenues than changes to the Medicare clinical laboratory fee schedule.

The clinical laboratory fee schedule assigns amounts to specific procedure billing codes, and each Medicare contractor jurisdiction has a fee schedule that establishes the price for each specific laboratory billing code. In addition, Medicare also sets a cap on the amount that it will pay for any individual test. Currently, this cap, usually referred to as the National Limitation Amount, or NLA, is set at a percentage of the median of all the contractor fee schedule amounts for each test code. In the past, the U.S. Congress has frequently lowered the percentage of the median used to calculate the NLA in order to achieve budget savings. Currently, the NLA ceiling is set at 74 percent of the medians for established tests and 100 percent of the median for certain new tests that were not previously reimbursed. In billing Medicare for clinical laboratory services, we are required to accept, as payment in full, the lowest of our actual charge, the fee schedule amount for the state or local geographical area, or the NLA.

Because we must accept Medicare payment for clinical laboratory services as payment in full, Medicare beneficiaries have no coinsurance or deductible amount for clinical laboratory services, although they do for anatomic pathology services. However, on several occasions, in recent years, the U.S. Congress has considered also imposing a 20 percent coinsurance on clinical laboratory fees, which would require us to bill patients for their portion of these services. To date, the U.S. Congress has never enacted such a provision. However, because of the relatively low payment for many clinical laboratory tests, the cost of billing and collecting for these services would often exceed the amount actually received from the patient. Therefore, the imposition of such a requirement by the U.S. Congress would have the effect of increasing our costs of billing and collecting.

The federal Social Security Act establishes that these clinical laboratory fee schedule amounts are to be increased annually based on the Consumer Price Index for All Urban Consumers, or the CPI-U, as of June 30 for the previous 12-month period. The U.S. Congress has frequently legislated that the CPI-U increase not be implemented. For instance, the U.S. Congress eliminated the CPI-U update through 2008 in the Medicare Prescription Drug, Improvement and Modernization Act of 2003, or MMA. For 2009, the CPI-U update would have been 5.0 percent. However, the Medicare Improvements for Patients and Providers Act of 2008, or MIPPA, mandated a 0.5 percent cut to the CPI-U for years 2009 through 2013. Accordingly, the update for 2009 was reduced to 4.5 percent. Because of the falling CPI-U and the 0.5 percent mandatory reduction, the clinical laboratory fee schedule update for 2010 was a reduction of 1.9 percent.

The U.S. Congress recently passed, and the President recently signed into law, comprehensive health care reform legislation that consisted of the PPACA and the HCEARA. This legislation imposed additional cuts on the Medicare reimbursement for clinical laboratories and repealed the 0.5 percent cut that was enacted by MIPPA and replaced it with a “productivity adjustment” that will reduce the update in payments for clinical laboratory tests by between 1.1 and 1.4 percent. In addition, this legislation includes a 1.75 percent reduction in reimbursement rates for clinical laboratories for the years 2011 through 2015.

Additional changes in the fee schedules that apply to our services are also possible. On August 2, 2011, President Obama signed into law the Budget Control Act of 2011, which is designed to reduce federal spending over the next 10 years by $2.5 trillion. Under that Law, a select committee of Congress is tasked with agreeing on $1.5 trillion in cuts by November 2011, including possible changes in Medicare. If the Committee does not agree, or if its recommendations do not pass Congress by the end of 2011, then automatic cuts in expenditures, including Medicare expenditures, would be triggered. For Medicare, these automatic cuts could not exceed 2 percent of annual Medicare Program outlays.

The payment amounts under the Medicare clinical laboratory fee schedule are important not only for our reimbursement under Medicare, but also because the schedule often establishes the payment amounts set by other third party payors. For example, state Medicaid programs are prohibited from paying more than the Medicare fee schedule limit for clinical laboratory services furnished to Medicaid recipients.

When we provide clinical diagnostic laboratory services to patients who reside in skilled nursing facilities, we must comply with special billing rules for Medicare. For skilled nursing facilities patients who are covered by Part A of Medicare, which typically applies to patients who have been discharged from a hospital into the skilled nursing facility, we must bill, and be paid by, the skilled nursing facility itself. For other Medicare patients, covered by Part B, we must bill Medicare directly for the testing services requested. Because skilled nursing facilities sometimes move between Part A and Part B coverage, billing appropriately for these services may be complex and time-consuming.

Government Regulation

The services that we provide are heavily regulated by both federal and state governmental authorities. Failure to comply with the applicable regulations can subject us to significant civil and criminal penalties, loss of license, or the requirement that we repay amounts previously paid to us. The significant areas of regulation are set out below.

Clinical Laboratory Improvement Amendments of 1988 and State Regulation

As a diagnostic service provider, each of our laboratory entities is required to hold certain federal, state and local licenses, certifications and permits to conduct our business. Under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, each laboratory is required to hold a certificate applicable to the type of work we perform at the laboratory and to comply with certain CLIA-imposed standards. CLIA regulates virtually all clinical laboratories by requiring they be certified by the federal government and comply with various operational, personnel, facilities administration, quality and proficiency requirements intended to ensure that their clinical laboratory testing services are accurate, reliable and timely. CLIA does not preempt state laws that are more stringent than federal law.

As part of the renewal process, our laboratories are subject to survey and inspection every two years to assess compliance with program standards and may be subject to additional random inspections. Standards for testing under CLIA are based on the level of complexity of the tests performed by the laboratory. Laboratories performing high complexity testing are required to meet more stringent requirements than laboratories performing less complex tests. Each of our laboratories holds a CLIA certificate to perform high complexity testing. CLIA compliance and certification is also a prerequisite to be eligible to bill for services provided to governmental payor program beneficiaries. In addition, each laboratory must also enroll with an approved proficiency testing program by which it periodically tests specimens submitted from an outside proficiency testing organization and then submits its results back to the organization for grading. Failure to achieve a passing score on a proficiency test can result in the laboratory losing its right to perform the test at issue. Failure to comply with other proficiency testing regulations, such as referring a proficiency testing specimen to another laboratory for analysis, can result in the revocation of the laboratory’s license and of the licenses of other laboratories owned by us.

In addition to CLIA requirements, we are subject to various state laws. CLIA provides that a state may adopt laboratory regulations that are more stringent than those under federal law. In some cases, the state programs actually substitute for the federal CLIA program. In other instances the state’s regulations may be in addition to the CLIA program. State laws may require that laboratory personnel meet certain qualifications, specify certain quality controls or prescribe record maintenance requirements. Our laboratories are licensed and accredited by the appropriate state agencies in the states in which they operate.

Health Insurance Portability and Accountability Act

Under the administrative simplification provisions of the Health Insurance Portability and Accountability Act, or HIPAA, HHS has issued regulations that establish uniform standards governing the conduct of certain electronic healthcare transactions and protecting the privacy and security of protected health information, referred to as PHI, used or disclosed by healthcare providers and other covered entities. Four principal regulations with which we are currently required to comply have been issued in final form under HIPAA: privacy regulations; security regulations; standards for electronic transactions; and the national provider identifier, or NPI, regulations. We must also comply with regulations that require covered entities and business associates to provide notification after a breach of unsecured PHI.

The privacy regulations cover the use and disclosure of PHI by healthcare providers. They also set forth certain rights that an individual has with respect to his or her PHI maintained by a healthcare provider, including the right to access or amend certain records containing PHI or to request restrictions on the use or disclosure of PHI. The HIPAA privacy regulations, among other things, restrict our ability to use or disclose PHI in the form of patient-identifiable laboratory data without written patient authorization for purposes other than payment, treatment, or healthcare operations, except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations. New regulations recently proposed by HHS would also allow patients to obtain a record of who has accessed their PHI for a broad range of purposes including those related to payment, treatment, or healthcare operations. The privacy regulations provide for significant fines and other penalties for wrongful use or disclosure of PHI. In addition, the American Recovery and Reinvestment Act of 2009, or ARRA, increases the civil monetary penalty amounts for violations of the HIPAA regulations. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, laws in certain states provide for damages to private parties for the wrongful use or disclosure of confidential health information or other private personal information. Moreover, ARRA has created a new right of action for state attorneys general to sue on behalf of individuals who are harmed under the HIPAA regulations.

The security regulations establish requirements for safeguarding the confidentiality, integrity and availability of PHI which is electronically transmitted or electronically stored. The security regulations provide for sanctions and penalties for violations. In addition, ARRA increases the civil monetary penalty amounts for violations of the HIPAA regulations and creates a new right of action for state attorneys general. The HIPAA privacy and security regulations establish a uniform federal minimum standard and do not supersede state laws that are more stringent or provide individuals with greater rights with respect to the privacy or security of, and access to, their records containing PHI. As a result, we are required to comply with both HIPAA privacy and security regulations and varying state privacy and security laws. ARRA also applies the HIPAA privacy and security provisions and the civil and criminal penalties associated with violating these provisions to business associates in the same manner as they apply to covered entities.

In addition, HIPAA imposes standards for electronic transactions, which establish standards for common healthcare transactions. In particular, we utilize these standard transaction sets where required by HIPAA.

Finally, HIPAA also established a new NPI as the standard unique health identifier for healthcare providers to use in filing and processing healthcare claims and other transactions.

As part of the HIPAA requirements, certain specified coding sets are established that must be used for all billing transactions. Currently, all healthcare providers use a system of diagnosis coding referred to as the International Classification of Diseases, 9th edition, or ICD-9. However, HHS, which oversees HIPAA, has recently established a new requirement that will require all healthcare entities, including ours, to move to a new system of diagnosis codes, ICD-10, by October 1, 2013. ICD-10 utilizes more codes and is considered more complex than the current system. Because we must often rely on referring physicians to supply us with the appropriate diagnosis codes, the movement to the new system may increase billing difficulties if physicians or payors have difficulty in making the transition to the new codes.

In addition to PHI, the healthcare information of patients often includes social security numbers and other personal information that is not of an exclusively medical nature. The consumer protection laws of a majority of states now require organizations that maintain such personal information to notify each individual if their personal information is accessed by unauthorized persons or organizations so that the individuals can, among other things, take steps to protect themselves from identity theft. Penalties imposed by these state consumer protection laws vary from state to state but may include significant civil monetary penalties, private litigation and adverse publicity.

Federal and State Fraud and Abuse Laws

There are a variety of federal laws prohibiting fraud and abuse involving federal government payment programs, such as Medicare and Medicaid. These laws are enforced by the federal U.S. Attorneys and the HHS Office of the Inspector General, or OIG. In addition, the Medicare program increasingly uses a variety of contractors to review billings submitted by providers to the Medicare program. These contractors include Recovery Audit Contractors, or RACs, Carrier Error Rate Test, or CERT, contractors, and Zone Program Integrity Contractors, or ZPICs. The RAC program began as a demonstration program in a limited number of states that was designed to detect improper Medicare payments to providers and suppliers. It was expanded to cover all 50 states by Section 302 of the Tax Relief and Health Care Act of 2006, which made the RAC program permanent and expanded it to cover all 50 states. In addition, CMS conducts CERT audits, which also monitor the accuracy of payments made by Medicare payment contractors. In either case, any overpayments found by contractors must be repaid to the Medicare program. In some cases, these overpayments can be used as the basis for an extrapolation, by which the error rate is applied to a larger universe of claims, which can result in even higher repayments.

The federal healthcare Anti-Kickback Law prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration as an inducement for, or in return for, the purchase, lease or order of any healthcare item or service reimbursable under a governmental payor program. The definition of “remuneration” has been broadly interpreted to include anything of value, including, for example, gifts, discounts, the furnishing of supplies or equipment, credit arrangements, payments of cash, waivers of payments, ownership interests and providing anything at less than its fair market value. The Anti-Kickback Law is broad, and it prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry.

Recognizing that the Anti-Kickback Law is broad and may technically prohibit many innocuous or beneficial arrangements within the healthcare industry, HHS has issued a series of regulatory “safe harbors.” These safe harbor regulations set forth certain provisions which, if met, will assure healthcare providers and other parties that they will not be prosecuted under the federal Anti-Kickback Law. Although full compliance with these provisions ensures against prosecution under the federal Anti-Kickback Law, the failure of a transaction or arrangement to fit within a specific safe harbor does not necessarily mean that the transaction or arrangement is illegal or that prosecution under the federal Anti-Kickback Law will be pursued. Still, in the absence of an applicable safe harbor, a violation of the Anti-Kickback Law may occur even if only one purpose of an arrangement is to induce patient referrals or purchases or to induce the provision of a laboratory service reimbursable by a federal healthcare program. The penalties for violating the Anti-Kickback Law can be severe. These sanctions include criminal penalties and civil sanctions, including fines, imprisonment and possible exclusion from the Medicare and Medicaid programs. Many states have also adopted laws similar to the federal Anti-Kickback Law, some of which apply to the referral of patients for healthcare items or services reimbursed by any source, not only governmental payor programs.

Generally, arrangements that would be considered suspect and possible violations under the Anti-Kickback Law include arrangements between a laboratory and a physician (or related organizations or individuals) in which the laboratory would:

•	provide items or services to the physician or other referral source without charge or for amounts that are less than their fair market value;

•	pay the physician or other referral source amounts that are in excess of the fair market value of items or services that were provided; or

•	enter into an arrangement with a physician or other entity because it is a current or potential referral source.

In 2006, the OIG adopted a new safe harbor (and an exception under the Physician Self-Referral Law, discussed below) that permitted health care entities, including laboratories, to provide electronic prescribing and electronic health records, or EHR, technology to referring physicians. Compliance with the provisions of these provisions allows us to donate EHR to physicians without being found to be in violation of either the

Anti-Kickback Law or the Physician Self-Referral Law. Under these provisions, we are permitted to donate software, information technology and training services (but not hardware) that is necessary and used predominately to create, maintain, transmit or receive EHR, so long as the recipient of the donation meets certain established criteria. Such technology must be considered “interoperable” and must have certain other capabilities established in the regulations. In addition, the recipient of the donation must pay at least 15 percent of the cost of the service.

From time to time, the OIG issues alerts and other guidance on certain practices in the healthcare industry. In October 1994, the OIG issued a Special Fraud Alert on arrangements for the provision of laboratory services. The Fraud Alert set forth a number of practices allegedly engaged in by some laboratories and healthcare providers that raise issues under the Anti-Kickback Law. These practices include laboratories providing:

•	employees to furnish valuable services for physicians (other than collecting patient specimens for testing for the laboratory) that are typically the responsibility of the physicians’ staff;

•	free testing to physicians’ managed care patients in situations where the referring physician benefits from the free laboratory tests;

•	free pick-up and disposal of biohazardous waste for physicians for items unrelated to a laboratory’s testing services;

•	general-use facsimile machines or computers to physicians that are not exclusively used in connection with the laboratory services; and

•	free testing for healthcare providers, their families and their employees, known as professional courtesy testing.

The OIG emphasized in the Special Fraud Alert that when one purpose of an arrangement is to induce referrals of program-reimbursed laboratory testing, both the laboratory and the healthcare provider or physician may be liable under the Anti-Kickback Law and may be subject to criminal prosecution and exclusion from participation in the Medicare and Medicaid programs.

The OIG has also expressed concern about the provision of discounts on laboratory services billed to customers in return for the referral of more lucrative federal healthcare program business. In a 1999 Advisory Opinion, the OIG concluded that a proposed arrangement whereby a laboratory would offer physicians significant discounts on non-federal healthcare program laboratory tests might violate the Anti-Kickback Law. The OIG reasoned that the laboratory could be viewed as providing such discounts to the physician in exchange for referrals by the physician of business to be billed by the laboratory to Medicare at non-discounted rates. The OIG indicated that the arrangement would not qualify for protection under the discount safe harbor because Medicare and Medicaid would not get the benefit of the discount. Subsequently, in 2000 correspondence, the OIG stated that the Anti-Kickback Law could be violated if there were linkage between the discount offered to the physician and the physician’s referrals of tests covered under a federal healthcare program that would be billed by the laboratory directly. Where there was evidence of such linkage, the arrangement would be considered suspect if the charge to the physician was below the laboratory’s “average fully loaded costs” of the test.

As discussed above, discounts to referral sources raise issues under the Anti-Kickback Law. In addition, any discounted charge below the amount that Medicare or Medicaid would pay for a service also raises issues under Medicare’s “substantially in excess” provision. The Medicare statute permits the government to exclude a laboratory from participation in federal healthcare programs if it charges Medicare or Medicaid substantially in excess of its usual charges in the absence of good cause. In 2000, the OIG stated in informal correspondence that the prohibition was violated only if the laboratory’s charge to Medicare was substantially more than the “median non-Medicare/-Medicaid charge.” On September 15, 2003, the OIG issued a notice of proposed rulemaking addressing the statutory prohibition. Under the proposed rule, a provider’s charge to Medicare or Medicaid would be considered “substantially in excess of [its] usual charges” if it was more than 120 percent of the provider’s mean or median charge for the service. The proposed rule was withdrawn in

June 2007. At that time, the OIG stated that it would continue to evaluate billing patterns of individuals and entities on a case-by-case basis.

In addition to the administrative simplification regulations discussed above, HIPAA created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from governmental payor programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of either of these two statutes is a felony and may result in fines or imprisonment or exclusion from governmental payor programs.

Finally, another development affecting the healthcare industry is the increased use of the False Claims Act and, in particular, actions brought pursuant to the False Claims Act’s “whistleblower” or “qui tam” provisions. The False Claims Act imposes liability on any person or entity that, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal governmental payor program. Under the False Claims Act, a person acts knowingly if he has actual knowledge of the information, acts in deliberate ignorance of the truth or falsity of the information, or acts in reckless disregard of the truth or falsity of the information, A claim may be considered false if any information included on the claim is inaccurate, including the code reflecting the patient’s diagnosis or the procedure performed. Similarly, if the service for which the claim was submitted does not reflect the service that was ordered and performed, the claim could be considered a false claim. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government, alleging that the defendant has defrauded the federal government by submitting a false claim to the federal government, and they permit such individuals to share in any amounts paid by the entity to the government in fines or settlement. In addition, various states have enacted false claim laws analogous to the federal False Claims Act, although many of these state laws apply where a claim is submitted to any third party payor and not merely a governmental payor program. When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties of between $5,500 and $11,000 for each separate false claim. Conduct that violates the False Claims Act may also lead to exclusion from the Medicare and Medicaid programs. Given the number of claims likely to be at issue in connection with any billing practice on which liability might be based, potential damages under the False Claims Act for even a single inappropriate billing arrangement could be significant.

On May 20, 2009, the Federal Enforcement and Recovery Act of 2009, or FERA, became law, significantly amending the federal False Claims Act. FERA subjects entities to False Claims Act liability if they knowingly make a false statement in an attempt to obtain money or property that is to be spent or used on the government’s behalf or to advance a government program or interest. Previously, the False Claims Act allowed entities to be held liable for making false statements only if such statements were made to “get” a false claim paid or approved “by the Government.” Because no guidance exists as to the meaning of the language contained in FERA, the full scope of this provision will likely be resolved in case-by-case litigation. The False Claims Act amendments under FERA also extend liability for the knowing retention of overpayments. The overpayment provision imposes liability if an entity “knowingly and improperly avoids or decreases an obligation to pay or transmit money or property to the Government.” This provision has been interpreted to require recipients of government funds to immediately determine whether they have received “overpayments” and whether the funds received should be retained or returned to the government. Under the False Claims Act amendments, recipients of government funds may also now face False Claims Act liability for failure to repay, or at least to reassess, historical overpayments of which they are currently aware. The enactment of FERA will likely result in heightened scrutiny and enforcement.

PPACA also included a number of expansions of current fraud and abuse requirements. These include increased screening as part of the enrollment process; new provisional oversight for newly enrolled providers; and mandatory compliance programs for all providers that include certain core elements. In addition, PPACA also implemented a new requirement for reporting and returning overpayments within 60 days of identification.

The law also permits CMS to suspend payments to a provider where “a credible allegation of fraud” exists. CMS issued a rule that would implement many of these changes in February 2011.

Finally, many states have their own versions of the federal fraud and abuse laws as well as other laws unique to their states. For example, the State of California recently sued several laboratories because it was alleged that they had charged the state Medicaid Program more than other payors for the same tests. Several large laboratories have recently settled these cases with the State of California. It is possible that similar actions could be brought in other states, as well.

Physician Referral Prohibitions

Under a federal law directed at “self-referral,” commonly known as the “Stark Law,” there are prohibitions, with certain exceptions, on Medicare and Medicaid payments for laboratory tests referred by physicians who personally, or through a family member, have an investment interest in, or a compensation arrangement with, the laboratory performing the tests. A person who engages in a scheme to circumvent the Stark Law’s referral prohibition may be fined up to $100,000 for each such arrangement or scheme. In addition, any person who presents or causes to be presented a claim to the Medicare or Medicaid program in violation of the Stark Law is subject to civil monetary penalties of up to $15,000 per bill submission, an assessment of up to three times the amount claimed, and possible exclusion from participation in federal governmental payor programs. Bills submitted in violation of the Stark Law may not be paid by Medicare or Medicaid, and any person collecting any amounts with respect to any such prohibited bill is obligated to refund such amounts. Many states also have anti-“self-referral” and other laws that are not limited to Medicare and Medicaid referrals.

The Stark Law prohibits a laboratory from obtaining payment for services resulting from a physician’s referrals if there is any arrangement between the laboratory and the physician or the physicians’ practice that involves remuneration, unless the arrangement is protected by an exception to the Stark Law’s self-referral prohibition or a provision of the Stark Law stating that the particular arrangement would not result in “remuneration,” as defined for purposes of the Stark Law. In addition, under the Stark Law’s provisions, a request by a pathologist for laboratory and pathology testing services is not considered a “referral” covered by the Stark Law, so long as the request meets certain other requirements.

Other Government Billing and Payment Policies

Many payors establish specific rules and requirements that affect how we bill for our services. The most significant of those payors is the federal Medicare program, because it accounts for a substantial percentage of our revenues. Therefore, we must closely follow the policies that are imposed by Medicare with regard to billing and payment.

Medicare has several ways in which it can limit how it pays for our services. For example, Medicare can impose either National Coverage Decisions (NCD) or Local Coverage Decisions (LCD) for the services that we provide. Under NCDs and LCDs, Medicare can impose imitations on when it will pay for certain services, such as requiring particular diagnosis codes to be submitted from the physician or limiting the number of units of any particular service. Recently, the Medicare Administrative Contractors, or MACs, which process and pay Medicare claims, have considered some LCDs that could limit how we bill for our services. If such policies are implemented, then it could limit the payment we receive for these services.

In addition, Medicare has implemented a policy referred to as Medically Unbelievable Edits, which limit the number of units of a service that can be billed at any one time. Some Medically Unbelievable Edits have already been established for the services that we offer, and Medicare is considering adding Medically Unbelievable Edits for some other services that we offer. Under these edits, Medicare will not pay us for any services, if we bill for more units of service than are permitted under the Medically Unbelievable Edits limit established by Medicare. This could affect the amount that we are paid for services that we bill to the Medicare Program.

In the Physician Fee Schedule Rule for 2011, CMS announced a policy requiring that all laboratory requisitions and orders had to be signed by the ordering physician. This would have been a change from previous requirements that do not mandate a physician signature, but do require that the physician indicate his intent in the patient’s medical record. In 2011, it announced it intended to reverse this policy and return to the prior rule, under which no physician signature was required on requisitions for tests paid under the clinical laboratory fee schedule. If CMS were to implement the physician signature policy at some point in the future, it could further complicate the billing and documentation process for the Company.

Medicare also regulates who we are permitted to bill for our services. In most instances, we must bill directly to, and are paid by, Medicare or its contractors for the services that we furnish to Medicare beneficiaries. However, because of recent interpretations by Medicare, ordering physicians are permitted to order diagnostic services, such as those that we provide, which the service provider then bills to the physician or his group practice. The ordering physician, in turn, then bills and is paid by the Medicare Program. In response to these arrangements, Medicare has enacted an “anti-markup” provision that requires physicians to bill Medicare at their acquisition price for the services, rather than at the higher Medicare fee schedule amount. However, even under the anti-markup provision, physicians are permitted to bill Medicare at the full fee schedule amount if the services were performed by a physician who “shares a practice” with the ordering physician. The services will be considered to have been done by a physician who shares a practice with the ordering physician, so long as they were done in the same building where the ordering physician maintains a practice. This interpretation of the anti-markup provision, as well as other provisions, may lead more physicians to decide to provide these services “in house,” which could affect our revenues.

Under Medicare regulations, we are also sometimes required to bill other entities for the services that we provide. In 1999, Medicare announced a policy that applies to anatomic pathology specimens for hospital patients. This policy would require us to bill the technical component to the hospital and the professional component to Medicare for all anatomic pathology services that we provide to hospital patients. However, in 2000, the U.S. Congress prevented this policy from going into effect for all “covered hospitals,” which were those hospitals that had arrangements with independent laboratories in effect as of July 22, 1999, the date that CMS had first announced the policy. That “grandfather provision” was originally scheduled to be effective for two years, but it has been extended repeatedly by the U.S. Congress and remains in effect. The “grandfather provision” is currently scheduled to expire on December 31, 2011.

The American Medical Association, which oversees the CPT Code System, the major coding system for medical procedures, is currently revising the codes for many molecular tests, including some that we perform. As payors adapt to these new codes, it may affect reimbursement for our tests.

Education Requirements of the Deficit Reduction Act of 2005

The federal Deficit Reduction Act of 2005, or DRA, contains, among other things, requirements concerning False Claims Act education that state Medicaid programs must impose on participating providers as well as other entities. The DRA requires organizations that make or receive Medicaid payments of at least $5 million annually in a state to establish an education plan for their employees, managers, contractors and agents, which must include written policies and detailed guidance on the federal False Claims Act, state false claims laws, and the rights and protections afforded whistleblowers under the False Claims Act and its state counterparts.

Food and Drug Administration Regulation

Pursuant to its authority under the federal Food, Drug and Cosmetic Act, or FDCA, the Food and Drug Administration, or FDA, has regulatory responsibility over instruments, test kits, reagents and other devices used to perform diagnostic testing by laboratories such as ours. Specifically, the manufacturers and suppliers of reagents, which we obtain for use in diagnostic tests, are subject to regulation by the FDA and are required to, among other things, register their establishments with the FDA, to conform manufacturing operations to the FDA’s quality system regulation, or QSR, and to comply with certain reporting and other record-keeping requirements. The FDA also regulates the sale or distribution, in interstate commerce, of products classified as medical devices under the FDCA, including in vitro diagnostic test kits. Such devices must undergo premarket review by the FDA prior to commercialization unless the device is of a type exempted from such review by statute or pursuant to the FDA’s exercise of enforcement discretion.

The FDA has not usually attempted to regulate standard laboratory diagnostic tests developed and validated by laboratories for their own use, known as laboratory-developed tests or LDTs; rather, it has stated it will exercise its enforcement discretion over such tests. However, more recently, the FDA has expressed some concern about the use of certain LDTs, including new, sophisticated molecular diagnostics or genetic testing, and has suggested greater FDA oversight of such tests may be appropriate. The FDA has stated that it is in the process of developing a series of draft guidance documents, which, if finalized, could require FDA review of LDTs. One of our laboratories uses some LDTs and, therefore, some of the tests that we offer could be subject to the FDA requirements if the FDA were to act in this area. The FDA regularly considers the application of additional regulatory controls over the development and use of LDTs by laboratories such as ours, and with the recent change in political administration at the FDA, more robust enforcement, (including inspections, warning letters, and other agency inquiries) of the applicable pre- and post-market requirements for LDTs is possible.

The comprehensive health care reform legislation enacted in 2010 contains a provision that creates a new 2.3 percent excise tax applicable to the sale of medical devices. Because we purchase and utilize certain products in our laboratory that could be considered medical devices, it is possible that some of these products could be subject to this excise tax. Because this legislation is new and insufficient guidance exists as to its applicability, we are currently unable to determine the impact this provision will have on our business.

State Requirements

Corporate Practice of Medicine

Numerous states have enacted laws prohibiting business corporations, such as us, from practicing medicine and employing or engaging physicians to practice medicine. These laws are designed to prevent interference in the medical decision-making process by anyone who is not a licensed physician. This prohibition is generally referred to as the prohibition against the corporate practice of medicine. Violation of this prohibition may result in civil or criminal fines, as well as sanctions imposed against us and/or the professional through licensing proceedings. We do not employ physicians in any states where the prohibition against the corporate practice of medicine applies to our laboratories. Our arrangements with providers in corporate practice of medicine states are described above under “— Corporate Structure” and “— Contracts and Relationships with Providers.”

Direct Billing Laws

While we often cannot bill physicians for our services when those services are covered under a government program, where permissible, we do in some cases bill referring physicians for services that are not covered under a government program. Laws and regulations in several states currently preclude us from billing referring physicians, either by requiring us to bill directly the third-party payor or other person ultimately responsible for the service or by prohibiting or limiting the referring physician’s or other purchaser’s ability to “markup” its acquisition cost for that service. An increase in the number of states that impose similar restrictions could adversely affect us by encouraging physicians to furnish such services directly or by causing physicians to refer services to another laboratory for testing.

State Laboratory Licensing

In addition to CLIA requirements, we are subject to various state laws regulating the operation of our laboratories, as well as the receipt by our laboratories of out-of-state specimens. If a laboratory is out of compliance with a state’s statutory or regulatory standards, the applicable state agency may suspend, limit, revoke or annul the laboratory’s license, censure the holder of the license or assess civil money penalties. In certain instances, statutory or regulatory noncompliance may also result in a laboratory’s being found guilty of a misdemeanor.

Each of Florida, New York, Alabama, New Hampshire, Nevada, Massachusetts and Georgia require in-state laboratories to be licensed under the laws and regulations of such states. Because New York State’s regulation of laboratories is more stringent than the federal CLIA standards, New York State is exempt from CLIA. However, New York State maintains its own regulatory framework, which establishes standards for day-to-day operation of a clinical laboratory, physical facilities requirements, equipment and quality control. New York law also mandates proficiency testing for laboratories licensed under New York state law, regardless of whether or not such laboratories are located in New York. Each of our laboratories is licensed and accredited by the appropriate state agency in the state in which it operates.

Other States’ Laboratory Testing

Florida, New York, Pennsylvania, California and Maryland each require out-of-state laboratories that accept specimens from those states to be licensed. We have obtained licenses in these states and believe we are in material compliance with applicable licensing laws.

We may become aware from time to time of other states that require out-of-state laboratories to obtain licensure in order to accept specimens from the state, and it is possible that other states do have such requirements or will have such requirements in the future. If we identify any other state with such requirements or if we are contacted by any other state advising us of such requirements, we intend to follow instructions from the state regulators as to how we should comply with such requirements.

Physician Licensing

Many of the states from which we solicit specimens require that a physician interpreting specimens from that state be licensed by that particular state, irrespective of where the services are provided. If our pathologists read specimens from states for which they are not properly licensed, our pathologists could be considered to be engaged in the unlicensed practice of medicine and could face fines or other penalties, which we could be required to pay on behalf of our pathologists. We are not aware of any states from which we do not have required pathologist licenses.

Other Regulatory Requirements

Our laboratory is subject to federal, state and local regulations relating to the handling and disposal of regulated medical waste, hazardous waste and biohazardous waste, including chemical and biological agents and compounds, blood and bone marrow samples and other human tissue. Typically, we use outside vendors who are contractually obligated to comply with applicable laws and regulations to dispose of such waste. These vendors are licensed or otherwise qualified to handle and dispose of such waste. Historically, our costs associated with handling and disposal of such wastes have not been material.

The Occupational Safety and Health Administration (OSHA) has established extensive requirements relating to workplace safety for healthcare employers, including requirements to develop and implement programs to protect workers from exposure to blood-borne pathogens by preventing or minimizing any exposure through needle stick or similar penetrating injuries. We have instituted policies and procedures to comply with the OSHA requirements, and we regularly monitor the implementation of our safety programs.

Compliance Infrastructure

Compliance with government rules and regulations is a significant concern throughout our industry, in part due to evolving interpretations of these rules and regulations. We seek to conduct our business in compliance with all statutes and regulations applicable to our operations. To this end, we have created a Compliance Committee and have designated a Compliance Officer to assist with reviews of regulatory compliance procedures and policies throughout our business. Our executive management team is responsible for the oversight and operation of our compliance efforts. The Compliance Officer is responsible for administering and monitoring compliance with our Standards of Conduct. We provide periodic training programs to our personnel to promote the observance of our policies, which are designed to ensure compliance with the statutes and regulations applicable to us.

Intellectual Property

Our intellectual property consists primarily of trademarks and trade secrets. The marks AURORA DIAGNOSTICS and CONNECTDX THE INFORMATION GATEWAY & Design are our most recognizable trademarks. Those trademarks are registered with the U.S. Patent and Trademark Office along with the marks CAREDX, DERMDX, HEMADX, TREATMENTDX, URODX, WOMEN’SDX and CUNNINGHAM PATHOLOGY ASSOCIATES P.A. & Design. In addition, we own an allowed federal application for the mark GASTRODX, and we recently submitted a federal application for the mark NOVADX. We also own a state registration in Alabama for the mark CUNNINGHAM PATHOLOGY, LLC & Design. We institute legal action where necessary to prevent others from using or registering confusingly similar trademarks. Our intellectual property also includes the copyright in and to our Tiger TCPC software, which is registered with the U.S. Copyright Office.

Properties and Facilities

We lease our corporate headquarters at 11025 RCA Center Drive, Suite 300, Palm Beach Gardens, FL 33410 (approximately 12,700 square feet), and we lease 35 other facilities: fifteen in Florida, one in New York, two in Nevada, one in New Jersey, one in Arizona, two in Michigan, one in New Hampshire, two in Massachusetts, one in Minnesota, one in Texas, one in Georgia, four in Alabama, one in South Carolina and two in North Carolina. These facilities are used for laboratory operations, administrative, billing and collections operations and storage space. The 36 facilities have lease terms expiring from 2011 to 2020. We also own one commercial condominium in Florida, which is used as a draw station and satellite laboratory.

Insurance

We maintain liability insurance for our services. As a general matter, providers of diagnostic services may be subject to lawsuits alleging medical malpractice or other similar legal claims. Some of these suits may involve claims for substantial damages, and the results may be material to our results of operations and cash flows in the period in which the impact of such claims is determined or the claims are paid. We believe our insurance coverage is sufficient to protect us from material liability for such claims, and we believe that we will be able to obtain adequate insurance coverage in the future at acceptable costs. However, we must renew our insurance policies annually, and we may not be able to maintain adequate liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities or at all.

Employees

As of June 30, 2011, we had approximately 1,125 employees. We employ approximately 101 pathologists, 874 laboratory technicians and staff, 43 corporate office personnel and 107 sales, marketing and client service personnel. In addition to our 101 employed pathologists, we have contractual arrangements with a physician practice under which 17 pathologists exclusively practice medicine as independent contractors at our Alabama laboratory. None of our employees are subject to collective bargaining agreements. We consider our relationships with our employees to be good.

Segment Reporting and Geographic Areas

Our operations consist of one reportable segment. During the last three fiscal years, all of the Company’s revenues have been attributable to customers located in the United States, and all of the Company’s long-lived assets have been located in the United States.

Legal Proceedings

We are not currently a party to any material legal proceedings. We may be named in various claims, disputes, legal actions and other proceedings involving malpractice, employment and other matters. A negative outcome in any such litigation could harm our business, financial condition, liquidity or results of operations. Further, prolonged litigation, regardless of which party prevails, could be costly, divert management’s attention or result in increased costs of doing business.

MANAGEMENT AND BOARD OF MANAGERS

The following table sets forth the name, age and position of each of our executive officers and managers as of September 1, 2011.

Name	Age	Position(s)

Jon L. Hart	53	Manager, Chief Executive Officer and President
Martin J. Stefanelli	50	Chief Operating Officer, Vice President and Secretary
Gregory A. Marsh	50	Chief Financial Officer, Vice President and Treasurer
Fred Ferrara	44	Chief Information Officer
Michael J. Null	41	Vice President, Sales and Marketing
James C. New	66	Chairman of our Board of Managers
Thomas S. Roberts	48	Manager
Christopher Dean	37	Manager
Peter J. Connolly	38	Manager
Christopher J. Bock	41	Manager
Blair Tikker	55	Manager
Bennett Thompson	33	Manager
James Emanuel	63	Manager

Jon L. Hart Chief Executive Officer and President	Mr. Hart has served as our Chief Executive Officer and President since September 1, 2011. From 2006 until September 2011, he served as the Senior Vice President and head of Genzyme Genetics, which was sold in 2010 by Genzyme Corporation to Laboratory Corporation of America (LabCorp). From 1998 to 2006, he was a Senior Vice President of Quest Diagnostics. Prior to his time at Quest, Mr. Hart was an executive of SmithKline Beecham Clinical Laboratories. The Board has concluded that Mr. Hart should serve as a manager because he is our Chief Executive Officer and President. We and the Board benefit from his extensive experience in managing pathology companies.

Martin J. Stefanelli Chief Operating Officer, Vice President and Secretary	Mr. Stefanelli has served as our Chief Operating Officer, Vice President and Secretary since 2006. Prior to joining us, Mr. Stefanelli served as the President and Chief Operating Officer of Asterand, a tissue-based research services provider for the pharmaceutical and biotechnology industry, from 2004 to 2006. Mr. Stefanelli served as the Executive Vice President and Chief Operating Officer of AmeriPath, an anatomic pathology laboratory company, from June 2003 to November 2004, and prior to joining AmeriPath, Mr. Stefanelli was employed for thirteen years by DIANON Systems, an anatomic and clinical pathology laboratory company.

Gregory A. Marsh Chief Financial Officer, Vice President and Treasurer	Mr. Marsh has served as our Chief Financial Officer, Vice President and Treasurer since November 2007. Prior to joining us, Mr. Marsh served as an executive officer at CardioNet and PDSHeart, each a cardiovascular diagnostic healthcare provider. He served as the Chief Financial Officer of PDSHeart from 2003 to 2005 and then Chief Operating Officer from 2005 until March 2007, when the company was acquired by CardioNet. Mr. Marsh then served as the Chief Financial Officer of CardioNet until November 2007. From 1996 until 2003, Mr. Marsh was employed by AmeriPath, an anatomic pathology laboratory company, serving as Vice President, Chief Financial Officer and Secretary from 2001 to 2003 and Vice President, Corporate Controller from 1996 to 2001.

Fred Ferrara Chief Information Officer	Mr. Ferrara has served as our Chief Information Officer since 2006. Mr. Ferrara served as the Director of Information Technology at LabCorp Inc., an anatomic pathology laboratory company, from 2003 until he joined Aurora in 2006. Mr. Ferrara joined LabCorp upon its acquisition of DIANON Systems, where Mr. Ferrara had been employed since 1997.

Michael J. Null Vice President, Sales and Marketing	Mr. Null has served as our Vice President, Sales & Marketing since April 2007. Prior to joining us, Mr. Null served as the Vice President of Sales and Marketing at Asterand, a tissue-based research services provider for the pharmaceutical and biotechnology industry, from 2002 to 2007. He served as a senior account manager and business development manager at Renaissance, a global IT consulting and staffing company, from 1997 to 2002. Prior to joining Renaissance, Mr. Null was employed for four years by DIANON Systems, an anatomic and clinical pathology laboratory company.

James C. New Chairman of the Board of Managers	Mr. New has served as our Chairman since 2006. He also served as our Chief Executive Officer and President from 2006 until his retirement on September 1, 2011. Since his retirement, he has served as Special Advisor to the Board of Directors and the Chief Executive Officer. Prior to joining us, Mr. New was a private investor from 2003 to 2006. Mr. New served as the President, Chief Executive Officer and Chairman of AmeriPath, an anatomic pathology laboratory company, from January 1996 through 2003. Prior to joining AmeriPath, Mr. New served as the President, Chief Executive Officer, and a director of RehabClinics, an outpatient rehabilitation company. The Board has concluded that Mr. New should serve as a manager and our Chairman because of his extensive experience in managing anatomic pathology companies, including his experience as our Chief Executive Officer and President.

Thomas S. Roberts Manager	Mr. Roberts has served as one of our managers since 2006 and currently serves as a Managing Director of Summit Partners, a growth equity firm. Mr. Roberts joined Summit Partners in 1989. Mr. Roberts also served in the past as the Chairman and Director of AmeriPath, an anatomic pathology laboratory company. The Board has concluded that Mr. Roberts should serve as a manager because of his significant executive experience as well as the fact that his relationship with Summit Partners, which has a substantial ownership interest in us, aligns his interests with those of our other stakeholders.

Christopher Dean Manager	Mr. Dean has served as one of our managers since 2006 and currently serves as a Managing Director of Summit Partners, a growth equity firm. Mr. Dean joined Summit Partners in 2001. The Board has concluded that Mr. Dean should serve as a manager because of his significant executive experience as well as the fact that his relationship with Summit Partners, which has a substantial ownership interest in us, aligns his interests with those of our other stakeholders.

Peter J. Connolly Manager	Mr. Connolly has served as one of our managers since 2006 and currently serves as a Principal at Summit Partners, a growth equity firm.

Prior to joining Summit Partners in 2004, Mr. Connolly was employed by Goldman, Sachs & Co., an investment banking firm and Deloitte LLP, an accounting and consulting firm. The Board has concluded that Mr. Connolly should serve as a manager because of his significant executive experience as well as the fact that his relationship with Summit Partners, which has a substantial ownership interest in us, aligns his interests with those of our other stakeholders.

Christopher J. Bock Manager	Mr. Bock has served as one of our managers since June 2009 and is a Managing Director of KRG Capital Partners, a private equity investment firm. Mr. Bock joined KRG Capital Partners in 1997. The Board has concluded that Mr. Bock should serve as a manager because of his significant executive experience as well as the fact that his relationship with KRG Capital Partners, which has a substantial ownership interest in us, aligns his interests with those of our other stakeholders.

Blair Tikker Manager	Mr. Tikker has served as one of our managers since June 2009 and is a Managing Director of KRG Capital Partners, a private equity investment firm. Mr. Tikker joined KRG Capital Partners in 2007. Prior to joining KRG Capital Partners, Mr. Tikker was employed by a number of hospital systems, physician groups and managed care companies. Mr. Tikker served as the CEO of HMS Healthcare, a hospital information systems provider, from 2001 until 2005. The Board has concluded that Mr. Tikker should serve as a manager because of his significant executive experience as well as the fact that his relationship with KRG Capital Partners, which has a substantial ownership interest in us, aligns his interests with those of our other stakeholders.

Bennett R. Thompson Manager	Mr. Thompson has served as one of our managers since August 2011 and has been a regular board observer since June 2009. Mr. Thompson is a Vice President of KRG Capital Partners, a private equity investment firm. Mr. Thompson joined KRG Capital Partners in 2007. Prior to joining KRG Capital Partners in 2007, Mr. Thompson was employed by Heritage Partners, a private equity investment firm and Harris Williams & Co., an investment banking firm. The Board has concluded that Mr. Thompson should serve as a manager because of his significant executive experience as well as the fact that his relationship with KRG Capital Partners, which has a substantial ownership interest in us, aligns his interests with those of our other stakeholders.

James Emanuel Manager	Mr. Emanuel has served as one of our managers since June 2011. Mr. Emanuel has engaged in consulting and private investment activities since his retirement from Lincare, Inc., a national provider of respiratory therapy services for patients with pulmonary disorders, where he served as Chief Financial Officer from January 1984 to June 1997. Mr. Emanuel also served as Chief Financial Officer and a director of Lincare Holdings Inc. from November 1990 to June 1997. Mr. Emanuel has served as a director of SRI/Surgical Express Inc. since 1996 in addition to serving on private company boards. The Board has concluded that Mr. Emanuel should serve as a manager because of his significant executive experience.

One of our nine managers, Mr. Emanuel, is an independent manager (with independence being determined in accordance with definition of independence under the NASDAQ Global Market standards, as if they applied to us), meaning that he does not have, and has never had, a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a manager.

Our managers have not created an audit, compensation or nominating committee and do not have any other committee performing such functions.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, you will find a series of tables containing specific data about the compensation earned or paid in fiscal year 2010 to the following individuals, whom we refer to as our named executive officers:

•	James C. New, Chairman of our Board of Managers, and our former Chief Executive Officer and President;

•	Gregory A. Marsh, our Chief Financial Officer, Vice President and Treasurer;

•	Fred Ferrara, our Chief Information Officer;

•	Michael J. Null, our Vice President, Sales and Marketing; and

•	Martin J. Stefanelli, our Chief Operating Officer, Vice President and Secretary.

As noted earlier in this prospectus, effective September 1, 2011, Mr. New retired as our Chief Executive Officer and President, and Mr. Jon L. Hart became our new Chief Executive Officer and President. Mr. New remains Chairman of the Board and is a consultant to the Company pursuant to his consulting agreement with us, as described later in this Compensation Discussion and Analysis.

Objectives of our Compensation Program; How We Set Compensation

Our compensation objectives as a privately-held company have been to recruit and retain a talented team of employees to grow and develop our business and to reward those employees for accomplishments related to our growth and development.

Historically, we have not had a compensation committee and our Board of Managers has determined the compensation for our Chief Executive Officer and, based on the recommendations of our Chief Executive Officer, the rest of our management team. In setting compensation, Mr. New and our Board of Managers did not seek to allocate long-term and current compensation, or cash and non-cash compensation, in any particular percentage. Instead, they reviewed each element of compensation independently and determined the appropriate amount for each element, as discussed below. Neither management nor our Board of Managers engaged a compensation consultant during fiscal year 2010. Our historical compensation-setting processes have been effective for a privately-held company.

2010 Elements of Compensation

The key elements of compensation for our named executive officers in fiscal year 2010 were base salary and annual cash bonuses. We also are party to an employment agreement with each of Messrs. New, Marsh, Ferrara, Null and Stefanelli. These agreements provide the executive with certain benefits as described in greater detail below.

Base Salaries.  We intend for base salaries to reward core competence in the executive role relative to skill, experience and contributions to us. We negotiated the base salaries individually with each executive, with a focus on the executive’s experience in his respective field and expected contribution to us. In general, we adjust base salaries in connection with performance reviews and/or changes to the scope of a named executive officer’s responsibilities. The 2010 annual base salaries for our named executive officers were as follows: Mr. New, $400,000; Mr. Marsh, $294,000; Mr. Ferrara, $225,169; Mr. Null, $228,355; and Mr. Stefanelli, $315,000. In September 2010, Mr. Ferrara’s annual base salary increased to $233,730 and Mr. Null’s annual base salary increased to $237,040. Otherwise, none of our named executive officers received salary increases over 2009 levels during 2010. After consideration of their performance during 2010, in January 2011, the Board increased Mr. New’s base salary to $425,000 and Mr. Stefanelli’s base salary to $335,000, and effective

July 1, 2011, the Board increased Mr. Marsh’s base salary to $310,000 and Mr. Null’s and Mr. Ferrara’s base salary to $250,000.

Annual Cash Bonuses.  Annual bonuses reward our named executive officers for their contribution to our financial goals and focus our named executive officers on both short- and long-term objectives. Annual bonuses are earned based on the achievement of certain pre-determined performance goals. On an annual basis, or at the commencement of an executive officer’s employment with us, our Board of Managers set a target level of bonus compensation that is structured as a percentage of such executive officer’s annual base salary. The target bonuses for each of our executive officers are as follows, reflected as a percentage of base salary: Mr. New, 100 percent; Mr. Marsh, 50 percent; Mr. Ferrara, 40 percent; Mr. Null, 35 percent; and Mr. Stefanelli, 75 percent. Our Board of Managers set such target bonuses after negotiation with each individual and consideration of Mr. New’s recommendation and the expected role of each of our executives. The actual amount of the bonus is based on the extent to which we and the executive meet or exceed predetermined goals under the performance metrics, which goals are set by our Board of Managers prior to the beginning of the performance year in connection with the annual budgetary process, as discussed below.

For 2010, annual cash bonus opportunities for our named executive officers were based on achieving pre-established performance goals relating to net revenue, EBITDA, management of acquisition programs (measured by the acquisition of companies with annualized EBITDA at pre-determined levels), and other key activities relating to the initial public offering, debt refinancing, corporate budget management, lab system conversions, product launches, and Sarbanes-Oxley and HIPAA compliance. Each of these performance metrics is an important driver of our business and our rationale for selecting these performance metrics is as follows:

•	net revenue and EBITDA to focus the executive on supporting, improving and growing our business;

•	acquisitions of companies with annualized EBITDA at pre-determined levels focuses the executive on identifying acquisitions which meet our financial goals and positively affect our covenant position; and

•	all other performance goals are initiatives deemed by the Board of Managers and executive management to be critical to the future success of the Company.

From the above list, our Board of Managers assigned certain objectives to each named executive officer based on his role with us, and assigned a weight to each metric, as reflected in the table below.

Name	Performance Objective and Weight

Mr. New	•	Net revenue (15)%
	•	EBITDA (40)%
	•	Acquisition Management (15%)
	•	Completion of Initial Public Offering (15%)
	•	Completion of Debt Refinancing (15)%
Mr. Stefanelli	•	Net revenue (20)%
	•	EBITDA (40)%
	•	Completion of Initial Public Offering (10)%
	•	Completion of Debt Refinancing (10%)
	•	Corporate Budget Management (10%)
	•	LIS Implementation (10)%
Mr. Marsh	•	Net revenue (20)%
	•	EBITDA (40)%
	•	Completion of Initial Public Offering (15)%
	•	Completion of Debt Refinancing (15%)
	•	Sarbanes-Oxley Compliance (10)%
Mr. Ferrara	•	Net revenue (20)%
	•	EBITDA (40)%
	•	HIPAA Compliance (10%)
	•	LIS Implementation (20%)
	•	Sarbanes-Oxley Compliance (10)%
Mr. Null	•	Net revenue (45)%
	•	EBITDA (10)%
	•	Product Launches (45%)

The following table provides the targets (in millions) for each of the performance objectives and actual performance in fiscal year 2010.

Objective	Target Goal	FY 2010 Actual

Net Revenue	$227.8	$212.8
EBITDA	$ 69.2	$ 58.8
Acquisition Management	Targets’ Annualized	Targets’ Annualized
	EBITDA of $10.0	EBITDA of $16.2
Completion of Initial Public Offering	N/A	0%
Completion of Debt Refinancing	N/A	100%
Corporate Budget	$(11.0)	$(10.4)
LIS Implementation	N/A	50%
Sarbanes-Oxley Compliance	N/A	70-75%
Product Launches	N/A	20-200%
HIPAA Compliance	N/A	100%

For Net Revenue, EBITDA, Acquisition Management, and Corporate Budget objectives, for each increment of one percent that actual performance falls below our target goal, the executive’s target bonus would be reduced by ten percent. Likewise, for each increment of one percent that actual performance exceeds our target goal, the executive’s target bonus would be increased by ten percent, with a maximum of 110 percent. For example, if we had achieved 90 percent of our target goal, then the executive would have received zero percent of his target bonus, and if we had achieved 110 percent of our target goal, then the executive would have received two hundred percent of his target bonus. Linear interpolation is used to determine payouts between the ranges. All other objectives are based upon assessment by the Board of Managers and Chief Executive Officer. The following table provides details regarding the awards earned by named executive officers in 2010.

	Target	Target Bonus	Actual Bonus	Actual Bonus Earned
Name	Bonus ($)	(% of Base Salary)	Earned ($)	(% of Base Salary)

Mr. New	$400,000	100%	$200,500	50%
Mr. Stefanelli	$236,250	75%	$88,100	37%
Mr. Marsh	$147,000	50%	$42,400	29%
Mr. Ferrara	$89,040	40%	$30,600	34%
Mr. Null	$79,013	35%	$40,600	51%

In addition to the bonus described above, in 2010, Mr. Marsh received a $107,500 cash bonus in recognition of his role in connection with our bank refinancing and initial public offering efforts. This bonus was not based on any pre-established performance metrics. Instead, the cash award was determined by our Board of Managers on a discretionary basis based on Mr. Marsh’s performance in connection with our bank refinancing and initial public offering efforts.

Long-Term Equity Incentives.  In 2008, our Board of Managers granted certain equity interests in Aurora Holdings to our named executive officers pursuant to our 2008 Plan. The 2008 Plan provided for grants of Class D-1, Class D-2 and Class D-3 Units, which we refer to collectively as the Class D Units, to our employees. The terms of the Class D Units were governed by the Aurora Holdings LLC Agreement, and, generally, the Class D Units represented the right of the holder to receive a portion of the proceeds in the event of liquidation of Aurora Holdings. The Class D units generally vested over a period of time, subject to the named executive officer’s continued employment with us. All of such units held by our named executive officers were fully-vested by December 31, 2008. None of our named executive officers received Class D units, or any other equity grants, in 2009 or 2010. On July 6, 2011, the 2008 Plan was terminated and our Board of Managers adopted a new long term equity incentive plan, which we refer to as the 2011 Plan. For a description of our 2011 Plan and the options granted to our named executive officers during 2011, see “— Material Changes to Compensation Program During 2011.”

Other Benefits.  Our named executive officers participate in various health and welfare programs that are generally made available to all salaried employees. Our named executive officers also participate in our executive-level life insurance program. Mr. New receives reimbursements related to his country club memberships, as well as Company-paid premiums for an individual life insurance policy and tax preparation services.

Employment Arrangements

We maintain employment agreements with each of Messrs. New, Marsh, Ferrara, Null and Stefanelli. The employment agreements guarantee certain benefits, such as bonus and benefit plans, to the executives during their employment with us. In addition, the employment agreements provide certain benefits to the executives upon their termination of employment by us without cause, by the executive for good reason, or by reason of their death or disability. For a description of the employment agreements, see the narrative following the Summary Compensation table and “— Potential Payments upon Termination of Employment” and “— Potential Payments upon Change in Control” below.

Material Changes to Compensation Program During 2011

2011 Plan.  On July 6, 2011, the Company adopted the 2011 Plan, which permits the grant to employees, officers, managers, directors, consultants and advisors of the Company and its affiliates of options to purchase Aurora Holdings Units, which plan was subsequently amended on August 8, 2011. The Company has reserved 1,931,130 Aurora Holdings Units for issuance upon the grant or exercise of awards pursuant to the 2011 Plan. On July 6, 2011, the Board granted options under the 2011 Plan to our named executive officers in the following amounts: Mr. Stefanelli, 497,619; Mr. Marsh, 186,607; Mr. Null, 124,405; and Mr. Ferrara, 124,405. The options vest in five equal annual installments beginning on the date of grant and will become fully vested and exercisable upon the sale of the Company.

Employment Agreement with Mr. Hart.  Effective September 1, 2011, we entered into an employment agreement with Mr. Hart. His employment is at-will; there is no fixed term of employment. Mr. Hart’s annual base salary is $450,000, subject to increases from time to time in the sole discretion of the Board. Mr. Hart may be awarded a cash bonus on an annual basis, as determined by the Board of Directors based on his performance, with an initial target bonus of 100% of his base salary. Mr. Hart is entitled to participate in any incentive, savings and retirement plans and other employee benefit plans that the Company may offer from time to time for its senior executives. In addition, we will reimburse Mr. Hart for certain relocation expenses incurred by him. The employment agreement also provides certain benefits to Mr. Hart upon his termination of employment by us. Upon a termination by Mr. Hart for “good reason” or by the Company without “cause,” Mr. Hart will be entitled to receive a severance payment equal to the sum of his then-current base salary and the average of the annual bonuses earned by Mr. Hart for the two fiscal years preceding the year in which the termination occurs. Pursuant to his employment agreement, Mr. Hart is subject to confidentiality provisions as well as certain non-compete and non-solicitation obligations during the term of his employment and for a two-year period following the termination of his employment.

In connection with his appointment as Chief Executive Officer, Mr. Hart received a grant under the 2011 Plan of options to purchase 600,000 Aurora Holdings Units, which options vest in five equal annual installments beginning on the first anniversary of the date of grant. The options will become fully vested and exercisable upon the sale of the Company.

Consulting Agreement with Mr. New.  Effective September 1, 2011, we entered into an agreement with Mr. New, pursuant to which he will remain an employee of the Company and serve as a special advisor to the Board and to the Chief Executive Officer from September 1, 2011 through December 31, 2011. The agreement calls for Mr. New to receive a one-time payment of $500,000 on or before October 15, 2011, and Mr. New will continue to be eligible for all health and welfare, severance, separation and retirement benefits pursuant to his current employment agreement with the Company through December 31, 2011. Beginning January 1, 2012 and continuing through December 31, 2012, Mr. New will provide professional consulting and transition services as a consultant to the Company. We will pay Mr. New a monthly consulting fee of $5,667 and, at the end of 2012, an aggregate payment of up to $450,000 as determined by the Board based on Mr. New’s performance. Mr. New remains subject to confidentiality provisions and the non-compete and non-solicitation obligations set forth in his current employment agreement for a two-year period following the expiration of his agreement on December 31, 2012.

Summary Compensation

The following table sets forth the cash and other compensation that we paid to our named executive officers, or that was otherwise earned by our named executive officers, for their services in all capacities during the last fiscal year.

Summary Compensation Table

					Non-Equity
					Incentive Plan	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Compensation ($)(2)	Compensation ($)(3)	Total ($)

James C. New(1)	2010	400,000	—		200,500	40,840	641,340
Chairman of our Board of Managers, Chief Executive Officer and President
Martin J. Stefanelli	2010	315,000	—		88,100	630	403,730
Chief Operating Officer,
Vice President and Secretary
Gregory A. Marsh	2010	294,000	107,500	(4)	42,400	966	444,866
Chief Financial Officer,
Vice President and Treasurer
Fred Ferrara	2010	225,169	—		30,600	287	256,056
Chief Information Officer
Michael J. Null	2010	228,355	—		40,600	56,006	324,961
Vice President, Sales and Marketing

(1)	Effective September 1, 2011, Mr. New retired as our Chief Executive Officer and President.

(2)	Reflects the dollar amount of annual performance-based bonuses earned by our named executive officers in 2010.

(3)	Reflects premiums paid in accordance with the executive-level life insurance plan. Also includes (i) for Mr. New, reimbursement of $15,970 related to country club memberships, $23,970 in premiums paid for a separate life insurance policy, and $900 for tax preparation services; and (ii) for Mr. Null, $55,700 relating to our forgiveness of a note extended to him in connection with his relocation to Florida. See “Certain Relationships and Related Party Transactions”.

(4)	Reflects the bonus Mr. Marsh received in recognition of his role in connection with our bank refinancing and initial public offering efforts. For more information regarding the annual bonuses, see “— 2010 Elements of Compensation;Annual Cash Bonuses.”

2010 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to our named executive officers during 2010. No equity awards were granted to our named executive officers during 2010.

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards(1)
	Threshold	Target	Maximum
Name	($)	($)	($)

Mr. New	—	400,000	800,000
Mr. Stefanelli	—	236,250	472,500
Mr. Marsh	—	147,000	294,000
Mr. Ferrara	—	89,040	178,080
Mr. Null	—	79,013	158,026

(1)	Reflects potential payout opportunities under the annual bonus plan. The actual amount earned by each named executive officer is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

Employment Agreements.  We maintain employment agreements with each of Messrs. New, Marsh, Stefanelli, Ferrara and Null, the term of which will continue until terminated by the executive or us. Pursuant to the agreements, the initial annual base salaries are subject to increases from time to time in the sole discretion of our Board of Managers, and the executives have the opportunity to earn performance bonuses on an annual basis as determined by our Board of Managers. The executives are also entitled to participate in any employee benefit plans that we may from time to time have in effect for our executive-level personnel. In addition, the employment agreements provide certain benefits to the executives upon their termination of employment by us. For a description of such benefits, see “— Potential Payments Upon Termination of Employment” below.

Potential Payments Upon Termination of Employment

Payments Made Upon Any Termination of Employment.  Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment including accrued but unpaid base salary through the date of termination, accrued but unpaid annual bonus, unreimbursed employment-related expenses owed to the executive officer under our policies and accrued but unpaid vacation pay. The executive is also entitled to all accrued benefits under any of our employee benefit programs (in accordance with the terms of such programs). These payments do not differ from payments made upon termination to all employees.

Payments Made Upon Termination Without Cause or Good Reason.  Each of the employment agreements provides that if the executive is terminated without Cause, or the executive terminates his employment with us for Good Reason, the executive will be entitled to receive:

•	his base salary for a specified period (in the case of Mr. New, 24 months, in the case of Messrs. Stefanelli, Ferrara and Null, 12 months, and in the case of Mr. Marsh, 12 months if his termination occurs prior to a “qualifying transaction” (as defined below under “— Potential Payments Upon Change in Control”) or 18 months if his termination occurs within one year following a “qualifying transaction”), payable in equal installments in accordance with our regular payroll practices;

•	in the case of Mr. New, an amount equal to two times the average of his previous three annual bonuses, payable in installments in accordance with our regular payroll practices;

•	any unpaid bonus for the previous fiscal year and a pro rata portion of his bonus for the then-current fiscal year; and

•	in the case of Mr. New, continued health care coverage for a period of 24 months.

Cause generally means the executive’s (i) conviction or plea of no contest for or indictment on a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud, which involves a material matter, with respect to us or any of our customers or suppliers, (ii) substantial and repeated failure to perform his duties, (iii) gross negligence or willful misconduct that is harmful to us, (iv) conduct tending to bring us into substantial public disgrace or disrepute (not applicable to Mr. Null) and (v) breach of the restrictive covenants in the employment agreement.

Good Reason generally means, without the executive’s prior written consent, (i) a reduction in, or failure to pay when due, the executive’s base salary, (ii) a material diminution in the executive’s titles or duties inconsistent with his position, (iii) failure to pay any annual bonus when due and, in the case of Mr. New, any reduction in his annual bonus opportunity, (iv) a material reduction in the employee benefits offered to the executive that is not also applicable to our other executive employees and (v) a change in the executive’s principal office to a location more than 50 miles from Palm Beach Gardens, Florida.

Restrictive Covenants.  Each of the agreements contains confidentiality and customer and employee nonsolicitation covenants that apply during the executive’s employment with us and for a certain period of time after his termination of employment (24 months in the case of Mr. New, and 12 months in the case of Messrs. Marsh, Stefanelli, Ferrara and Null).

The following table summarizes the approximate value of the termination payments and benefits that each of our named executive officers would receive if he had terminated employment at the close of business on December 31, 2010. The table does not include certain amounts that the named executive officer would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees, such as our 401(k) plan.

Summary of Termination Payments and Benefits

			In Connection
			with a
		Before Change	Change in
		in Control	Control
		Termination	Termination	For Cause/
		w/o Cause or for	w/o Cause or for	Voluntary
Name	Benefit	Good Reason ($)	Good Reason ($)	Termination ($)	Death ($)	Disability ($)

Mr. New(1)	Continued Base Salary(2)	800,000	800,000	—	—	—
	Continued Health and Dental Coverage(3)	27,328	27,328	—	—	—
	2x Average Bonus(4)	808,667	808,667	—	—	—
	Pro-Rated Bonus(5)	200,500	200,500	—	—	—
	Transaction Bonus(6)	—	400,000
Total		1,836,495	2,236,495	—	—	—
Mr. Stefanelli	Continued Base Salary(2)	315,000	315,000	—	—	—
	Pro-Rated Bonus(5)	88,100	88,100	—	—	—
Total		403,100	403,100	—	—	—
Mr. Marsh	Continued Base Salary(2)	294,000	441,000	—	—	—
	Pro-Rated Bonus(5)	42,400	42,400	—	—	—
	Transaction Bonus(6)	—	220,500	—	—	—
Total		336,400	703,900	—	—	—
Mr. Ferrara	Continued Base Salary(2)	233,730	233,730	—	—	—
	Pro-Rated Bonus(5)	30,600	30,600	—	—	—
Total		264,330	264,330	—	—	—
Mr. Null	Continued Base Salary(2)	228,355	228,355	—	—	—
	Pro-Rated Bonus(5)	40,600	40,600	—	—	—
Total		268,955	268,955	—	—	—

(1)	As discussed earlier in this prospectus, effective September 1, 2011, Mr. New retired as our Chief Executive Officer and President. We entered into an agreement with Mr. New, pursuant to which he will receive a one-time payment of $500,000 on or before October 15, 2011. Mr. New will continue to be eligible for all health and welfare, severance, separation and retirement benefits pursuant to his current employment agreement with the Company through December 31, 2011. Beginning January 1, 2012, and continuing through December 31, 2012, Mr. New will provide professional consulting and transition services as a consultant to the Company. For a description of Mr. New’s consulting agreement, see “Compensation Discussion and Analysis — Material Changes to Compensation Program During 2011.”

(2)	Reflects an amount equal to the applicable multiple of the executive’s then-current base salary, payable in installments over 24 months, in the case of Mr. New, or 12 months, in the case of Messrs. Marsh, Stefanelli, Ferrara and Null. Mr. Marsh’s multiple of salary is 1x, in the event of his termination of employment prior to a “qualifying transaction”, or 1.5x, in the event of his termination of employment within one year following the effective date of a “qualifying transaction.”

(3)	Reflects Consolidated Omnibus Budget Reconciliation Act of 1986, or COBRA, payments by us for medical and dental coverage based on 2010 rates for 24 months.

(4)	Reflects an amount equal to two times the average of the bonuses Mr. New received in 2007, 2008 and 2009, payable in installments over 24 months.

(5)	Reflects a pro-rated bonus for the year in which the executive terminates employment. The pro-ration is based on the executive’s and our performance relative to the pre-approved objectives.

(6)	Reflects 100 percent of Mr. New’s annual base salary and 50 percent of the sum of Mr. Marsh’s current annual base salary plus his current target bonus, payable in a lump sum.

Potential Payments Upon Change in Control

In connection with a “qualifying transaction,” Mr. New would be entitled to receive a lump sum payment equal to 100 percent of his then-current annual base salary, and Mr. Marsh would be entitled to receive a lump sum payment equal to 50 percent of the sum of his then-current annual base salary plus his then-current target bonus, regardless of whether their employment was terminated. If a “qualifying transaction” had occurred on or before December 31, 2010, Mr. New and Mr. Marsh would have received $400,000 and $220,500, respectively. A “qualifying transaction” generally means either (i) the sale or other disposition of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, or (ii) a transaction or series of related transactions the result of which is that the holders of our outstanding voting securities immediately prior to such transaction are (after giving effect to such transaction) no longer, in the aggregate, the “beneficial owners” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act) of more than 50 percent of the voting power of our outstanding voting securities, and Summit Partners and the KRG Capital Partners, in the aggregate, are no longer entitled to appoint a majority of the managers to the board of managers of Aurora Holdings (excluding a public offering and certain other issuances by us).

None of our other named executive officers would have received any payments if a change in control had occurred on December 31, 2010, absent their termination of employment.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served on the board of directors or the compensation committee (or equivalent) of the board of directors of another entity whose executive officer served on our Board of Managers. Other than Mr. New, our Chief Executive Officer through September 2011, none of our officers or employees participated in the deliberations of our Board of Managers concerning executive officer compensation.

Manager Compensation During 2010

The members of our Board of Managers did not receive any cash, equity or any other compensation for services rendered during 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Second Amended and Restated Limited Liability Company Agreement of Aurora Holdings

The membersand managers of Aurora Holdings have entered into a Second Amended and Restated Limited Liability Company Agreement, dated as of July 6, 2011, which we refer to as the Aurora Holdings LLC Agreement. Pursuant to the Aurora Holdings LLC Agreement, a board of managers of Aurora Holdings oversees the operations of Aurora Holdings and, subject to certain exceptions set forth below, manages the business and affairs of Aurora Holdings and exercises all rights and powers of Aurora Holdings.

The board of managers of Aurora Holdings currently consists of nine managers. The Aurora Holdings LLC Agreement provides for the appointment of at least eight managers, which are appointed as follows:

•	KRG Capital Partners has the right to appoint up to three managers, subject to the conditions provided in the Aurora Holdings LLC Agreement;

•	the Chief Executive Officer of our subsidiary Aurora Diagnostics, LLC is a manager;

•	Summit Partners and KRG Capital Partners have the right to appoint mutually one independent manager; and

•	Summit Partners has the right to appoint the other managers (which, as of the date hereof, is three managers).

In addition, board has the authority to increase its size and fill additional positions, and the board has appointed Mr. New, our former Chief Executive Officer, as an additional manager.

The Aurora Holdings LLC Agreement provides that, so long as KRG Capital Partners and Summit Partners are each entitled to appoint an equal number of managers, the number and composition of the board of managers (or similar governing body) of each subsidiary of Aurora Holdings is to consist of an equal number of managers appointed by KRG Capital Partners and Summit Partners. The Chief Executive Officer of Aurora Diagnostics, LLC is also to be a manager on the board of managers (or similar governing body) of each subsidiary of Aurora Holdings.

Under the Aurora Holdings LLC Agreement, certain transactions between Aurora Holdings and its affiliates require the approval of a majority of the disinterested managers on the board of managers of Aurora Holdings. In addition, the following actions require the approval of both Summit Partners and KRG Capital Partners:

•	the dissolution or liquidation of Aurora Holdings or Aurora Diagnostics, LLC, except in connection with corporate conversions and reorganizations or a sale of the enterprise described below;

•	the sale of Aurora Holdings or Aurora Diagnostics, LLC, unless the transaction results in specified returns on investment for Summit Partners and KRG Capital Partners;

•	the acquisition, by Aurora Holdings or any subsidiary, of any business for consideration in excess of $20 million or any businesses for aggregate consideration in excess of $60 million;

•	the issuance of any equity except (i) for issuances pursuant to an equity incentive plan, (ii) in connection with a public offering of equity otherwise permitted by the Aurora Holdings LLC Agreement and (iii) for issuances to acquisition targets (or their equityholders) in connection with or related to acquisitions;

•	the incurrence, by Aurora Holdings or any subsidiary, of any new indebtedness or the refinancing of any existing indebtedness, except (i) for amounts of less than $5 million in the aggregate and (ii) to acquisition targets (or their equityholders) in connection with or related to acquisitions;

•	the sale, transfer, termination, assignment, or other disposal of, by Aurora Holdings or any subsidiary of any (i) equity interest of any subsidiary, or (ii) right to vote the equity interests of any affiliated physician-owned professional organization, except in connection with an initial public offering of equity or a sale of the enterprise described above;

•	the hiring, firing, material reduction of the employment responsibilities of, or taking of any other action that could give rise to a termination for “Good Reason” or other similar term under any employment agreement or equity agreement between Aurora Holdings and, its Chief Executive Officer, Chief Operating Officer or Chief Financial Officer;

•	the increase of the number of managers serving on the board of managers of Aurora Holdings at any time when KRG Capital Partners has a right to appoint three managers to the board of managers of Aurora Holdings; or

•	the development or implementation of any strategic plan that would materially affect Aurora Holdings’ or Aurora Diagnostics, LLC’s business and business activities ancillary thereto, or materially alter Aurora Holdings’ or Aurora Diagnostics, LLC’s business tactics.

Further, subject to the approval requirements in connection with a sale of the enterprise described above, each of Summit Partners and KRG Capital Partners has a right to force a sale of Aurora Holdings or Aurora Diagnostics, LLC.

The Aurora Holdings LLC Agreement requires Aurora Holdings to make certain tax distributions to its members each year, which distributions are designed to approximate and offset the tax liability resulting from membership in Aurora Holdings for the preceding fiscal year.

The Aurora Holdings LLC Agreement also contains customary transfer restrictions with respect to the Aurora Holdings Units, including rights of first refusal in favor of Aurora Holdings and certain equityholders. In addition, the Aurora Holdings LLC Agreement grants certain customary preemptive rights on new issuances of Aurora Holdings Units and customary tag-along or co-sale rights on certain transfers of Aurora Holdings Units.

Registration Rights Agreement

We are party to a Registration Rights Agreement with certain of our members. Under our Registration Rights Agreement, we have granted such members certain demand, shelf and piggy-back registration rights subject to customary terms, conditions and limitations.

Related Party Loans

On November 17, 2006, we entered into master promissory notes with each of James C. New, our Chairman, Chief Executive Officer and President, Martin J. Stefanelli, our Chief Operating Officer, Vice President and Secretary, Michael Null, our Vice President-Sales and Marketing, and Fred Ferrara, our Chief Information Officer, under which these executive officers were obligated to repay us, as of March 31, 2010, an amount in aggregate of approximately $1.9 million plus accrued interest. These arrangements were entered into to facilitate the purchases of Class C Aurora Holdings Units by these executive officers and were secured by a pledge of such units, as evidenced by a pledge agreement between us and these executive officers.

On March 7, 2008, we entered into promissory notes with each of the same executive officers, under which these executive officers were obligated to repay us, as of March 31, 2010, an amount in aggregate of approximately $350,000 plus accrued interest. These notes were secured by a pledge of Class X capital of Aurora Holdings then held by each these executive officers, which was evidenced by a pledge agreement between us and these executive officers. These arrangements were entered into to facilitate the purchases of Aurora Holdings’ Class X capital by these executive officers.

In accordance with the terms of these promissory notes, we required the prepayment of all amounts due thereunder from our executive officers in connection with our anticipated public offering. All such amounts were prepaid by the executive officers on April 28, 2010.

In connection with our employment of Michael Null, our Vice President-Sales and Marketing, we entered into a letter agreement with Mr. Null in May 2008 and a related promissory note issued by Mr. Null on October 21, 2008, in the aggregate amount of $100,000, to facilitate Mr. Null’s relocation to our corporate headquarters. Pursuant to the letter agreement, a portion of the principal and interest under the note was forgiven each month, and Mr. Null was entitled to a gross-up for taxes accruing as a result thereof. The balance of the note and all accrued interest were forgiven on April 28, 2010.

Management Services Agreement

On June 2, 2006, we, through a wholly-owned subsidiary of Aurora Holdings, and two members of Aurora Holdings, Summit Partners and GSO Capital Partners, entered into a Management Services Agreement, which we refer to as the Management Services Agreement. On June 12, 2009, the Management Services Agreement was amended to substitute KRG Capital Partners for GSO Capital Partners. The Management Services Agreement called for the members of Aurora Holdings and their affiliates to provide certain financial and management advisory services in connection with the general business planning and forecasting and acquisition and divestiture strategies. In exchange for the services, we paid an annual fee equal to 1.0 percent of revenues, plus expenses to Aurora Holdings’ members. As of December 31, 2009 and 2010, $0.4 million and $0.9 million, respectively, of management fees under the Management Services Agreement are reflected in accounts payable and accrued expenses in the accompanying consolidated balance sheets. The consolidated statement of operations includes management fees of $1.6 million, $1.8 million and $2.2 million for the respective years ended December 31, 2008, 2009 and 2010. During 2008, 2009 and 2010, we paid management fees totaling $1.3 million, $1.9 million and $2.0 million, respectively.

Other Related Party Transactions

In connection with Mr. New’s retirement as the Company’s Chief Executive Officer effective September 1, 2011, the Company entered into a consulting agreement with Mr. New. See “Compensation Discussion and Analysis — Material Changes to Compensation Program During 2011.”

James Eric New has served numerous roles since joining the Company on July 1, 2009 including Technical Sales Representative, Regional Sales Manager and, most recently, Director of Clinical Pathology and Product Manager. In 2010, Mr. Eric New’s aggregate compensation was $176,710. On March 1, 2011, we entered into an employment agreement with Mr. Eric New, as the National Director of Clinical Pathology, with an annual base compensation of $180,000, a guaranteed bonus for 2011 of $27,000, additional incentive compensation based on the achievement of performance goals, and other separation and fringe benefits. Mr. Eric New is the son of James C. New, the Company’s Chairman of the Board and former Chief Executive Officer.

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Managers is responsible for reviewing and approving the terms and conditions of all transactions between us and any employee, officer, director and certain of their family members and other related persons required to be reported under Item 404 of Regulation S-K. Related party transactions are typically reviewed and approved by the members of our Board of Managers that do not have a direct or indirect interest in such transaction. In reviewing these transactions, our Board of Managers considers all relevant facts and circumstances, including the benefits to the Company from the transaction; the availability of unrelated parties to perform similar work for a similar price in a similar timeframe; the terms of the proposed transaction; and the terms available to unrelated third parties or employees generally. We have not adopted written policies and procedures with respect to the approval of related party transactions.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Set forth below is a description of all of our outstanding indebtedness other than the old notes and our capital lease obligations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a description of our capital lease obligations.

Amended Senior Secured Credit Facility

On May 26, 2010, we entered into a new credit and guaranty agreement, which we refer to as our senior secured credit facility, that provides for a senior secured revolving credit facility and a senior secured term loan facility of $335.0 million in the aggregate with Barclays Bank PLC, as administrative agent and collateral agent, certain other financial institutions in various arranger and agent capacities, and the lenders from time to time party to the amended senior secured credit facility. On December 20, 2010, in connection with the issuance of the old notes, we amended our senior secured credit facility and applied $129.0 million of the net proceeds that we received from the offering to repay $19.0 million in principal then owed under our senior secured revolving credit facility and $110.0 million of the $224.4 million principal then owed under our senior secured term loan facility. A summary of our amended senior secured credit facility is set forth below.

Amounts.  Our amended senior secured credit facility provided for an initial senior secured financing of up to $335.0 million, consisting of:

•	a $225.0 million senior secured term loan facility, of which $114.4 million was outstanding as of June 30, 2011; and

•	a $110.0 million senior secured revolving credit facility, which includes a $15.0 million letter of credit sub-facility and a $5.0 million swing line sub-facility that is available upon same-day notice.

As of June 30, 2011, we had $114.4 million of aggregate principal amount of term loans outstanding under our senior secured term loan facility and no balance outstanding under our senior secured revolving credit facility, with an available balance of $110.0 million. In addition, as of June 30, 2011, we believe we were in compliance in all material respects with the covenants and terms of our amended senior secured credit facility.

We have the right to increase the commitments under our amended senior secured credit facility by up to $50.0 million, provided that certain conditions are satisfied, including absence of an event of default, pro forma compliance with our financial covenants and a maximum senior secured leverage ratio for the preceding four quarter period for which financial statements are available of 3.50:1.00. None of the lenders under our amended senior secured credit facility has committed or is obligated to provide any such increase in the commitments.

Amortization; Maturity and Termination.  Our senior secured term loan provides for amortization payments during the period the term loans are outstanding that shall, subject to the terms of our credit agreement, each be equal to 0.25% of the initial aggregate principal amount of the term loan with the balance payable on the sixth anniversary of our senior secured credit facility, subject to adjustment in connection with prepayments. There is no scheduled amortization on our amended senior secured revolving credit facility. The amended senior secured revolving credit facility will mature, and the revolving commitments relating thereto will terminate, on the fifth anniversary of our senior secured credit facility.

Conditions to Additional Borrowings.  All additional borrowings under our amended senior secured credit facility remain subject to the satisfaction of customary conditions, including the accuracy of representations and warranties (including that there has not occurred any material adverse effect), the absence of defaults and, for certain periods, pro forma compliance with certain financial covenants.

Use of Proceeds.  Borrowings under our amended senior secured revolving credit facility, including letters of credit and swing-line loans, are used from time to time to provide financing for working capital and other general corporate purposes.

Interest.  Borrowings under our amended senior secured credit facility will bear interest, at the option of the borrower, at one of the following rates:

•	Base Rate Loans, at a rate per annum equal to:

•	the highest of:

•	Barclays Bank PLC’s prime rate,

•	0.50% plus Federal Funds Effective Rate, and

•	the LIBOR rate, as adjusted for applicable reserve requirements (subject to a 2.00% floor) for an interest period of one month plus 1.00%; plus

•	3.25%.

•	LIBOR Rate Loans, at a rate per annum equal to:

•	the LIBOR rate, as adjusted for applicable reserve requirements (subject to a 2.00% floor) determined for the applicable interest period; plus

•	4.25%.

During the continuance of certain material events of default, including payment defaults, failure to comply with financial covenants or certain bankruptcy events, and at the request of the requisite lenders during the continuance of any other event of default, the loans under our amended senior secured credit facility shall bear interest at the otherwise applicable rate plus an additional 2.00% per annum.

Fees.  We have agreed to pay various fees with respect to our amended senior secured credit facility, including an unused commitment fee on the undrawn amount of the amended senior secured revolving credit facility equal to either 0.75% or 0.50% per annum (depending on the amount of the unused portion of the facility at such time) of the daily average unused portion of the amended senior secured revolving credit facility is also payable.

Voluntary and Mandatory Prepayments.

Voluntary prepayments of borrowings under our amended senior secured credit facility, and optional reductions of the unutilized portion of the amended senior secured revolving credit facility commitments, will be permitted at any time, in minimum principal amounts of $500,000, or an integral multiple of $100,000 in excess thereof, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs in the case of a prepayment of LIBOR Rate Loans other than a prepayment made on the last day of the relevant interest period.

Our amended senior secured credit facility also requires, subject to certain exceptions, prepayments from excess cash flow and from the proceeds of certain asset sales, insurance or condemnation and issuances of certain debt and equity.

Borrower, Guarantors and Security.  Aurora Diagnostics, LLC, a direct, wholly-owned subsidiary of Aurora Holdings, is the borrower under our amended senior secured credit facility. The obligations of the borrower under our amended senior secured credit facility and any exposure under any interest rate agreement or other hedging arrangements entered into with any of the lenders are guaranteed by the guarantors party to our amended senior secured credit facility, including Aurora Holdings and Aurora Financing, and certain of Aurora Holdings’ subsidiaries. Such obligations of the borrower and such guarantors are secured by a first-priority security interest in substantially all of the assets of the borrower and of each guarantor party thereto.

Financial Covenants.  Our amended senior secured credit facility requires us to satisfy specified financial covenants, including an interest coverage ratio, a senior secured leverage ratio and a maximum capital expenditures covenant, as set forth in our amended senior secured credit facility. The interest coverage ratio test measures the ratio of consolidated adjusted EBITDA to consolidated cash interest expense as of the end of each measurement period. Our senior secured leverage ratio is determined based upon our consolidated total secured debt to consolidated adjusted EBITDA at the end of each measurement period.

We are required to comply with the minimum interest coverage ratio at the following levels as of the end of each measurement period (other than any exempt fiscal quarter as described below):

Minimum Interest
Periods Ending	Coverage Ratio

September 30, 2011	2.00:1.00
December 31, 2011	2.00:1.00
March 31, 2012	2.00:1.00
June 30, 2012	2.00:1.00
September 30, 2012	2.25:1.00
December 31, 2012	2.25:1.00
March 31, 2013	2.25:1.00
June 30, 2013	2.25:1.00
September 30, 2013	2.25:1.00
December 31, 2013	2.50:1.00
March 31, 2014	2.50:1.00
June 30, 2014	2.50:1.00
September 30, 2014	2.50:1.00
December 31, 2014	2.75:1.00
March 31, 2015	2.75:1.00
June 30, 2015	2.75:1.00
September 30, 2015	2.75:1.00
December 31, 2015 and thereafter	3.00:1.00

We are required to maintain a senior secured leverage ratio not in excess of 2.75:1.00. Subject to certain exceptions, we are not required to demonstrate compliance with our minimum interest coverage ratio or our senior secured leverage ratio in any fiscal quarter in which there were no outstanding loans or letters of credit under our senior secured credit facility during such fiscal quarter.

Certain Other Covenants.  Our amended senior secured credit facility contains customary negative covenants that, among other things, restrict, subject to certain baskets and exceptions specified therein, our ability to:

•	incur or allow to exist certain liens;

•	incur additional indebtedness;

•	guarantee indebtedness;

•	engage in unrelated businesses;

•	make investments or acquisitions or enter into mergers;

•	sell or dispose of assets or acquire, merge with or consolidate with certain businesses;

•	engage in certain transactions with affiliates;

•	make certain payments under the Tax Receivable Agreement that we may enter with our members;

•	make certain changes to the documents related to certain contemplated reorganization transactions;

•	make redemptions or repurchases of, or pay dividends on, equity interests;

•	make voluntary prepayments of or repurchase certain other subordinated indebtedness;

•	enter into agreements restricting or prohibiting any subsidiaries from incurring or allowing to exist certain liens;

•	enter into agreements restricting or prohibiting any subsidiaries from paying or declaring certain dividends or distributions;

•	change our organizational documents or material agreements; and

•	enter into sale and leaseback transactions.

Our amended senior secured credit facility also contains customary affirmative covenants.

Events of Default.  Our amended senior secured credit facility also contains customary events of default, subject to grace periods and materiality thresholds specified in therein, including:

•	failure to make payments when due;

•	defaults under certain other indebtedness;

•	noncompliance with covenants;

•	incorrectness of representations and warranties in any material respect when made;

•	bankruptcy or certain insolvency events;

•	certain events related to ERISA;

•	material judgments;

•	certain criminal proceedings;

•	failure of certain other indebtedness in excess of specified amounts to be subordinated to obligations under our amended senior secured credit facility;

•	incurrence of indebtedness by affiliated practices in excess of specified amounts;

•	invalidity of loan documentation or material portion of collateral; and

•	occurrence of a “change of control” as defined therein.

THE EXCHANGE OFFER

The summaries of the registration rights agreement and the letter of transmittal contained in this section are not complete and are subject to, and are qualified in their entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement and letter of transmittal carefully.

Purpose and Effect of the Exchange Offer

The purpose of the exchange offer is to provide the holders of old notes, which have not been registered under the Securities Act, an opportunity to acquire our new notes, which have been so registered and therefore are freely transferable under applicable securities laws, subject to certain conditions described below. Participation in this exchange offer is voluntary. We are not making any recommendation to holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their financial position and requirements.

On December 20, 2010, we issued $200.0 million of old notes to the initial purchasers for resale to qualified institutional buyers in reliance upon the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance upon the exemption provided by Regulation S of the Securities Act. As part of the offering, we entered into a registration rights agreement with the initial purchasers which requires us, among other things, to file with the SEC, and to use commercially reasonable efforts to cause to become effective, a registration statement under the Securities Act with respect to the issuance in an exchange offer of new notes having terms substantially identical in all material respects to the old notes and to keep the exchange offer open for not less than 20 business days.

As a result of the registration of the new notes under the Securities Act, new notes issued in exchange for old notes should, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the new notes. Each holder of old notes that exchanges old notes for new notes in the exchange offer will be deemed to have made certain securities-related representations to us. See “— Representations on Tendering Old Notes” below. Each broker-dealer that receives new notes for it own account in exchange for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. See “Plan of Distribution.”

The registration rights agreement further obligates us to file a separate “shelf” registration statement to effect the registration of the old notes under the Securities Act under certain conditions, including (1) a determination prior to the completion of the exchange offer that the exchange offer may not be completed due to a change in law or SEC interpretations, (2) any failure to complete the exchange offer by December 15, 2011 and (3) in certain limited circumstances applicable to certain specified holders, all as set forth in more detail in the registration rights agreement. A holder selling notes pursuant to a shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, would be subject to certain of the liability provisions under the Securities Act in connection with such sales and would be bound by the provisions of the registration rights agreement that are applicable to such holder, including certain indemnification obligations.

If we default on our registration obligations as described above, then additional interest will accrue on the principal amount of the notes at a rate of 0.25% per year for the first 90-day period following the date of the default, which rate shall increase by 0.25% per year for each subsequent 90-day period until the default is cured; provided, however, that the total amount of additional interest accruing will not exceed 1.0% per year.

For purposes of this exchange offer, the term “holder” means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the “Depositary” or “DTC.” The terms “exchange agent” and “trustee” refer to U.S. Bank National Association.

Terms of the Exchange Offer

Subject to the terms and conditions of this exchange offer, we will issue $2,000 principal amount of new notes in exchange for each $2,000 principal amount of old notes properly surrendered pursuant to this exchange offer and not validly withdrawn prior to the expiration date. Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Holders may tender some or all of their old notes in this exchange offer. The exchange offer is not conditional upon any minimum aggregate principal amount of old notes being tendered.

The form and terms of the new notes are the same as the form and terms of the old notes except that:

•	the new notes will be registered under the Securities Act and will not bear legends restricting the transfer of the new notes;

•	holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement;

•	the new notes will not contain provisions for payment of additional interest in case of non-registration; and

•	the new notes will have a different CUSIP number from the old notes.

The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture under which the old notes were issued. As a result, both series of notes will be treated as a single series of notes under the indenture.

As of the date of this prospectus, $200.0 million in aggregate principal amount of the old notes is outstanding. All of the old notes are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on          , 2011 as the record date for this exchange offer for purposes of determining the persons to whom this prospectus and the accompanying letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue of the old notes. Accordingly, the holders of old notes that are accepted for exchange will not receive accrued but unpaid interest on the old notes at the time of tender. Rather, that interest will be payable on the new notes on the first interest payment date after the expiration date.

In connection with this exchange offer, the laws of the State of New York, which govern the indenture and the old notes, do not give you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of Regulation 14E under the Exchange Act.

For all relevant purposes, we will be regarded as having accepted properly surrendered old notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of old notes for the purposes of receiving the new notes from us.

If you surrender old notes in this exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described under “— Other Fees and Expenses.”

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

•	any state, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•	any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the old notes or the value of the exchange offer to us; or

•	there shall have occurred (i) any suspension or limitation of trading in securities generally on the new York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders and terminate the exchange offer;

•	extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the old notes. If the exchange offer would otherwise expire, we will extend the exchange offer for 5-10 business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date and purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Expiration Date; Extensions; Amendments

The “expiration date” is midnight, New York City time on          , 2011 unless, we extend this exchange offer, in which case the expiration date is the latest date and time to which we extend this exchange offer.

We reserve the right to:

•	prior to the expiration date, delay accepting any old notes;

•	extend this exchange offer;

•	terminate this exchange offer upon the occurrence of any of the events set forth in “— Conditions of the Exchange Offer”; or

•	waive any conditions or otherwise amend this exchange offer in any respect.

We will give oral or written notice of any delay in acceptance, extension or termination of the offer to the exchange agent. In addition, we will give prompt oral or written notice regarding any delay, extension or termination to the registered holders of old notes. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of old notes of the amendment or waiver and extend the offer as required by law to cause this exchange offer to remain open for at least five business days following such notice.

We will have no obligation to publish, advertise or otherwise communicate any public announcement of any delay, extension, amendment (other than amendments constituting a material change to this exchange offer) or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Sale of New Notes

Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their sale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to issue a no-action letter with respect to this particular exchange offer. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours.

Based on these no-action letters, the following conditions must be met in order to receive freely transferable new notes:

•	you must acquire the new notes in the ordinary course of your or any beneficial owner’s business;

•	you must not be participating, not intend to participate and not have an arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act;

•	you must not be an affiliate of ours, as defined under Rule 405 of the Securities Act; and

•	you must not be a broker-dealer that acquired the old notes from us or in market-making transactions or other trading activities.

By tendering your old notes as described below in “— Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale of the new notes.

A broker-dealer that has bought old notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to sell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 180 days commencing on the day the exchange offer is consummated.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to sell, sale or other retransfer of new notes.

We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Consequences to Holders of Old Notes Not Tendering in the Exchange Offer

Old notes that are not exchanged will remain outstanding and will continue to bear a legend restricting their transfer in the absence of registration or an exemption therefrom under the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us;

•	under a registration statement that has been declared effective under the Securities Act;

•	to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer;

•	through offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act; or

•	under any other available exemption from the registration requirements of the Securities Act.

To the extent that old notes are tendered and not accepted in connection with the exchange offer, any trading market for remaining old notes could be adversely affected.

Representations on Tendering Old Notes

By surrendering old notes pursuant to this exchange offer, you will be representing to us that, among other things:

•	you are acquiring the new notes in the ordinary course of your or any beneficial owner’s business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act), or if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act;

•	you have full power and authority to tender, exchange, assign and transfer the old notes tendered;

•	we will acquire good, marketable and unencumbered title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, or other obligations relating to their sale or transfer, and the old notes will not be subject to any adverse claim, when the old notes are accepted by us;

•	if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary sale of the new notes, and you cannot rely on the position of the SEC’s staff in their no-action letters; and

•	we may rely upon these representations for purposes of this exchange offer.

In addition, if you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any sale of your new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

On the settlement date, new notes to be issued in exchange for old notes in this exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to have accepted validly tendered old notes that have not been validly withdrawn as provided in this prospectus when, and if, we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of this exchange offer, delivery of new notes will be made by the exchange agent on the settlement date upon receipt of such notice. The exchange agent will act as agent for tendering holders of the old notes for the purpose of receiving old notes and transmitting new notes as of the settlement date with respect to the old notes. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of this exchange offer, those unaccepted old notes will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

Procedures for Tendering

A holder of old notes who wishes to accept this exchange offer, and whose old notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct the custodial entity to tender and consent with respect to that holder’s old notes on the holder’s behalf pursuant to the procedures of the custodial entity.

To tender in this exchange offer, a holder of old notes must either:

(i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions, including guaranteeing the signature(s) to the letter of transmittal, if required, and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the old notes specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the expiration date; or

(ii) comply with DTC’s Automated Tender Offer Program, or ATOP, procedures for book-entry transfer described below on or prior to the expiration date.

The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer)

an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth under “— Exchange Agent” below or as set forth in the letter of transmittal. Old notes will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent’s message, are received by the exchange agent.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date. Do not send the letter of transmittal or any old notes to anyone other than the exchange agent.

All new notes will be delivered only in book-entry form through DTC. Accordingly, if you anticipate tendering other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold securities custodially through DTC) to arrange for receipt of any new notes to be delivered to you pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information for the letter of transmittal.

Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC

If you wish to tender old notes held on your behalf by a custodial entity with DTC, you must:

(i) inform your custodial entity of your interest in tendering your old notes pursuant to the exchange offer; and

(ii) instruct your custodial entity to tender all old notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the expiration date. Any financial institution that is a nominee in DTC must tender old notes by effecting a book-entry transfer of the old notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC, and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC tendering old notes that the DTC participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the DTC participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described below (see “— Withdrawal of Tenders”), as the case may be, must be guaranteed by an eligible institution unless the old notes tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled “Special Delivery Instructions” or “Special Issuance and Payment Instructions” on the letter of transmittal or (ii) for the account of an eligible institution. If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, such guarantee must be made by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act.

If the letter of transmittal is signed by the holder(s) of old notes tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the old notes without alteration, enlargement or any change whatsoever. If any of the old notes tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal. If any of the old notes tendered thereby are registered in different names on different old notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If old notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such old notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

If the letter of transmittal is signed by a person other than the holder of any old notes listed therein, such old notes must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder’s name appears on such old notes. If the letter of transmittal or any old notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal (or facsimile thereof), the tendering holders of old notes waive any right to receive any notice of the acceptance for exchange of their old notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing old notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If no such instructions are given, old notes not tendered or exchanged will be returned to such tendering holder.

All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered old notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered old notes determined by us not to be in proper form or not to be properly tendered or any tendered old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular old notes, whether or not waived in the case of other old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any holder whose old notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the old notes. Holders may contact the exchange agent for assistance with such matters.

Guaranteed Delivery Procedures

If you desire to accept the exchange offer and time will not permit a letter of transmittal or your old notes to reach the exchange agent before midnight, New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent receives from an eligible guarantor institution, on or before midnight, New York City time, on the expiration date, a validly completed and executed notice of guaranteed delivery, substantially in the form accompanying the prospectus, that: (a) sets forth the name and address of the tendering note holder and the amount of the old notes being tendered; and (b) states that the tender is being made thereby; and (c) guarantees that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the old notes, in proper form for transfer or confirmation of book-entry transfer, as the case may be, will be delivered by the eligible guarantor institution together with a properly completed and duly executed letter of transmittal and any other required documents. Copies of the notice of guaranteed delivery which may be used by eligible guarantor institutions for the purposes described in this paragraph were delivered to you along with the prospectus and letter of transmittal.

Delivery of the notice of guaranteed delivery must be made to the exchange agent by facsimile transmission to (651) 495-8158, or by mail or hand delivery to U.S. Bank National Association, Corporate

Trust Services, 60 Livingston Avenue, St. Paul, Minnesota 55107-2292, Attention: Specialized Finance. Delivery of the notice of guaranteed delivery to an address other than as set forth above or transmission via a facsimile number other than as set forth above will not constitute a valid delivery.

Withdrawal of Tenders

You may withdraw tenders of old notes at any time before midnight, New York City time, on the expiration date if you comply with the procedures set forth in this section.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at its address set forth under “— Exchange Agent” in this prospectus. The withdrawal notice must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	must contain a description of the old notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such old notes and the aggregate principal amount represented by such old notes; and

•	must be signed by the holder of those old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes. In addition, the notice of withdrawal must specify, in the case of old notes tendered by delivery of certificates for such old notes, the name of the registered holder, if different from that of the tendering holder or, in the case of old notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn old notes. The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the old notes have been tendered for the account of an eligible institution.

Withdrawal of tenders of old notes may not be rescinded, and any old notes properly withdrawn will be deemed not validly tendered for purposes of this exchange offer. Properly withdrawn old notes may, however, be retendered by again following one of the procedures described in “— Procedures for Tendering” prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of old notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Mail, Hand Delivery or Overnight Courier:	U.S. Bank National Association Corporate Trust Services Attention: Specialized Finance 60 Livingston Avenue St. Paul, Minnesota 55107-2292

By Facsimile Transmission:	U.S. Bank National Association Corporate Trust Services Attention: Specialized Finance Facsimile: (651) 495-8158

For Information or Confirmation by Telephone:	U.S. Bank National Association Corporate Trust Services Attention: Specialized Finance Telephone: (800) 934-6802

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.

U.S. Bank National Association is also the trustee under the indenture governing the notes.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and we will not make any payment to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Tendering holders of old notes will not be required to pay any fee or commission. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, the holder may be required to pay brokerage fees or commissions.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

Since they represent the same indebtedness, the new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

DESCRIPTION OF THE NEW NOTES

On December 20, 2010, Aurora Diagnostics Holdings, LLC and Aurora Diagnostics Financing, Inc. issued the old notes under an indenture dated as of December 20, 2010, among themselves, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee, in a private transaction not subject to the requirements of the Securities Act. The Company will issue the new notes offered hereby under the indenture solely in exchange for an equal principal amount of old notes pursuant to the exchange offer. The new notes will evidence the same debt as the old notes and both series of notes will be entitled to the benefits of the indenture and treated as a single class of debt securities. The form and terms of the new notes and the old notes are identical in all material respects, except that the new notes will be registered under the Securities Act and generally will not contain any terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. Except as set forth herein, the terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

Certain terms used in this description are defined under the subheading “— Certain Definitions.” In this description, (a) the terms “we,” “our,” “us” and “Company” refer only to Aurora Diagnostics Holdings, LLC and not any of its Subsidiaries, (b) the terms “Aurora Diagnostics Financing, Inc.” and “Co-Issuer” refer only to Aurora Diagnostics Financing, Inc. and not any of its Subsidiaries and (c) the term “Issuers” refers to the Company and the Co-Issuer.

If the exchange offer is consummated, holders of the old notes who do not exchange their old for new notes will vote together with holders of the new notes for all relevant purposes under the indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

The Issuers will be jointly and severally liable for all obligations under the new notes. The Co-Issuer is a wholly owned Subsidiary of the Company that was incorporated in Delaware to serve as a corporate co-issuer of the old notes. The Co-Issuer does not and will not have any substantial operations or assets and does not and will not have any revenues. Accordingly, you should not expect the Co-Issuer to participate in servicing the principal and interest obligations on the new notes.

Substantially all of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the new notes, is dependent upon the earnings of our Subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to us. Certain laws restrict the ability of our Subsidiaries to pay us dividends or make loans and advances to us. If these restrictions are applied to Subsidiaries that are not Subsidiary Guarantors, then we would not be able to use the earnings of those Subsidiaries to make payments on the new notes. Furthermore, under certain circumstances, bankruptcy “fraudulent conveyance” laws or other similar laws could invalidate the Subsidiary Guarantees. If this were to occur, we would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to us. Any of the situations described above could make it more difficult for us to service our debt. See “Risk Factors — Risks Relating to the Exchange Offer and the New Notes — We have a holding company structure and we will depend in part on distributions from our subsidiaries in order to pay amounts due on the notes; certain provisions of law or contractual restrictions could limit distributions from our subsidiaries” and “Risk Factors — Risks Relating to the Exchange Offer and the New Notes — A guarantee could be voided if the guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the noteholders being able to rely only on us to satisfy claims.”

The following description is only a summary of the material provisions of the indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture, including the definitions therein of certain terms used below. The Issuers urge you to read the indenture because it, not this description, defines your rights as Holders of the new notes. You may request copies of these agreements at the address set forth under the heading “Where You Can Find Additional Information.”

Brief Description of the New Notes

The new notes:

•	are general unsecured senior obligations of the Issuers;

•	will rank pari passu in right of payment with all existing and future Senior Indebtedness (including the Credit Agreement) of the Issuers;

•	will be effectively subordinated to all secured Indebtedness of the Issuers (including the Credit Agreement) to the extent of the value of the assets securing such Indebtedness;

•	will be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Company’s Subsidiaries that are not guaranteeing the new notes;

•	will rank senior in right of payment to any future Subordinated Obligations of the Issuers; and

•	are guaranteed on an unsecured senior basis by each Subsidiary Guarantor as described under “— Guarantees.”

Principal, Maturity and Interest

The Issuers will issue the new notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The new notes will mature on January 15, 2018. Subject to compliance with the covenant described under “— Certain Covenants;Limitation on Indebtedness,” the Issuers are permitted under the indenture to issue more notes from time to time, which we refer to as the “Additional Notes”. The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the New Notes,” references to the notes include any Additional Notes actually issued.

Interest on the notes will accrue at the rate of 10.750% per annum and will be payable semiannually in arrears on January 15 and July 15. Interest payments under the old notes commenced on July 15, 2011, and therefore the next interest payment date will be January 15, 2012. The Issuers will make each interest payment to the Holders of record on the immediately preceding January 1 and July 1.

Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

Except as set forth below, the Issuers will not be entitled to redeem the notes at their option prior to January 15, 2018.

On and after January 15, 2018, the Issuers will be entitled at their option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption
Period	Price

2015	105.375%
2016	102.688%
2017 and thereafter	100.000%

Unless the Issuers default in payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

In addition, any time prior to January 15, 2014, the Issuers will be entitled at their option on one or more occasions to redeem the notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.750%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that:

(1) at least 65% of such aggregate principal amount of notes (which includes Additional Notes and exchange notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than the notes held, directly or indirectly, by the Issuers or Affiliates of the Issuers);

(2) each such redemption occurs within 90 days after the date of the related Equity Offering; and

(3) that no such redemption occurs in the 90 days preceding or following a Change of Control.

Prior to January 15, 2018, we will be entitled at our option to redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a note at any redemption date, the greater of (i) 1.00% of the principal amount of such note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such note on January 15, 2018 (such redemption price being described in the table above in this “— Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such note through January 15, 2018 (but excluding accrued and unpaid interest to the redemption date), computed by the Company using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after January 15, 2018, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes from the redemption date to January 15, 2018, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to January 15, 2018.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means Morgan Stanley & Co. Incorporated and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Selection and Notice of Redemption

If the Issuers are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis to the extent practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

The Issuers will redeem notes of $2,000 or less in whole and not in part. The Issuers will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other note redeemed in accordance with provisions of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. The Issuers will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Notes held in certificated form must be surrendered to the paying agent in order to collect the redemption price. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under “— Change of Control” and “— Certain Covenants; Limitation on Sales of Assets and Subsidiary Stock.” In addition, the Issuers may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

The notes will be guaranteed by each of the Company’s current and future Domestic Subsidiaries that guarantees (i) any Credit Facility Indebtedness or (ii) any Capital Markets Indebtedness, other than Aurora Diagnostics Financing, Inc., which is co-issuer of the notes. The Subsidiary Guarantors will jointly and severally guarantee, on a senior unsecured basis, all obligations of the Issuers under the notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such other indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors — Risks Relating to the Offering and the Notes — A guarantee could be voided if the guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in the noteholders being able to rely only on us to satisfy claims.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under the indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Upon the occurrence of:

(1) the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor (including the sale or disposition of Equity Interests of a Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a Subsidiary; or

(2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

the obligor on the related Subsidiary Guarantee will be released from its obligations thereunder. The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by the indenture;

(2) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to the covenant described under “— Certain Covenants;Future Subsidiary Guarantors;” or

(3) if the Issuers exercise their legal defeasance option or their covenant defeasance option as described under “— Defeasance” or if the Issuers’ obligations under the indenture are discharged in accordance with the terms of the indenture.

Ranking

The indebtedness evidenced by these notes and the Subsidiary Guarantees will be unsecured and will rank pari passu in right of payment to the Senior Indebtedness of the Issuers and the Subsidiary Guarantors, as the case may be. The notes will be guaranteed by the Subsidiary Guarantors.

As of June 30, 2011:

(1) the Senior Indebtedness of the Issuers was $320.2 million, which includes $114.7 million of secured indebtedness but which excludes $39.8 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009; and

(2) the Senior Indebtedness of the Subsidiary Guarantors was $320.2 million, which includes $114.7 million of secured indebtedness but which excludes $39.8 million of the fair value of contingent consideration for acquisitions completed on or after January 1, 2009. Virtually all of the Senior Indebtedness of the Subsidiary Guarantors consists of their respective guarantees of Senior Indebtedness of the Company under the Credit Agreement and of the Issuers with respect to the notes.

The notes and the Guarantees thereof are unsecured obligations of the Issuers and the Subsidiary Guarantors respectively. Secured debt and other secured obligations of the Issuers and the Subsidiary Guarantors (including obligations with respect to the Credit Agreement) will be effectively senior to the notes to the extent of the value of the assets securing such debt or other obligations.

Liabilities of Subsidiaries

Substantially all of the operations of the Company are conducted through its Subsidiaries. Some of the Subsidiaries of the Company are not Guaranteeing the notes, as described under “— Guarantees.” The Guarantees of each Subsidiary Guarantor will be unsecured and will rank pari passu in right of payment with any existing and future senior unsecured Indebtedness of such Subsidiary Guarantor and senior in right of payment to any Indebtedness of such Subsidiary Guarantor that is expressly subordinated to the notes, if any. Subsidiary Guarantees may be released under certain circumstances. In addition, future Subsidiaries of the

Company may not be required to guarantee the notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the creditors of the Company, including Holders. Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

For the year ended December 31, 2010 and the six months ended June 30, 2011, our Subsidiaries that will not be Guarantors of the notes had revenues of $79.5 million and $53.9 million, respectively, and, as of June 30, 2011, those Subsidiaries had debt and other liabilities of $41.2 million (excluding inter-company balances). Other than trade payables, accrued expenses and obligations owed to us, these Subsidiaries have no known material obligations. Although the indenture limits the incurrence of Indebtedness and the issuance of Preferred Stock by certain Subsidiaries of the Company, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the indenture. See “— Certain Covenants;Limitation on Indebtedness.”

Book-Entry, Delivery and Form

Except as set forth below, notes will be issued in registered, global form, which we refer to as Global Notes, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, and the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See ‘‘— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

The notes (including beneficial interests in the Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Notice to Investors.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuers and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuers that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or

Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default with respect to the notes and DTC or the Issuers specifically request such exchange.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Issuers repurchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1) the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that for purposes of this clause (1) such other Person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;

(2) so long as our Capital Stock is not traded on a nationally recognized stock exchange, the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company cease to be occupied by persons who either (A) were members of the board of directors of the Company on the Issue Date or (B) were nominated for election by the board of directors of the Company, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the sale, lease or other transfer (other than a collateral assignment or security interest) of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by one or more Permitted Holders or (ii) a transaction (other than a transaction resulting in the occurrence of an event described in clause (1) above) following which each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.

Subject to compliance with the provisions of the succeeding paragraph, within 30 days following any Change of Control, the Issuers will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information to the extent available, with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

The Issuers will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to the indenture as described above under “— Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place we or a third party has made an offer to purchase (an “Alternate Offer”) any and all notes validly and properly tendered at a cash price equal to or higher than the Change of Control payment (as described above) and has purchased all notes validly and properly tendered and not withdrawn in accordance with the terms of the Alternate Offer; provided, however, that the terms of such Alternate Offer shall not require the Holders to irrevocably tender the notes and such Alternate Offer shall not close until the Change of Control is actually consummated.

The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the covenant described hereunder by virtue of their compliance with such securities laws or regulations.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company. The Change of Control purchase feature is a result of negotiations between the Issuers and the Initial Purchasers. Subject to the limitations discussed below, the Issuers could, in the future, enter into certain transactions, including acquisitions, Refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to Incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Indebtedness,” “— Limitation on Liens” and “— Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived under the indenture with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

Subject to certain exceptions, the Credit Agreement prohibits us from purchasing any notes and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of a Change of Control the terms of any Senior Indebtedness (including the Credit Agreement) restrict or prohibit the purchase of notes following such Change of Control, and the Issuers do not repay such Senior Indebtedness or obtain the requisite consents under the agreements governing such Indebtedness to permit the repurchase of the notes, the Issuers will remain prohibited from purchasing notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time, would constitute a Default under the indenture, which would, in turn, constitute a default under the Credit Agreement.

Future Indebtedness that the Issuers may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuers to repurchase their notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, the ability of the Issuers to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by the Issuers’ then existing financial resources. The Issuers cannot assure you that they will have sufficient funds available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuers to make an offer to repurchase the notes as described above.

The provisions under the indenture relative to the Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Restricted Subsidiaries will be entitled to Incur Indebtedness if the Consolidated Coverage Ratio for the Company’s most recent four consecutive fiscal quarters ending at least 45 days prior to the date on which such additional Indebtedness is Incurred would have been at least 2.2 to 1.0 (including a pro forma application of the Net Cash Proceeds therefrom including to Refinance other indebtedness), as if the additional Indebtedness had been Incurred at the beginning of such four-quarter period (any such Indebtedness Incurred pursuant to this paragraph (a) being herein referred to as “Coverage Indebtedness”).

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this paragraph (b) being herein referred to as “Permitted Indebtedness”):

(1) Indebtedness Incurred pursuant to any Credit Facility, including the Credit Agreement, in an aggregate amount outstanding at any time not to exceed $265.0 million (any such Indebtedness Incurred pursuant to this clause (1) being herein referred to as “Credit Facility Indebtedness”);

(2) Indebtedness owed to and held by an Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Indebtedness being held by a Person other than an Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all its obligations with respect to the notes and (C) if a Subsidiary Guarantor is the obligor on any such Indebtedness owing to a Restricted Subsidiary that is not the Co-Issuer or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(3) Indebtedness represented by the notes to be issued on the Issue Date and the Subsidiary Guarantees thereof (and any notes and Guarantees issued in exchange for the notes and Subsidiary Guarantees pursuant to the registration rights agreement);

(4) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date such Restricted Subsidiary was acquired by the Company or by a Restricted Subsidiary or otherwise became a Restricted Subsidiary and after giving pro forma effect to the Incurrence of such Indebtedness, either (A) the total amount of Indebtedness Incurred and outstanding under this clause (5) is in an aggregate amount not greater than $1.0 million, or (B) either (x) the Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to clause (a) of this covenant or (y) the Consolidated Coverage Ratio after giving effect to such acquisition is no less than immediately prior to such acquisition;

(6) Refinancing Indebtedness in respect of Coverage Indebtedness or of Permitted Indebtedness Incurred pursuant to clauses (3), (4), (5) or this clause (6);

(7) Hedging Obligations or entry into derivative transactions, in each case, in the normal course of business and so long as such obligations and transactions are not entered for speculative purposes;

(8) obligations in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self insurance obligations, insurance premium finance agreements and arrangements, reclamation, statutory obligations, bankers’ acceptances, performance, bid, surety, statutory, appeal or similar bonds or obligations and letters of credit or completion and performance guarantees or equipment leases or other similar obligations (or guarantees thereof) provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by an Issuer or any Subsidiary Guarantor of Indebtedness Incurred pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to clause (3) or (4); provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(11) Indebtedness including Purchase Money Indebtedness or Capital Lease Obligations Incurred to finance all or any part of the purchase price or cost of design, lease, development, construction, installation or improvement (including at any point subsequent to the purchase) of property (real or personal and including acquisitions of Equity Interests), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of (x) $15.0 million and (y) 3.0% of Total Assets at the time Incurred;

(12) Indebtedness arising from agreements (including promissory notes) of the Company or a Restricted Subsidiary providing for indemnification, non-compete, consulting, deferred compensation, adjustment of purchase price, earn outs, seller notes, Guarantees or similar obligations (including from guarantees, letters of credit, surety bonds or performance bonds securing the performance of the Company or such Restricted Subsidiary pursuant to such agreements), in each case, Incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary or any other Investment;

(13) Indebtedness to the extent the Net Cash Proceeds thereof are promptly deposited to defease the notes as described below under “— Defeasance;”

(14) Indebtedness of the Company or any Restricted Subsidiary equal to 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash consisting of a capital contribution received by the Company from its shareholders subsequent to the Issue Date; provided, however, that such Net Cash Proceeds or cash have not served (and will not serve) as a basis for (x) making any Restricted Payment permitted by paragraph (a) or clause (1) or (2) of paragraph (b) of the covenant described under “— Limitation on Restricted Payments” or (y) redeeming notes pursuant to the fourth paragraph under “— Optional Redemption” (any Indebtedness Incurred pursuant to this clause (14) being herein referred to as “Contribution Indebtedness”);

(15) Indebtedness consisting of promissory notes issued to current or former directors, consultants, managers, officers and employees or their spouses or estates of any Issuer or the Restricted Subsidiaries to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount at any time outstanding not to exceed $2.0 million;

(16) Guarantees by the Issuers or any Restricted Subsidiary of Indebtedness of an Issuer or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant;

(17) Indebtedness incurred by the Company or any Restricted Subsidiary with respect to letters of credit issued in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $2.0 million;

(18) Indebtedness owed to Unrestricted Subsidiaries and Indebtedness of a joint venture in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and

(19) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence under this clause (19) does not exceed 5.0% of Total Assets.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Permitted Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant:

(1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the Net Cash Proceeds from the sale of the notes initially will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

(2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, or is entitled to be Incurred pursuant to paragraph (a) of this covenant, the Company, in its sole discretion, will classify (and may later reclassify) such item of Indebtedness (or any portion thereof) at the time of Incurrence (and in the case of a reclassification, only to the extent the reclassified item could be Incurred pursuant to the criteria at the time of such reclassification) and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

(4) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

(e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under “— Limitation on Indebtedness;” or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments permitted by clauses (b)(1), (2), (4)-(7) and (9)-(14)) would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities, assets or other property received by the Company from the issuance or sale of its Equity Interests (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash (or the Fair Market Value of any Cash Equivalents) consisting of a capital contribution received by the Company from its shareholders subsequent to the Issue Date; provided, however, that any such Net Cash Proceeds or cash has not served as a basis for the Incurrence of any Contribution Indebtedness; plus

(C) the amount by which Indebtedness of the Company is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Equity Interests of the Company (other than Disqualified Stock and other than Equity Interests issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “— Limitation on Indebtedness” or in exchange for Equity Interests;

(3) the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration, and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant) (it being understood that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once);

(4) the purchase, redemption or other acquisition of Equity Interests of the Company, any Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Company, any Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), upon termination of employment or pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Managers of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, such Equity Interests; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $10.0 million in the aggregate;

(5) the declaration and payments of dividends or distributions on Disqualified Stock issued pursuant to the covenant described under “— Limitation on Indebtedness;” provided, however, that, at the time of payment of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom);

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represents a portion of the exercise price of such options and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for taxes payable by such employee upon such grant or award or vesting thereof;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Managers of the Company);

(8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Issuers or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by the indenture) have made a Change of Control Offer with respect to the notes as a result of such Change of Control and have repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (b)(2) of the covenant described under “— Limitation on Indebtedness;” provided, however, that no Default has occurred and is continuing or would otherwise result therefrom (unless such payments are otherwise not prohibited under any Credit Facility);

(10) so long as the Company is treated as a partnership or other pass-through entity for federal, state and/or local income tax purposes, the payment of distributions by the Company to its members in order to pay federal, state or local taxes incurred by such members (or their direct or indirect owners) on income or gains of the Company (determined on a consolidated basis) in an amount equal to the required distributions (and at the required times) pursuant to the Company’s organizational documents (“Tax Payments”);

(11) so long as no Default or Event of Default exists or would occur, the declaration and payment of dividends on the Company’s common stock or common membership interests (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of the Company’s common stock (or of the common stock of any of the Company’s direct or indirect parent entities) after the Issue Date, of, in the case of the first public Equity Offering of the Company’s common stock, up to 6.0% per annum of the Net Cash Proceeds received by the Company in such Equity Offering or, in the case of the first public Equity Offering of the common stock of any of the Company’s direct or indirect parent entities, up to 6.0% per annum of the Net Cash Proceeds contributed by such parent entity to the Company from the Net Cash Proceeds received from such parent entity in an Equity Offering;

(12) payments to the applicable parties to the TRA, limited to the amounts required to be made pursuant to the TRA on an annual basis, and not to include any payments due in excess of such annual amounts as a result of the acceleration of the TRA; provided that the Company shall be permitted to make payments to reduce principal or interest of deferred or accelerated amounts that would otherwise be due under the TRA to the extent such payments do not exceed the annual amounts that otherwise would have been required to be made pursuant to the TRA;

(13) Restricted Payments made in connection with the Reorganization Transactions; and

(14) other Restricted Payments not to exceed $15.0 million.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) sell, lease or transfer any of its properties or assets to the Company, except with respect to clauses (a), (b) and (c) any encumbrance or restriction:

(1) pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement in effect on the Issue Date;

(2) with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(3) pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (12) of this covenant or this clause (3) or contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or

Refinancing to an agreement referred to in clause (1), (2) or (12) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially more restrictive taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(4) imposed pursuant to an agreement entered into for, or the options or right with respect to, the sale or disposition of all or substantially all the Equity Interests or assets of a Restricted Subsidiary or the Company pending the closing of such sale or disposition;

(5) contained in joint venture agreements, asset sale agreements, sale-leaseback agreements (with respect to assets under lease), stock sale agreements, limited liability company organizational documents and other similar agreements;

(6) on cash, cash equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by customers or lessors (including governmental entities) under contracts or leases entered into in the ordinary course of business;

(7) contained in the indenture, the notes, any exchange notes and the Subsidiary Guarantees;

(8) under applicable laws, rules, regulations and orders;

(9) arising in the ordinary course of business, not relating to any Indebtedness, that does not, individually or in the aggregate, materially detract from the value of the property or assets of the Company and its Restricted Subsidiaries, taken as a whole, or adversely affect the Company’s ability to make principal and interest payments on the notes, in each case, as determined in good faith by the Company;

(10) consisting of customary nonassignment provisions and provisions restricting subletting or other transfers in leases, licenses, contracts (including service contracts) and other agreements entered into in the ordinary course of business;

(11) in connection with any Lien permitted to be incurred pursuant to the covenant described under the caption “— Limitations on Liens” that limits the right of the debtor to dispose of the assets subject to such Lien;

(12) with respect to purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased;

(13) arising in customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(14) on the Company’s ability, or the ability of any Restricted Subsidiary, to transfer its interest, or property held, in a joint venture;

(15) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited in the indenture; and

(16) in connection with other Indebtedness of the Company or any Restricted Subsidiary, in each case, that is incurred subsequent to the Issue Date pursuant to the covenant described under “— Limitation on Indebtedness” and, with respect to the Company and the Restricted Subsidiaries that are obligors or guarantors under any Credit Facilities only, the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company, taken as a whole, as determined by the Board of Managers of the Company in good faith, than the provisions contained in the Credit Agreement as in effect on the Issue Date.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; and

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets.

(b) Within 365 days after the receipt of Net Available Cash, the Company or such Restricted Subsidiary may, at its option, apply such Net Available Cash:

(1) to repay (x) Credit Facility Indebtedness, (y) any Indebtedness secured by a Lien on the assets sold, or (z) any other Senior Indebtedness of the Company or a Subsidiary Guarantor; provided, however, that to the extent the Company or such Restricted Subsidiary repays any such other Senior Indebtedness, the Company shall equally and ratably reduce the principal amount of notes outstanding, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or through redemption, or shall offer (in accordance with the procedures set forth below in clause (b) of this covenant) to all Holders to purchase their notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon up to a principal amount which, if the offer were accepted, would result in such reduction;

(2) to acquire Additional Assets or all or substantially all of the assets of, or majority of Voting Stock of, another Related Business; or

(3) to acquire other long-term assets that are used or useful in a Related Business (and current assets incidental thereto);

provided, however, that in connection with any repayment of Indebtedness pursuant to clause (b)(1) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so repaid.

In clauses (2) and (3) of the immediately preceding paragraph (b), the entry into a definitive agreement to acquire such assets within 365 days after the receipt of any Net Available Cash from an Asset Disposition shall be treated as a permitted application of the Net Available Cash from the date of such agreement so long as the Company or such Restricted Subsidiary enters into such agreement with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such agreement and such Net Available Cash is actually so applied within such 180 day period.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in clauses (b)(1)-(b)(3) of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make an offer to Holders (and all holders of other Senior Indebtedness of the Company or of a Subsidiary Guarantor designated by the Company) containing provisions similar to those set forth in the indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be held in cash, invested in Cash Equivalents or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this covenant, the following are deemed to be cash or Cash Equivalents:

(1) the assumption or discharge of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2) securities, notes, or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the consummation of the Asset Disposition, to the extent of the cash received in such conversion; and

(3) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to $10.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(c) In the event of an Asset Disposition that requires the Company to make an offer to Holders of notes pursuant to paragraph (b) above, the Company will purchase notes tendered pursuant to an offer by the Company for the notes (and such other Senior Indebtedness of the Company or of a Subsidiary Guarantor) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase notes (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

(d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate payments or consideration in excess of $5.0 million (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Managers of the Company has determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Managers of the Company; and

(3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Managers of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1) any Investment (including any Permitted Investment under clauses (1), (5), (6), (12), (16), (17) and (18) of the definition thereof) or Restricted Payment, in each case permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” and the Reorganization Transactions;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee benefit plans, stock options, stock ownership plans, severance arrangements or any similar arrangement approved by the Board of Managers of the Company;

(3) loans or advances to directors, officers and employees in the ordinary course of business;

(4) the payment of reasonable fees, expenses and compensation to, and indemnities provided for the benefit of, former, current or future officers, directors or managers, employees or consultants of the Company or any of its Restricted Subsidiaries and the payment of (i) management and advisory fees to, and expenses of, (A) Permitted Holders to the extent permitted by the Credit Facilities until the first public Equity Offering of the Company’s common stock and (B) to Haverford pursuant to the Consulting Agreement and (ii) costs and expenses (including indemnification) to holders of Equity Interests (in such capacity);

(5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity (including Unrestricted Subsidiaries) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity, including an Investment made in such entity to the extent permitted pursuant to the indenture;

(6) the issuance or sale of any Equity Interests (other than Disqualified Stock) of the Company;

(7) any agreement as in effect on the Issue Date or as described in this prospectus or any amendments, renewals or extensions of any such agreement (so long as such renewals or extensions are not disadvantageous to the Company in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date) and the transactions evidenced thereby;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might be reasonably obtained at such time from an unaffiliated party;

(9) the granting or performance of customary registration rights in respect of Equity Interests held or acquired by Affiliates;

(10) any transaction between the Company or any Restricted Subsidiary and an Unrestricted Subsidiary relating to self-insurance arrangements;

(11) acquisition or holding by an Affiliate of any Indebtedness under the Credit Facilities, the notes or other Capital Markets Indebtedness issued by the Company or any Restricted Subsidiary upon the same terms as those offered to Persons who are not Affiliates;

(12) Indebtedness under clauses (12) and (15) of the covenant “— Limitation on Indebtedness”; and

(13) the issuance and sale of the notes issued on the Issue Date.

Limitation on Line of Business

The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Limitation on Co-Issuer

The Co-Issuer may not hold any material assets (other than Indebtedness owing to Co-Issuer by the Company or any Restricted Subsidiary and non-material Cash Equivalents), become liable for any obligations or engage in any business activities (other than treasury, cash management and activities incidental thereto); provided, however, that the Co-Issuer may be a co-obligor or guarantor with respect to the notes or any other Indebtedness (including the Credit Facilities) if the Company is an obligor of such Indebtedness and the Net Cash Proceeds of such Indebtedness are received by the Company or one or more of the Subsidiary Guarantors, and may engage in activities directly related or necessary in connection therewith. The Co-Issuer shall be a Wholly Owned Subsidiary of the Company at all times. At any time after the Company or any successor to the Company is a corporation, the Co-Issuer may merge with or consolidate into the Company or any Subsidiary of the Company.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any of its property or assets (including Equity Interests of a Restricted Subsidiary), whether now owned or hereafter acquired, securing any Indebtedness (the “Initial Lien”) without effectively providing that the notes, or in the case of an Initial Lien on any property or assets of any Subsidiary Guarantor, the Subsidiary Guarantee of such Subsidiary Guarantor, shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

Any such Lien thereby created in favor of the notes or any such Subsidiary Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of any such Lien in favor of any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of the indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “— Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under “— Limitation on Liens;”

(2) the gross proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3) the Company applies the proceeds of such transaction in compliance with the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock.”

Merger and Consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) (x) the Company shall be the surviving corporation or (y) the resulting, surviving or transferee Person (the “Successor Company”) shall be a limited liability company or corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, either (a) the Successor Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under “— Limitation on Indebtedness” or (b) the Consolidated Coverage Ratio is no less than immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Equity Interests of the Company are distributed to any Person), (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction, or (C) the Company merging with a Person for purposes of the Reorganization Transactions.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company (if not the Company) will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

(b) The Co-Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) (x) the Co-Issuer shall be the surviving corporation, (y) the resulting, surviving or transferee Person (the “Successor Co-Issuer”) is the Company or a Subsidiary Guarantor or (z) the Successor Co-Issuer shall be a limited liability company or corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Co-Issuer (if not the Co-Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Co-Issuer under the notes and the indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Co-Issuer as a result of such transaction as having been

Incurred by such Successor Co-Issuer at the time of such transaction), no Default shall have occurred and be continuing with respect to the Co-Issuer; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The Successor Co-Issuer (if not the Co-Issuer) will be the successor to the Co-Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Co-Issuer under the indenture, and the Co-Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

Future Subsidiary Guarantors

The Company will cause each Restricted Subsidiary that Guarantees any (i) Credit Facility Indebtedness or (ii) Capital Markets Indebtedness to, at the same time, execute and deliver to the trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the indenture and applicable to the other Subsidiary Guarantors and deliver to the Trustee an Opinion of Counsel.

Reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide or cause to be provided to the Trustee and Holders (and file with the SEC for public availability) such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be provided at the times specified for the filings of such reports under such Sections.

At any time during which the SEC will not accept filing of reports for inclusion in the EDGAR system, the posting of the reports referred to above on the Company’s primary web site shall be deemed to satisfy the Company’s delivery obligation; provided, however, that the Company shall use reasonable efforts to inform Holders of the availability of such reports, which may be satisfied by, among other things, a press release on any national business press release wire service. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default:

(1) a default in the payment of interest on the notes when due, continued for 30 consecutive days;

(2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Company or the Co-Issuer for 30 days after notice to comply with their obligations under “— Certain Covenants — Merger and Consolidation” above;

(4) the failure by the Company, the Co-Issuer, or any Subsidiary Guarantor to comply with any of the other agreements in the indenture;

(5) default under any Indebtedness by the Company or Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay any such Indebtedness at the stated maturity thereof prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more (the “cross acceleration provision”); provided, however, where (i) neither the Company nor a Restricted Subsidiary has general liability with respect to such Indebtedness, and (ii) the creditor has agreed in writing that such creditor’s recourse is solely to specified assets or Unrestricted Subsidiaries, the amount of such Indebtedness shall be deemed to be the lesser of (x) the principal amount of such Indebtedness, and (y) the Fair Market Value of such specified assets to which the creditor has recourse;

(6) certain events of bankruptcy, insolvency or reorganization of any Issuer or any Significant Subsidiary (the “bankruptcy provisions”);

(7) failure by the Company or any of the Restricted Subsidiaries to pay any final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed, for a period of 60 consecutive days (the “judgment default provision”); or

(8) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within 60 days after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered and, if requested, have provided the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a statement regarding compliance with the indenture. Within 30 days of becoming aware of any Default, we are required to deliver to the Trustee a written statement specifying such Default.

Amendments and Waivers

Subject to certain exceptions, the indenture may be amended with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

(1) reduce the amount of notes whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any note;

(3) reduce the principal of or change the Stated Maturity of any note;

(4) (i) reduce the amount payable upon the redemption of any Note or (ii) change the time at which any Note may be redeemed, in each case, as described under “— Optional Redemption” above;

(5) make any note payable in money other than that stated in the note;

(6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes;

(7) make any change in the amendment provisions that require each Holder’s consent or in the waiver provision;

(8) make any change in the ranking or priority of any note that would adversely affect the Holders; or

(9) make any change in any Subsidiary Guarantee that would adversely affect the Holders or release any Subsidiary Guarantee (other than in accordance with the terms of the indenture).

Notwithstanding the preceding, without the consent of any Holder, the Issuers, the Subsidiary Guarantors and Trustee may amend the indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Issuers or any Subsidiary Guarantor under the notes, the indenture or a Subsidiary Guarantee, as applicable;

(3) to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the notes, including any Subsidiary Guarantees, or to secure the notes;

(5) to add to the covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Subsidiary Guarantor;

(6) to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the rights under the indenture of any Holder of the notes;

(7) to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(8) to conform the text of the indenture, the notes and the Subsidiary Guarantees to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the indenture, the notes and the Subsidiary Guarantees;

(9) to make any amendment to the provisions of the indenture relating to the transfer and legending of notes; provided, however, that (a) compliance with the indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer notes;

(10) to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture; or

(11) to comply with the rules of any applicable securities depository.

The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Issuers nor any Affiliate of the Issuers may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

When (1) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation or (2) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not previously delivered to the Trustee for cancellation (including principal of, premium and interest, if any, on, the notes to the date of maturity or redemption), then the indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, the Issuers may terminate all of the Issuers’ and each Subsidiary Guarantor’s obligations under the notes, the Subsidiary Guarantees and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, at any time the Issuers may terminate their obligations under “— Change of Control” and under the covenants described under “— Certain Covenants” (other than the covenant described under “— Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and Subsidiary Guarantors and the judgment default provision described under “— Defaults” above and the limitation contained in clause (3) of the first paragraph under “— Certain Covenants — Merger and Consolidation” above (“covenant defeasance”).

The Issuers may exercise our legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5) or (6) (with respect only to Significant Subsidiaries), (7) or (8) under “— Defaults” above or because of the failure of the Issuers to comply with clause (3) of the first paragraph under “— Certain Covenants — Merger and Consolidation” above. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

In order to exercise either of the Issuers’ defeasance options, the Issuers must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

U.S. Bank National Association is to be the Trustee under the indenture. The Issuers have appointed U.S. Bank National Association as Registrar and Paying Agent with regard to the notes.

The indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

No Personal Liability of Directors, Officers, Managers, Employees, Incorporators and Stockholders

No director, officer, manager, employee, incorporator, consultant or stockholder of the Issuers or any Subsidiary Guarantor will have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the notes, any Subsidiary Guarantee or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Additional Assets” means:

(1) any property, plant, equipment or non-current assets used in a Related Business;

(2) the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or

(3) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) (other than any collateral assignment or granting of a security interest) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any Equity Interests of a Restricted Subsidiary (other than directors’ (or similar persons) qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); or

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) that is not prohibited by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” or that constitutes a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “— Certain Covenants — Merger and Consolidation;”

(C) a disposition of assets with a Fair Market Value of less than $2.0 million;

(D) a disposition of cash or Cash Equivalents;

(E) the disposition of equipment, inventory (including raw materials, work-in-progress and finished goods), accounts receivable or other assets or rights in the ordinary course of business, including any excess, obsolete, damaged, worn-out or surplus assets no longer used or useful in the conduct of business as then being conducted;

(F) the sale, discount or forgiveness, in each case, of accounts receivable arising in the ordinary course of business;

(G) leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respects with the business of the Company or the Restricted Subsidiaries;

(H) the abandonment, license or sub-license of patents, trademarks, copyrights, know how, process technology or other intellectual property to third Persons by the Company or the Restricted Subsidiaries;

(I) condemnation or casualty events; and

(J) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP (or, in the absence thereof, the original yield to maturity of the notes issued on the Issue Date).

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Board of Managers” means, as to any Person, the board of managers, board of directors or other similar body or Person performing a similar function or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Markets Indebtedness” means any Indebtedness (i) in the form of, or represented by, bonds (other than surety bonds, indemnity bonds, performance bonds or bonds of a similar nature) or other securities or any Guarantee thereof and (ii) that is, or may be, quoted, listed or purchased and sold on any stock exchange automated trading system or over the counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalent” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) investments in securities with maturity of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A-1” by S&P or “P-1” by Moody’s;

(6) eligible banker’s acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of within one year, in each case having a rating of, or evidencing the full recourse obligation of a Person whose senior debt is rated at least “A” by S&P and at least A2 by Moody’s; and

(7) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination for any period means the ratio of (x) the aggregate amount of EBITDA for such period to (y) Consolidated Interest Expense for such period; provided, however, that:

(1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated and on or prior to the date as of which the Consolidated Coverage Ratio is being determined (the “Calculation Date”) that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness (and the application of the proceeds thereof) as if such Indebtedness had been Incurred on the first day of such period;

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or the Company intends to replace or continue such Interest Rate Agreement). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness) provided such Indebtedness was not incurred to make an Investment.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense (including that portion attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Company and its consolidated Restricted Subsidiaries (net of interest income of the Company and its consolidated Restricted Subsidiaries) for such period with respect to Consolidated Total Indebtedness, on a consolidated basis determined in accordance with GAAP, including all interest expense with respect to earn outs, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts payable before the Issue Date with respect to fees and costs incurred in connection with the Incurrence of the Credit Agreement and repayment of certain other Indebtedness with the proceeds of the Credit Agreement. Notwithstanding the foregoing, (i) to the extent related to the issuance of notes, debt issuance costs (including costs and fees associated with the Credit Facilities and the use of proceeds with respect thereto), debt discount or premium and other financing fees and expenses (other than unused line fees) shall be excluded from the calculation of Consolidated Interest Expense and (ii) Consolidated Interest Expense shall be calculated after giving effect to Interest Rate Agreements, but excluding unrealized gains and losses with respect to Interest Rate Agreements.

“Consolidated Net Income” means, with respect to the Company and its Subsidiaries, the aggregate of the Net Income of the Company and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded:

(1) the net income or loss of any Person (other than the Company or its Subsidiaries) in which any other Person (other than the Company or any Subsidiary) has a joint interest, except to the extent of the aggregate amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period;

(2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of such net income that could have been distributed by such Subsidiary for such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause);

(4) any after tax gain (or loss) attributable to an Asset Disposition or returned assets of any pension plan;

(5) the following items:

(i) any extraordinary gains, losses or charges;

(ii) the non-cash cumulative effect of any change in accounting principles;

(iii) any net after-tax gain (or loss) attributable to the early extinguishment or conversion of Indebtedness;

(iv) the write-off of any debt issuance costs;

(v) any non-cash impairment charges relating to goodwill or intangible assets;

(vi) any non-cash SFAS 133 income (or loss) relating to hedging activities;

(vii) any income (or loss) from discontinued operations;

(viii) any expense or gain related to recording of the fair market value of Interest Rate Agreements, Currency Agreements and commodity agreements entered into, in each case, in the ordinary course of business and not for speculative purposes;

(ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person;

(x) any non-cash expense related to the establishment of allowances or reserves under the application of SFAS 109 attributable to the recognition of deferred tax assets; and

(xi) any expense or charge incurred in connection with the issuance, exercise, cancellation or appreciation of options and other equity grants in Capital Stock.

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Consolidated Secured Indebtedness” means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that is then secured by Liens on property or assets of the Company or any Restricted Subsidiary.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness to (b) the aggregate amount of EBITDA for the Company’s most recent four consecutive quarters ending at least 45 days prior to such date of determination, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio; provided, however, that for purposes of the calculation of the Consolidated Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (27) of the definition of “Permitted Liens,” the Company or its Restricted Subsidiaries may elect, pursuant to an Officers’ Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be secured by such Lien as being Incurred at such time and any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

“Consulting Agreement” means that certain Consulting Agreement, dated as of June 2, 2006, among Aurora Diagnostics, LLC, the Company and Haverford, as in effect on the Issue Date and as may be amended to the extent not prohibited by the Credit Facilities.

“Credit Agreement” means the Credit and Guaranty Agreement dated as of May 26, 2010, among Aurora Diagnostics, LLC, as borrower, the Company and certain subsidiaries and affiliates of the borrower named therein, as guarantors, Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended from time to time.

“Credit Facilities” means one or more debt facilities or agreements (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, or any other Indebtedness.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, options contract, synthetic agreement or other agreements or arrangements with respect to currency values or currency exchange rates.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Equity Interests which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to a date that is 91 days after the Stated Maturity of the notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a “change of control” or an “asset disposition” will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with “Certain Covenants — Restricted Payments.”

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1) all income and franchise tax expense of the Company and its consolidated Restricted Subsidiaries, including any applicable Tax Payments to the extent deducted from Consolidated Net Income;

(2) Consolidated Interest Expense;

(3) depreciation and amortization (including amortization of goodwill, financing costs and other intangibles) of the Company and its Restricted Subsidiaries for such period;

(4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries, including without limitation any non-cash charges arising from any Interest Rate Agreement or Currency Agreement or with respect to the issuance, exercise, cancellation or appreciation of options, other grants or post-employment benefits in connection with Equity Interests and any non-cash charges required by GAAP relating to “fair value” of any earn out amounts, but excluding, in each case, any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period;

(5) any expenses (including fees, charges, discounts and premiums) relating to any public or private sale of Equity Interests of the Company or its Restricted Subsidiaries, the acquisition or disposition of assets, Investments, recapitalization, the discharge of securities registration obligations or Indebtedness (including letter of credit fees) permitted to be incurred under the indenture (in each case whether or not consummated);

(6) to the extent covered by insurance and actually reimbursed (or the Company has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of EBITDA for any amount so added back to the extent so reimbursed within such 365-day period)), any expenses with respect to liability or casualty events or business interruption;

(7) the amount of any minority interest expense;

(8) any non-cash expenses in such period arising from any grant of stock, stock options or other equity-based award or any stock subscription or shareholder agreement of employees and any out-of-pocket costs or expenses incurred pursuant to the implementation, administration and management of any management equity plan, stock option plan or other management or employee benefit plan or agreement, any management or employee stock based compensation agreement or any stock subscription or shareholder agreement;

(9) any non-cash pension and other post-employment benefit expense deducted in such period in computing Consolidated Net Income;

(10) any non-cash decrease in consolidated GAAP revenue resulting from purchase accounting in connection with any acquisitions permitted hereunder less any non-cash increase in consolidated GAAP revenue resulting from purchase accounting in connection with acquisitions permitted hereunder;

(11) any management, consulting, advisory or similar fees and expenses paid to (i) Permitted Holders to the extent permitted by the Credit Facilities until the first public Equity Offering of the Company’s common stock and (ii) to Haverford pursuant to the Consulting Agreement;

(12) payments made with respect to the TRA;

(13) the cumulative effect of any accounting changes and purchase price accounting principals;

(14) any extraordinary, unusual or non-recurring losses, charges and expenses deducted in such period (including severance expenses and integration costs and expenses);

(15) acquisition related costs expensed pursuant to FASB 141(R) that would otherwise have been capitalized under GAAP immediately prior to the effectiveness of FASB 141(R);

(16) one-time expenses relating to enhanced accounting function and other one-time costs and expenses associated with becoming a public company;

(17) any other non-cash charges, including any write off or write downs, reducing Consolidated Net Income for such period; and

(18) the amount of any restructuring charge, including one time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities;

in each case determined on a consolidated basis in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business, in each case determined on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, (i) the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and (ii) at any times when the calculation of EBITDA includes the historical periods ending December 31, 2009 and March 31, 2010, EBITDA shall be the amount for such historical periods as set forth in the Credit Agreement on the Issue Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a public or private sale either of (1) Capital Stock (other than Disqualified Stock) of the Company or (2) Capital Stock (other than Disqualified Stock) of a direct or indirect parent of the Company (other than to the Company or a Subsidiary of the Company) but only to the extent the Net Cash Proceeds therefrom have been contributed to the Company as a capital contribution.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuers issued pursuant to the indenture in exchange for, and in an aggregate principal amount equal to, the notes, in compliance with the terms of the registration rights agreement.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (x) for amounts exceeding $10.0 million in good faith by the Board of Managers of the Company and (y) for amounts less than $10.0 million in good faith by the Company; provided, however, that for purposes of clause (a)(3)(B) under “— Certain Covenants — Limitation on Restricted Payments,” if the Fair Market Value of the property or assets in question is so determined to be in excess of $20.0 million and is received from an Affiliate of the Company, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuers’ obligations with respect to the notes on the terms provided for in the indenture.

“Haverford” means Haverford Capital Advisors, Inc.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with ‘‘— Certain Covenants — Limitation on Indebtedness”:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property due more than six months after such property is acquired (but excluding any such obligations incurred under the Employee Retirement Income Security Act of 1974, as amended, and any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit (other than obligations with respect to letters of credit securing obligations (but excluding obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) all Guarantees of such Person of obligations of the type referred to in clauses (1) through (4);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(7) all marked-to-market obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, however, in no event shall obligations under any Interest Rate Agreement and Currency Agreement be deemed “Indebtedness”

for purposes of determining the “Consolidated Secured Leverage Ratio” or the “Consolidated Coverage Ratio.”

Notwithstanding the foregoing, the term “Indebtedness” will exclude indemnification, purchase price adjustments, holdbacks, earn outs, contingency payment obligations and post-closing payment adjustments in connection with an acquisition to which the seller may become entitled and any amounts payable under the TRA.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means (1) any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement and interest rate collar agreements; and (2) other agreements meant to manage interest rate risk.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The amount of Investments outstanding at any time shall be reduced by the net reduction after the Issue Date in Investments made after the Issue Date resulting from dividends, repayments of loans or advances or other transfers of property, proceeds realized on the sale of any such Investment and proceeds representing the return of the capital, in each case to the Company or any Restricted Subsidiary in respect of such Investment, less the cost of the disposition of any such Investment. The acquisition by the Company or any Restricted Subsidiary of a Restricted Subsidiary that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Managers of the Company.

“Issue Date” means the date on which the notes are originally issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom, in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition;

(5) investment banking, consultant, legal and accounting fees and commissions;

(6) any restructuring costs incurred in preparation for or as part of such Asset Disposition, and any employee benefit or compensation costs (including retention services) directly attributable to such Assets Disposition; provided, however, that such costs are incurred within six months of such Asset Disposition; and

(7) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that, upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests or Indebtedness, means the aggregate cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the General Counsel or the Secretary of the applicable Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means any direct or indirect parent company of the Company.

“Permitted Holders” means (i) Summit Partners, L.P. and KRG Capital Partners, LLC and each of their respective Affiliates and funds or partnerships managed by it or any of its Affiliates, but not including, however, any of their portfolio companies, (ii) any shareholders of the Company who are directors, officers and other management employees of the Company and its Subsidiaries and (iii) any other shareholders of the Company who are shareholders of the Company on the Issue Date. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2) connection with the acquisition by Company or any Restricted Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to officers, directors, and employees made in the ordinary course of business for bona fide business purposes;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock” or (ii) a disposition of assets not constituting an Asset Disposition (including a disposition of intellectual property rights described in clause (H) of the definition of Asset Disposition);

(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) in compromise, satisfaction or partial satisfaction of obligations of trade creditors, account debtors or customers that were Incurred in the ordinary course of business, the Company or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or other reorganization of any trade creditor or customer, (iii) in resolution of litigation, arbitration or other disputes or (iv) as a result of foreclosure, perfection or enforcement of any Lien;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits and credits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “— Certain Covenants — Limitation on Indebtedness;”

(12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13) repurchases of notes;

(14) capital expenditures and purchases and acquisitions of inventory, supplies, material or equipment, including prepayments therefor;

(15) guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted under the covenant described under “— Certain Covenants — Limitations on Indebtedness” and any other Indebtedness of the Company or a Restricted Subsidiary constituting an Investment and permitted under the covenant described under “— Certain Covenants — Limitations on Indebtedness;”

(16) Investments in connection with the Reorganization Transactions;

(17) Investments in Aurora Diagnostics, Inc. for administrative costs and expenses prior to the Reorganization Transactions;

(18) connection with the cancellation, forgiveness, set-off or capitalization of any Indebtedness owed to the Company or any Restricted Subsidiary by the Company or any Restricted Subsidiary;

(19) loans or other Investments that could otherwise be made as a Restricted Payment in accordance with the terms of the Indenture;

(20) Investments in another Person made with respect to self-insurance programs;

(21) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(22) Investments made by the Company or a Restricted Subsidiary consisting only of Capital Stock of the Company or its Parent; and

(23) additional Investments, when taken together with all other Investments made pursuant to this clause (23) and outstanding on the date such Investment is made, do not exceed the greater of (i) $25.0 million and (ii) 5.0% of Total Assets.

For purposes of determining whether an Investment is a Permitted Investment, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the types of Permitted Investments described above, or is entitled to be incurred pursuant to paragraph (a) under “— Certain Covenants — Limitation on Restricted Payments,” the Company, in its sole discretion, will classify (and may later reclassify) such Investment (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Investment in one of the above clauses. The Company will be entitled to divide and classify an Investment in more than one of the types of Permitted Investments described above.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workers’ compensation laws, social security laws, unemployment insurance laws or similar legislation or regulations, or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations or public utility agreements of such Person or deposits of cash or United States government bonds to secure bid, surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, banks’, carriers’, warehousemen’s, mechanics’, repairmen’s, workmen’s and materialmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(3) Liens for taxes, assessments, or other governmental charges or claims, in each case not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens or deposits to secure the performance of statutory or regulatory obligations or in favor of issuers of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) minor survey exceptions, minor encumbrances, easements, encroachments or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens to secure Permitted Indebtedness Incurred under clause (b)(11) of the covenant described under “— Certain Covenants — Limitation on Indebtedness;”

(7) Liens to secure Permitted Indebtedness Incurred under clauses (b)(1) of the covenant described under “— Certain Covenants — Limitation on Indebtedness;”

(8) Liens existing on the Issue Date;

(9) Liens on assets, property or Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property or assets owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the indenture;

(13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (8), (9), (10) or (27) of this definition; provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (8), (9), (10) or (27) of this definition at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, refunding, extension, renewal or replacement;

(14) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients on or about the premises of which such equipment is located;

(15) Liens in favor of the Company or the Subsidiary Guarantors;

(16) Liens deemed to exist in connection with Permitted Investments that constitute repurchase obligations and in connection with setoff rights;

(17) Liens solely on cash collateral securing reimbursement obligations in respect of standby or documentary letters of credit permitted to be Incurred under the Indenture;

(18) Liens incurred by the Company or any Restricted Subsidiary relating to non-assignment provisions under service contracts;

(19) Liens incurred in connection with the financing of insurance premiums and pledges and deposits of cash or Cash Equivalents made in connection with self-insurance programs;

(20) Liens arising by operation of Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(21) other Liens securing obligations Incurred which obligations do not exceed $15.0 million at any one time outstanding;

(22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business;

(23) Liens solely on any cash earnest money deposits and cash earnout money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement or other Investment permitted under the indenture;

(24) licenses and sublicenses of intellectual property granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Company or such Subsidiary;

(25) attachments, judgments and other similar Liens arising in connection with court proceedings not giving rise to an Event of Default;

(26) leases, subleases, licenses or sublicenses entered into in the ordinary course of business with third parties which (i) do not interfere in any material respect with the ordinary conduct of the business of any the Company or its Subsidiaries or (ii) in the case of leases and subleases, materially impair the use (for its intended purposes) or the value of the property subject thereto; and

(27) other Liens securing Indebtedness; provided, however, that, at the time of incurrence after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 3.0 to 1.0, provided that, solely for purposes of calculating the Consolidated Secured Leverage Ratio pursuant to this clause (27), the amount of Credit Facility Indebtedness that has been Incurred pursuant to clause (b)(1) of the covenant described under “— Certain Covenants — Limitation on Indebtedness” and secured under clause (7) of this definition shall be deemed to equal the sum of (x) $155.0 million and (y) the amount of any Indebtedness outstanding under any revolving Credit Facility of the Company or its Restricted Subsidiaries and secured under clause (7) of this definition.

For purposes of determining whether Lien is a Permitted Lien, in the event that a Lien (or any portion thereof) meets the criteria of more than one of the types of Permitted Liens described above, the Company, in its sole discretion, will classify (and may later reclassify) such Lien (or any portion thereof) at the time of incurrence and will only be required to include the amount and type of such Lien in one of the above clauses. The Company will be entitled to divide and classify a Lien in more than one of the types of Permitted Liens described above.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in costs that were

(1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or

(2) implemented by the business that was the subject of any such asset acquisition within the six months prior to or following the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all such reductions in costs had been effected as of the beginning of such period.

“Purchase Money Indebtedness” means Indebtedness (other than earn outs) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 270 days after such acquisition of such assets.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuers or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes or a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be, on terms at least as favorable to Holders of the notes as those contained in the documentation governing the Indebtedness being Refinanced.

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“registration rights agreement” means the registration rights agreement dated the Issue Date, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business” means any business in which the Company or any of its Subsidiaries was engaged on the Issue Date and any business related, ancillary, complementary or corollary to such business.

“Reorganization Transactions” means such term as is defined, contemplated and permitted under the Credit Facilities, as amended from time to time in accordance with the terms of the Credit Facilities.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) including the exercise of any option to exchange any such Equity Interests (other than into Equity Interests of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary, (B ) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement, or (C) earn outs or seller notes); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale/Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Restricted Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereinafter acquired, and (b) thereafter, leases such property other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Company or any Subsidiary of the Company;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person (other than Indebtedness that is subordinate with respect to payment of proceeds of secured assets);

(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture;

(6) any Indebtedness, which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Person;

(7) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and

(8) Indebtedness of such Person to a Subsidiary or any other Affiliate or any of such Affiliate’s Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purposes of an Event of Default, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement, executed by such Person (or a trustee acting on such Person’s behalf) to whom such Indebtedness is owed to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture (whether in corporate, partnership or other legal form) or other business entity (a) of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, or (b) the management and policies of which are directed (whether by ownership or contract), by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the notes pursuant to the indenture, including any Guarantee Agreement.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the indenture. The Subsidiaries of the Company that shall execute the indenture as a guarantor on the Issue Date include: Aurora Diagnostics, LLC, Aurora Greensboro, LLC, Aurora LMC, LLC, Aurora Massachusetts, LLC, Aurora Michigan, LLC, Aurora New Hampshire, LLC, Bernhardt Laboratories, Inc., Biopsy Diagnostics, LLC, C R Collections, LLC, Covenant Healthcare Lab, LLC, Cunningham Pathology, L.L.C., Greensboro Pathology, LLC, Hardman Pathology ADX, LLC, Laboratory of Dermatopathology ADX, LLC, Mark & Kambour, LLC, Mark & Kambour Holdings, Inc., Pathology Solutions, LLC, Seacoast Pathology, Inc. and Twin Cities Dermatopathology, LLC.

“Total Assets” means, as of any date of determination, the total assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Company for which an internal balance sheet is available, on a consolidated basis determined in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness, any Lien or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“TRA” means the Tax Receivable Agreement to be entered into by the Company in connection with its first public Equity Offering, which shall be substantially in the form provided as an exhibit to the Credit Agreement, as may be amended from time to time to the extent permitted by the Credit Facilities.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Managers of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Managers of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

The Board of Managers of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Managers of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under “— Certain Covenants — Limitation on Indebtedness,” whenever it is necessary to determine whether the Company has complied with any covenant in the indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following discussion summarizes material U.S. federal income tax considerations relating to the exchange of old notes for new notes in the exchange offer and to the ownership, sale or other disposition of the new notes. This summary is based upon existing U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers and tax-exempt organizations) or to persons that will hold the new notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, partnerships or U.S. holders (as defined below) that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary is written for investors that will hold their new notes as “capital assets” under the Internal Revenue Code of 1986, as amended, or the Code.

No rulings from the Internal Revenue Service, or the IRS, have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of old notes for new notes or that any such position would not be sustained. Each prospective investor is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the exchange offer and the ownership, sale or other disposition of the new notes.

The term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

(1) an individual who is a citizen or resident of the United States;

(2) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created in or organized under the law of the United States or any state thereof or the District of Columbia,

(3) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or

(4) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person.

A beneficial owner of a note that is not a U.S. holder or a partnership is referred to herein as a “non-U.S. holder.”

If an entity treated as a partnership for U.S. federal income tax purposes is a beneficial owner of new notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the partnership. A holder that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the partnership owning, selling or otherwise disposing of the new notes.

WE ARE INFORMING YOU THAT: (1) THIS DISCUSSION IS NOT INTENDED AND WAS NOT WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE UNITED STATES FEDERAL TAX LAWS THAT MAY BE IMPOSED ON THE TAXPAYER, (2) THIS DISCUSSION WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE NOTES AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Consequences of Tendering Old Notes

The exchange of old notes for new notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted tax basis, holding period, and amount of original issue discount in the new notes as it had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of such new notes generally should be the same as those applicable to the old notes, as discussed in more detail below.

Treatment of the New Notes

It is possible that the IRS could assert that the additional interest that we would be required to pay if the registration statement is not filed or declared effective within the applicable time periods (or certain other actions are not taken), as described under the heading “The Exchange Offer — Purpose and Effect of the Exchange Offer; Registration Rights,” or the amounts we may be required to pay as described above under “Description of the New Notes — Change of Control” cause the new notes to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the new notes may be different from the consequences discussed herein. Notwithstanding this possibility, we do not believe that the new notes are contingent payment debt instruments, and, consequently, we do not intend to treat the new notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Payment of Interest.  Generally, the stated interest on the new notes will be taxable to a U.S. holder as ordinary interest income (in accordance with such holder’s regular method of accounting) at the time such payments are accrued or received.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes.  Upon a sale, exchange, retirement or other taxable disposition of a note, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than an amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s tax basis in a note generally will be equal to the cost of the note to such holder, decreased by any payments received on the note other than stated interest. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the note is more than one year at the time of disposition. For non-corporate U.S. holders, long-term capital gains generally will be subject to reduced rates of taxation under current law, which is subject to change, through December 31, 2012. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

The following summarizes the U.S. federal income and withholding tax considerations of the ownership, sale or other disposition of new notes by a non-U.S. holder.

Payment of Interest.  All payments of interest (including any additional interest) and principal on the new notes made to a non-U.S. holder will be exempt from U.S. federal income and withholding tax provided that: (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a “controlled foreign corporation” (as defined in the Code and the Treasury Regulations promulgated thereunder) related, directly or indirectly, to us through stock ownership, (iii) such non-U.S. holder is not a bank receiving certain types of interest and (iv) the beneficial owner of the new notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form) that it is not a “United States person” (as defined in the Code and the Treasury Regulations promulgated thereunder) and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the new notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States. See below under “— Income Effectively Connected with a U.S. Trade or Business.”

Sale, Exchange, Retirement or Other Taxable Disposition of the New Notes.  Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which will be taxable as described above under “— Payment of Interest,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note, unless in the case of gain (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States or, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the non-U.S. holder in the United States (see below under “— Income Effectively Connected with a U.S. Trade or Business”) or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Income Effectively Connected with a U.S. Trade or Business.  If a non-U.S. holder is engaged in a trade or business in the United States, and if interest on the new notes, or gain realized on the sale, exchange, retirement or other taxable disposition of the new notes, is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore are included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the non-U.S. holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI (or appropriate substitute form). In addition, if such a non-U.S. holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

U.S. Holders.  Payments of interest on, or the proceeds of the sale, exchange, retirement or other disposition of, a note are generally subject to information reporting unless the U.S. holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding tax at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders.  A non-U.S. holder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding tax with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that

non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any sale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with sales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the closing of this exchange offer, or such shorter period during which participating broker-dealers are required by law to deliver such a prospectus, we will make this prospectus, as amended or supplemented, available to any broker dealer for use in connection with any such sale. In addition, until          , 2012, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Any such sale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such sale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the closing of this exchange offer, or such shorter period during which participating broker-dealers are required by law to deliver such a prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Alston & Bird LLP will pass upon certain legal matters relating to the exchange offer for the issuers.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The consolidated financial statements of Aurora Holdings at December 31, 2009 and 2010 and for each of the three years in the period ended December 31, 2010 appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on their report given on their authority as experts in accounting and auditing.

The financial statements of Pathology Solutions, LLC at March 12, 2010 and for the period from January 1, 2010 through March 12, 2010 and for the years ended December 31, 2009, 2008 and 2007 appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on their report given on their authority as experts in accounting and auditing.

The combined financial statements of Austin Pathology Associates and Texas Pathology, LLC at December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009 appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance on their report given on their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Aurora Diagnostics Holdings, LLC
Consolidated Financial Statements
As of December 31, 2009 and 2010 and for the years ended December 31, 2008, 2009 and 2010

Pathology Solutions, LLC Financial Statements
Independent Auditor’s Report	F-56
Balance Sheets as of March 12, 2010 and December 31, 2009, 2008 and 2007	F-57
Statements of Operations and Members’ Equity and Comprehensive Income for the period from January 1, 2010 through March 12, 2010 and for the years ended December 31, 2009, 2008 and 2007	F-58
Statements of Cash Flows for the period from January 1, 2010 through March 12, 2010 and for the years ended December 31, 2009, 2008 and 2007	F-59
Notes to Financial Statements	F-60

Austin Pathology Associates, P.A. and Subsidiary
Financial Statements

Report of Independent Registered Public Accounting Firm

To the Members
Aurora Diagnostics Holdings, LLC

We have audited the accompanying consolidated balance sheets of Aurora Diagnostics Holdings, LLC as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule of Aurora Diagnostics Holdings, LLC. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Diagnostics Holdings, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 2 of the consolidated financial statements, Aurora Diagnostics Holding, LLC changed its method of accounting for business combinations during the year ended December 31, 2009.

/s/ McGladrey & Pullen, LLP
Ft. Lauderdale, Florida
March 28, 2011, except for note 16 as to which the date is September 12, 2011

Aurora Diagnostics Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2009	2010
	($ In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$27,424	$39,941
Accounts receivable, net	16,106	25,448
Prepaid expenses and other assets	1,883	1,949
Prepaid income taxes	133	1,397
Deferred tax assets	2,026	2,063

Total current assets	47,572	70,798

Property and Equipment, net	7,580	8,906

Other Assets:
Deferred debt issue costs, net	3,932	11,065
Deposits and other noncurrent assets	17,297	41,087
Goodwill	268,911	329,199
Intangible assets, net	118,681	126,956

	408,821	508,307

	$463,973	$588,011

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$11,596	$2,770
Current portion of fair value of contingent consideration	804	8,085
Accounts payable and accrued expenses	4,850	8,387
Accrued compensation	7,124	8,213
Accrued interest	3,047	863
Acquisition related liability	592	—
Fair value of derivative	125	—

Total current liabilities	28,138	28,318
Long-term debt, net of current portion	205,056	316,044
Deferred tax liabilities, net	11,565	13,841
Fair value of contingent consideration, net of current portion	2,150	18,465
Commitments and Contingencies
Members’ Equity
Member Contributions
Class A member units, 85,000 units issued and outstanding	146,250	146,250
Class A-1 member units, 21,382 units issued and outstanding	50,282	50,282
Class B member units, 10,000 units issued and outstanding	(2,333)	(2,333)
Class C member units, 5,000 units issued and outstanding	1,870	1,870
Class D member units, 10,000 issued and outstanding	316	(1,663)
Class X, no member units authorized under LLC agreement	6,708	6,708
Accumulated Other Comprehensive Loss	(125)	—
Equity Transaction Costs	(4,825)	(4,825)
Retained Earnings	18,921	15,054

Total Members’ Equity	217,064	211,343

	$463,973	$588,011

See Notes to Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Consolidated Statements of Operations
Years Ended December 31, 2008, 2009 and 2010

	2008	2009	2010
	($ In thousands)

Net Revenues	$157,850	$171,565	$212,837

Operating costs and expenses:
Cost of services	66,382	71,778	96,868
Selling, general and administrative expenses	33,194	36,854	49,141
Provision for doubtful accounts	8,037	9,488	12,393
Intangible asset amortization expense	14,308	14,574	18,946
Management fees	1,559	1,778	2,189
Impairment of goodwill and other intangible assets	—	8,031	4,871
Acquisition and business development costs	676	1,074	1,032
Change in fair value of contingent consideration	—	—	983
Equity based compensation expense	1,164	—	—

Total operating costs and expenses	125,320	143,577	186,423

Income from operations	32,530	27,988	26,414

Other income (expense):
Interest expense	(21,577)	(18,969)	(17,041)
Write-off of deferred debt issue costs	—	—	(9,259)
Loss on extinguishment of debt	—	—	(2,296)
Other income	125	28	18

Total other expense, net	(21,452)	(18,941)	(28,578)

Income (loss) before income taxes	11,078	9,047	(2,164)
Provision for income taxes	408	45	1,487

Net income (loss)	$10,670	$9,002	$(3,651)

See Notes to Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Consolidated Statement of Members’ Equity and Comprehensive Income
Years Ended December 31, 2010, 2009 and 2008

			Accumulated
			Other
		Member	Comprehensive	Equity	Retained	Total
	Member	Contributions	Income	Transaction	(Deficit)	Members’
	Units	(Distributions)	(Loss)	Costs	Earnings	Equity
			($ In thousands)

Balance, January 1, 2008	100,000	$147,828	$—	$(2,000)	$(751)	$145,077
Components of comprehensive income
Net income	—	—	—	—	10,670	10,670
Fair value of derivative	—	—	(2,573)	—	—	(2,573)

Total comprehensive income	—	—	(2,573)	—	10,670	8,097
Member contributions	—	7,379	—	—	—	7,379
Adjustment to equity transaction costs	—	—	—	250	—	250
Equity compensation	10,000	1,164	—	—	—	1,164
Member notes receivable	—	(379)	—	—	—	(379)
Tax distributions to members	—	(412)	—	—	—	(412)

Balance, December 31, 2008	110,000	155,580	(2,573)	(1,750)	9,919	161,176
Components of comprehensive income
Net income	—	—	—	—	9,002	9,002
Fair value of derivative	—	—	2,448	—	—	2,448

Total comprehensive income	—	—	2,448	—	9,002	11,450
Contributions from members	21,382	50,322	—	—	—	50,322
Equity transaction costs	—	—	—	(3,075)	—	(3,075)
Tax distributions to members	—	(2,809)	—	—	—	(2,809)

Balance, December 31, 2009	131,382	203,093	(125)	(4,825)	18,921	217,064
Components of comprehensive income
Net loss	—	—	—	—	(3,651)	(3,651)
Fair value of derivative	—	—	125	—	—	125

Total comprehensive income	—	—	125	—	(3,651)	(3,526)
Contributions from members	—	8,500	—	—	—	8,500
Distributions to members	—	(8,500)	—	—	—	(8,500)
Tax distributions to members	—	(1,979)	—	—	—	(1,979)
Special distribution	—	(2,535)	—	—	—	(2,535)
Repayment of member notes receivable	—	2,535	—	—	—	2,535
Dividends	—	—	—	—	(216)	(216)

Balance, December 31, 2010	131,382	$201,114	$—	$(4,825)	$15,054	$211,343

See Notes to Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2008, 2009 and 2010

	2008	2009	2010
	($ In thousands)

Cash Flows From Operating Activities
Net income (loss)	$10,670	$9,002	$(3,651)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,137	17,060	22,258
Amortization of deferred debt issue costs	978	1,090	1,365
Amortization of original issue discount on debt	274	305	468
Deferred income taxes	(1,094)	(1,568)	(1,920)
Change in fair value of contingent consideration	—	—	983
Equity based compensation	1,164	—	—
Write-off of deferred debt issue costs	—	—	9,259
Loss on extinguishment of debt	—	—	2,296
Impairment of goodwill and other intangible assets	—	8,031	4,871
Changes in assets and liabilities, net of working capital acquired in business combinations:
(Increase) decrease in:
Accounts receivable	(1,048)	(287)	(5,751)
Prepaid expenses	(256)	64	(159)
Prepaid income taxes	—	—	(1,264)
Increase (decrease) in:
Accounts payable and accrued expenses	401	1,815	(321)
Accrued compensation	1,445	1,544	670
Accrued interest	1,566	(395)	(2,184)
Taxes payable	(1,267)	(298)	81

Net cash provided by operating activities	28,970	36,363	27,001

Cash Flows From Investing Activities
Purchase of property and equipment	(2,746)	(2,961)	(3,217)
Increase in deposits and other noncurrent assets	31	(16,934)	(36,990)
Payment of contingent notes	(12,531)	(12,668)	(16,979)
Businesses acquired, net of cash acquired	(31,026)	(16,698)	(33,699)

Net cash used in investing activities	(46,272)	(49,261)	(90,885)

Cash Flows From Financing Activities
Borrowings under term loan facility	22,100	—	225,000
Repayments under former term loan facility	(7,800)	(8,200)	(209,100)
Repayments under current term loan facility	—	—	(110,563)
Issuance of senior notes	—	—	200,000
Repayments of subordinated notes payable	(2,916)	(3,045)	(2,860)
Net borrowings under revolver	(24)	(1)	—
Equity transaction costs	(1,750)	(3,075)	—
Payments under capitalized lease obligations	—	—	(53)
Payment of debt issuance costs	(176)	(148)	(20,161)
Payment of public offering costs	—	—	(3,667)
Contributions from members, net of tax distributions	6,588	47,513	(2,195)

Net cash provided by financing activities	16,022	33,044	76,401

Net increase (decrease) in cash	(1,280)	20,146	12,517
Cash and cash equivalents, beginning	8,558	7,278	27,424

Cash and cash equivalents, ending	$7,278	$27,424	$39,941

Supplemental Disclosures of Cash Flow Information
Cash interest payments	$20,736	$17,857	$17,392

Cash tax payments, including member tax distributions	$3,325	$4,577	$6,550

Supplemental Schedule of Noncash Investing and Financing Activities
Fair value of contingent consideration issued in acquisitions	$—	$2,954	$22,613

Notes receivable for membership interests	$379	$—	$—

Capital lease obligations	$—	$280	$183

See Notes to Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:  Aurora Diagnostics Holdings, LLC and subsidiaries (the “Company”) was organized in the State of Delaware as a limited liability company on June 2, 2006 to operate as a diagnostic services company. The practices provide physician-based general anatomic and clinical pathology, dermatopathology, molecular diagnostic services and other esoteric testing services to physicians, hospitals, clinical laboratories and surgery centers. The Company’s operations consist of one reportable segment.

The Company operates in a highly regulated industry. The manner in which licensed physicians can organize to perform and bill for medical services is governed by state laws and regulations. Businesses like the Company often are not permitted to employ physicians or to own corporations that employ physicians or to otherwise exercise control over the medical judgments or decisions of physicians.

In states where the Company is not permitted to directly own a medical services provider or for other commercial reasons, it performs only non-medical administrative and support services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine. In those states, the Company conducts business through entities that it controls, and it is these affiliated entities that employ the physicians who practice medicine. In such states, the Company generally enters into a contract that restricts the owner of the affiliated entity from transferring their ownership interests in the affiliated entity and otherwise provides the Company or its designee with a controlling voting or financial interest in the affiliated entity and its laboratory operations. This controlling financial interest generally is obtained pursuant to a long-term management services agreement between the Company and the affiliated entity. Under the management services agreement, the Company exclusively manages all aspects of the operation other than the provision of medical services. Generally, the affiliated entity has no operating assets because the Company acquired all of its operating assets at the time it acquired the related laboratory operations. In accordance with the relevant literature, these affiliated entities are included in the consolidated financial statements of Aurora Diagnostics Holdings, LLC.

Summary of Significant Accounting Policies

Principles of consolidation:  The accompanying consolidated financial statements of the Company include the accounts of Aurora Diagnostics Holdings, LLC, and its wholly-owned subsidiaries and companies in which the Company has a controlling financial interest by means other than the direct record ownership of voting stock. All accounts and transactions between the entities have been eliminated in consolidation.

Accounting estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Due to the inherent uncertainties in this process, actual results could differ from those estimates.

Fair value of financial instruments:  On January 1, 2008, the Company adopted a new standard related to the accounting for financial assets and liabilities and items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually.

On January 1, 2009, the Company adopted authoritative guidance for its nonfinancial assets and liabilities that are measured at fair value on a nonrecurring basis. The adoption of the guidance did impact the Company’s disclosure requirements related to the Company’s 2009 acquisition as described in Note 2 and the impairment of the Company’s intangible assets and goodwill described in Note 5.

In August 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value. This standard clarifies how a company should measure the fair value of liabilities and that restrictions

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard became effective October 1, 2009. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

The fair value accounting standards clarify the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value, and expands disclosures about fair value measurements. The three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1:  Quoted prices in active markets for identical assets or liabilities.

Level 2:  Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs are observable in active markets.

Level 3:  Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

Revenue recognition and accounts receivable:  The Company recognizes revenue at the time services are performed. Unbilled receivables are recorded for services rendered during, but billed subsequent to, the reporting period. Revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The provision for doubtful accounts and the related allowance are adjusted periodically, based upon an evaluation of historical collection experience with specific payors for particular services, anticipated collection levels with specific payors for new services, industry reimbursement trends, and other relevant factors. Changes in these factors in future periods could result in increases or decreases in the Company’s provision for doubtful accounts and impact its results of operations, financial position and cash flows. In 2008, 2009 and 2010, approximately 28%, 25% and 27%, respectively, of the Company’s consolidated net revenues were generated by Medicare and Medicaid programs.

Segment Reporting:  The Company operates throughout the United States in one reportable segment, the medical laboratory industry. Medical laboratories offer a broad range of testing services to the medical profession. The Company’s testing services are categorized based upon the nature of the test: general anatomic pathology, dermatopathology, molecular diagnostic services and other esoteric testing services to physicians, hospitals, clinical laboratories and surgery centers. Our revenues consist of payments or reimbursements for these services. Revenues from private insurance, including managed care organizations and commercial payors, Medicare and Medicaid and physicians and individual patients represented approximately 58%, 27%, and 15%, respectively, of revenue for the year ended December 31, 2010.

Cash and cash equivalents:  The Company considers deposits and investments that have original maturities of less than three months, when purchased, to be cash equivalents. The Company maintains its cash balances at high quality financial institutions. The Company’s balances in its accounts exceeded amounts insured by the Federal Deposit Insurance Corporation, of up to $250,000 at December 31, 2009 and 2010. The Company does not believe it is exposed to any significant credit risk and has not experienced any losses.

Property and equipment:  Property and equipment is stated at cost. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized. Depreciation is calculated on a straight-line basis, over the estimated useful lives of the respective assets, which range from 3 to 15 years. Leasehold improvements are amortized over the shorter of the term of the related lease, or the useful life of the asset.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Goodwill:  Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets acquired. The Company reviews goodwill for impairment at the reporting unit level annually or, when events or circumstances dictate, more frequently. The impairment review for goodwill consists of a two-step process of first determining the fair value of the reporting unit and comparing it to the carrying value of the net assets allocated to the reporting unit. If the fair value of the reporting unit exceeds the carrying value, no further analysis or write-down of goodwill is required. If the fair value of the reporting unit is less than the carrying value of the net assets, the implied fair value of the reporting unit is allocated to all the underlying assets and liabilities, including both recognized and unrecognized tangible and intangible assets, based on their fair value. If necessary, goodwill is then written down to its implied fair value.

Intangible assets:  Intangible assets, acquired as the result of a business combination, are recognized at fair value, as an asset apart from goodwill if the asset arises from contractual or other legal rights, or if it is separable. Intangible assets, principally representing the fair value of customer relationships, health care facility agreements and non-competition agreements acquired, are capitalized and amortized on the straight-line method over their expected useful life, which generally ranges from 4 to 18 years.

Long-lived assets:  The Company recognizes impairment losses for long-lived assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company continually assesses whether an impairment in the carrying value of the intangible assets has occurred. If the undiscounted future cash flows over the remaining amortization period of an intangible asset indicate the value assigned to the intangible asset may not be recoverable, the Company reduces the carrying value of the intangible asset. The Company would determine the amount of any such impairment by comparing anticipated discounted future cash flows from acquired businesses with the carrying value of the related assets. In performing this analysis, the Company considers such factors as current results, trends and future prospects, in addition to other relevant factors.

Distributions to members and allocation of profits and losses:  Profits and losses are allocated to the members in accordance with certain provisions contained in the Company’s Amended and Restated Limited Liability Company Agreement, dated June 12, 2009, as amended (the “LLC Agreement”). Distributions are also made in accordance with the terms of the LLC Agreement.

Equity-based compensation:  During 2008, the Company adopted a new Equity Incentive Plan (the “2008 Plan”) to replace the Company’s original Equity Incentive Plan. The original Equity Incentive Plan for the grant of membership options to key employees, directors and consultants to purchase Class A membership interests was cancelled upon adoption of the 2008 Plan. No options had been issued under the original plan. This 2008 Plan provides awards of membership interest units in the Company. These interests are denominated as Class D-1, Class D-2, and Class D-3 units. During 2008, the Company authorized and issued 4,000 D-1 units; 3,000 D-2 units; and 3,000 D-3 units. Compensation expense for awards and related tax effects are recognized as they vest. All membership interest units issued in 2008 were fully vested as of December 31, 2008.

The fair value of each membership interest unit granted is valued using a Black-Scholes-Merton pricing model at the time the units are granted. That amount is fully amortized at the time the units vest. The valuation technique incorporates assumptions for the expected volatility of the unit price, the expected term of the unit, expected dividends, forfeitures and risk-free interest rate for the expected term of the unit. Expected volatility is based on historical volatility of an appropriate industry sector index. An appropriate industry sector index is one that is representative of the industry sector in which the nonpublic entity operates. The expected term of the unit is based on historical experience and represents the time periods units actually remain outstanding. The risk-free interest rate takes into account the time-value of money. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at time of grant. The Company estimated forfeitures based on historical experience and shall revise this estimate in subsequent periods if actual forfeitures differ from those estimated.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The fair value of each membership interest unit granted in 2008 was estimated using the following assumptions:

2008

Expected life	3 years
Volatility percentage	20.2%
Interest rate	3.1%
Dividends	—
Forfeiture rate	—

There were no membership interest units granted or forfeited during 2009 and 2010.

Deferred debt issue costs:  The Company recognizes the direct costs of issuing debt financing as deferred debt issue costs, which are included in other assets in its consolidated balance sheets. Deferred debt issue costs are amortized to interest expense using the effective interest method over the term of the related debt.

The Company incurred $6.1 million of debt issue costs in connection with the term loan facility it entered into during December 2007. On May 26, 2010, the Company entered into a new $335.0 million credit facility, which was used, in part, to refinance the term loan facility originated in December 2007. In connection with the refinancing, the Company recorded a non-cash write-off of the remaining unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.5 million related to its prior term loan facility. The Company incurred $8.3 million of debt issue costs in connection with the new $335.0 million credit facility.

On December 20, 2010, the Company issued $200.0 million in unsecured senior notes (the “Senior Notes”). The Company used a portion of the proceeds from the issuance of the Senior Notes to repay $110.0 million of the $224.4 million principal then owed under the term loan portion of its $335.0 million credit facility. In connection with the repayment, the Company recorded a non-cash charge of approximately $4.7 million for the write-off of the pro rata portion of unamortized original issue discount, prepaid administration fees, and deferred debt issue costs.

As a result of these transactions, the Company has $11.1 million in deferred debt issue costs remaining at December 31, 2010, consisting of $5.4 million related to the May 26, 2010 credit facility, as amended and restated, and $5.7 million related to the Senior Notes.

Interest expense from the amortization of deferred debt issue costs was $1.0 million, $1.1 million and $1.4 million for the years ended December 31, 2008, 2009 and 2010, respectively.

Deferred debt issue costs as of December 31, 2009 and 2010 consist of the following (in thousands):

	2009	2010

Deferred debt issue costs	$6,080	$11,617
Less accumulated amortization	(2,148)	(552)

Deferred debt issue costs, net	$3,932	$11,065

Income taxes:  The Company is a Delaware limited liability company for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, the Company is generally not subject to income taxes, and the income attributable to the limited liability company is allocated to the members in accordance with the terms of the operating agreement. In addition, tax distributions related to the income allocated to each member are paid out quarterly. However, certain of the Company’s subsidiaries are structured as corporations, file separate returns, and therefore are subject to federal and state income taxes. The provision for income taxes, for these subsidiaries, is reflected in the Company’s

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

consolidated financial statements and includes federal and state taxes currently payable and changes in deferred tax assets and liabilities excluding the establishment of deferred tax assets and liabilities related to the acquisitions. Deferred income taxes represent the estimated future tax effects resulting from temporary difference between financial statements carrying values and the tax reporting basis of the related assets and liabilities. The Company does not recognize a tax benefit, unless the Company concludes that it is more likely than not that the benefit will be sustained on audit by the taxing authority based solely on the technical merits of the associated tax position. If the recognition threshold is met, the Company recognizes a tax benefit measured at the largest amount of the tax benefit that the Company believes is greater than 50% likely to be realized. The Company records interest and penalties in income tax expense.

Concentration of credit risk:  Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable. The Company’s policy is to place cash in highly-rated financial institutions. Concentration of credit risk with respect to accounts receivable is mitigated by the diversity of the Company’s payers and their dispersion across many different geographic regions. While the Company has receivables due from federal and state governmental agencies, the Company does not believe such receivables represent a credit risk since the related healthcare programs are funded by federal and state governments, and payment is primarily dependent on submitting appropriate documentation.

Derivative financial instruments:  The Company uses derivative financial instruments to manage its interest rate risk. The Company records derivatives as either an asset or liability measured at its fair value. The fair value is based upon quoted market prices obtained from third-party institutions. Changes in fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction based on the specific qualifying conditions as prescribed by the FASB Accounting Standards Codification on accounting for derivative instruments and hedging activities. If a derivative instrument is designated as a hedge transaction, the effective portion of changes in the fair value of the derivatives is recorded in Accumulated other comprehensive (loss) income. If it is determined the derivative ceases to be a highly effective hedge, the Company discontinues hedge accounting and any deferred gains or losses are recorded in the consolidated statements of operations.

Reclassifications:  Certain prior year amounts have been reclassified to conform to the 2010 presentation. The results of these reclassifications had no effect on consolidated members’ equity or net income.

Recent accounting pronouncements:  On January 1, 2009, the Company adopted a new accounting standard issued by the FASB related to accounting for business combinations using the acquisition method of accounting (previously referred to as the purchase method). Among the significant changes, this standard requires a redefining of the measurement date of a business combination, expensing direct transaction costs as incurred, capitalizing in-process research and development costs as an intangible asset and recording a liability for contingent consideration at the measurement date with subsequent re-measurements recorded in the results of operations. This standard also requires costs for business restructuring and exit activities related to the acquired company to be included in the post-combination financial results of operations and also provides new guidance for the recognition and measurement of contingent assets and liabilities in a business combination. In addition, this standard requires several new disclosures, including the reasons for the business combination, the factors that contribute to the recognition of goodwill, the amount of acquisition related third-party expenses incurred, the nature and amount of contingent consideration, and a discussion of pre-existing relationships between the parties. The application of this standard materially impacted the recognition and measurement of assets acquired and liabilities assumed and the allocation of purchase price for business combinations completed in 2009 and 2010, as well as the expense of direct transaction costs and costs to integrate the acquired businesses, as further described in Note 2.

On January 1, 2009, the Company adopted a new accounting standard issued by the FASB related to the disclosure of derivative instruments and hedging activities. This standard expanded the disclosure requirements

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

about an entity’s derivative financial instruments and hedging activities, including qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

Effective June 30, 2009, the Company adopted a newly issued accounting standard related to accounting for and disclosure of subsequent events in its consolidated financial statements. This standard provides the authoritative guidance for subsequent events that was previously addressed only in United States auditing standards. This standard establishes general accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and requires the Company to disclose that it has evaluated subsequent events through the date of the filing or issue date. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In June 2009, the FASB issued the Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States of America (“GAAP”) recognized by the FASB in the preparation of financial statements. The Company adopted the ASC as of July 1, 2009. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued new accounting guidance on when an entity should be included in consolidated financial statements. The new guidance amends the evaluation criteria to identify the primary beneficiary of a variable interest entity, or “VIE,” and requires ongoing reassessment of whether an enterprise is the primary beneficiary of the VIE. The new guidance significantly changes the consolidation rules for VIEs including the consolidation of common structures, such as joint ventures, equity-method investments, and collaboration arrangements. The guidance is applicable to all new and existing VIEs. Effective January 1, 2010, the Company adopted the provisions of new accounting guidance related to variable interest entities. The new guidance amended the consolidation accounting model and included new disclosure requirements for certain types of variable interest entities. The adoption of the new provisions did not have an impact on the Company’s Consolidated Financial Statements.

In December 2009, the FASB issued an amendment to the accounting guidance on how a company determines when an entity is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. Under the guidance, a controlling interest exists if a party to a variable interest entity has both: (i) the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses of or receive benefits from the entity that could be potentially significant to the variable interest entity. The Company adopted the amended guidance on January 1, 2010. The adoption of the new provisions did not have an impact on the Company’s Consolidated Financial Statements.

In January 2010, the FASB issued FASB Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This update provides amendments to Topic 820 that will provide for more robust disclosures about the: (1) different classes of assets and liabilities measured at fair value, (2) valuation techniques and inputs used, (3) activity in Level 3 fair value measurements, and (4) transfers between Levels 1, 2, and 3. This update is effective for interim and annual reporting periods beginning after December 15, 2009 and the Company adopted this update on January 1, 2010. The adoption of this update did not have a significant impact upon the Company’s financial statements.

In February 2010, the FASB issued FASB Accounting Standards Update 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. Topic 855 removes the

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

requirement for a U.S. Securities and Exchange Commission (“SEC”) filer to disclose a date in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. This update was effective upon issuance for the Company. The Company’s adoption of this update did not have a significant impact upon its financial statements.

In December 2010, the FASB Emerging Issues Task Force (“EITF”) issued a consensus opinion No. 2010-28 on Intangibles-Goodwill and Other (Topic 350) to modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This update requires Step 2 of the goodwill impairment test to be performed if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. For public entities, this update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010 and early adoption is not permitted. For nonpublic entities, this update is effective for periods beginning after December 15, 2011. Nonpublic entities may early adopt the amendments using the effective date for public entities. The adoption of this update is not expected to have a material impact on the Company’s consolidated financial statements.

In December 2010, the EITF issued a consensus opinion No. 2010-29 on Topic 805 to update the Disclosure of Supplementary Pro Forma Information for Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The update is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010 and early adoption is permitted. The adoption of this update is not expected to have a material impact on the Company’s consolidated financial statements.

Subsequent Events:  The Company has evaluated subsequent events through March 28, 2011, the date on which the financial statements were available to be issued.

Note 2.	Acquisitions

On January 1, 2009, the Company adopted a new accounting standard issued by the FASB related to accounting for business combinations using the acquisition method of accounting (previously referred to as the purchase method). In connection with this adoption, during 2009 and 2010, the Company has expensed $1.1 million and $1.0 million, respectively, of transaction costs associated with its completed acquisitions and business development costs in the accompanying consolidated statements of operations.

Goodwill is calculated as the purchase premium after adjusting for the fair value of net assets acquired and represents the strategic benefits, including enhanced financial and operational scale, market diversification, leveraged combined networks and improved competitive positioning, arising from the integration of the acquired entities.

On December 31, 2010, the Company paid cash totaling $36.9 million to acquire 100% of the equity of two pathology practices. These acquisitions were consummated on January 1, 2011 and therefore, the cash paid totaling $36.9 million was included in Deposits and other non-current assets in the accompanying consolidated balance sheet as of December 31, 2010.

2008 Acquisition

During 2008, the Company acquired 100 percent of the equity of one pathology practice, for an aggregate purchase price (including acquisition costs) of $27.3 million and additional consideration in the form of contingent notes. The purchase price was funded primarily with proceeds from the issuance of Class A, C, and

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

X membership interests of $7.3 million and borrowings under the Company’s new term loan facility of $20.0 million.

2009 Acquisition

In November 2009, the Company acquired 100% of the equity of one pathology practice for an aggregate cash purchase price of $15.3 million. In addition, the Company issued contingent consideration, payable over three years based on the acquired practice’s future performance. The Company has estimated the fair value of the contingent consideration for the 2009 acquisition and recorded a related liability in the accompanying consolidated balance sheets as of December 31, 2009 and 2010, of $3.0 million and $3.1 million, respectively. The cash portion of the purchase price was funded primarily with proceeds from the issuance of Class A-1 membership interests.

The initial recording of the 2009 acquisition was based on preliminary valuation assessments and were subject to change subsequent to December 31, 2009. Based upon its final valuation of the assets acquired and liabilities assumed in its 2009 acquisition, the Company recorded measurement period adjustments as of December 31, 2009, to increase intangible assets by $4.0 million and deferred tax liabilities by $1.4 million and decrease fair value of contingent consideration by $0.2 million and goodwill by $2.8 million.

2010 Acquisitions

On January 1, 2010, the Company acquired 100% of the equity of two pathology practices for an aggregate cash purchase price of $17.0 million. These acquisitions were consummated on January 1, 2010 and, therefore, the cash paid totaling $17.0 million was included in Deposits and other non-current assets as of December 31, 2009. On March 12, 2010 the Company acquired 100% of the equity of a pathology practice for an aggregate cash purchase price of $22.5 million. The Company funded the cash portion of the acquisitions using $31.0 million cash primarily related to Class A-1 member contributions and an additional $8.5 million related to the sale of Class Z membership interests. On October 8, 2010 the Company acquired 100% of a pathology practice for an aggregate cash purchase price of approximately $14.0 million using funds drawn on its revolving line of credit.

In each transaction, the Company issued contingent consideration payable over three to five years based upon the future performance of the acquired practices. The Company has estimated the fair value of the contingent consideration for each of the 2010 acquisitions and recorded a related liability in the accompanying consolidated condensed balance sheets as of December 31, 2010 of $23.4 million.

The Company has not yet completed the final accounting for the October 8, 2010 acquisition and may record adjustments to reflect the fair value of the contingent consideration and the assets acquired and liabilities assumed as of the acquisition date.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following table summarizes the consideration for the acquisitions made in 2008, 2009 and 2010 (in thousands):

Location	Date Acquired	Cash Paid

Minnesota	March 7, 2008	27,301

Total 2008 Acquisition		$27,301

Texas	November 20, 2009	15,340

Total 2009 Acquisition		$15,340

Florida	January 1, 2010	7,976
Michigan	January 1, 2010	9,000
New Jersey	March 12, 2010	22,500
South Carolina	October 8, 2010	13,960

Total 2010 Acquisitions		$53,436

Contingent Consideration for acquisitions prior to January 1, 2009

In connection with the acquisitions, the Company has agreed to pay additional consideration in future periods, based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective agreements. Generally the contingent consideration is payable over periods ranging from 3 to 5 years. For acquisitions prior to January 1, 2009, the Company does not accrue contingent consideration obligations prior to the attainment of the objectives and the amount owed becomes fixed and determinable. For the years ended December 31, 2008, 2009 and 2010, the Company paid consideration under contingent notes of $12.5 million, $12.7 million and $17.0 million, respectively, related to acquisitions prior to January 1, 2009, resulting in the recognition of additional goodwill.

As of December 31, 2010, assuming the practices acquired prior to January 1, 2009 achieve the cumulative maximum level of operating earnings stipulated over the full term of the agreement, the potential maximum principal amount of contingent consideration payable over the next two years is approximately $75.2 million. Lesser amounts will be paid for earnings below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. Any future payments of contingent consideration for acquisitions completed prior to January 1, 2009 would be accounted for as additional purchase price and increase goodwill.

Contingent Consideration for acquisitions in 2009 and 2010

As of December 31, 2010, the fair value of contingent consideration related to the 2009 and 2010 acquisitions was $26.6 million, representing the present value of approximately $35.6 million in estimated future payments over the next five years. For practices acquired in 2009 and 2010 the potential maximum principal amount of contingent consideration payable, over the next five years is $56.7 million. Lesser amounts will be paid for earnings below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. For acquisitions completed during 2009 and 2010, future payments will be reflected in the change in the fair value of the contingent consideration.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

The following tables summarize the estimated aggregate fair value of the assets acquired and liabilities assumed in connection with the acquisitions in 2009 and 2010 (in thousands):

	2009	2010

Cash	$162	$3,353
Accounts receivable	562	3,591
Other assets	73	335
Property and equipment	125	1,236
Intangible assets	7,967	30,116
Goodwill	12,513	44,752

Assets acquired	21,402	83,383

Accounts payable and accrued expenses	12	3,080
Accrued compensation	264	412
Fair value of contingent consideration	2,954	22,613
Deferred tax liabilities	2,832	3,842

Liabilities assumed	6,062	29,947

Net assets acquired	$15,340	$53,436

Net assets acquired	$15,340	$53,436
Less:
Cash acquired	(162)	(3,353)

Deposits on acquisitions	—	(16,976)
Cash paid for acquisitions, net of cash acquired	15,178	33,107
Acquisition costs and acquisition-related liability paid	1,520	592

Total businesses acquired and related costs, net of cash acquired	$16,698	$33,699

For the 2009 acquisition and the 2010 acquisitions, the acquired accounts receivable is net of a $0.2 million and $0.9 million allowance for doubtful accounts, respectively.

Pro-forma information (unaudited)

The accompanying consolidated financial statements include the results of operations of the acquisitions from the date acquired through December 31, 2010.

The following unaudited pro forma information presents the consolidated results of the Company’s operations and the results of the 2009 acquisition for the year ended December 31, 2009, after giving effect to amortization, depreciation, interest, income tax, and the reduced level of certain specific operating expenses (primarily compensation and related expenses attributable to former owners) as if the acquisition had been consummated on January 1, 2009. Such unaudited pro forma information is based on historical unaudited financial information with respect to the 2009 acquisition and does not include operational or other changes which might have been effected by the Company. The unaudited pro forma information for the year ended

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

December 31, 2009 presented below is for illustrative purposes only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future (in thousands):

Pro Forma
December 31, 2009

Net Revenues	$178,893

Net Income	$10,214

The following unaudited pro forma information presents the consolidated results of the Company’s operations and the results of the 2010 acquisition for the years ended December 31, 2009 and 2010, after giving effect to amortization, depreciation, interest, income tax, and the reduced level of certain specific operating expenses (primarily compensation and related expenses attributable to former owners) as if the acquisition had been consummated on January 1, 2009. Such unaudited pro forma information is based on historical unaudited financial information with respect to the 2010 acquisitions and does not include operational or other changes which might have been effected by the Company. The unaudited pro forma information for the years ended December 31, 2009 and 2010 presented below is for illustrative purposes only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future (in thousands):

	Pro Forma December 31,
	2009	2010

Net Revenues	$212,103	$221,260

Net Income	$18,454	$(2,421)

Note 3.	Accounts Receivable

Accounts receivable consist of the following as of December 31, 2009 and 2010 (in thousands):

	2009	2010

Accounts receivable	$24,659	$37,172
Less: Allowance for doubtful accounts	(8,553)	(11,724)

Accounts receivable, net	$16,106	$25,448

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 4.	Property and Equipment

Property and equipment as of December 31, 2009 and 2010 consists of the following (in thousands):

	Estimated Useful
	Life (years)	2009	2010

Laboratory, office and data processing equipment	3 — 5	$5,524	$8,374
Building and leasehold improvements	5 — 15	3,009	3,337
Furniture and fixtures	5	550	844
Software	3 — 5	2,504	3,420
Vehicles	3 — 5	431	623

		12,018	16,598
Less accumulated depreciation		(4,993)	(8,244)

		7,025	8,354
Construction in progress		555	552

		$7,580	$8,906

Depreciation expense was $1.8 million, $2.5 million and $3.3 million for the years ended December 31, 2008, 2009 and 2010, respectively.

Note 5.	Goodwill and Intangible Assets

The following table presents adjustments to goodwill during 2009 and 2010 (in thousands):

	2009	2010

Goodwill, beginning of period	$250,340	$268,911
Acquisitions	12,513	44,752
Contingent notes*	12,668	16,979
Goodwill impairment	(6,610)	(1,976)
Other acquisition costs	—	533

Goodwill, end of period	$268,911	$329,199

*	Related to acquisitions completed prior to January 1, 2009.

Intangible assets as of December 31, 2009 and 2010 and the related accumulated amortization are set forth in the table below (in thousands):

		Weighted Average	December 31, 2009
	Range	Amortization Period		Accumulated
	(Years)	(Years)	Cost	Amortization	Net

Amortizing intangible assets:
Customer relationships	7 — 10	9	$106,860	$(23,414)	$83,446
Health care facility agreements	4 — 18	14	41,370	(7,951)	33,419
Noncompete agreements	4 — 5	5	3,370	(1,554)	1,816

Total intangible assets			$151,600	$(32,919)	$118,681

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

		Weighted Average	December 31, 2010
	Range	Amortization Period		Accumulated
	(Years)	(Years)	Cost	Amortization	Net

Amortizing intangible assets:
Customer relationships	7 — 10	8	$130,533	$(35,825)	$94,708
Health care facility agreements	4 — 18	14	41,370	(11,260)	30,110
Noncompete agreements	2 — 5	5	4,441	(2,303)	2,138

Total intangible assets			$176,344	$(49,388)	$126,956

Amortization expense related to intangible assets was $14.3 million, $14.6 million and $18.9 million for the years ended December 31, 2008, 2009 and 2010, respectively.

For purposes of testing goodwill for impairment, with the exception of two practices for which operations have been combined, each of the Company’s acquired practices is considered a separate reporting unit. To estimate the fair value of the reporting units, the Company utilizes a discounted cash flow model as the primary approach to value, supported by a market approach guideline public company method (the “GPC Method”) which is used as a reasonableness test. The Company believes that a discounted cash flow analysis is the most appropriate methodology to test the recorded value of long-term assets with a demonstrated long-lived value. The results of the discounted cash flow provide reasonable estimates of the fair value of the reporting units because this approach is based on each respective unit’s actual results and reasonable estimates of future performance, and also takes into consideration a number of other factors deemed relevant by management, including but not limited to, expected future market revenue growth and operating profit margins. The Company has consistently used these approaches in determining the value of goodwill. The Company considers the GPC Method as an adequate reasonableness test which utilizes market multiples of industry participants to corroborate the discounted cash flow analysis. The Company believes this methodology is consistent with the approach that any strategic market participant would utilize if they were to value one of the Company’s reporting units.

The following assumptions were made by management in determining the fair value of the reporting units and related intangibles as of September 30, 2010: (a) the discount rates ranged between 13.0% and 21.0%, based on relative size and perceived risk of the reporting unit; (b) an average compound annual growth rate (“CAGR”) of 7.1% during the five year forecast period; and (c) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), with an average passing margin of 35.9% at the reporting unit level. These assumptions are based on: (a) the actual historical performance of the reporting units and (b) management’s estimates of future performance of the reporting units.

The Company also considers the economic outlook for the healthcare services industry and various other factors during the testing process, including hospital and physician contract changes, local market developments, changes in third-party payor payments, and other publicly available information.

As of September 30, 2010, the Company tested goodwill and intangible assets for potential impairment and recorded a non-cash impairment expense of $4.9 million resulting from a write down of $2.0 million in the carrying value of goodwill and a write down of $2.9 million in the carrying value of intangible assets. The write down of the goodwill and intangible assets related to one reporting unit. Regarding this reporting unit, the Company believes events occurred and circumstances changed that more likely than not reduced the fair value of the intangible assets and goodwill below their carrying amounts. These events during 2010 consisted primarily of the loss of significant customers present at the acquisition date, which adversely affected the current year and expected future revenues and operating profit of the reporting unit.

In connection with the Company’s testing of goodwill and intangible assets as of September 30, 2010, three of the fifteen other reporting units were calculated to have fair values that were not substantially in

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

excess of their carrying values. As of September 30, 2010, these three reporting units had goodwill in the amounts of $9.1 million, $12.5 million and $22.8 million allocated to them and their fair values exceeded their carrying values by 7%, 9% and 6%, respectively. As noted above, assumptions were made regarding the revenue, operating expense, and anticipated economic and market conditions related to each of the reporting units as part of the impairment analysis. Assumptions made regarding future operations involve significant uncertainty, particularly with regard to anticipated economic and market conditions that are beyond the control of the Company’s management. Two of the three reporting units which did not pass Step 1 of our goodwill impairment analysis with a substantial margin were acquired between November 2009 and March 2010. With less than a year of operating experience for these reporting units, assumptions may involve a higher level of uncertainty than for those reporting units with longer operating history. Potential events or circumstance that could negatively impact future performance include, but are not limited to, losses of significant customers or hospital contracts, changes in regulations or reimbursement rates and increased internalization of diagnostic testing by clients.

In September 30, 2009, the Company tested goodwill and intangible assets for potential impairment. The following assumptions were made by management in determining the fair value of the reporting units and related intangibles as of September 30, 2009: (a) the discount rates ranged between 13.0% and 15.0%, based on relative size and perceived risk of the reporting unit; (b) an average CAGR of 7.5% during the five year forecast period; and (c) EBITDA, with an average reporting unit level margin of 38.9%. These assumptions are based on: (a) the actual historical performance of the reporting units and (b) management’s estimates of future performance of the reporting units. Based upon the results of its testing, at September 30, 2009, the Company recorded a non-cash impairment expense of $8.0 million resulting from a write down of $6.6 million in the carrying value of goodwill and a write down of $1.4 million in the carrying value of intangible assets. The write down of the goodwill and intangible assets related to one reporting unit which lost significant customers during 2009.

As of December 31, 2010, estimated future amortization expense is as follows (in thousands):

Year Ending December 31,

2011	$19,356
2012	18,521
2013	18,103
2014	17,117
2015	16,164
Thereafter	37,695

$126,956

Note 6.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of December 31, 2009 and 2010 consist of the following (in thousands):

	2009	2010

Accounts payable	$2,945	$3,514
Due to predecessor pension plan	—	1,241
Accrued management fees	430	562
Other accrued expenses	1,475	3,070

	$4,850	$8,387

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 7.	Long-Term Debt

On March 21, 2007 in conjunction with an acquisition transaction, the Company entered into a subordinated, unsecured contingent note with a prior owner of one of the Company’s acquired practices. The payment amount was determined by the practice’s cumulative EBITDA over a three-year period, with a minimum payment not to be less than $1.0 million and a maximum payment not to exceed $2.0 million. Payment amounts included a 5.5% interest rate factor, thus the Company recorded the contingent note in the original purchase price at its minimum payment amount, discounted by the interest rate factor of 5.5%. The original discount of $0.1 million was amortized into interest expense over the term of the contingent note using the interest method.

On April 30, 2007 in conjunction with an acquisition transaction, the Company entered into a subordinated, unsecured contingent note with prior owners of one of the Company’s acquired practices. The payment amount is determined by the practice’s cumulative EBITDA over a five-year period, with a minimum payment not to be less than $15.0 million and a maximum payment not to exceed $30.0 million. Payment amounts include a 5.5% interest rate factor, thus the Company recorded the contingent note in the original purchase price at its minimum payment amount, discounted by the interest rate factor of 5.5%. The original discount of $2.2 million is being amortized into interest expense over the term of the contingent note using the interest method.

In December 2007, the Company entered into a term loan facility with a syndicate of lenders (the “Lenders”) providing for a loan commitment up to $255.0 million. The agreement called for the Lenders to provide financing to repay the outstanding balance of the former term loan facility, fund working capital and make acquisitions of certain businesses. The Lenders’ commitment included: (a) a revolver loan, not in excess of $5.0 million and (b) a term loan, with a first and second lien, not in excess of $165.0 million and $85.0 million, respectively.

The term loan facility was collateralized by substantially all of the Company’s assets and guaranteed by all of the Company’s subsidiaries. For the revolver and first lien term loan, interest was at the prime rate plus 3.25% or LIBOR plus 4.25%. For the second lien term loan, interest was at the prime rate plus 6.75% or LIBOR plus 7.75%. The proceeds from this term loan facility were used to refinance the Company’s former term loan facility and acquire two businesses in December 2007 and one business in March 2008. The term loan facility was issued with an original issue discount of $1.7 million. The original issue discount was being amortized into loan interest expense using the effective interest method. This term loan facility was terminated and repaid on May 26, 2010.

On May 26, 2010, the Company entered into a $335.0 million credit facility with Barclays Bank PLC and certain other lenders. This new credit facility, which is collateralized by substantially all of the Company’s assets and guaranteed by all of the Company’s subsidiaries, included a $225.0 million senior secured first lien term loan facility that matures May 2016. The new credit facility also included a $110.0 million senior secured first lien revolving credit facility that matures May 2015, of which $50.0 million became available upon the closing of the new credit facility and $60.0 million became available on December 20, 2010, when the Company amended the credit facility and issued $200.0 million unsecured Senior Notes. The Company’s new term loan facility bears interest, at the Company’s option, at a rate initially equal to the prime rate plus 3.25 percent per annum or LIBOR (subject to a floor of 2.00 percent) plus 4.25 percent per annum. The Company’s new credit facility was used to refinance the existing credit facilities, to redeem its Class Z capital plus accrued dividends, and for acquisitions, working capital and general corporate purposes. In connection with the May 2010 refinancing, the Company recorded a non-cash write-off of the remaining unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.5 million and incurred a $2.3 million prepayment penalty. In connection with the issuance of the $200 million unsecured Senior Notes, the Company’s May 2010 credit facility was amended and restated December 20, 2010.

The new credit facility, as amended December 20, 2010, requires the Company to comply on a quarterly basis with certain financial covenants, including a senior secured leverage ratio calculation and an interest coverage ratio which become more restrictive over time. Also, on an annual basis the Company must not

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

exceed a specified maximum amount of consolidated capital expenditures. In addition, the new term loan facility includes negative covenants restricting or limiting the Company’s ability to, without prior approval of the lenders, among other things, incur, assume or permit to exist additional indebtedness or guarantees; incur liens and engage in sale leaseback transactions; make loans and investments; declare dividends, make payments or redeem or repurchase capital stock; engage in mergers, acquisitions and other business combinations; prepay, redeem or purchase certain indebtedness; amend or otherwise alter terms of our indebtedness; sell assets; enter into transactions with affiliates and alter the business it conducts. As of December 31, 2010, the Company is in compliance with all loan covenants.

On December 20, 2010, the Company issued $200.0 million in unsecured Senior Notes that mature on January 15, 2018. The Senior Notes bear interest at an annual rate of 10.75%, which is payable each January 15 and July 15, with the first payment due on July 15, 2011. In accordance with the Senior Notes indenture, the Company is subject to certain limitations on issuing additional debt and is required to submit quarterly and annual financial reports. The Senior Notes are redeemable at the Company’s option beginning on January 15, 2015 at 105.375% of par, plus accrued interest. The redemption price decreases to 102.688% of par on January 15, 2016 and to 100% of par on January 15, 2017. Under certain circumstances, prior to January 15, 2015, the Company may at its option redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes, plus accrued interest and a premium as defined in the Senior Notes indenture. The Senior Notes rank equally in right of repayment with all of the Company’s other senior indebtedness, but are subordinated to the Company’s secured indebtedness to the extent of the value of the assets securing that indebtedness. The Company used a portion of the proceeds from the issuance of the Senior Notes to repay $110.0 million of the $224.4 million principal then owed under the term loan portion of its $335.0 million credit facility. In connection with the partial repayment, the Company recorded a non-cash charge of approximately $4.7 million for the write-off of the pro rata portion of unamortized original issue discount, prepaid administration fees, and deferred debt issue costs.

Long-term debt consists of the following as of December 31, 2009 and 2010 (in thousands):

	2009	2010

Former term loan, first lien	$132,566	—
Former term loan, second lien	76,534	—
New term loan	—	114,438
Subordinated unsecured contingent note dated March 21, 2007	316	—
Subordinated unsecured contingent note dated April 30, 2007	8,072	5,528
Senior Notes	—	200,000
Capital lease obligations	262	393

	217,750	320,359
Less:
Original issue discount, net	(1,098)	(1,545)
Current portion	(11,596)	(2,770)

Long-term debt, net of current portion	$205,056	$316,044

As of December 31, 2010, future maturities of long-term debt are as follows (in thousands):

Year Ending December 31,

2011	$2,770
2012	2,930
2013	99
2014	87
2015	31
Thereafter	314,442

$320,359

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Interest Rate Derivatives:  In January 2008, the Company entered into a 2-year interest rate swap transaction which involved the exchange of floating for fixed rate interest payments without the exchange of the underlying principal amount. The interest rate swap had a notional amount of $125.0 million and a fixed rate of interest of 3.57%. The swap reset every 90 days and ended on January 10, 2010. The Company received interest on the notional amount whenever the LIBOR rate exceeded 3.57% and paid interest whenever the LIBOR rate was below 3.57%. For the years ended December 31, 2009 and 2010, the interest settlement amount was $3.3 million and $0.1 million, respectively, which is reflected in interest expense in the consolidated statement of operations. The change in fair value of the derivative instrument of $2.4 million and $0.1 million, for the years ended December 31, 2009 and 2010, respectively, is recognized in other comprehensive income. Accrued interest includes a swap payable of $0.9 million as of December 31, 2009.

On September 23, 2010, the Company purchased an interest rate cap instrument for $0.2 million as a hedge to reduce its exposure to increases in LIBOR above 2.00%. The interest rate cap, which has a notional amount of $112.5 million, is effective from September 28, 2010 through September 30, 2012. The interest rate applicable under the cap resets each fiscal quarter, as determined on the last day of the preceding fiscal quarter. The Company earns interest on the notional amount to the extent that the LIBOR rate exceeds 2.00%. As of September 30, 2010, the fair value of the interest rate cap was $0.2 million, which approximated its cost, and is included in deposits and other noncurrent assets. For the year ended December 31, 2010, the change in fair value of the interest rate cap was not significant.

Note 8.	Related Party Transactions

Acquisition Target Consulting Agreement:  On June 2, 2006, and as subsequently amended on August 1, 2009, the Company and an entity owned by two members of the Company entered into a professional services agreement to provide certain acquisition target identification consulting services to the Company. In exchange for these services, the entity will be paid a monthly retainer of $0.02 million, plus reimbursable expenses. The entity also earns a success fee of $0.05 million for each identified acquisition consummated by the Company. During the years ended December 31, 2008, 2009 and 2010, a total of approximately $0.3 million, $0.3 million and $0.4 million respectively, was paid to the entity. There was a payable of $0.02 million as of December 31, 2009. As of December 31, 2010, there was no outstanding amount under this arrangement.

Management and Financial Advisory Agreement:  On June 2, 2006, the Company, through its wholly-owned subsidiary, and two members of the Company entered into a management services agreement (the “Agreement”). On June 12, 2009 the Agreement was amended to substitute a new member for one of the original members. The Agreement calls for the members and their affiliates to provide certain financial and management advisory services in connection with the general business planning and forecasting and acquisition and divestiture strategies of the Company. In exchange for the services, the Company will pay an annual fee equal to 1.0% of revenues, plus expenses to the members (“Management Fees”).

As of December 31, 2009 and 2010, $0.4 million and $0.9 million, respectively, of these Management Fees are reflected in accounts payable and accrued expenses in the accompanying consolidated balance sheets. The consolidated statement of operations includes Management Fees of $1.6 million, $1.8 million and $2.2 million for the respective years ended December 31, 2008, 2009 and 2010. During 2008, 2009 and 2010, the Company paid management fees totaling $1.3 million, $1.9 million and $2.0 million, respectively.

Facilities Lease Agreements:  The Company leases eight of its facilities from entities owned by physician employees or affiliated physicians who are also former owners of the acquired practices. The leases provide for monthly aggregate payments of $0.07 million and expire in August and September 2011, March 2012, December 2012, December 2013, December 2014, April 2017 and October 2020. Rent expense incurred and paid to the related entities was $0.6 million, $0.7 million and $1.1 million for the years ended December 31, 2008, 2009 and 2010, respectively.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Unsecured Promissory Note:  On October 21, 2008, the Company entered into an unsecured promissory note with an officer and member of the Company. The note was a two-year note and accrued interest at 3.2%. The remaining balance of the note receivable was settled on April 28, 2010.

Retired Physicians:  In connection with one acquisition in 2007, the Company agreed to assume up to $4.0 million to be paid to four retired physicians. During 2008, 2009 and 2010, the Company paid $1.9 million, $1.5 million and $0.6 million, respectively, related to this liability. The liability was fully paid and no additional liability remained in the accompanying balance sheet as of December 31, 2010.

Note 9.	Members’ Equity

The Company has multiple classes of membership interests, including A, A-1, B, C, X, D-1, D-2 and D-3 units. Profits and losses are generally allocated among the members in accordance with the methodology for computing capital accounts as described in the Company’s LLC Agreement. Proceeds distributable to the members in connection with the liquidation, or payable in connection with a sale of the Company are distributed or paid based on the number and class of units and interests held by each member. The various interests and units share in the proceeds of a liquidation and/or sale in different relative amounts based on the aggregate amount of the distributions and/or payments. The Class A, A-1, C and X interests receive priority distributions and/or payments equal to the amount of their original contributed capital. Following these priority distributions, any amounts that are distributed or payable to the various membership interests is based on the allocations set forth in the LLC Agreement.

As of December 31, 2010, the Company has authorized 85,000 Class A membership units, all of which are issued and outstanding; 10,000 Class B membership units, all issued and outstanding; and 5,000 Class C membership units, all issued and outstanding.

In connection with the acquisition during 2008, the Company issued Class X capital for total consideration of $7.1 million. As discussed in Note 13, during 2008, the Company issued 10,000 equity incentive interests in the classes of D-1, D-2, and D-3. During 2009, the Company issued 21,382 Class A-1 membership interests for total consideration of $50.3 million. In connection with the A -1 issuance the Company incurred $3.1 million of costs which were recorded as a reduction in members’ equity.

Pursuant to subscription agreements with certain executives of the Company, 5,000 Class C membership units were issued during 2006 at $6.8376 per unit, for a total initial capital contribution of $0.03 million. During 2007, the executives made total capital contributions of $2.9 million, of which $1.4 million was paid in cash, with the remaining balances to be paid under promissory notes from the executives. These notes receivable for membership interests accrued interest at 5%, were collateralized by the membership units and were due for repayment on June 2, 2011. During 2008, the executives made total capital contributions of $0.8 million, of which $0.4 million was paid in cash, with the remaining balances to be paid under promissory notes from the executives. These notes receivable for membership interests accrued interest at 5%, were collateralized by the membership units and were due for repayment on March 7, 2013. In accordance with the terms of these promissory notes, the Company required the prepayment of the $2.2 million principal plus accrued interest due thereunder from its executive officers prior to the filing of the Company’s initial registration statement on Form S-1, which was filed on April 29, 2010. All such amounts were prepaid by the executive officers on April 28, 2010. Interest of $0.1 million, $0.1 million, and $0.04 million on the executive notes receivable was credited to contributed capital as earned during the years ended December 31, 2008, 2009 and 2010, respectively.

On March 12, 2010, the Company issued Class Z capital to existing members for total consideration of $8.5 million. Under the Class Z share arrangement, if the Company completed a qualifying capital raise or debt refinancing within six months, the Class Z interests would receive a preferred return equal to the members’ initial contribution plus dividends, payable upon a qualifying capital raise or debt refinancing.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Dividends were to accrue at an annual rate of 12% for the first three months and 16% for the next three months. Conversely, if the Company failed to complete a qualifying capital raise or debt refinancing within six months, the Class Z membership interests would convert to Class A-1 membership interests at the same valuation as the original Class A-1 membership interests. As further discussed in Note 7, On May 26, 2010 the Company completed a qualifying debt refinancing. On that date, the members were paid the preferred return equal to their original contribution of $8.5 million plus dividends of $0.2 million.

The following is a table detailing the changes in members’ equity by type of membership interest for the years ended December 31, 2008, 2009 and 2010 (in thousands):

								Members’
	Class A	Class A-1	Class B	Class C	Class D	Class X	Class Z	Equity

Balance, January 1, 2008	$145,985	$—	$—	$1,843	$—	$—	$—	$147,828
Member contributions	265	—	—	54	1,164	7,060		8,543
Member notes receivable	—	—	—	(27)	—	(352)		(379)
Tax distributions	—	—	(412)	—	—	—		(412)

Balance, December 31, 2008	146,250	—	(412)	1,870	1,164	6,708	—	155,580
Contributions from members	—	50,322	—	—	—	—	—	50,322
Tax distributions	—	(40)	(1,921)	—	(848)	—	—	(2,809)

Balance, December 31, 2009	146,250	50,282	(2,333)	1,870	316	6,708	—	203,093
Contributions from members	—	—	—	—	—	—	8,500	8,500
Return of member contibutions	—	—	—	—	—	—	(8,500)	(8,500)
Special distribution	—	—	—	(2,145)	—	(390)	—	(2,535)
Repayment of member notes receivable(1)	—	—	—	2,145	—	390	—	2,535
Tax distributions	—	—	—	—	(1,979)	—	—	(1,979)

Balance, December 31, 2010	$146,250	$50,282	$(2,333)	$1,870	$(1,663)	$6,708	$—	$201,114

(1)	The repayment of member notes receivable included principal of $2,227 and accrued interest of $308.

Note 10.	Commitments and Contingencies

During the ordinary course of business, the Company has become and may in the future become subject to pending and threatened legal actions and proceedings. The Company may have liability with respect to its employees and its pathologists. Medical malpractice claims are generally covered by insurance. While the Company believes the outcome of any such pending legal actions and proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity, if the Company is ultimately found liable under any medical malpractice claims, there can be no assurance the Company’s medical malpractice insurance coverage will be adequate to cover any such liability. The Company may also, from time to time, be involved with legal actions related to the acquisition of and affiliation with physician practices, the prior conduct of such practices, or the employment (and restriction on competition of ) physicians. There can be no assurance any costs or liabilities for which the Company becomes responsible in connection with such claims or actions will not be material or will not exceed the limitations of any applicable indemnification provisions or the financial resources of the indemnifying parties. During 2009 and the first half of 2010, the Company received two claims for refunds in the amount of $1.2 million related to payments received for services provided. In June 2010, the Company settled both

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

claims for a total of $0.3 million. Net revenue for the year ended December 31, 2010 in the accompanying consolidated financial statements reflects a reduction of $0.3 million for these settlements.

Healthcare regulatory environment:  The healthcare industry, in general, and the services the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company’s revenue is from payments by government-sponsored health programs, including Medicare, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of increased regulatory audits and adjustments, or change in the interpretation of the coding of services or the amounts payable for the Company’s services under these programs could have a material adverse effect on the Company’s financial position and results of operations.

Contingent Notes:  As discussed in Note 2, in connection with certain of its acquisitions, the Company has agreed to pay additional consideration in future periods, based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective agreements. As of December 31, 2010, the total maximum future payments for contingent consideration issued in acquisitions was $83.5 million for acquisitions completed prior to January 1, 2009 and $56.7 million for acquisitions completed during 2009 and 2010. Lesser amounts will be paid for earnings below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. Any future payments of contingent consideration will be accounted for as additional purchase price and increase goodwill for acquisitions completed prior to January 1, 2009 or will be reflected in the change in the fair value of the contingent consideration for acquisitions completed during 2009 and 2010. As of December 31, 2010, the fair value of contingent consideration related to the 2009 and 2010 acquisitions was $26.6 million.

Employment agreements:  The Company has employment agreements with its executive officers and certain physician employees, the terms of which expire at various times through 2015. Such agreements provide for minimum salary levels that may be adjusted annually for cost-of-living changes, and may contain incentive bonuses that are payable if specified management goals are attained. Under certain of the agreements, in the event employment is terminated (other than voluntarily by the employee or the Company for cause or upon the death of the employee), the Company is committed to pay certain benefits, including specified monthly severance for periods from six months to two years from the date of termination. Certain employment agreements were modified in 2008 for the equity incentive awards described in Note 13.

Self-insured health benefits:  Effective June 1, 2009, the Company began providing health care benefits to the majority of its employees through a partially self-insured plan. The Company records its estimate of the ultimate cost of, and reserves for, health care benefits based on computations using the Company’s loss history as well as industry statistics. In determining its reserves, the Company includes reserves for estimated claims incurred but not reported. The amount reserved for estimated claims was $0.8 million and $0.6 million as of December 31, 2009 and 2010, respectively. The ultimate cost of health care benefits will depend on actual costs incurred to settle the claims and may differ from the amounts reserved by the Company for those claims.

Operating leases:  The Company leases various office and medical laboratory facilities and equipment under non-cancelable lease agreements with varying terms through May 2020. The terms of some of the facility leases call for the Company to pay for certain taxes or common utility charges. Rent expense including these taxes and common utility charges was $2.5 million, $2.7 million, and $3.5 million for the years ended December 31, 2008, 2009, and 2010, respectively. Rent expense associated with operating leases that include scheduled rent increases and tenant incentives are recorded on a straight-line basis over the term of the lease.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Aggregate future minimum annual rentals under the lease agreements as of December 31, 2010 are as follows (in thousands):

Year Ending December 31,

2011	$3,060
2012	2,521
2013	2,388
2014	2,019
2015	1,830
Thereafter	5,643

$17,461

Note 11.	Fair Value of Financial Instruments

Recurring Fair Value Measurements

The Company’s interest rate swap agreement was recorded as a liability at its fair value of approximately $0.1 million as of December 31, 2009. The Company’s interest rate cap agreement was recorded as a non-current asset at its fair value of approximately $0.2 million as of December 31, 2010. The interest rate swap and interest rate cap were the Company’s only derivative financial instruments. The fair value of the derivative instruments were estimated by obtaining quotations from the financial institution that is a counter party to the instrument. The LIBOR rate is observable at commonly quoted intervals over the term of these derivatives and they are therefore considered Level 2 items. The fair value is an estimate of the net amount that the Company would have to pay or would receive on that date, if the agreements were canceled or transferred to other parties.

As of December 31, 2009 and 2010, the fair value of contingent consideration related to the 2009 and 2010 acquisitions was $3.0 million and $26.6 million, respectively. The fair value of contingent consideration is derived using valuation techniques that incorporate unobservable inputs, such as projections underlying estimates of future profitability. The contingent notes issued in acquisitions are considered Level 3 items.

Non-Recurring Fair Value Measurements

Certain assets that are measured at fair value on a non-recurring basis, including property and equipment and intangible assets, are adjusted to fair value only when the carrying values are greater than their fair values. As described in Note 5, Goodwill and Intangible Assets, the Company completed its annual impairment evaluation and recorded a write off of goodwill and intangibles related to one reporting unit to reflect its current estimated fair value. The fair value was derived with fair value models utilizing unobservable inputs that therefore is considered a Level 3 item.

As of December 31, 2009 and 2010 the carrying amounts of cash, accounts receivable, accounts payable, accrued interest and accrued expenses approximate fair value based on the short maturity of these instruments. As of December 31, 2009 and 2010 the fair value of the Company’s long-term debt was $217.8 million and 320.1 million, respectively.

The Company uses quoted market prices and yields for the same or similar types of borrowings in active markets when available to determine the fair value of the Company’s debt. The fair values of all other debt were estimated using the present value of expected future cash flows which incorporates the Company’s risk profile. These fair values are considered Level 2 items.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Note 12.	Income Taxes

The provision for income taxes for certain of the Company’s subsidiaries structured as corporations for the years ended December 31, 2008, 2009 and 2010 consist of the following (in thousands):

	2008	2009	2010

Current:
Federal	$1,143	$1,074	$2,872
State	359	539	600

Total current provision	1,502	1,613	3,472

Deferred:
Federal	(1,053)	(1,458)	(1,904)
State	(41)	(110)	(81)

Total deferred benefit	(1,094)	(1,568)	(1,985)

Total provision for income taxes	$408	$45	$1,487

A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes for six of the Company’s subsidiaries structured as corporations consists primarily of state income taxes and permanent differences.

The following is a summary of the Company’s deferred tax assets and liabilities as of December 31, 2009 and 2010, respectively (in thousands):

	2009	2010

Allowance for doubtful accounts	$1,809	$1,976
Accrued wages	25	87
Acquisition related liability	192	—

Current deferred tax assets:	$2,026	$2,063

Noncurrent deferred tax assets:
Acquisition related liability	9	—
Noncurrent deferred tax liabilities:
Intangible assets acquired	(9,457)	(12,961)
Change from cash to accrual basis of accounting by the businesses acquired	(517)	(479)
Property and equipment	(225)	(402)

Noncurrent deferred tax liabilities, net	$(10,190)	$(13,842)

Total deferred tax liabilities, net	$(8,164)	$(11,779)

Note 13.	Equity Based Compensation

During 2008, the Company issued equity incentive units (“Units”) in accordance with the new Equity Incentive Plan. The units represent the right of the holder to receive a portion of proceeds in the event of liquidation of the company as defined in the LLC Agreement. The 10,000 units issued in July 2008 were fully vested as of December 31, 2008. The units have no exercise price and no expiration. Compensation cost of $1.2 million has been recognized in the results of operations as of December 31, 2008. The weighted average value is $120 per unit. During 2009 and 2010, no equity incentive units were issued or forfeited.

Note 14.	Defined Contribution Plan

The Company sponsors a salary deferral plan under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer up to 100% of their compensation in accordance with IRS guidelines.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Such deferrals accumulate on a tax deferred basis until the employee withdraws the funds. The Company is required to match a portion of the employees’ contribution. For 2008, 2009 and 2010, the rate of Company match was 25%, up to $1,000 per participating employee. Total expense recorded for the Company’s match was $0.1 million for 2008, $0.1 million for 2009 and $0.2 million for 2010. Also, in connection with certain acquisitions, the Company assumed the responsibility under certain defined contribution plans. Total expense recorded for the Company’s match to these plans was $0.06 million for 2008, $0.08 million for 2009 and $0.03 million for 2010.

Note 15.	Subsequent Events

Subsequent to December 31, 2010, the Company paid contingent consideration of $9.2 million related to acquisitions completed prior to January 1, 2009. These contingent note payments resulted in increases to goodwill.

On January 1, 2011, the Company acquired 100% of the equity of two pathology practices for an aggregate cash purchase price of $36.9 million. These acquisitions were consummated on January 1, 2011 and therefore, the cash paid totaling $36.9 million was included in deposits and other non-current assets as of December 31, 2010. In each transaction, the Company issued contingent consideration payable over three to five years based on the acquirees’ future performance. The maximum amount of the deferred contingent cash consideration is $18.9 million payable over three to five years. The Company funded the cash portion of the acquisitions using a portion of the proceeds from the Senior Notes. The Company will estimate the fair value of the contingent consideration and record a related liability as of the date of each acquisition, once the estimated fair values of the assets acquired and liabilities assumed in connection with these acquisitions are finalized.

Note 16.	Guarantor Subsidiaries

The following information is presented as required by regulations of the Securities and Exchange Commission in connection with the Company’s 10.75% Senior Notes due 2018. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the Company’s consolidated financial statements are fully interdependent and integrated. Accordingly, consolidating the operating results of those separate legal entities is not representative of what the actual operating results of those entities would be on a stand-alone basis. Operating expenses of those separate legal entities include intercompany charges for management fees and other services. Certain expense items and asset and liability balances that are applicable to the Company’s subsidiaries are typically recorded in the books and records of Aurora Diagnostics Holdings, LLC. For purposes of this footnote disclosure, such balances and amounts, including acquisition related balances such as goodwill and the fair value of contingent consideration issued in acquisitions, have been “pushed down” to the respective subsidiaries either on a specific identification basis, or when such items cannot be specifically attributed to an individual subsidiary, have been allocated on an incremental or proportional cost basis to Aurora Diagnostics Holdings, LLC and the Company’s subsidiaries. Aurora Diagnostics Holdings, LLC is a guarantor of all amounts owed under contingent notes issued in acquisitions.

The following tables present consolidating financial information at December 31, 2010, and 2009 and for the years ended December 31, 2010, 2009 and 2008 for (i) Aurora Diagnostics Holdings, LLC, (ii) on a combined basis, the subsidiaries of the Company that are guarantors of the Company’s Senior Notes (the “Subsidiary Guarantors”) and (iii) on a combined basis, the subsidiaries of the Company that are not guarantors of the Company’s Senior Notes (the “Non-Guarantor Subsidiaries”). For presentation in the following tables, Subsidiary Guarantors includes revenue and expenses and assets and liabilities for those subsidiaries directly or indirectly 100% owned by the Company, including those entities that have operating agreements with affiliated physician groups.

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Balance Sheets:

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
December 31, 2009	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$27,150	$—	$274	$27,424
Accounts receivable, net	—	7,549	8,557	16,106
Prepaid expenses and other assets	774	821	288	1,883
Prepaid income taxes	15	(105)	223	133
Deferred tax assets	—	190	1,836	2,026

Total current assets	27,939	8,455	11,178	47,572

Property and equipment, net	1,353	6,227	—	7,580

Other Assets:
Deferred debt issue costs, net	3,932	—	—	3,932
Deposits and other noncurrent assets	17,224	56	17	17,297
Goodwill	—	170,721	98,190	268,911
Intangible assets, net	—	73,950	44,731	118,681

	21,156	244,727	142,938	408,821

	$50,448	$259,409	$154,116	$463,973

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$11,551	$45	$—	$11,596
Current portion of fair value of contingent consideration	—	—	804	804
Accounts payable and accrued expenses	2,079	1,393	1,378	4,850
Accrued compensation	2,477	3,069	1,578	7,124
Accrued interest	3,047	—	—	3,047
Acquisition related liability	—	—	592	592
Fair value of derivative	125	—	—	125

Total current liabilities	19,279	4,507	4,352	28,138
Intercompany payable (receivable)	(328,091)	191,120	136,971	—
Long-term debt, net of current portion	204,838	218	—	205,056
Deferred tax liabilities, net	—	922	10,643	11,565
Fair value of contingent consideration, net of current portion	—	—	2,150	2,150
Members’ Equity	154,422	62,642	—	217,064

	$50,448	$259,409	$154,116	$463,973

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
December 31, 2010	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$38,513	$228	$1,200	$39,941
Accounts receivable, net	—	14,397	11,051	25,448
Prepaid expenses and other assets	582	893	474	1,949
Prepaid income taxes	96	558	743	1,397
Deferred tax assets	—	231	1,832	2,063

Total current assets	39,191	16,307	15,300	70,798

Property and equipment, net	1,790	7,116	—	8,906

Other Assets:
Deferred debt issue costs, net	11,065	—	—	11,065
Deposits and other noncurrent assets	41,013	56	18	41,087
Goodwill	—	218,380	110,819	329,199
Intangible assets, net	—	86,630	40,326	126,956

	52,078	305,066	151,163	508,307

	$93,059	$328,489	$166,463	$588,011

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$2,694	$76	$—	$2,770
Current portion of fair value of contingent consideration	—	6,753	1,332	8,085
Accounts payable and accrued expenses	2,964	2,722	2,701	8,387
Accrued compensation	2,667	3,408	2,138	8,213
Accrued interest	863	—	—	863

Total current liabilities	9,188	12,959	6,171	28,318
Intercompany payable (receivable)	(358,203)	214,123	144,080	—
Long-term debt, net of current portion	315,766	278	—	316,044
Deferred tax liabilities, net	—	2,747	11,094	13,841
Fair value of contingent consideration, net of current portion	—	13,347	5,118	18,465
Members’ Equity	126,308	85,035	—	211,343

	$93,059	$328,489	$166,463	$588,011

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Operations:

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Year Ended December 31, 2008	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Net Revenues	$—	$97,765	$60,085	$157,850

Operating costs and expenses:
Cost of services	—	31,250	35,132	66,382
Selling, general and administrative expenses	7,439	15,434	10,321	33,194
Provision for doubtful accounts	—	3,890	4,147	8,037
Intangible asset amortization expense	—	8,987	5,321	14,308
Management fees	(8,818)	9,930	447	1,559
Acquisition and business development costs	676	—	—	676
Equity based competition expense	1,164	—	—	1,164

Total operating costs and expenses	461	69,491	55,368	125,320

Income (loss) from operations	(461)	28,274	4,717	32,530

Other income (expense):
Interest expense	(16,827)	—	(4,750)	(21,577)
Other income/(expense)	109	19	(3)	125

Total other income (expense), net	(16,718)	19	(4,753)	(21,452)

Income (loss) before income taxes	(17,179)	28,293	(36)	11,078
Provision for income taxes	87	357	(36)	408

Net income (loss)	$(17,266)	$27,936	$—	$10,670

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Year Ended December 31, 2009	Holdings, LLC	Guarantors	Subsidiaries	Total

Net Revenues	$—	$104,840	$66,725	$171,565

Operating costs and expenses:
Cost of services	—	33,117	38,661	71,778
Selling, general and administrative expenses	9,281	16,482	11,091	36,854
Provision for doubtful accounts	—	4,533	4,955	9,488
Intangible asset amortization expense	—	9,188	5,386	14,574
Management fees	(11,275)	17,877	(4,824)	1,778
Impairment of goodwill and other intangible assets	—	—	8,031	8,031
Acquisition and business development costs	1,074			1,074

Total operating costs and expenses	(920)	81,197	63,300	143,577

Income from operations	920	23,643	3,425	27,988

Other income (expense):
Interest expense	(15,188)	2	(3,783)	(18,969)
Other income/(expense)	(7)	25	10	28

Total other income (expense), net	(15,195)	27	(3,773)	(18,941)

Income (loss) before income taxes	(14,275)	23,670	(348)	9,047
Provision for income taxes	196	197	(348)	45

Net income (loss)	$(14,471)	$23,473	$—	$9,002

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Year Ended December 31, 2010	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Net Revenues	$—	$133,299	$79,538	$212,837

Operating costs and expenses:
Cost of services	—	47,069	49,799	96,868
Selling, general and administrative expenses	11,076	23,646	14,419	49,141
Provision for doubtful accounts	—	7,067	5,326	12,393
Intangible asset amortization expense	—	11,570	7,376	18,946
Management fees	(9,534)	20,446	(8,723)	2,189
Impairment of goodwill and other intangible assets	—	—	4,871	4,871
Acquisition and business development costs	1,032	—	—	1,032
Change in fair value of contingent consideration	—	277	706	983

Total operating costs and expenses	2,574	110,075	73,774	186,423

Income from operations	(2,574)	23,224	5,764	26,414

Other income (expense):
Interest expense	(11,849)	(411)	(4,781)	(17,041)
Write-off of deferred debt issue costs	(9,259)	—	—	(9,259)
Loss on extinguishment of debt	(2,296)	—	—	(2,296)
Other income/(expense)	9	4	5	18

Total other expense, net	(23,395)	(407)	(4,776)	(28,578)

Income (loss) before income taxes	(25,969)	22,817	988	(2,164)
Provision for income taxes	75	424	988	1,487

Net income (loss)	$(26,044)	$22,393	$—	$(3,651)

Aurora Diagnostics Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows:

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Year Ended December 31, 2008	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Cash Flows From Operating Activities:
Net income (loss)	$(17,266)	$27,936	$—	$10,670
Adjustments to reconcile net income (loss) to net cash provided by operating activities	2,934	10,145	4,380	17,459
Changes in assets and liabilities, net of effects of acquisitions	4,467	1,192	(4,818)	841

Net cash (used in) provided by operating activities	(9,865)	39,273	(438)	28,970
Net cash used in investing activities	(1,204)	(41,645)	(3,423)	(46,272)
Net cash provided by financing activities	16,022	—	—	16,022

Net increase (decrease) in cash	4,953	(2,372)	(3,861)	(1,280)
Cash and cash equivalents, beginning of period	2,000	2,537	4,021	8,558

Cash and cash equivalents, end of period	$6,953	$165	$160	$7,278

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Year Ended December 31, 2009	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Cash Flows From Operating Activities:
Net income (loss)	$(14,471)	$23,473	$—	$9,002
Adjustments to reconcile net income (loss) to net cash provided by operating activities	2,128	10,735	12,055	24,918
Changes in assets and liabilities, net of effects of acquisitions	16,805	(27,221)	12,859	2,443

Net cash provided by operating activities	4,462	6,987	24,914	36,363
Net cash used in investing activities	(17,309)	(7,152)	(24,800)	(49,261)
Net cash provided by financing activities	33,044	—	—	33,044

Net increase (decrease) in cash	20,197	(165)	114	20,146
Cash and cash equivalents, beginning of period	6,953	165	160	7,278

Cash and cash equivalents, end of period	$27,150	$—	$274	$27,424

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Year Ended December 31, 2010	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Cash Flows From Operating Activities:
Net income (loss)	$(26,044)	$22,393	$—	$(3,651)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	19,003	13,916	6,661	39,580
Changes in assets and liabilities, net of effects of acquisitions	(19,288)	9,168	1,192	(8,928)

Net cash (used in) provided by operating activities	(26,329)	45,477	7,853	27,001
Net cash used in investing activities	(38,762)	(45,196)	(6,927)	(90,885)
Net cash (used in) provided by financing activities	76,454	(53)	—	76,401

Net increase in cash	11,363	228	926	12,517
Cash and cash equivalents, beginning of period	27,150	—	274	27,424

Cash and cash equivalents, end of period	$38,513	$228	$1,200	$39,941

Aurora Diagnostics Holdings, LLC

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2011	2010
	(Unaudited)
	(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$36,488	$39,941
Accounts receivable, net	28,277	25,448
Prepaid expenses and other assets	2,366	1,949
Prepaid income taxes	—	1,397
Deferred tax assets	3,191	2,063

Total current assets	70,322	70,798

Property and equipment, net	10,393	8,906

Other Assets:
Deferred debt issue costs, net	10,279	11,065
Deposits and other noncurrent assets	4,610	41,087
Goodwill	375,900	329,199
Intangible assets, net	153,400	126,956

	544,189	508,307

	$624,904	$588,011

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$2,753	$2,770
Current portion of fair value of contingent consideration	14,353	8,085
Accounts payable and accrued expenses	10,573	8,387
Accrued compensation	9,392	8,213
Accrued interest	11,805	863
Income taxes payable	314	—

Total current liabilities	49,190	28,318
Long-term debt, net of current portion	316,086	316,044
Deferred tax liabilities, net	23,155	13,841
Fair value of contingent consideration, net of current portion	25,407	18,465
Other liabilities	1,365	—
Members’ Equity	209,701	211,343

	$624,904	$588,011

See Notes to Condensed Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC

Condensed Consolidated Statements of Operations
Six Months Ended June 30, 2011 and 2010

	2011	2010
	Unaudited
	(In thousands)

Net Revenues	$130,470	$101,105

Operating costs and expenses:
Cost of services	58,846	45,904
Selling, general and administrative expenses	30,595	23,438
Provision for doubtful accounts	8,862	6,028
Intangible asset amortization expense	11,126	9,274
Management fees	1,344	1,062
Acquisition and business development costs	515	433
Change in fair value of contingent consideration	3,158	984

Total operating costs and expenses	114,446	87,123

Income from operations	16,024	13,982

Other income (expense):
Interest expense	(16,268)	(7,587)
Write-off of deferred debt issue costs	—	(4,527)
Loss on extinguishment of debt	—	(2,296)
Other income/(expense)	(46)	5

Total other expense, net	(16,314)	(14,405)

Income (loss) before income taxes	(290)	(423)
Provision for income taxes	1,352	1,231

Net income (loss)	$(1,642)	$(1,654)

See Notes to Condensed Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC

Condensed Consolidated Statements of Members’ Equity
Six Months Ended June 30, 2011

		Member	Equity		Total
	Member	Contributions	Transaction	Retained	Members’
	Units	(Distributions)	Costs	Earnings	Equity
	Unaudited
	(In thousands)

Balance, December 31, 2010	131,382	$201,114	$(4,825)	$15,054	$211,343
Net loss	—	—	—	(1,642)	(1,642)

Balance, June 30, 2011	131,382	$201,114	$(4,825)	$13,412	$209,701

See Notes to Condensed Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC

Condensed Consolidated Statements of Cash Flows
Six Months Ended June 30, 2011 and 2010

	2011	2010
	Unaudited
	(In thousands)

Cash Flows From Operating Activities
Net loss	$(1,642)	$(1,654)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,068	10,877
Amortization of deferred debt issue costs	951	596
Amortization of original issue discount on debt	143	181
Deferred income taxes	(2,320)	(1,018)
Change in fair value of contingent consideration	3,158	984
Write-off of deferred debt issue costs	—	4,527
Loss on extinguishment of debt	—	2,296
Loss on disposal of property	46	—
Changes in assets and liabilities, net of working capital acquired in business combinations:
(Increase) decrease in:
Accounts receivable	16	(4,818)
Prepaid income taxes	1,397	—
Prepaid expenses	(389)	(523)
Increase (decrease) in:
Accounts payable and accrued expenses	946	777
Accrued compensation	1,150	(789)
Accrued interest	10,942	(2,463)
Taxes payable	314	1,407

Net cash provided by operating activities	27,780	10,380

Cash Flows From Investing Activities
Purchase of property and equipment	(1,958)	(1,446)
Increase in deposits and other noncurrent assets	282	42
Payment of contingent notes	(14,523)	(14,701)
Businesses acquired, net of cash acquired	(13,957)	(21,229)

Net cash used in investing activities	(30,156)	(37,334)

Cash Flows From Financing Activities
Payments of capitalized lease obligations	(37)	—
Repayments under former term loan facility	—	(209,100)
Repayments of subordinated notes payable	—	(337)
Net borrowings under revolver	—	5,000
Borrowings under new term loan facility	—	225,000
Payment of debt issuance costs	(701)	(13,801)
Payment of public offering costs	(339)	(2,431)
Contributions from members, net of tax distributions	—	(2,183)

Net cash (used in) provided by financing activities	(1,077)	2,148

Net decrease in cash	(3,453)	(24,806)
Cash and cash equivalents, beginning	39,941	27,424

Cash and cash equivalents, ending	$36,488	$2,618

Supplemental Disclosures of Cash Flow Information
Cash interest payments	$4,028	$9,174

Cash tax payments, including member tax distributions	$1,963	$2,868

Supplemental Schedule of Noncash Investing and Financing Activities
Fair value of contingent consideration issued in acquisitions	$12,510	$18,983

Capital lease obligations	$47	$—

See Notes to Condensed Consolidated Financial Statements.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business

Aurora Diagnostics Holdings, LLC and subsidiaries (the “Company”) was organized in the State of Delaware as a limited liability company on June 2, 2006 to operate as a diagnostic services company. The Company’s practices provide physician-based general anatomic and clinical pathology, dermapathology, molecular diagnostic services and other esoteric testing services to physicians, hospitals, clinical laboratories and surgery centers. The Company’s operations consist of one reportable segment.

The Company operates in a highly regulated industry. The manner in which licensed physicians can organize to perform and bill for medical services is governed by state laws and regulations. Businesses like the Company often are not permitted to employ physicians or to own corporations that employ physicians or to otherwise exercise control over the medical judgments or decisions of physicians.

In states where the Company is not permitted to directly own a medical services provider or for other commercial reasons, it performs only non-medical administrative and support services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine. In those states, the Company conducts business through entities that it controls, and it is these affiliated entities that employ the physicians who practice medicine. In such states, the Company generally enters into a contract that restricts the owner of the affiliated entity from transferring their ownership interests in the affiliated entity and otherwise provides the Company or its designee with a controlling voting or financial interest in the affiliated entity and its laboratory operations. This controlling financial interest generally is obtained pursuant to a long-term management services agreement between the Company and the affiliated entity. Under the management services agreement, the Company exclusively manages all aspects of the operation other than the provision of medical services. Generally, the affiliated entity has no operating assets because the Company acquired all of its operating assets at the time it acquired the related laboratory operations. In accordance with the relevant literature, these affiliated entities are included in the condensed consolidated financial statements of Aurora Diagnostics Holdings, LLC.

The accompanying consolidated balance sheet as of December 31, 2010, which was derived from the audited financial statements as of December 31, 2010 of Aurora Diagnostics Holdings, LLC and the accompanying unaudited condensed consolidated financial statements as of and for the six month periods ended June 30, 2011 and June 30, 2010 have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. Accordingly, they do not include all of the information and related footnotes that would normally be required by accounting principles generally accepted in the United States of America for complete financial reporting. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2010.

The accompanying unaudited condensed consolidated financial statements include all adjustments (consisting of a normal and recurring nature) that management considers necessary for a fair statement of financial information for the interim periods. Interim results are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2011.

Recent Accounting Standards Updates

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” The standard revises guidance for fair value measurement and expands the disclosure requirements. ASU 2011-04 is effective for fiscal years beginning after December 15, 2011. The Company is currently evaluating the impact, if any, the adoption of ASU 2011-04 will have on its operating results or financial position.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

In June 2011, the FASB issued ASU 2011-05 “Presentation of Comprehensive Income” which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity. ASU 2011-05 will be effective for periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material effect on the Company’s operating results or financial position.

In July 2011, the FASB issued ASU 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities,” which requires certain health care entities to present the provision for bad debts related to patient service revenue as a deduction from patient service revenue in the statement of operations rather than as an operating expense. This ASU is effective for public companies with fiscal years and interim periods within those fiscal years beginning after December 15, 2011. Additional disclosures relating to a company’s sources of patient revenue and its allowance for doubtful accounts related to patient accounts receivable will also be required. The Company is currently evaluating the impact, if any, the adoption of ASU 2011-07 will have on its operating results or financial position.

Subsequent Events:  The Company has evaluated subsequent events through August 11, 2011, the date on which the financial statements were available to be issued.

Note 2.	Acquisitions

2011 Acquisitions

On January 1, 2011, the Company acquired 100% of the equity of two pathology practices for an aggregate cash purchase price of $36.9 million. These acquisitions were funded on December 31, 2010 and therefore, the cash paid totaling $36.9 million was included in Deposits and other non-current assets as of December 31, 2010. On June 2, 2011, the Company acquired 100% of the equity of another pathology practice for a cash purchase price of $14.7 million. In each of the transactions the Company issued contingent consideration payable over three to five years based on the acquirees’ future performance. The total acquisition date fair value of the contingent consideration issued for the 2011 acquisitions was $12.5 million. The Company funded the cash portion of the acquisitions using a portion of the proceeds from the Senior Notes offering on December 20, 2010.

Intangible assets acquired as the result of a business combination are recognized at fair value as an asset apart from goodwill if the asset arises from contractual or other legal rights or if it is separable. The Company’s intangible assets, which principally consist of the fair value of customer relationships, health care facility agreements and non-competition agreements acquired in connection with the acquisition of diagnostic companies, are capitalized and amortized on the straight-line method over their useful life, which generally ranges from 2 to 18 years. The estimated values of the assets acquired, liabilities assumed, and contingent consideration for the 2011 acquisitions are preliminary and are expected to be finalized in 2011.

2010 Acquisitions

On January 1, 2010, the Company acquired 100% of the equity of two pathology practices for an aggregate cash purchase price of $17.0 million. On March 12, 2010 the Company acquired 100% of the equity of a pathology practice for an aggregate cash purchase price of $22.5 million. The Company funded the cash portion of the acquisitions using $31.0 million cash primarily related to Class A-1 member contributions and an additional $8.5 million related to the sale of Class Z membership interests. On October 8, 2010 the Company acquired 100% of a pathology practice for an aggregate cash purchase price of approximately $14.0 million using funds drawn on its revolving line of credit.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

In each transaction, the Company issued contingent consideration payable over three to five years based upon the future performance of the acquired practices. The total acquisition date fair value of the contingent consideration issued for the 2010 acquisitions was $22.6 million.

The Company recorded expenses for transaction costs associated with its completed acquisitions and business development of $0.5 million and $0.4 million for the six months ended June 30, 2011 and 2010, respectively.

The following table summarizes the consideration for the acquisitions made in 2011, excluding contingent consideration payable with an aggregate fair value at acquisition of approximately $12.5 million (in thousands):

		Cash
Location	Date Acquired	Paid

Texas	January 1, 2011	$29,856
Nevada	January 1, 2011	7,000
Massachusetts	June 2, 2011	14,700

Total 2011 Acquisitions		$51,556

Contingent Consideration

In connection with its acquisitions, the Company has agreed to pay additional consideration in future periods based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective agreements. For all acquisitions prior to January 1, 2009, the Company does not accrue contingent consideration obligations prior to the attainment of the objectives and the amount owed becomes fixed and determinable. The Company paid consideration under contingent notes related to acquisitions completed prior to January 1, 2009 of $12.1 million and $15.0 million for the six months ended June 30, 2011 and 2010, respectively. For the six months ended June 30, 2011, the Company paid consideration under contingent notes related to acquisitions completed subsequent to January 1, 2009 of $2.5 million. For the six months ended June 30, 2010, the Company made no payments under contingent notes related to acquisitions completed subsequent to January 1, 2009.

As of June 30, 2011, assuming the acquired practices achieve the maximum level of stipulated operating earnings, the maximum principal amount of contingent consideration payable over the next three to five years is approximately $64.6 million for acquisitions completed prior to January 1, 2009 and $88.5 million for acquisitions completed subsequent to January 1, 2009. A lesser amount will be paid if the practices’ earnings are below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. Any such payments in the future for acquisitions completed prior to January 1, 2009 would be accounted for as additional purchase price and increase goodwill. For acquisitions completed subsequent to January 1, 2009, future payments will be reflected in the change in the fair value of the contingent consideration. The total fair value of the contingent consideration reflected in the accompanying consolidated condensed balance sheets as of June 30, 2011 and December 31, 2010 is $39.8 million and $26.6 million, respectively.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

The following table summarizes the estimated aggregate fair value of the assets acquired and liabilities assumed in connection with the acquisitions in 2011 (in thousands):

2011

Cash	$743
Accounts receivable(1)	2,845
Other assets	28
Property and equipment	153
Intangible assets	37,570
Goodwill	34,047

Assets acquired	75,386

Accounts payable and accrued expenses	785
Accrued compensation	29
Fair value of contingent consideration	12,510
Deferred tax liabilities	10,506

Liabilities assumed	23,830

Net assets acquired	$51,556

Net assets acquired	$51,556
Less:
Cash acquired	(743)
Deposits and other noncurrent assets(2)	(36,856)

Net cash paid for acquisitions, net of cash acquired	$13,957

(1)	Acquired Accounts receivable is net of $1.7 million Allowance for doubtful accounts.

(2)	Cash payments made on December 31, 2010.

Pro-forma information (unaudited)

The following unaudited pro forma information presents the consolidated results of the Company’s operations and the results of the acquisitions completed after January 1, 2010 for the six months ended June 30, 2010 and 2011, after giving effect to amortization, depreciation, interest, income tax, and the reduced level of certain specific operating expenses (primarily compensation and related expenses attributable to former owners) as if the acquisitions had been consummated on January 1, 2010. Such unaudited pro forma information is based on historical unaudited financial information with respect to the 2010 and 2011 acquisitions and does not include operational or other changes which might have been effected by the Company. The unaudited pro forma information for the six months ended June 30, 2010 and 2011 presented below is for illustrative purposes only and is not necessarily indicative of results which would have been achieved or results which may be achieved in the future (in thousands):

	Pro Forma
	Six Months Ended June 30,
	2010	2011

Net Revenues	$120,866	$132,758

Net Income (Loss)	$1,945	$(1,103)

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

Note 3.	Accounts Receivable

Accounts receivable consist of the following as of June 30, 2011 and December 31, 2010 (in thousands):

	June 30,	December 31,
	2011	2010

Accounts receivable	$44,484	$37,172
Less: Allowance for doubtful accounts	(16,207)	(11,724)

Accounts receivable, net	$28,277	$25,448

Note 4.	Goodwill and Intangible Assets

The following table presents adjustments to goodwill during the six months ended June 30, 2011 and the year ended December 31, 2010 (in thousands):

	June 30,	December 31,
	2011	2010

Goodwill, beginning of period	$329,199	$268,911
Acquisitions	34,047	44,752
Contingent notes*	12,654	16,979
Goodwill impairment	—	(1,976)
Other acquisition costs	—	533

Goodwill, end of period	$375,900	$329,199

*	Related to acquisitions completed prior to January 1, 2009.

For the six months ended June 30, 2011 and 2010, amortization of intangible assets was $11.1 million and $9.3 million, respectively. The Company’s balances for intangible assets as of June 30, 2011 and December 31, 2010 and the related accumulated amortization are set forth in the table below (in thousands):

		Weighted Average	June 30, 2011
	Range	Amortization Period		Accumulated
	(Years)	(Years)	Cost	Amortization	Net

Amortizing intangible assets:
Customer relationships	5 — 10	9	$142,923	$(43,941)	$98,982
Health care facility agreements	4 — 18	15	65,560	(13,721)	51,839
Noncompete agreements	2 — 5	5	5,431	(2,852)	2,579

Total intangible assets			$213,914	$(60,514)	$153,400

		Weighted Average	December 31, 2010
	Range	Amortization Period		Accumulated
	(Years)	(Years)	Cost	Amortization	Net

Amortizing intangible assets:
Customer relationships	5 — 10	8	$130,533	$(35,825)	$94,708
Health care facility agreements	4 — 18	14	41,370	(11,260)	30,110
Noncompete agreements	2 — 5	5	4,441	(2,303)	2,138

Total intangible assets			$176,344	$(49,388)	$126,956

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

As of June 30, 2011, estimated future amortization expense is as follows (in thousands):

Year Ending December 31,

Remainder of 2011	$11,586
2012	22,102
2013	21,684
2014	20,434
2015	19,745
2016	19,272
Thereafter	38,577

$153,400

Note 5.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of June 30, 2011 and December 31, 2010 consist of the following (in thousands):

	June 30,	December 31,
	2011	2010

Accounts payable	$3,143	$3,514
Due to predecessor pension plan	1,235	1,241
Accrued management fees	1,054	562
Other accrued expenses	5,141	3,070

	$10,573	$8,387

Note 6.	Long-Term Debt

On March 21, 2007 in conjunction with an acquisition transaction, the Company entered into a subordinated, unsecured contingent note with a prior owner of one of the Company’s acquired practices. The payment amount was determined by the practice’s cumulative earnings before interest, taxes, depreciation and amortization (EBITDA) over a three-year period, with a minimum payment not to be less than $1.0 million and a maximum payment not to exceed $2.0 million. Payment amounts included a 5.5% interest rate factor, thus the Company recorded the contingent note in the original purchase price at its minimum payment amount, discounted by the interest rate factor of 5.5%. The original discount of $0.1 million was amortized into interest expense over the term of the contingent note using the interest method.

On April 30, 2007 in conjunction with an acquisition transaction, the Company entered into a subordinated, unsecured contingent note with prior owners of one of the Company’s acquired practices. The payment amount is determined by the practice’s cumulative EBITDA over a five-year period, with a minimum payment not to be less than $15.0 million and a maximum payment not to exceed $30.0 million. Payment amounts include a 5.5% interest rate factor, thus the Company recorded the contingent note in the original purchase price at its minimum payment amount, discounted by the interest rate factor of 5.5%. The original discount of $2.2 million is being amortized into interest expense over the term of the contingent note using the interest method.

In December 2007, the Company entered into a term loan facility with a syndicate of lenders (the “Lenders”) providing for a loan commitment up to $255.0 million. The agreement called for the Lenders to provide financing to repay the outstanding balance of the former term loan facility, fund working capital and make acquisitions of certain businesses. The Lenders’ commitment included a revolver loan, not in excess of $5.0 million, and a term loan, with a first and second lien, not in excess of $165.0 million and $85.0 million, respectively. The term loan facility was collateralized by substantially all of the Company’s assets and guaranteed by all of the Company’s

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

subsidiaries. For the revolver and first lien term loan, interest was at the prime rate plus 3.25% or LIBOR plus 4.25%. For the second lien term loan, interest was at the prime rate plus 6.75% or LIBOR plus 7.75%. The proceeds from this term loan facility were used to refinance the Company’s former term loan facility and acquire two businesses in December 2007 and one business in March 2008. The term loan facility was issued with an original issue discount of $1.7 million. The original issue discount was being amortized into loan interest expense using the effective interest method. This term loan facility was terminated and repaid on May 26, 2010.

On May 26, 2010, the Company entered into a $335.0 million credit facility with Barclays Bank PLC and certain other lenders. This new credit facility, which is collateralized by substantially all of the Company’s assets and guaranteed by all of the Company’s subsidiaries, included a $225.0 million senior secured first lien term loan facility that matures May 2016. The new credit facility also included a $110.0 million senior secured first lien revolving credit facility that matures May 2015, of which $50.0 million became available upon the closing of the new credit facility and $60.0 million became available on December 20, 2010, when the Company amended the credit facility and issued $200.0 million unsecured Senior Notes, as described below. The Company’s new term loan facility bears interest, at the Company’s option, at a rate initially equal to the prime rate plus 3.25 percent per annum or LIBOR (subject to a floor of 2.00 percent) plus 4.25 percent per annum. The Company’s new credit facility was used to refinance the existing credit facilities, to redeem its Class Z capital plus accrued dividends, and for acquisitions, working capital and general corporate purposes. In connection with the May 2010 refinancing, the Company recorded a non-cash write-off of the remaining unamortized original issue discount, prepaid administration fees, and debt issue costs of approximately $4.5 million and incurred a $2.3 million prepayment penalty. In connection with the issuance of the $200 million unsecured Senior Notes, the Company’s May 2010 credit facility was amended and restated December 20, 2010.

The new credit facility, as amended December 20, 2010, requires the Company to comply on a quarterly basis with certain financial covenants, including a senior secured leverage ratio calculation and an interest coverage ratio which become more restrictive over time. Also, on an annual basis the Company must not exceed a specified maximum amount of consolidated capital expenditures. In addition, the new term loan facility includes negative covenants restricting or limiting the Company’s ability to, without prior approval of the lenders, among other things, incur, assume or permit to exist additional indebtedness or guarantees; incur liens and engage in sale leaseback transactions; make loans and investments; declare dividends, make payments or redeem or repurchase capital stock; engage in mergers, acquisitions and other business combinations; prepay, redeem or purchase certain indebtedness; amend or otherwise alter terms of our indebtedness; sell assets; enter into transactions with affiliates and alter the business it conducts. As of June 30, 2011, the Company is in compliance with all loan covenants.

On December 20, 2010, the Company issued $200.0 million in unsecured Senior Notes that mature on January 15, 2018. The Senior Notes bear interest at an annual rate of 10.75%, which is payable each January 15 and July 15, with the first payment due on July 15, 2011. In accordance with the Senior Notes indenture, the Company is subject to certain limitations on issuing additional debt and is required to submit quarterly and annual financial reports. The Senior Notes are redeemable at the Company’s option beginning on January 15, 2015 at 105.375% of par, plus accrued interest. The redemption price decreases to 102.688% of par on January 15, 2016 and to 100% of par on January 15, 2017. Under certain circumstances, prior to January 15, 2015, the Company may at its option redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes, plus accrued interest and a premium as defined in the Senior Notes indenture. The Senior Notes rank equally in right of repayment with all of the Company’s other senior indebtedness, but are subordinated to the Company’s secured indebtedness to the extent of the value of the assets securing that indebtedness. The Company used a portion of the proceeds from the issuance of the Senior Notes to repay $110.0 million of the $224.4 million principal then owed under the term loan portion of its $335.0 million credit facility. In connection with the partial repayment, the Company recorded a non-cash charge of approximately $4.7 million for the write-off of the pro rata portion of unamortized original issue discount, prepaid administration fees, and deferred debt issue costs.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

Long-term debt consists of the following as of June 30, 2011 and December 31, 2010 (in thousands):

	June 30,	December 31,
	2011	2010

Term loan	$114,438	$114,438
Subordinated unsecured contingent note dated April 30, 2007	5,528	5,528
Senior Notes	200,000	200,000
Capital lease obligations	275	393

	320,241	320,359
Less:
Original issue discount, net	(1,402)	(1,545)
Current portion	(2,753)	(2,770)

Long-term debt, net of current portion	$316,086	$316,044

As of June 30, 2011, estimated future debt principal payments are as follows (in thousands):

Year Ending December 31,

Remainder of 2011	$2,720
2012	2,910
2013	79
2014	67
2015	18
2016	114,447
Thereafter	200,000

$320,241

Note 7.	Related Party Transactions

Acquisition Target Consulting Agreement:  On June 2, 2006, and as subsequently amended and restated on July 6, 2011, the Company and an entity owned by two members of the Company entered into a professional services agreement to provide certain acquisition target identification consulting services to the Company. In exchange for these services, the Company pays to the entity a monthly retainer of $23,000, plus reimbursable expenses. The entity also earns a success fee of $45,000 for each identified acquisition consummated by the Company. The Company paid the entity a total of $0.2 million during each of the six month periods ended June 30, 2011 and 2010. As of June 30, 2011 and December 31, 2010, no balances were owed under this arrangement.

Management and Financial Advisory Agreement:  On June 2, 2006, the Company, through its wholly-owned subsidiary, and two members of the Company entered into a management services agreement (the “Agreement”). On June 12, 2009 the Agreement was amended to substitute a new member for one of the original members. The Agreement calls for the members and their affiliates to provide certain financial and management advisory services in connection with the general business planning and forecasting and acquisition and divestiture strategies of the Company. In exchange for the services, the Company pays fees equal to 1.0% of revenues, plus expenses to the members (“Management Fees”).

As of June 30, 2011 and December 31, 2010, $1.1 million and $0.9 million, respectively, of these Management Fees are reflected in accounts payable and accrued expenses in the accompanying consolidated balance sheets. The consolidated condensed statement of operations includes Management Fees of $1.3 million and $1.1 million for the six months ended June 30, 2011 and 2010, respectively. During the six months ended June 30, 2011 and 2010, the Company paid management fees of $0.8 million and $0.5 million, respectively.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

Facilities Lease Agreements:  The Company leases seven of its facilities from entities owned by physician employees or affiliated physicians who are also former owners of the acquired practices. The leases provide for monthly aggregate base payments of $0.09 million and expire in August 2011, March and December 2012, December 2013, December 2014, April 2017 and October 2020. Rent paid to the related entities was $0.5 million during each of the six month periods ended June 30, 2011 and 2010.

Unsecured Promissory Note:  On October 21, 2008, the Company entered into an unsecured promissory note with an officer and member of the Company. The note was a two-year note and accrued interest at 3.2%. The remaining balance of the note receivable was forgiven on April 28, 2010.

Note 8.	Members’ Equity

On March 12, 2010, the Company issued Class Z capital to existing members for total consideration of $8.5 million. In the event the Company completed a qualifying capital raise or debt refinancing within six months, the Class Z interests would receive a preferred return equal to the members’ initial contribution plus dividends. Dividends were to accrue at an annual rate of 12% for the first three months and 16% for the next three months and were payable upon a qualifying capital raise or debt refinancing. In the event the Company did not complete a qualifying capital raise or debt refinancing within six months, the Class Z membership interests would convert to Class A-1 membership interests at the same valuation as the original Class A-1 membership interests. On May 26, 2010 the Company completed a qualifying debt refinancing. On that date, the members were paid the preferred return equal to their original contribution of $8.5 million plus dividends of $0.2 million.

On July 6, 2011, Aurora Holdings amended and restated its operating agreement in order to reclassify its existing limited liability company units as a single class of units. The reclassification did not result in a material change in the unitholders’ ownership of the Company on a fully-diluted basis.

Note 9.	Commitments and Contingencies

During the ordinary course of business, the Company has become and may in the future become subject to pending and threatened legal actions and proceedings. The Company may have liability with respect to its employees and its pathologists. Medical malpractice claims are generally covered by insurance. While the Company believes the outcome of any such pending legal actions and proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity, if the Company is ultimately found liable under any medical malpractice claims, there can be no assurance the Company’s medical malpractice insurance coverage will be adequate to cover any such liability. The Company may also, from time to time, be involved with legal actions related to the acquisition of and affiliation with physician practices, the prior conduct of such practices, or the employment (and restriction on competition of ) physicians. There can be no assurance any costs or liabilities for which the Company becomes responsible in connection with such claims or actions will not be material or will not exceed the limitations of any applicable indemnification provisions or the financial resources of the indemnifying parties. During 2009, the Company received two claims for refunds in the amount of $1.2 million related to payments received for services provided by the Company. In June 2010, the Company settled both claims for a total of $0.3 million. These settlements were accrued as a reduction of net revenue in the condensed consolidated financial statements for the three month period ended June 30, 2010. During the first quarter of 2011, the Company received a demand letter claiming an overpayment of $0.5 million. The Company intends to vigorously defend against this asserted claim; however, at this time, the ultimate outcome cannot be determined and the Company cannot reasonably estimate a potential loss in the event of an adverse opinion.

Healthcare regulatory environment:  The healthcare industry, in general, and the services the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company’s revenue is from payments by government-sponsored health programs, including Medicare, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

or regulations, the results of increased regulatory audits and adjustments, or change in the interpretation of the coding of services or the amounts payable for the Company’s services under these programs could have a material adverse effect on the Company’s financial position and results of operations.

Contingent Notes:  As discussed in Note 2, in connection with certain of its acquisitions, the Company has agreed to pay additional consideration in future periods, based upon the attainment of stipulated levels of operating earnings by each of the acquired entities, as defined in their respective agreements. As of June 30, 2011, the total maximum future payments for contingent consideration issued in acquisitions was $64.6 million for acquisitions completed prior to January 1, 2009 and $88.5 million for acquisitions completed since January 1, 2009. Lesser amounts will be paid for earnings below the maximum level of stipulated earnings or no payments will be made if the practices do not achieve the minimum level of stipulated earnings as outlined in their respective agreements. Any future payments of contingent consideration will be accounted for as additional purchase price and increase goodwill for acquisitions completed prior to January 1, 2009 or, for acquisitions completed since January 1, 2009, will be reflected in the change in the fair value of the contingent consideration. As of June 30, 2011, the fair value of contingent consideration related to acquisitions completed since January 1, 2009 was $39.8 million.

Purchase Obligation:  In March 2011, the Company entered into a five year non-cancelable commitment to purchase reagents and other laboratory supplies. In connection with the commitment, the vendor provided the Company with lab testing equipment, to which the Company will receive title upon fulfillment of its purchase obligations under the commitment. The company recorded the equipment and a corresponding obligation under purchase commitment for the fair market value of $1.4 million. This obligation under purchase commitment is included in Other liabilities in the accompanying condensed consolidated balance sheet as of June 30, 2011.

Through June 30, 2011, the Company made purchases of approximately $0.3 million under the purchase obligation. At June 30, 2011, the approximate total future purchase commitment is approximately $3.5 million, of which $0.4 million is expected to be incurred in 2011, $0.8 million is expected to be incurred in each year from 2012 through 2015 and the balance of which is expected to be incurred in 2016.

Note 10.	Fair Value of Financial Instruments

Recurring Fair Value Measurements

The Company’s interest rate cap agreement was included in deposits and other noncurrent assets at its fair value of approximately $17,000 and $0.2 million as of June 30, 2011 and December 31, 2010, respectively. The interest rate cap, which was entered into in September 2010, was the Company’s only derivative financial instrument. The fair value of the interest rate cap was estimated by obtaining quotations from the financial institution that is a counter party to the instrument. The LIBOR rate is observable at commonly quoted intervals over the term of these derivatives and they are therefore considered Level 2 items. The fair value is an estimate of the net amount that the Company would have to pay or would receive on that date if the agreements were canceled or transferred to other parties. During the six months ended June 30, 2011, the Company recorded $0.2 million of interest expense for the change in fair value of the interest rate cap agreement.

As of June 30, 2011 and December 31, 2010, the fair value of contingent consideration related to acquisitions since January 1, 2009 was $39.8 million and $26.6 million, respectively. The fair value of contingent consideration is derived using valuation techniques that incorporate unobservable inputs and are considered Level 3 items. We utilize a present value of estimated future payments approach to estimate the fair value of the contingent consideration. Estimates for fair value of contingent consideration primarily involve two inputs, which are i) the projections of the financial performance of the acquired practices that are used to calculate the amount of the payments and ii) the discount rates used to calculate the present value of future payments. At June 30, 2011 the discount rates ranged from 15.1 percent to 21.1 percent.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

The following is a summary of the Company’s fair value instruments categorized by their fair value input level as of June 30, 2011 (in thousands):

			Significant Other	Significant
		Quoted Prices	Observable	Unobservable
		in Active Markets	Inputs	Inputs
	Fair Value	Level 1	Level 2	Level 3

Assets:
Deposits and other non-current assets
Interest rate cap	$17	$—	$17	$—

Liabilities:
Current portion of fair value of contingent consideration	$14,353	$—	$—	$14,353

Fair value of contingent consideration, net of current portion	$25,407	$—	$—	$25,407

The following is a roll-forward of the Company’s Level 3 fair value instruments for the six months ended June 30, 2011 (in thousands):

	Beginning				Ending
	Balance	Total (Gains)/			Balance
	January 1,	Losses Realized			June 30,
	2011	and Unrealized	Issuances	Settlements	2011

Contingent consideration	$26,550	$3,158	$12,510	$(2,458)	$39,760

Non-Recurring Fair Value Measurements

Certain assets that are measured at fair value on a non-recurring basis, including property and equipment and intangible assets, are adjusted to fair value only when the carrying values are greater than their fair values. As described in Note 4, Goodwill and Intangible Assets, the Company completed its annual impairment evaluation as of September 30, 2010 and recorded a write off of goodwill and intangibles related to one reporting unit to reflect its current estimated fair value. The fair value was derived with fair value models utilizing unobservable inputs that therefore are considered Level 3 items.

As of June 30, 2011 and December 31, 2010 the carrying amounts of cash, accounts receivable, accounts payable, accrued interest and accrued expenses approximate fair value based on the short maturity of these instruments. As of June 30, 2011 and December 31, 2010 the fair value of the Company’s long-term debt was $327.2 million and $320.1 million, respectively.

The Company uses quoted market prices and yields for the same or similar types of borrowings in active markets when available to determine the fair value of the Company’s debt. The fair values of all other debt were estimated using the present value of expected future cash flows which incorporates the Company’s risk profile. These fair values are considered Level 2 items.

Note 11.	Income Taxes

The Company is a Delaware limited liability company. For federal income tax purposes, the Company is treated as a partnership. Accordingly, the Company is generally not subject to income taxes and the income attributable to the limited liability company is distributed to the members in accordance with the terms of the operating agreement. However, certain of the Company’s subsidiaries are structured as corporations, file separate returns, and therefore are subject to federal and state income taxes. The provision for income taxes

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

for these subsidiaries is reflected in the Company’s condensed consolidated financial statements and includes federal and state taxes currently payable and changes in deferred tax assets and liabilities excluding the establishment of deferred tax assets and liabilities related to acquisitions. The provision (benefit) for federal and state taxes was $1.4 million for the six months ended June 30, 2011 and $1.2 million for the six months ended June 30, 2010. Approximately $25,000 of the provision for the six months ended June 30, 2011 relates to states that have a business income tax, gross receipts tax or modified gross receipts tax for partnerships.

Note 12.	Subsequent Events

On August 1, 2011, the Company acquired substantially all of the assets of a pathology practice for an aggregate cash purchase price of $26.5 million. In connection with the acquisition, the Company issued contingent consideration payable over five years based on the practice’s future performance. The maximum amount of the deferred contingent cash consideration is $19.0 million payable over five years. The Company funded the cash portion of the acquisition using cash on hand, as well as $14.0 million drawn on its revolving credit facility. The Company will estimate the fair value of the contingent consideration and record a related liability as of the date of the acquisition once the estimated fair values of the assets acquired and liabilities assumed in connection with the acquisition are finalized.

On July 6, 2011, the Company adopted the Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan for the grant from time to time to eligible participants of options to purchase units of Aurora Holdings. On July 6, 2011 the Company granted options to employees for 1,331,130 units and reserved the equivalent number of units for issuance upon the future exercise of awards pursuant to the plan. On August 8, 2011, the 2011 Equity Incentive Plan was amended and an additional 600,000 units were reserved. On September 1, 2011 in connection with the appointment of the new Chief Executive Officer, the Company granted options to purchase 600,000 units.

Note 13.	Guarantor Subsidiaries

The following information is presented as required by regulations of the Securities and Exchange Commission in connection with the Company’s 10.75% Senior Notes due 2018. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the Company’s consolidated financial statements are fully interdependent and integrated. Accordingly, consolidating the operating results of those separate legal entities is not representative of what the actual operating results of those entities would be on a stand-alone basis. Operating expenses of those separate legal entities include intercompany charges for management fees and other services. Certain expense items and asset and liability balances that are applicable to the Company’s subsidiaries are typically recorded in the books and records of Aurora Diagnostics Holdings, LLC. For purposes of this footnote disclosure, such balances and amounts, including acquisition related balances such as goodwill and the fair value of contingent consideration issued in acquisitions, have been “pushed down” to the respective subsidiaries either on a specific identification basis, or when such items cannot be specifically attributed to an individual subsidiary, have been allocated on an incremental or proportional cost basis to Aurora Diagnostics Holdings, LLC and the Company’s subsidiaries. Aurora Diagnostics Holdings, LLC is a guarantor of all amounts owed under contingent notes issued in acquisitions.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

The following tables present consolidating financial information at June 30, 2011, and December 31, 2010 and for the six months ended June 30, 2011 and 2010 for (i) Aurora Diagnostics Holdings, LLC, (ii) on a combined basis, the subsidiaries of the Company that are guarantors of the Company’s Senior Notes (the “Subsidiary Guarantors”) and (iii) on a combined basis, the subsidiaries of the Company that are not guarantors of the Company’s Senior Notes (the “Non-Guarantor Subsidiaries”). For presentation in the following tables, Subsidiary Guarantors includes revenue and expenses and assets and liabilities for those subsidiaries directly or indirectly 100% owned by the Company, including those entities that have operating agreements with affiliated physician groups.

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

Condensed Consolidating Balance Sheets:

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
June 30, 2011	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$34,261	$659	$1,568	$36,488
Accounts receivable, net	—	15,319	12,958	28,277
Prepaid expenses and other assets	977	922	467	2,366
Deferred tax assets	—	417	2,774	3,191

Total current assets	35,238	17,317	17,767	70,322

Property and equipment, net	1,847	8,546	—	10,393

Other Assets:
Deferred debt issue costs, net	10,279	—	—	10,279
Deposits and other noncurrent assets	4,440	152	18	4,610
Goodwill	—	236,703	139,197	375,900
Intangible assets, net	—	88,307	65,093	153,400

	14,719	325,162	204,308	544,189

	$51,804	$351,025	$222,075	$624,904

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$2,694	$59	$—	$2,753
Current portion of fair value of contingent consideration	—	9,538	4,815	14,353
Accounts payable and accrued expenses	3,525	3,028	4,020	10,573
Accrued compensation	3,125	3,608	2,659	9,392
Accrued interest	11,805	—	—	11,805
Income taxes payable	(87)	62	339	314

Total current liabilities	21,062	16,295	11,833	49,190
Intercompany payable (receivable)	(398,275)	217,357	180,918	—
Long-term debt, net of current portion	315,906	180	—	316,086
Deferred tax liabilities, net	—	2,616	20,539	23,155
Fair value of contingent consideration, net of current portion	—	16,622	8,785	25,407
Other liabilities	1,365	—	—	1,365
Members’ Equity	111,746	97,955	—	209,701

	$51,804	$351,025	$222,075	$624,904

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
December 31, 2010	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$38,513	$228	$1,200	$39,941
Accounts receivable, net	—	14,397	11,051	25,448
Prepaid expenses and other assets	582	893	474	1,949
Prepaid income taxes	96	558	743	1,397
Deferred tax assets	—	231	1,832	2,063

Total current assets	39,191	16,307	15,300	70,798

Property and equipment, net	1,790	7,116	—	8,906

Other Assets:
Deferred debt issue costs, net	11,065	—	—	11,065
Deposits and other noncurrent assets	41,013	56	18	41,087
Goodwill	—	218,380	110,819	329,199
Intangible assets, net	—	86,630	40,326	126,956

	52,078	305,066	151,163	508,307

	$93,059	$328,489	$166,463	$588,011

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$2,694	$76	$—	$2,770
Current portion of fair value of contingent consideration	—	6,753	1,332	8,085
Accounts payable and accrued expenses	2,964	2,722	2,701	8,387
Accrued compensation	2,667	3,408	2,138	8,213
Accrued interest	863	—	—	863

Total current liabilities	9,188	12,959	6,171	28,318
Intercompany payable (receivable)	(358,203)	214,123	144,080	—
Long-term debt, net of current portion	315,766	278	—	316,044
Deferred tax liabilities, net	—	2,747	11,094	13,841
Fair value of contingent consideration, net of current portion	—	13,347	5,118	18,465
Members’ Equity	126,308	85,035	—	211,343

	$93,059	$328,489	$166,463	$588,011

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

Condensed Consolidating Statements of Operations:

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Six Months Ended June 30, 2011	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Net Revenues	$—	$76,555	$53,915	$130,470

Operating costs and expenses:
Cost of services	—	26,447	32,399	58,846
Selling, general and administrative expenses	7,769	14,065	8,761	30,595
Provision for doubtful accounts	—	4,879	3,983	8,862
Intangible asset amortization expense	—	6,452	4,674	11,126
Management fees	(6,769)	8,584	(471)	1,344
Acquisition and business development costs	515	—	—	515
Change in fair value of contingent consideration	—	2,214	944	3,158

Total operating costs and expenses	1,515	62,641	50,290	114,446

Income (loss) from operations	(1,515)	13,914	3,625	16,024

Other expense:
Interest expense	(13,003)	(206)	(3,059)	(16,268)
Other expense	(2)	(24)	(20)	(46)

Total other expense	(13,005)	(230)	(3,079)	(16,314)

Income (loss) before income taxes	(14,520)	13,684	546	(290)
Provision for income taxes	42	764	546	1,352

Net income (loss)	$(14,562)	$12,920	$—	$(1,642)

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Six Months Ended June 30, 2010	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Net Revenues	$—	$61,805	$39,300	$101,105

Operating costs and expenses:
Cost of services	—	21,415	24,489	45,904
Selling, general and administrative expenses	5,402	10,931	7,105	23,438
Provision for doubtful accounts	—	3,364	2,664	6,028
Intangible asset amortization expense	—	5,484	3,790	9,274
Management fees	(4,732)	8,187	(2,393)	1,062
Acquisition and business development costs	433	—	—	433
Change in fair value of contingent consideration	—	487	497	984

Total operating costs and expenses	1,103	49,868	36,152	87,123

Income (loss) from operations	(1,103)	11,937	3,148	13,982

Other income (expense):
Interest expense	(4,992)	(205)	(2,390)	(7,587)
Write-off of deferred debt issue costs	(4,527)	—	—	(4,527)
Loss on extinguishment of debt	(2,296)	—	—	(2,296)
Other income	—	1	4	5

Total other expense, net	(11,815)	(204)	(2,386)	(14,405)

Income (loss) before income taxes	(12,918)	11,733	762	(423)
Provision for income taxes	87	382	762	1,231

Net income (loss)	$(13,005)	$11,351	$—	$(1,654)

Aurora Diagnostics Holdings, LLC

Notes to Financial Statements — (Continued)

Condensed Consolidating Statements of Cash Flows:

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Six Months Ended June 30, 2011	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Cash Flows From Operating Activities:
Net (loss) income	$(14,562)	$12,920	$—	$(1,642)
Adjustments to reconcile net (loss) income to net cash provided by operating activities	1,506	9,925	3,615	15,046
Changes in assets and liabilities, net of effects of acquisitions	9,903	1,989	2,484	14,376

Net cash (used in) provided by operating activities	(3,153)	24,834	6,099	27,780
Net cash used in investing activities	(59)	(24,366)	(5,731)	(30,156)
Net cash used in financing activities	(1,040)	(37)	—	(1,077)

Net (decrease) increase in cash	(4,252)	431	368	(3,453)
Cash and cash equivalents, beginning of period	38,513	228	1,200	39,941

Cash and cash equivalents, end of period	$34,261	$659	$1,568	$36,488

	Aurora
	Diagnostics	Subsidiary	Non-Guarantor	Consolidated
For the Six Months Ended June 30, 2010	Holdings, LLC	Guarantors	Subsidiaries	Total
	(In thousands)

Cash Flows From Operating Activities:
Net (loss) income	$(13,005)	$11,351	$—	$(1,654)
Adjustments to reconcile net (loss) income to net cash provided by operating activities	7,971	7,006	3,466	18,443
Changes in assets and liabilities, net of effects of acquisitions	(22,778)	13,759	2,610	(6,409)

Net cash (used in) provided by operating activities	(27,812)	32,116	6,076	10,380
Net cash provided by (used in) investing activities	418	(31,431)	(6,321)	(37,334)
Net cash provided by (used in) financing activities	2,485	(337)	—	2,148

Net (decrease) increase in cash	(24,909)	348	(245)	(24,806)
Cash and cash equivalents, beginning of period	27,150	—	274	27,424

Cash and cash equivalents, end of period	$2,241	$348	$29	$2,618

Independent Auditor’s Report

To the Members
Aurora Diagnostics Holdings, LLC
Palm Beach Gardens, Florida

We have audited the accompanying balance sheets of Pathology Solutions, LLC as of March 12, 2010, December 31, 2009, December 31, 2008, and December 31, 2007 and the related statements of operations, member’s equity, and cash flows for the period from January 1, 2010 through March 12, 2010 and for the years ended December 31, 2009, December 31, 2008, and December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pathology Solutions, LLC as of March 12, 2010, December 31, 2009, December 31, 2008, and December 31, 2007 and, the results of its operations and its cash flows for the period January 1, 2010 through March 12, 2010 and for the years ended December 31, 2009, December 31, 2008, and December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

West Palm Beach, Florida
June 18, 2010

Pathology Solutions, LLC

Balance Sheets

	March 12,	December 31,	December 31,	December 31,
	2010	2009	2008	2007
	($ in thousands)

ASSETS
Current Assets
Cash	$487	$675	$2,368	$165
Investments in trading securities	—	616	459	—
Accounts receivable, net	2,525	2,586	2,162	1,384
Other current assets	30	33	10	16

Total current assets	3,042	3,910	4,999	1,565
Property and Equipment, net	712	693	371	213

	$3,754	$4,603	$5,370	$1,778

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$463	$346	$502	$112
Accrued compensation	103	44	17	41
Other accrued expenses	30	10	296	235

Total current liabilities	596	400	815	387

Members’ Equity	3,158	4,203	4,555	1,391

	$3,754	$4,603	$5,370	$1,778

See Notes to Financial Statements.

Pathology Solutions, LLC

Statements of Operations and Members’ Equity and Comprehensive Income
Period from January 1, 2010 through March 12, 2010
and For the Years Ended December 31, 2009, 2008 and 2007

	Period
	January 1, 2010
	through	Year Ended	Year Ended	Year Ended
	March 12, 2010	December 31, 2009	December 31, 2008	December 31, 2007
	($ in thousands)

Net Revenues	$3,198	$16,464	$8,191	$4,444

Operating costs and expenses:
Cost of services	1,177	6,923	2,925	1,923
Selling, general and administrative expenses	299	2,500	1,062	702
Depreciation expense	53	176	95	50

Total operating costs and expenses	1,529	9,599	4,082	2,675

Income from operations	1,669	6,865	4,109	1,769
Nonoperating income (expense):
Interest income	—	29	19	4
Other income (expense)	12	323	7	(8)

Other income	12	352	26	(4)
Net income	$1,681	$7,217	$4,135	$1,765

Statements of Members’ Equity and Comprehensive Income
Balance, beginning	$4,203	$4,555	$1,391	$77
Contributions	—	—	—	50
Distributions	(2,726)	(7,569)	(911)	(505)
Net income	1,681	7,217	4,135	1,765
Accumulated other comprehensive income	—	—	(60)	4

Balance, ending	$3,158	$4,203	$4,555	$1,391

Pathology Solutions, LLC

Statements of Cash Flows
Period from January 1, 2010 through March 12, 2010
and For the Years Ended December 31, 2009, 2008 and 2007

	Period
	January 1, 2010
	through	Year Ended	Year Ended	Year Ended
	March 12,	December 31,	December 31,	December 31,
	2010	2009	2008	2007
	($ in thousands)

Cash Flows From Operating Activities
Net income	$1,681	7,217	4,135	1,765
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	53	176	95	50
Net unrealized loss (gain) on trading securities	34	(67)	21	—
Allowance for bad debt	(128)	(56)	230	213
Changes in assets and liabilities:
(Increase) Decrease in:
Accounts receivable	189	(369)	(1,007)	(1,364)
Other assets	2	(23)	6	(16)
Increase (Decrease) in:
Accounts payable	117	(155)	390	100
Accrued compensation	59	28	(25)	22
Other accrued expenses	20	(287)	2	192

Net cash provided by operating activities	2,027	6,464	3,847	962

Cash Flows From Investing Activities
Net trading securities	582	(89)	(480)	—
Purchase of property and equipment	(71)	(499)	(253)	(165)

Net cash provided by (used in) investing activities	511	(588)	(733)	(165)

Cash Flows From Financing Activities
Payments on line of credit	—	—	—	(180)
Capital contributions	—	—	—	50
Distributions to members	(2,726)	(7,569)	(911)	(505)

Net cash used in financing activities	(2,726)	(7,569)	(911)	(635)

Net increase (decrease) in cash	(188)	(1,693)	2,203	162
Cash, beginning	675	2,368	165	3

Cash, ending	$487	675	2,368	165

See Notes to Financial Statements.

Pathology Solutions, LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of Business:  Pathology Solutions, LLC (the “Company”) was organized on March 4, 2005 in the State of New Jersey as a limited liability company to operate as an anatomic pathology laboratory.

The Company engages in the business of providing anatomic pathology services to physicians in the Mid-Atlantic region of the United States.

A summary of the Company’s significant accounting policies follows:

Accounting estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Due to the inherent uncertainties in this process, actual results could differ from those estimates.

Cash:  The Company considers deposits and investments that have original maturities of less than three months, when purchased, to be cash equivalents. Daily bank deposits are held in noninterest bearing accounts with a financial institution that are insured by the Federal Deposit Insurance Corporation’s (“FDIC”). The Company has not experienced any losses on such accounts.

Fair value of financial instruments:  The Company has adopted Fair Value Measurement and Disclosure guidance for all assets and liabilities that are recognized or disclosed at fair value in the financial statements. The guidance defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principle or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

In addition to defining fair value, the guidance expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value or observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1:  Quoted market prices in active markets for identical assets or liabilities.

Level 2:  Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:  Unobservable inputs that are not corroborated by market data.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to the guidance. Valuations performed maximize the use of observable inputs and minimize the use of unobservable inputs. At each reporting period, all financial assets and liabilities approximated fair value due to the short-term nature of these accounts.

Investments in marketable equity securities:  The Company’s investments in marketable equity securities are recorded at fair value and are classified as trading. Fair value is based on quoted market prices, level 1 inputs in the fair value hierarchy. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. At each balance sheet date, unrealized gains and losses from trading securities

Pathology Solutions, LLC

Notes to Financial Statements — (Continued)

are recognized in income or loss until realized from sales. During 2009, the Company had a realized gain on sale of marketable equity securities of approximately $230,000 which is included in the other income on the accompanying statement of operations.

Revenue recognition and accounts receivable:  The Company recognizes revenue at the time services are performed. Unbilled receivables are recorded for services rendered during, but billed subsequent to, the reporting period. Revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The provision for doubtful accounts and the related allowance are adjusted periodically, based upon an evaluation of historical collection experience with specific payors for particular services, anticipated collection levels with specific payors for new services, industry reimbursement trends, and other relevant factors. Changes in these factors in future periods could result in increases or decreases in the Company’s provision for doubtful accounts and impact its results of operations and financial position. Blue Cross/Blue Shield and Medicare provided the following of the Company’s net revenues for the periods ended:

	March 12,	December 31,	December 31,	December 31,
	2010	2009	2008	2007

Blue Cross/Blue Shield	33%	27%	29%	28%
Medicare	13%	31%	28%	21%

Property and equipment:  Property and equipment is stated at cost. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized. Depreciation is calculated on a straight-line basis, over the estimated useful lives of the respective assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the term of the related lease, or the useful life of the asset.

Distributions to members and allocation of profits and losses:  Profits and losses are allocated to the members in accordance with certain provisions contained in the Company’s Limited Liability Company Agreement. Distributions are also made in accordance with the terms of the LLC Agreement.

Income taxes:  The Company is a New Jersey limited liability company for federal and state income tax purposes, in accordance with the applicable provisions of the Internal Revenue Code. Accordingly, the Company is generally not subject to income taxes. The income attributable to the limited liability company is distributed to the members in accordance with the terms of the operating agreement.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes. The Company adopted this new guidance for the year ended December 31, 2009. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2006.

Concentration of credit risk:  Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable. Concentration of credit risk with respect to accounts receivable is mitigated by the diversity of the Company’s payors. While the Company has receivables due from federal and state governmental agencies, the Company does not believe such receivables represent a credit risk since the related healthcare programs are funded by federal and state governments and payment is primarily dependent on submitting appropriate documentation.

Pathology Solutions, LLC

Notes to Financial Statements — (Continued)

Subsequent events:  The Company has evaluated all subsequent events through June 18, 2010, the date of issuance of the consolidated financial statements.

Note 2.	Accounts Receivable

Accounts receivable consist of the following as of (in thousands):

	March 12,	December 31,	December 31,	December 31,
	2010	2009	2008	2007

Accounts receivable and unbilled receivables	$2,805	$2,994	$2,625	$1,618
Less: allowance for doubtful accounts	(280)	(408)	(463)	(234)

Accounts receivable, net	$2,525	$2,586	$2,162	$1,384

Note 3.	Property and Equipment

Property and equipment consist of the following as of (in thousands):

	Estimated
	Useful Life	March 12,	December 31,	December 31,	December 31,
	(Years)	2010	2009	2008	2007

Transportation equipment	5	$142	$127	$35	$17
Leasehold improvements	5	73	69	—	—
Furniture and fixtures	7	42	42	7	3
Equipment	3 - 5	801	762	481	253
Software	3	56	42	21	19

		1,114	1,042	544	292
Less accumulated depreciation		(402)	(349)	(173)	(79)

		$712	$693	$371	$213

Depreciation expense was approximately $53,000 for the period from January 1, 2010 to March 12, 2010 and $176,000, $95,000, and $50,000 for the years ended December 31, 2009, 2008, and 2007, respectively.

Note 4.	Commitments and Contingencies

During the ordinary course of business, the Company may become subject to legal actions and proceedings. The Company may have liability with respect to its employees and its pathologists. Medical malpractice claims are generally covered by insurance. While the Company believes the outcome of any such legal actions and proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity, if the Company is ultimately found liable under any medical malpractice claims, there can be no assurance the Company’s medical malpractice insurance coverage will be adequate to cover any such liability.

Healthcare regulatory environment:  The healthcare industry, in general, and the services the Company provides, are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company’s revenue is from payments by government-sponsored health programs, including Medicare, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of increased regulatory audits and adjustments, or change in the interpretation of the coding of services or the amounts payable for the Company’s services under these programs could have a material adverse effect on the Company’s financial position and results of operations.

Pathology Solutions, LLC

Notes to Financial Statements — (Continued)

Employment Agreements:  The Company has employment agreements with its physician employees, the terms which expire at various times. Such agreements provide for minimum salary levels including various benefits.

Operating leases:  The Company leased an office and medical laboratory facility under a non-cancelable lease agreement from January 2007 through May 2009. In June 2009, the Company entered into a lease at a new facility with annual renewable terms expiring in September 2012. The terms of the facility lease call for the Company to pay for certain taxes or common utility charges. Rent expense including these taxes and common utility charges was approximately $30,000 for the period from January 1, 2010 through March 12, 2010 and $80,000, $50,000, and $45,000 for the years ended December 31, 2009, 2008, and 2007, respectively. Rent expense associated with operating leases that include scheduled rent increases and tenant incentives is recorded on a straight-line basis over the term of the lease.

Aggregate future minimum annual rentals under the lease agreement are as follows (in thousands):

Year Ending December 31,

2010	$68
2011	72
2012	56
Thereafter	0

$196

Note 5.	Related Party Transactions

The Company utilizes certain services of entities owned by the majority member for management fees. Total cost of these services was approximately $0 for the period from January 1, 2010 through March 12, 2010 and $485,000, $68,000, and $20,000 for the years ended December 31, 2009, 2008, and 2007, respectively. These related party amounts are included in selling, general and administrative expenses in the accompanying statements of operations.

Note 6.	Employee Benefit Plans

The Company maintained a defined benefit pension plan covering substantially all of the Company’s eligible employees which was established on January 1, 2006 and terminated March 15, 2009. Benefits were based on the years of service and compensation. The Company’s plan was funded in conformity with the funding requirements of the Employee Retirement Income Security Act “ERISA” and the Internal Revenue Code. The Company made contributions to the plan of approximately $233,000 for the period from January 1, 2009 through March 15, 2009 and $238,000 and $46,000 for the years ended December 31, 2008 and 2007, respectively.

A summary of fair value of plan assets, projected benefit obligations, and funded status at December 31, 2009, 2008 and 2007 is as follows:

	December 31,	December 31,	December 31,
	2009	2008	2007

Fair value of plan assets	$—	$524,210	$284,700
Projected benefit obligations	—	580,660	281,000

Funded status at end of years	$—	$(56,450)	$3,700

Pathology Solutions, LLC

Notes to Financial Statements — (Continued)

Amounts recognized in the balance sheets consist of:

	December 31,	December 31,	December 31,
	2009	2008	2007

Current assets	$—	$—	$3,700
Current liabilities	—	56,450	—

	$—	$56,450	$3,700

On February 18, 2009, the Company adopted a resolution to terminate the pension plan as of March 15, 2009. All assets of the plan were distributed on June 17, 2009, resulting in a settlement gain of $137,900 which was utilized to offset amounts previously recorded in other comprehensive income. The assets associated with the defined benefit pension plan were contributed to the Company’s Profit Sharing Plan during the year ended December 31, 2009.

The Profit Sharing Plan covers substantially all of its employees. Eligible participants are 21 years of age and have worked at least 1,000 hours during a consecutive 12 month period. The Company may elect to make a discretionary contribution in each plan year. For the period ended March 12, 2010 and for the year ended December 31, 2009, the Company contributed approximately $0 and $145,000, respectively, to the Profit Sharing Plan.

Note 7.	Subsequent Events

On March 12, 2010, the Company was acquired by Aurora Diagnostics Holdings, LLC in exchange for $22.5 million and certain unsecured contingent promissory notes with maximum principal payment amounts of $11.5 million contingent on the performance of the Company.

Independent Auditor’s Report

To the Members
Aurora Diagnostics Holdings, LLC
Palm Beach Gardens, Florida

We have audited the accompanying consolidated balance sheets of Austin Pathology Associates, P.A. and Subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Austin Pathology Associates, P.A. and Subsidiary. as of December 31, 2010 and 2009, and the results of their consolidated operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

West Palm Beach, Florida
August 31, 2011

Austin Pathology Associates, P.A. and Subsidiary
Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009
	($ in thousands)

ASSETS
Current Assets
Cash	$382	$181
Accounts receivable, net	1,630	1,579
Income tax receivable	—	63
Other assets	109	31

Total current assets	2,121	1,854
Property and Equipment, net	45	56
Investment	—	1,000
Other Assets	61	58

	$2,227	$2,968

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$292	$82
Accrued compensation	88	60
Income tax payable	46	7
Note payable, current portion	—	250
Deferred tax liabilities	477	501
Other accrued expenses	49	25

Total current liabilities	952	925
Deferred Tax Liabilities, net of current portion	16	19
Note Payable, net of current portion	—	389

Total liabilities	968	1,333

Commitments and Contingencies
Members’ equity
Members’ equity	1,259	1,635

Total equity	1,259	1,635

	$2,227	$2,968

See Notes to Consolidated Financial Statements.

Austin Pathology Associates, P.A. and Subsidiary

Consolidated Statements of Operations
Years Ended December 31, 2010 and 2009

	2010	2009
	($ in thousands)

Net Revenues	$14,436	$14,701

Operating costs and expenses:
Cost of services	10,710	10,277
Selling, general and administrative expenses	628	1,523
Depreciation expense	16	16

Total operating costs and expenses	11,354	11,816

Income from operations	3,082	2,885
Interest expense	20	32

Income before income taxes	3,062	2,853
Provision (benefit) for income taxes	154	(126)

Net income	$2,908	$2,979

See Notes to Consolidated Financial Statements.

Austin Pathology Associates, P.A. and Subsidiary

Consolidated Statements of Members’ Equity
Years Ended December 31, 2010 and 2009

($ in thousands)
Balance, January 1, 2009	$1,854
Net income	2,979
Distributions	(3,198)

Balance, December 31, 2009	1,635
Net income	2,908
Distributions	(3,284)

Balance, December 31, 2010	$1,259

See Notes to Consolidated Financial Statements.

Austin Pathology Associates, P.A. and Subsidiary

Consolidated Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009
	($ in thousands)

Cash Flows From Operating Activities
Net income	$2,908	$2,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16	16
Deferred income taxes	(27)	(264)
Allowance for doubtful accounts	(369)	567
Changes in assets and liabilities:
(Increase) Decrease in:
Accounts receivable	318	221
Income tax receivable	63	(63)
Other assets	(82)	39
Income tax payable	39	8
Accounts payable	210	(16)
Accrued compensation	28	—
Other accrued expenses	24	20

Net cash provided by operating activities	3,128	3,507

Cash Flows From Investing Activities
Purchase of property and equipment	(4)	(33)

Net cash used in investing activities	(4)	(33)

Cash Flows From Financing Activities
Repayment of debt	(639)	(359)
Distributions to members	(2,284)	(3,198)

Net cash used in financing activities	(2,923)	(3,557)

Net increase (decrease) in cash	201	(83)
Cash:
Beginning	181	264

Ending	$382	$181

Supplemental Disclosures of Cash Flow Information
Cash interest payments	$16	$25

Cash tax payments	$100	$175

Supplemental Schedule of Noncash Investing and Financing Activities
Distribution of investment in non-marketable equity securities	$(1,000)	$—

See Notes to Consolidated Financial Statements.

Austin Pathology Associates, P.A. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.  Nature of Business and Significant Accounting Policies

Nature of business:  Austin Pathology Associates, P.A. (the “Company”) was organized in the State of Texas as a professional services corporation in 1972. The Company operates as a pathology laboratory company and is engaged in the business of providing anatomic pathology services to physicians in the State of Texas.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation:  The accompanying consolidated financial statements of the Company include the accounts of Austin Pathology Associates, P.A. and Texas Pathology, Inc. All accounts and transactions between the entities have been eliminated in consolidation.

Accounting estimates:  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Due to the inherent uncertainties in this process, actual results could differ from those estimates.

Cash:  The Company considers deposits and investments that have original maturities of less than three months, when purchased, to be cash equivalents. Daily bank deposits are held in noninterest bearing accounts with financial institutions. The Company’s bank deposit account balances may at times exceed federally insured limits. The Company has not experienced any losses on such accounts.

Fair value of financial instruments:  The estimated fair values of the Company’s short-term financial instruments, including cash, accounts receivables, and accounts payables arising in the ordinary course of business, approximate their individual carrying amounts due to the relatively short period of time between their origination and expected realization. Certain assets that are measured at fair value on a non-recurring basis, including property and equipment, are adjusted to fair value only when the carrying values are greater than their fair values.

Investment in non-marketable equity securities:  During 2008, the Company invested $1,000,000 to purchase 40 Class B membership interests in the newly formed entity, Lakeway Regional Medical Center, LLC (“LRMC”). The Company accounts for the 5% investment in LRMC by the cost method because the equity securities of LRMC are unlisted and the criteria for using the equity method of accounting are not satisfied. This investment is made for long-term business affiliation reasons. No dividends were declared or received from LRMC during the years ended December 31, 2010 and 2009. The Company did not identify any events or changes in circumstances to indicate that the carrying amount of the investment may be impaired. On December 26, 2010, the Company transferred ownership of the 40 Class B membership interests in LRMC at cost to its owners recording a distribution of $1,000,000.

Property and equipment:  Property and equipment is stated at cost. Routine maintenance and repairs are charged to expense as incurred, while costs of betterments and renewals are capitalized. Depreciation is calculated on a straight-line basis, over the estimated useful lives of the respective assets, which range from 5 to 7 years.

Revenue recognition and accounts receivable:  The Company recognizes revenue at the time services are performed. Unbilled receivables are recorded for services rendered during, but billed subsequent to, the reporting period. Revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The provision for doubtful accounts and the related allowance are adjusted periodically, based upon an evaluation of historical collection experience with specific payors for

Austin Pathology Associates, P.A. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

particular services, anticipated collection levels with specific payors for new services, industry reimbursement trends, and other relevant factors. Changes in these factors in future periods could result in increases or decreases in the Company’s provision for doubtful accounts and impact its results of operations and financial position. For the years ended December 31, 2010 and 2009, Medicare and BlueCross/Blue Shield provided approximately 23% and 23% and 21% and 22% of the Company’s net revenues, respectively.

Income taxes:  As a corporation with a valid S-election, Texas Pathology Inc.’s taxable income or loss is allocated to members in accordance with their respective ownership percentage. Therefore, no benefit or receivables for income taxes have been included in the consolidated financial statements as of December 31, 2010 and 2009 for this entity. As a professional services corporation owned by its members, Austin Pathology Associates, P.A. files an income tax return. Deferred income taxes for Austin Pathology Associates, P.A., are provided on the liability method whereby deferred tax assets are recognized for deductive temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in taxes laws and rates on the date of enactment.

The Company does not recognize a tax benefit, unless the Company concludes that it is more likely than not that the benefit will be sustained on audit by the taxing authority based solely on the technical merits of the associated tax position. If the recognition threshold is met, the Company recognizes a tax benefit measured at the largest amount of the tax benefit that the Company believes is greater than 50% likely to be realized. The Company records interest and penalties in income tax expense.

Concentration of credit risk:  Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable. Concentration of credit risk with respect to accounts receivable is mitigated by the diversity of the Company’s payors. While the Company has receivables due from federal and state governmental agencies, the Company does not believe such receivables represent a credit risk since the related healthcare programs are funded by federal and state governments and payment is primarily dependent on submitting appropriate documentation.

Subsequent events:  The Company has evaluated all subsequent events through August 31, 2011, the date of issuance of the consolidated financial statements.

Recent accounting pronouncements:  In August 2010, the FASB issued ASU 2010-24, Health Care Entities (Topic 954) — Presentation of Insurance Claims and Related Insurance Recoveries. ASU 2010-24 clarifies that a health care entity should not net insurance recoveries against a related claim liability. Additionally, the standard provides that the amount of the claims liability should be determined without consideration of insurance recoveries. The provisions of the guidance are effective for fiscal years beginning after December 15, 2010. Entities must apply the provisions of the standard by recording a cumulative-effect adjustment to opening retained earnings as of the beginning of the period of adoption. Retrospective application of the provisions is permitted. The Company is assessing the impact of the implementation of the guidance on its financial statements for the year ending December 31, 2011.

In July 2011, the FASB issued ASU No. 2011-07, Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities. ASU 2011-07 requires health care entities that recognize significant amounts of patient service revenue at the time the services are rendered even though they do not assess the patient’s ability to pay, to change the presentation of their statement of activities by reclassifying the provision for bad debts associated with patient service revenue from an operating

Austin Pathology Associates, P.A. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

expense to a deduction from net patient service revenue. Additionally, ASU 2011-07 requires those health care entities to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts, disclosures of net patient service revenue as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. The Company is assessing the impact of the implementation of the guidance on its financial statements for the year ending December 31, 2011.

Note 2.  Accounts Receivable

Accounts receivable consist of the following as of December 31, 2010 and 2009 (in thousands):

	2010	2009

Accounts receivable and unbilled receivables	$2,652	$2,970
Less: allowance for bad debt	(1,022)	(1,391)

Accounts receivable, net	$1,630	$1,579

Note 3.  Property and Equipment

Property and equipment as of December 31, 2010 and 2009 consist of the following (in thousands):

	Estimated Useful
	Life (Years)	2010	2009

Equipment	5 — 7	$224	$223
Furniture and fixtures	7	13	9

		237	232

Less accumulated depreciation		(192)	(176)

		$45	$56

Depreciation expense was approximately $16,000 and $16,000 for the years ended December 31, 2010 and 2009, respectively.

Note 4.  Notes Payable

On June 27, 2008, the Company entered into a note payable to finance its investment in non-marketable equity securities of $1.0 million. The note payable was personally guaranteed by the Company’s physician employee members. Interest accrued on the note at prime rate with principal and interest payments due monthly. The note’s original maturity date was June 26, 2012. In December 2010, the note was paid in full.

Note 5.  Related Party Transactions

The Company has employment agreements with all of its members who are physician employees which expire at various times. Bonuses are discretionary and are based upon the reasonable value of the physicians’ contribution. Under certain of the agreements, in the event employment is terminated due to death, retirement or disability, the employee will receive an additional compensation for up to 30 days. For the years ended December 31, 2010 and 2009, the Company paid salaries and bonuses to members who are physician employees of approximately $2.2 million and $2.0 million, respectively.

Note 6.  Commitments and Contingencies

During the ordinary course of business, the Company may become subject to legal actions and proceedings. The Company may have liability with respect to its employees and its pathologists. Medical malpractice claims are generally covered by insurance. While the Company believes the outcome of any such

Austin Pathology Associates, P.A. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

legal actions and proceedings, individually or in the aggregate, will not have a material adverse effect on the Company’s financial condition, results of operations or liquidity, if the Company is ultimately found liable under any medical malpractice claims, there can be no assurance the Company’s medical malpractice insurance coverage will be adequate to cover any such liability.

Healthcare regulatory environment:  The healthcare industry, in general, and the services the Company provides are subject to extensive federal and state laws and regulations. Additionally, a portion of the Company’s revenue is from payments by government-sponsored health programs, including Medicare, and is subject to audit and adjustments by applicable regulatory agencies. Failure to comply with any of these laws or regulations, the results of increased regulatory audits and adjustments, or change in the interpretation of the coding of services or the amounts payable for the Company’s services under these programs could have a material adverse effect on the Company’s financial position and results of operations.

Employment agreements:  The Company has employment agreements with its physician employees, the terms which expire at various times. Such agreements provide for minimum salary levels including various benefits.

Note 7.  Income Taxes

The components of the income tax (benefit) expense for the years ended December 31, 2010 and 2009 are as follows:

	2010	2009

Current:
Federal	$103	$72
State	78	67

Total current provision	181	139

Deferred:
Federal	(27)	(265)
State	—	—

Total deferred benefit	(27)	(265)

Total provision (benefit) for income taxes	$154	$(126)

Temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities that give rise to significant portions of the deferred tax assets and liabilities are summarized below as of December 31, 2010 and 2009:

	2010	2009

Accrual to cash basis adjustments	$(477)	$(501)

Current deferred tax liabilities	(477)	(501)

Depreciation	(16)	(19)

Noncurrent deferred tax liabilities	(16)	(19)

Total deferred tax liabilities	$(493)	$(520)

Note 8.  Profit Sharing Plan

The Company has a profit sharing plan covering substantially all of its employees. Eligible participants may elect to defer a percentage of their compensation not to exceed the maximum amount of elective

Austin Pathology Associates, P.A. and Subsidiary

Notes to Consolidated Financial Statements — (Continued)

contribution determined by law. The employer may elect to make a qualified matching contribution for a plan year. Contributions are based on the sole discretion of the Company. During the years ended December 31, 2010 and 2009, the Company contributed approximately $500,000 and $680,000 respectively, to the plan on behalf of its employees.

Note 9.  Cash Surrender Value Life Insurance

The Company purchased insurance on the lives of certain of its physician employee equity holders. As beneficiary, the Company receives the cash surrender value if the policy is terminated and, upon death of the insured, receives all of the benefits payable. The cash value of the life insurance policies was approximately $58,000 and is included in other assets on the accompanying balance sheets as of December 31, 2010 and 2009. Subsequent to December 2010, the policies were terminated and the cash surrender value was distributed to the physician employee equity holders.

Note 10.  Subsequent Event

On January 1, 2011, the Company was acquired from its equity holders by Aurora Diagnostics Holdings, LLC in exchange for $29.8 million and unsecured contingent promissory notes with maximum principal payment amounts of $14.9 million contingent on the performance of the Company.

Aurora Diagnostics Holdings, LLC
Schedule II — Valuation and Qualifying Accounts
Years Ended December 31, 2008, 2009 and 2010

		Charged to		Net Write-offs
	Beginning	Statement of		and Other	Ending
Description	Balance	Operations	Other(1)	Adjustments	Balance
	(In thousands)

Allowance for Doubtful Accounts:
Year ended December 31, 2008	$6,286	$8,037	$81	$(6,207)	$8,197
Year ended December 31, 2009	$8,197	$9,488	$240	$(9,372)	$8,553
Year ended December 31, 2010	$8,553	$12,393	$875	$(10,097)	$11,724

(1)	Represents the Allowance for Doubtful Accounts recorded in connection with the application of acquisition accounting for the 2008, 2009 and 2010 acquisitions.

AURORA DIAGNOSTICS HOLDINGS, LLC
AURORA DIAGNOSTICS FINANCING, INC.

Offer to Exchange up to

$200,000,000

10.750% Senior notes due 2018
which have been registered under the
Securities Act of 1933

For any and all outstanding unregistered
10.750% Senior notes due 2018

P R O S P E C T U S

Until          , 2011, all dealers that effect transactions in the notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          , 2011

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware Corporations

Section 145 of the Delaware General Corporation Law, or the “DGCL,” provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 also provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraph, or in defense of any claim, issue or matter therein, the director or officer shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The bylaws of Aurora Diagnostics Financing, Inc. provide for the indemnification by the corporation of its directors and officers as provided in Section 145 of the DGCL, as described above.

Section 102(b)(7) of the DGCL provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (4) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation of Aurora Diagnostics Financing, Inc. states that no director shall be personally liable to the corporation or its stockholders for monetary damages arising out of any breach of fiduciary duty as a director, except to the extent limited by Section 102(b)(7) of the DGCL, as described above.

Delaware LLCs

Section 18-108 of the Delaware Limited Liability Company Act, or the “DLLC Act,” provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

The limited liability company agreement of each of Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC, Cunningham Pathology, L.L.C. and Aurora Massachusetts, LLC provides that, to the fullest extent permitted by the DLLC Act, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 18-1101 of the DLLC Act provides that a member or manager or other person shall not be liable to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement for breach of fiduciary duty for the member’s or manager’s or other person’s good faith reliance on the provisions of the limited liability company agreement, unless otherwise provided in a limited liability company agreement.

Section 18-1101 further provides that a limited liability company agreement may limit or eliminate any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The operating agreement of Aurora Diagnostics Holdings, LLC provides that no present or former manager shall be personally liable to the company or its members for any act or omission performed or omitted by such person in its capacity as a manager, except to the extent the act or omission was attributable to such person’s willful misconduct or a knowing violation of law. The certificates of formation and operating agreements of each of Aurora Diagnostics, LLC, Cunningham Pathology, L.L.C. and Aurora Massachusetts, LLC are silent concerning any expansion, restriction, or elimination of a manager’s or other person’s duties to the company or another person.

Alabama LLCs

Section 10A-5-1.04 of the Alabama Limited Liability Company Law (“ALLCL”) provides that every limited liability company has the power to indemnify a member, manager, or employee or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty, unless its certificate of formation provides otherwise. Section 10A-5-1.04 further provides that limited liability companies have the power to make any other indemnification that is authorized by the governing documents of the limited liability company or by a resolution adopted by the members after notice, unless notice is waived.

The operating agreement of C R Collections, LLC provides that, to the fullest extent permitted by the ALLCL, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law. The articles of organization and operating agreement of CR Collections, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Florida Corporations

Section 0850 of the Florida Business Corporation Act, or the “Florida Act,” provides that a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 0850 of the Florida Act further provides that a corporation may indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Indemnification under this section is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. No indemnification may be made under this subsection of the Florida Act in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 0850 of the Florida Act also provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the subsections above, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Notwithstanding the foregoing, Section 0850 lastly provides that the court conducting the proceeding or another court of competent jurisdiction, upon application by a director, officer, employee or agent of a corporation, may order indemnification and advancement of expenses if it determines that: (1) the director, officer, employee, or agent is entitled to mandatory indemnification; (2) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its authority to advance expenses or indemnify directors beyond what is required by statute; or (3) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in this section.

The articles of incorporation of Bernhardt Laboratories, Inc. provides that it shall indemnify, to the fullest extent permitted by law, any person who is or was a party to any proceeding by reason of the fact that such person is or was a director or officer of the corporation, for actions taken in the capacity of such person as a director or officer of the corporation. The bylaws of each of Bernhardt Laboratories, Inc. and Mark & Kambour Holdings, Inc. provide that it shall indemnify any director or officer in any action, suit or proceeding resulting from the fact that he or she is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director, officer, employee or other agent of another entity, if he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the corporation’s best interest, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Section 0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes: (1) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either director or indirectly; (3) an unlawful distribution; (4) in a proceeding by or in the right of the corporation or a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (5) in a proceeding by or in the right someone other than the corporation or a shareholder, recklessness or an act or commission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

The articles of incorporation of Mark & Kambour Holdings, Inc. provide that the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Florida Act. The articles of incorporation and bylaws of Bernhardt Laboratories, Inc. are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Florida LLCs

Section 608.4229 of the Florida Limited Liability Company Act (“FLLCA”) provides that, subject to such standards and restrictions set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 (relating to improper distribution to members) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the LLC in a proceeding by or in the right of the LLC to procure a judgment in its favor or in a proceeding by or in the right of a member.

The operating agreement of each of Covenant Healthcare Lab, LLC and Mark & Kambour, LLC provides that, to the fullest extent permitted by the FLLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 608.4225 of the FLLCA provides that a limited liability company shall not hold a manager or managing member liable for any action taken as a manager or managing member, or any failure to take any action, if the manager or managing member performed the duties of the manager’s or managing member’s position in compliance with the duty of loyalty and duty of care to the company and all of the members of the company.

Section 608.4228 of the FLLCA provides that a limited liability company shall not hold a manager or managing member personally liable for monetary damages to the limited liability company, its members, or any other person for any statement, vote, decision, or failure to act regarding management or policy decisions by a manager or a managing member, unless: (a) the manager or managing member breached or failed to perform the duties as a manager or managing member; and (b) the manager’s or managing member’s breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, (2) a transaction from which the manager or managing member derived an improper personal benefit, either directly or indirectly; (3) a distribution in violation of FLLCA Section 608.426; (4) conscious disregard of the best interest of the limited liability company, or willful misconduct; or (5) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

The articles of organization and operating agreement of each of Covenant Healthcare Lab, LLC and Mark & Kambour, LLC is silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Georgia LLCs

Section 306 of the Georgia Limited Liability Company Act, or the “GLLCA,” provides that subject to the standards and restrictions, if any, set forth in the articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that a limited liability company may not indemnify any member or manager for (1) claims or damages arising out of his or her intentional misconduct or knowing violation of the law or (2) any transaction for which such person received a personal benefit in violation or breach of any provision of a written operating agreement.

The operating agreement of each of Aurora Georgia, LLC and Hardman Pathology ADX, LLC provides that, to the fullest extent permitted by the GLLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 305 of the GLLCA provides that a member’s or manager’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the articles of organization or a written operating agreement; provided, however, that no such provision shall eliminate or limited the liability of a member or manager: (1) for intentional misconduct or a knowing violation of law; or (2) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

The articles of organization and operating agreement of each of Aurora Georgia, LLC and Hardman Pathology ADX, LLC is silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Massachusetts LLCs

Section 8(a) of the Massachusetts Limited Liability Company Act (“MALLCA”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or a written operating agreement. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

The operating agreement of DermPath New England, LLC provides that, to the fullest extent permitted by the MALLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 8(b) of the MALLCA provides that the certificate of organization or a written operating agreement of a limited liability company may eliminate or limit the personal liability of a member or manager for breach of any duty to the limited liability company or to another member or manager; however, the certificate of organization and the operating agreement of DermPath New England, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Michigan LLCs

Section 450.4216 of the Michigan Limited Liability Company Act (“MILLCA”) provides that a limited liability company, unless otherwise provided in its operating agreement, may indemnify, hold harmless, and defend a member, manager, or other person from and against any and all losses, expenses, claims, and demands sustained by that person, except that the company may not indemnify a person for conduct described in MILLCA Section 450.4407(a)-(c).

The operating agreement of Aurora Michigan, LLC provides that, to the fullest extent permitted by the MILLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 450.4404 of the MILLCA provides that a manager of a limited liability company is not liable for an action taken as a manager or the failure to take an action if the manager discharges his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the manager reasonably believes to be in the best interests of the limited liability company.

The articles of organization and the operating agreement of Aurora Michigan, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Minnesota LLCs

Section 302A.699 of the Minnesota Limited Liability Company Act (“MNLLCA”) provides that a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and did not participate in any transaction in which there was a conflict of interest; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity of governor or officer, reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in certain official capacities at the request of the limited liability company, reasonably believed that the conduct was not opposed to the best interests of the limited liability company.

The operating agreement of Twin Cities Dermatopathology, LLC provides that the company shall indemnify its members, managers, and officers to the fullest extent permitted by the MALLCA.

Section 322B.115 of the MNLLCA provides that the articles of organization or the member control agreement of a limited liability company may eliminate or limit a governor’s personal liability to the limited liability company or its members for monetary damages for breach of fiduciary duty as a governor.

The articles of organization and operating agreement of Twin Cities Dermatopathology, LLC is silent concerning any expansion, restriction or elimination of a governor’s, manager’s or officer’s duties to the company or another person.

Nevada LLCs

Section 86.411 of the Nevada Revised Statutes (“NRS”) provides that a limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 86.421 of the NRS provides that a limited-liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 86.431 of the NRS provides that a limited-liability company shall indemnify a manager, member, employee or agent of the company against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with his or her defense, to the extent that he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding describe in Section 86.411 or Section 86.421, or in defense of any claim, issue or matter therein.

The operating agreement of Aurora LMC, LLC provides that, to the fullest extent permitted by the NRS, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law. The articles of organization and operating agreement of Aurora LMC, LLC is silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Nevada Business Trusts

Section 88A.400 of the NRS provides that a business trust may indemnify and hold harmless a trustee, beneficial owner or other person from and against all claims and demands, subject to the standards and restrictions, if any, set forth in the certificate of trust or the governing instrument. The absence of a provision for indemnity in the certificate of trust or governing instrument does not deprive a trustee or beneficial owner of any right to indemnity which is otherwise available to the trustee or beneficial owner.

The revocable trust agreement of each of The LMC Revocable Trust, B.T. and The WPC Revocable Trust, B.T. provides that each trustee shall be indemnified by and reimbursed from the trust estate for any personal liability, loss, damage or expense (including without limitation attorney’s fees and costs of litigation) incurred or suffered by him or her, including liability, loss or damage resulting from torts, in the administration of the trust estate or in conducting any business or performing any act authorized or permitted by the revocable trust agreement, except such as may arise from his or her own willful breach of trust, provided that such indemnity or reimbursement shall be limited to the trust estate.

Section 88A.360 of the NRS provides that a trustee is not liable to the business trust or to a beneficial owner for the trustee’s reliance in good faith on the provisions of the governing instrument. The duties and liabilities of the trustee may be expanded or restricted by provisions in the governing instrument. Section 88A.370 of the NRS provides that an officer, employee, manager or other person acting pursuant to the certificate of trust or governing instrument of a business trust is not liable to the business trust, a beneficial owner or a trustee for the person’s reliance in good faith on the provisions of the governing instrument. The duties and liabilities of such a person may be expanded or restricted by provisions in the governing instrument.

Section 88A.390 of the NRS provides that a beneficial owner, trustee, officer, agent, manager or employee of a business trust is not personally liable for the debts or liabilities of the business trust, unless otherwise provided in the certificate of trust, the governing instrument or an agreement signed by the person to be charged. A trustee acting in that capacity is not personally liable to any person other than the business trust or a beneficial owner for any act or omission of the business trust or a trustee thereof, except as otherwise provided in the certificate of trust or the governing instrument. An officer, employee, agent or manager of a business trust or another person who manages the business and affairs of a business trust, acting in that capacity, is not personally liable to any person other than the business trust or a beneficial owner for any act or omission of the business trust or a trustee thereof, except as otherwise provided in the certificate of trust or the governing instrument. A trustee, officer, employee, agent or manager of a business trust or another person who manages the business and affairs of a business trust is not personally liable to the business trust or a beneficial owner for damages for breach of fiduciary duty in such capacity, except for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, and except as otherwise provided in the certificate of trust or the governing instrument.

The revocable trust agreement of each of The LMC Revocable Trust, B.T. and The WPC Revocable Trust, B.T. provides that no trustee, agent, or other representative of the trust shall be liable for any act or default on the part of any co-trustee, agent, attorney, employee, or representative or any negligence or error in judgment, or for any act or omission, except for his or her own willful breach of trust.

New Hampshire Corporations

Section 293-A:8.51 of the New Hampshire Business Corporation Act (“NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding, if: (1) he conducted himself in good faith; (2) he reasonably believed that in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 293-A:8:52 of the NHBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding, unless limited by its articles of incorporation.

Section 293-A:8.56 of the NHBCA provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director, to the same extent as to a director.

The bylaws of Seacoast Pathology, Inc. provide that, to the fullest extent permitted by the NHBCA, the corporation shall indemnify its stockholders, directors and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a shareholder of the corporation or is or was serving as an officer, director, employee or other representative of the corporation (or as a member, manager, officer, director, employee or other representative of another entity at the corporation’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law, and provided that his or her actions were conducted in good faith and he or she reasonably believed, in the case of conduct in official capacity with the corporation, that his or her conduct was in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 293-A:2.02 of the NHBCA provides that a corporation’s articles of incorporation may set forth a provision eliminating or limiting the liability of a director, an officer, or both, to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director or an officer, except liability for: (i) the amount of a financial benefit received by a director or an officer to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) an unlawful distribution; and (iv) an intentional violation of criminal law.

The articles of incorporation and bylaws of Seacoast Pathology, Inc. are silent concerning any expansion, restriction or elimination of a director’s or officer’s duties to the corporation or its stockholders.

New Hampshire LLCs

Section 304-C.9 of the New Hampshire Limited Liability Company Act (“NHLLCA”) provides that subject to the standards and restrictions, if any, set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify any member or manager or other person made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because such member, manager, or other person acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if: (a) the member, manager or person conducted himself in good faith; and (b) the member, manager, or person reasonably believed his conduct was not opposed to the best interest of the limited liability company. However, a limited liability company may not indemnify a member, manager, or other person under this section: (a) in connection with a proceeding by or in the right of the limited liability company in which such person was judged liable to the limited liability company; or (b) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action on behalf of the limited liability company, in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

The limited liability company agreement of Aurora New Hampshire, LLC provides that, to the fullest extent permitted by the NHLLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties)

reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 304-C:31 of the NHLLCA provides that a member or manager of a limited liability company shall be liable, responsible, and accountable in damages or as otherwise provided by law to the limited liability company or to the members of the limited liability company for any action taken or failure to act on behalf of the limited liability company, if such act constitutes gross negligence or willful misconduct. A member or manager of a limited liability company shall not be liable, responsible, or accountable in damages or as otherwise provided by law to the limited liability company or to the members of the limited liability company for any action taken or failure to act on behalf of the limited liability company, subject to the liability of a member or manager for acts of gross negligence or willful misconduct provided for in this section, and unless otherwise provided in the limited liability company agreement. A limited liability company agreement may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in this section, subject to the liability of a member or manager for acts of gross negligence or willful misconduct provided for in this section.

The articles of organization and limited liability company agreement of Aurora New Hampshire, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

New Jersey LLCs

Section 42:2B-10 of the New Jersey Limited Liability Company Act (“NJLLCA”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in the limited liability company’s operating agreement.

The limited liability company agreement of Pathology Solutions, LLC provides that, to the fullest extent permitted by the NJLLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 42:2B-30 of the NJLLCA provides that, unless otherwise provided in the operating agreement, a manager of a limited liability company shall not be personally liable for failure to perform in accordance with, or to comply with the terms and conditions of, the operating agreement or for any other reason unless such failure to perform or to comply or such other reason constitutes gross negligence or willful misconduct by the manager. The operating agreement may, in any event, eliminate or limit the personal liability of the manager for such failure to perform or to comply or for such other reason.

The articles of organization and operating agreement of Pathology Solutions, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

New York LLCs

Section 34-420 of the New York Limited Liability Company Law (“NYLLCL”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its operating agreement; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The limited liability company agreement of Laboratory of Dermatopathology ADX, LLC provides that, to the fullest extent permitted by the NYLLCL, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 34-409 of the NYLLCL provides that a person who performs his or her duties (1) in good faith and (2) with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances, as set forth in this section, shall have no liability by reason of being or having been a manager of the limited liability company.

The articles of organization and operating agreement of Laboratory of Dermatopathology ADX, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

North Carolina LLCs

Section 57C-3-31 of the North Carolina Limited Liability Company Act (“NCLLCA”) provides that a limited liability company must indemnify every manager, director, and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director, and executive in the authorized conduct of its business or for the preservation of its business or property, unless otherwise provided in the articles of organization or a written operating agreement.

Section 57C-3-31 further provides that a limited liability company shall indemnify a member, manager, director, or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director, or executive of the limited liability company against reasonable expenses incurred by the person in connection with the proceeding, unless otherwise provided in the articles of organization or a written operating agreement.

Section 57C-3-32 of the NCLLCA provides that the articles of organization or written operating agreement of a limited liability company may provide for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

The limited liability company agreement of each of Aurora Greensboro, LLC and Greensboro Pathology, LLC provides that, to the fullest extent permitted by the NCLLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 57C-3-32 of the NCLLCA provides that the articles of organization or written operating agreement of a limited liability company may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty provided for in NCLLCA Section 57C-3-22 (other than liability under North Carolina General Statutes Section 57C-4-07). However, no provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for

(i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company; (ii) transactions from which the manager, director, or executive derived an improper personal benefit; or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification pursuant to this section may be provided if approved by all the members.

The articles of organization of Greensboro Pathology, LLC provide that no person who is or was a manager of the company shall be personally liable to the company or its members for monetary damages for breach of duty as a manager, except as provided in the company’s operating agreement or as prohibited by applicable law. The articles of organization and operating agreement of Aurora Greensboro, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

South Carolina LLCs

Section 33-44-403 of the South Carolina Limited Liability Company Act (“SCLLCA”) provides that a limited liability company shall indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

The limited liability company agreement of Biopsy Diagnostics, LLC provides that, to the fullest extent permitted by the SCLLCA, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 33-44-303 of the SCLLCA provides that a member or manager of a limited liability company is not personally liable for a debt, obligation, or liability of the company solely by reason of being or acting as a member or manager, unless (1) a provision to that effect is contained in the articles of organization; and (2) a member so liable has consented in writing to the adoption of the provision or to be bound by the provision.

The articles of organization and operating agreement of Biopsy Diagnostics, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Texas LLCs

Section 101.402 of the Texas Business Organizations Code (“TBOC”) provides that a limited liability company may (1) indemnify a person; (2) pay in advance or reimburse expenses incurred by a person; and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

The limited liability company agreement of Texas Pathology, LLC provides that, to the fullest extent permitted by the TBOC, the company shall indemnify its members, managers, and officers from and against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and penalties) reasonably incurred or suffered by such person because such person was made party to an action because such person is or was a member of the company or is or was serving as a member, officer, director, employee or other representative of the company (or as a member, officer, director, employee or other representative of another entity at the company’s request), except for liability arising from such person’s willful misconduct or a knowing violation of law.

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Section 8.002 of the TBOC provides that the governing documents of a limited liability company may adopt provisions of Chapter 8 of the TBOC or may contain other provisions, which will be enforceable, relating to: (1) indemnification; (2) advancement of expenses; or (3) insurance or another arrangement to indemnify or hold harmless a governing person. However, except as provided in Section 8.002, Chapter 8 of the TBOC does not apply to limited liability companies. Generally, Sections 101.401 and 101.402 of the TBOC govern liability and indemnification of members and managers of limited liability companies.

The certificate of formation and operating agreement of Texas Pathology, LLC are silent concerning any expansion, restriction or elimination of a manager’s or officer’s duties to the company or another person.

Indemnification Agreements

We have entered into indemnification agreements with certain of our managers, pursuant to which we have agreed to indemnify such managers, to the fullest extent permitted by applicable law, from and against all liabilities and expenses incurred by or on behalf of such manager in connection with any proceeding (other than a proceeding brought by or in the right of the Company to procure a judgment in its favor, in which case we will indemnify such manager only for expenses incurred) arising out of, or requiring participation of such manager due to, such manager’s status as a manager, if such manager acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests.

Insurance

We maintain insurance covering the officers, directors, managers and members of the Company, the co-issuer, the guarantors and certain other persons with regard to liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits:  Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

(b) Financial Statement Schedules:  Schedule II — Valuation and Qualifying Accounts on page F-75.

Item 22.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA DIAGNOSTICS HOLDINGS, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and managers of Aurora Diagnostics Holdings, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer and Manager (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ James C. New James C. New	Manager

/s/ Thomas S. Roberts Thomas S. Roberts	Manager

/s/ Christopher Dean Christopher Dean	Manager

/s/ Peter J. Connolly Peter J. Connolly	Manager

Name	Title

/s/ Christopher J. Bock Christopher J. Bock	Manager

/s/ Blair Tikker Blair Tikker	Manager

/s/ Bennett Thompson Bennett Thompson	Manager

/s/ James Emanuel James Emanuel	Manager

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA DIAGNOSTICS FINANCING, INC.

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Aurora Diagnostics Financing, Inc., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer and Director (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer and Director (principal financial and accounting officer)

/s/ Martin J. Stefanelli Martin J. Stefanelli	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA DIAGNOSTICS, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and managers of Aurora Diagnostics, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer and Manager (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ James C. New James C. New	Manager

/s/ Thomas S. Roberts Thomas S. Roberts	Manager

/s/ Christopher Dean Christopher Dean	Manager

/s/ Peter J. Connolly Peter J. Connolly	Manager

/s/ Christopher J. Bock Christopher J. Bock	Manager

Name	Title

/s/ Blair Tikker Blair Tikker	Manager

/s/ Bennett Thompson Bennett Thompson	Manager

/s/ James Emanuel James Emanuel	Manager

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA GEORGIA, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Aurora Georgia, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA GREENSBORO, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Aurora Greensboro, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA LMC, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Aurora LMC, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA MASSACHUSETTS, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Aurora Massachusetts, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA MICHIGAN, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Aurora Michigan, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

AURORA NEW HAMPSHIRE, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Aurora New Hampshire, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

BERNHARDT LABORATORIES, INC.

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Bernhardt Laboratories, Inc., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer and Director (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer and Director (principal financial and accounting officer)

/s/ Martin J. Stefanelli Martin J. Stefanelli	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

BIOPSY DIAGNOSTICS, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Biopsy Diagnostics, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

C R COLLECTIONS, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of C R Collections, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Cunningham Pathology, L.L.C.	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

COVENANT HEALTHCARE LAB, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Covenant Healthcare Lab, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

CUNNINGHAM PATHOLOGY, L.L.C.

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Cunningham Pathology, L.L.C., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

DERMPATH NEW ENGLAND, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of DermPath New England, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

GREENSBORO PATHOLOGY, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Greensboro Pathology, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Greensboro, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

HARDMAN PATHOLOGY ADX, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Hardman Pathology ADX, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

LABORATORY OF DERMATOPATHOLOGY ADX, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Laboratory of Dermatopathology ADX, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

MARK & KAMBOUR, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Mark & Kambour, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

MARK & KAMBOUR HOLDINGS, INC.

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Mark & Kambour Holdings, Inc., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer and Director (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer and Director (principal financial and accounting officer)

/s/ Martin J. Stefanelli Martin J. Stefanelli	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

PATHOLOGY SOLUTIONS, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Pathology Solutions, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

SEACOAST PATHOLOGY, INC.

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Seacoast Pathology, Inc., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer and Director (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer and Director (principal financial and accounting officer)

/s/ Martin J. Stefanelli Martin J. Stefanelli	Director

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

TEXAS PATHOLOGY, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Texas Pathology, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

TWIN CITIES DERMATOPATHOLOGY, LLC

By:	/s/ Gregory A. Marsh
Gregory A. Marsh
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and member of Twin Cities Dermatopathology, LLC, hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Chief Executive Officer (principal executive officer)

/s/ Gregory A. Marsh Gregory A. Marsh	Chief Financial Officer (principal financial and accounting officer)

/s/ Gregory A. Marsh Aurora Diagnostics, LLC	Member
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

THE LMC REVOCABLE TRUST, B.T.

By:	/s/ Jon L. Hart
Jon L. Hart
Trustee

By:	/s/ Martin J. Stefanelli
Martin J. Stefanelli
Trustee

POWER OF ATTORNEY

We, the undersigned trustees and trustor of The LMC Revocable Trust, B.T., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Trustee

/s/ Martin J. Stefanelli Martin J. Stefanelli	Trustee

/s/ Gregory A. Marsh Aurora LMC, LLC	Trustor and Sole Beneficiary
By: Gregory A. Marsh Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palm Beach Gardens, State of Florida on September 12, 2011.

THE WPC REVOCABLE TRUST, B.T.

By:	/s/ Jon L. Hart
Jon L. Hart
Trustee

By:	/s/ Martin J. Stefanelli
Martin J. Stefanelli
Trustee

POWER OF ATTORNEY

We, the undersigned trustees and trustor of The WPC Revocable Trust, B.T., hereby severally constitute and appoint Gregory A. Marsh and Jon L. Hart (with full power to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any other registration statement for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2011:

Name	Title

/s/ Jon L. Hart Jon L. Hart	Trustee

/s/ Martin J. Stefanelli Martin J. Stefanelli	Trustee

/s/ Gregory A. Marsh Aurora LMC, LLC	Trustor and Sole Beneficiary
By: Gregory A. Marsh Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

3.1	Certificate of Formation of Aurora Diagnostics Holdings, LLC
3.2	Second Amended and Restated Limited Liability Company Agreement of Aurora Diagnostics Holdings, LLC
3.3	Certificate of Incorporation of Aurora Diagnostics Financing, Inc.
3.4	Bylaws of Aurora Diagnostics Financing, Inc.
3.5	Certificate of Formation of Aurora Diagnostics, LLC
3.6	Limited Liability Company Agreement of Aurora Diagnostics, LLC
3.7	First Amendment to the Limited Liability Company Agreement of Aurora Diagnostics, LLC
3.8	Articles of Organization of Aurora Georgia, LLC
3.9	Limited Liability Company Operating Agreement of Aurora Georgia, LLC
3.10	Articles of Organization of Aurora Greensboro LLC
3.11	Limited Liability Company Operating Agreement of Aurora Greensboro, LLC
3.12	First Amendment to the Limited Liability Company Operating Agreement of Aurora Greensboro, LLC
3.13	Articles of Organization of Aurora LMC, LLC
3.14	Limited Liability Company Operating Agreement of Aurora LMC, LLC
3.15	Certificate of Formation of Aurora Massachusetts, LLC
3.16	Limited Liability Company Operating Agreement of Aurora Massachusetts, LLC
3.17	Articles of Organization of Aurora Michigan, LLC
3.18	Operating Agreement of Aurora Michigan, LLC
3.19	Certificate of Formation of Aurora New Hampshire, LLC
3.20	Limited Liability Company Agreement of Aurora New Hampshire, LLC
3.21	Amended and Restated Articles of Incorporation of Bernhardt Laboratories, Inc.
3.22	Amended and Restated Bylaws of Bernhardt Laboratories, Inc.
3.23	Articles of Organization of Biopsy Diagnostics, LLC
3.24	Amended and Restated Limited Liability Company Operating Agreement of Biopsy Diagnostics, LLC
3.25	Articles of Organization of C R Collections, LLC
3.26	Limited Liability Company Operating Agreement of C R Collections, LLC
3.27	Articles of Organization of Covenant Healthcare Lab, LLC
3.28	Limited Liability Company Operating Agreement of Covenant Healthcare Lab, LLC
3.29	Certificate of Formation of Cunningham Pathology, L.L.C.
3.30	Second Amended and Restated Operating Agreement of Cunningham Pathology, L.L.C.
3.31	Certificate of Organization of DermPath New England, LLC
3.32	Limited Liability Company Operating Agreement of DermPath New England, LLC
3.33	Articles of Organization of Greensboro Pathology, LLC
3.34	Amendment of Articles of Organization of Greensboro Pathology, LLC
3.35	Amended and Restated Operating Agreement of Greensboro Pathology, LLC
3.36	Articles of Organization of Hardman Pathology ADX, LLC
3.37	Articles of Amendment to the Articles of Organization of Hardman Pathology ADX, LLC
3.38	Operating Agreement of Hardman Pathology ADX, LLC
3.39	Articles of Organization of Laboratory of Dermatopathology ADX, LLC
3.40	Amendment to Articles of Organization of Laboratory of Dermatopathology ADX, LLC
3.41	Operating Agreement of Laboratory of Dermatopathology ADX, LLC
3.42	Articles of Organization of Mark & Kambour, LLC
3.43	Limited Liability Company Operating Agreement of Mark & Kambour, LLC
3.44	Articles of Incorporation of Mark & Kambour Holdings, Inc.

Exhibit
No.	Description of Exhibit

3.45	Bylaws of Mark & Kambour Holdings, Inc.
3.46	Certificate of Formation of Pathology Solutions, LLC
3.47	Amendment to Certificate of Formation of Pathology Solutions, LLC
3.48	Amended and Restated Limited Liability Company Operating Agreement of Pathology Solutions, LLC
3.49	Restated Articles of Incorporation of Seacoast Pathology, Inc.
3.50	Amended and Restated Bylaws of Seacoast Pathology, Inc.
3.51	Certificate of Formation of Texas Pathology, LLC
3.52	Amended and Restated Limited Liability Company Operating Agreement of Texas Pathology, LLC
3.53	Articles of Organization of Twin Cities Dermatopathology, LLC
3.54	Amended and Restated Limited Liability Company Operating Agreement of Twin Cities Dermatopathology, LLC
3.55	Certificate of Business Trust of The LMC Revocable Trust, B.T.
3.56	Revocable Trust Agreement of The LMC Revocable Trust, B.T.
3.57	First Amendment to Revocable Trust Agreement of The LMC Revocable Trust, B.T.
3.58	Certificate of Business Trust of The WPC Revocable Trust, B.T.
3.59	Revocable Trust Agreement of The WPC Revocable Trust, B.T.
4.1	Indenture, dated December 20, 2010, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the guarantors named therein and U.S. Bank National Association
4.2	First Supplemental Indenture, dated December 31, 2011, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the guarantors named therein and U.S. Bank National Association
4.3	Second Supplemental Indenture, dated December 31, 2011, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the guarantors named therein and U.S. Bank National Association
4.4	Third Supplemental Indenture, dated June 2, 2011, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the guarantors named therein and U.S. Bank National Association
4.5	Fourth Supplemental Indenture, dated August 12, 2011, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the guarantors named therein and U.S. Bank National Association
4.6	Form of 10.750% senior notes due 2018 (included as Exhibit A to Exhibit 4.1)
4.7	Registration Rights Agreement, dated December 20, 2010, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the guarantors named therein, Morgan Stanley & Co. Incorporated, Barclays Capital, Inc. and UBS Securities LLC
4.8	Amended and Restated Registration Rights Agreement, dated June 12, 2009, by and among Aurora Diagnostics Holdings, LLC and each of the signatories thereto
5.1	Opinion of Alston & Bird LLP
10.1	Credit and Guaranty Agreement, by and among Aurora Diagnostics LLC as Borrower, Aurora Diagnostics Holdings, LLC and certain subsidiaries and affiliates of Aurora Diagnostics, LLC as Guarantors, the various lenders party thereto, Barclays Bank PLC as Administrative Agent and Collateral Agent, Barclays Capital, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC as Joint Lead Arrangers and Joint Bookrunners, Morgan Stanley Senior Funding, Inc. as Syndication Agent and UBS Securities LLC as Documentation Agent
10.2	Senior Management Agreement, dated June 2, 2006, by and among Aurora Diagnostics Holdings, LLC and James C. New*
10.3	Senior Management Agreement, dated October 2006, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC, James C. New and Martin J. Stefanelli*
10.4	First Amendment to Senior Management Agreement, dated April 2010, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC and Martin J. Stefanelli*

Exhibit
No.	Description of Exhibit

10.5	Senior Management Agreement, dated November 5, 2007, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC and Greg Marsh*
10.6	Letter Agreement, dated August 11, 2008, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC and Greg Marsh*
10.7	Senior Management Agreement, dated October 2006, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC, James C. New and Fred Ferrara*
10.8	First Amendment to Senior Management Agreement, dated October 2006, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC, James C. New and Fred Ferrara*
10.9	Senior Management Agreement, dated April 2007, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics, LLC, James C. New and Michael Null*
10.10	Employment Agreement by and between Aurora Diagnostics Holdings, LLC and Jon L. Hart*
10.11	Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan*
10.12	First Amendment to the Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan*
10.13	Form of Unit Option Award Certificate under the Aurora Diagnostics Holdings, LLC 2011 Equity Incentive Plan*
10.14	Consulting Agreement by and between Aurora Diagnostics, LLC and James C. New*
10.15	Purchase Agreement, dated December 14, 2010, by and among Aurora Diagnostics Holdings, LLC, Aurora Diagnostics Financing, Inc., the Guarantors party thereto, Morgan Stanley & Co. Incorporated, Barclays Capital, Inc. and UBS Securities LLC
10.16	Management Rights Agreement, dated June 2, 2006, by and among Aurora Diagnostics Holdings, LLC and each of the signatories thereto
10.17	Management Rights Agreement, dated June 12, 2009, by and among KRG Capital Partners, L.L.C., KRG Aurora Blocker, Inc. and Aurora Diagnostics Holdings, LLC
10.18	Amended and Restated Management Services Agreement, dated June 12, 2009, by and among Summit Partners, L.P., KRG Capital Management, L.P., and Aurora Diagnostics, LLC
10.19	First Amendment to Amended and Restated Management Services Agreement, dated May 20, 2010, by and among Summit Partners, L.P., KRG Capital Management, L.P., and Aurora Diagnostics, LLC
10.20	Form of Management Agreement by and between Aurora Diagnostics, LLC and certain of our affiliated practice subsidiaries
10.21	Form of Nominee Agreement by and between Aurora Diagnostics, LLC and certain of our affiliated practice subsidiaries
10.22	Form of Non-Alienation Agreement by and between Aurora Diagnostics, LLC and certain of our affiliated practice subsidiaries
10.23	Form of Services Agreement by and between Aurora Diagnostics, LLC and certain of our affiliated practice subsidiaries
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
21.1	List of subsidiaries of Aurora Diagnostics Holdings, LLC
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of McGladrey & Pullen, LLP
23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (contained on the signature pages of this registration statement)
25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as the Trustee under the Indenture
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner

*	Management contract or compensatory plan or arrangement required to be filed as an exhibit to this report.